     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1997


                                                      REGISTRATION NO. 333-25755

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             AMC ENTERTAINMENT INC.

             (Exact Name of Registrant as specified in its charter)

           DELAWARE                          7832                  43-1304369
   (State of Incorporation)      (Primary Standard Industrial   (I.R.S. Employer
                                 Classification Code Number)     Identification
                                                                    Number)

                              106 WEST 14TH STREET
                          KANSAS CITY, MISSOURI 64105
                                 (816) 221-4000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ----------------

                                 PETER C. BROWN
                     PRESIDENT AND CHIEF FINANCIAL OFFICER
                             AMC ENTERTAINMENT INC.
                        106 WEST 14TH STREET, SUITE 1700
                          KANSAS CITY, MISSOURI 64105
                                 (816) 221-4000

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                WITH A COPY TO:

                             RAYMOND F. BEAGLE, JR.
                              LATHROP & GAGE L.C.
                         2345 GRAND AVENUE, SUITE 2800
                        KANSAS CITY, MISSOURI 64108-2684
                                 (816) 292-2000

                                ----------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             AMC ENTERTAINMENT INC.
                             CROSS-REFERENCE SHEET
                           PURSUANT TO ITEM 501(B) OF
                 REGULATION S-K SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

FORM S-4 REGISTRATION
STATEMENT ITEM NUMBER AND CAPTION                                                 LOCATION OR CAPTION IN PROSPECTUS
------------------------------------------------------------------------  --------------------------------------------------
       A.  Information about the Transaction

                  1.  Forepart of the Registration Statement and Outside
                       Front Cover Page of Prospectus...................  Front of Registration Statement; Outside Front
                                                                           Cover of Proxy Information Statement/Prospectus

                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.......................................  Available Information; Table of Contents;
                                                                           Incorporation by Reference

                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                       and Other Information............................  Summary; Selected Financial Data: Risk Factors

                  4.  Terms of the Transaction..........................  The Merger; Information about the
                                                                           Company--Description of AMCE Capital Stock;
                                                                           Comparison of Rights of Holders of AMCE Stock and
                                                                           DI Stock

                  5.  Pro Forma Financial Information...................  Index to Financial Statements

                  6.  Material Contacts with the Company Being
                       Acquired.........................................  The Merger--Background of the Merger

                  7.  Additional Information Required for Reoffering by
                       Persons and Parties Deemed to be Underwriters....  Not Applicable

                  8.  Interests of the Named Experts and Counsel........  Experts; Legal Matters

                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act Liabilities...  Comparison of Rights of Holders of AMCE Stock and
                                                                           DI Stock--The Board of Directors

       B.  Information about the Registrant

                 10.  Information with Respect to
                       S-3 Registrants..................................  Not Applicable

                 11.  Incorporation of Certain Information by
                       Reference........................................  Not Applicable

                             AMC ENTERTAINMENT INC.
                       CROSS-REFERENCE SHEET (CONTINUED)
                           PURSUANT TO ITEM 501(B) OF
                 REGULATION S-K SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

FORM S-4 REGISTRATION
STATEMENT ITEM NUMBER AND CAPTION                                                 LOCATION OR CAPTION IN PROSPECTUS
------------------------------------------------------------------------  --------------------------------------------------

                 12.  Information with Respect to S-2 or S-3
                       Registrants......................................  Summary; Information about the Company--Business of the Company-- Dividends and Price Range of
                                                                           Common Stock--Selected Financial Data--
                                                                           Management's Discussion and Analysis of Financial
                                                                           Condition and Results of Operations; Index to
                                                                           Financial Statements

                 13.  Incorporation of Certain Information by
                       Reference........................................  Incorporation by Reference

                 14.  Information with Respect to Registrants Other Than
                       S-2 or S-3 Registrants...........................  Not Applicable

       C.  Information about the Company Being Acquired

                 15.  Information with Respect to
                       S-3 Companies....................................  Not Applicable

                 16.  Information with Respect to S-2 and S-3
                       Companies........................................  Not Applicable

                 17.  Information with Respect to Companies Other Than
                       S-2 or S-3 Companies.............................  Information about DI--Business--Selected Financial
                                                                           Data--Management's Discussion and Analysis of
                                                                           Financial Condition and Results of Operations;
                                                                           Index to Financial Statements

       D.  Voting and Management Information

                 18.  Information if Proxies, Consents or Authorizations
                       are to be Solicited..............................  The AMCE Special Meeting; The Merger-- Dissenters'
                                                                           Rights--Interests of Certain Persons in the
                                                                           Merger; Information about the Company--Management
                                                                           of the Company--Certain Transactions; Information
                                                                           about DI--Security Ownership; DI Special Meeting

                 19.  Information if Proxies, Consents or Authorizations
                       are not to be Solicited, or in an Exchange
                       Offer............................................  Not Applicable

                             AMC ENTERTAINMENT INC.
                              106 WEST 14TH STREET
                          KANSAS CITY, MISSOURI 64105


                                   June 25, 1997


To Our Stockholders:


    On behalf of the Board of Directors, I cordially invite you to attend a special meeting of the stockholders (the "AMCE Special Meeting") of AMC Entertainment Inc. ("AMCE" or the "Company") to be held at 2:00 p.m., local time on July 29, 1997, at the offices of Lathrop & Gage L.C., 2345 Grand Avenue, 24th Floor, Kansas City, Missouri.



    At the AMCE Special Meeting, you will be asked to approve and adopt an Agreement and Plan of Merger and Reorganization dated as of March 31, 1997 (the "Merger Agreement") by and between AMCE and Durwood, Inc. ("DI"), pursuant to which DI will be merged into AMCE, with AMCE remaining as the surviving corporation (the "Merger"). DI, which is wholly owned by the Durwood family, is the majority stockholder of AMCE, owning 2,641,951, or 38.8%, of the outstanding shares of AMCE Common Stock, and 11,157,000, or 100%, of the outstanding shares of AMCE Class B Stock. In the aggregate, these shares represent 96.5% of the combined voting power of AMCE's outstanding shares of voting stock as of May 19, 1997.


    The Merger was proposed to AMCE by the Durwood family in connection with our efforts to dissolve DI and a family partnership, American Associated Enterprises ("AAE"), that owns shares of DI Class B Stock, so that we may hold our interests in AMCE directly in the form of a marketable security instead of indirectly through DI and AAE. The accompanying notice and Proxy Statement describe the effect that the Merger would have on my family's interest in AMCE.

    SHARES OF AMCE STOCK HELD BY STOCKHOLDERS OTHER THAN DI WILL REMAIN ISSUED AND OUTSTANDING AND WILL NOT BE EXCHANGED IN THE MERGER. HOLDERS OF AMCE STOCK SHOULD NOT SURRENDER THEIR SHARES IN CONNECTION WITH THE MERGER.


    Pursuant to the Merger Agreement and a settlement of a stockholders' derivative suit in which my son, Mr. Edward D. Durwood, and I are defendants and/or agreements with AMCE, I and members of my family have agreed to seek the Merger and to sell at least 3,000,000 shares of AMCE Common Stock within one year after the closing of the Merger in a public secondary offering (which will be made only by means of a prospectus).



    The AMCE Board of Directors believes that the Merger, which would have no tax effect on AMCE or its public stockholders, would be beneficial to AMCE and its stockholders because, among other reasons, it would increase the voting interest of the stockholders who are not members of my family and simplify the corporate structure of AMCE. In addition, the sale by members of my family of AMCE shares in the public secondary offering contemplated to occur following the Merger will increase the public "float" and liquidity of the AMCE Common Stock and, as a result, may reduce the volatility of daily stock price changes, narrow the bid/asked spread and increase the interest of institutional investors in the AMCE Common Stock. These effects, over time, may enhance shareholder value.



    If the Merger is consummated, based on shares outstanding as of May 19, 1997, unaffiliated stockholders (i.e., persons other than members of the Durwood family) will own approximately 4.2 million, or 32.3%, of AMCE's outstanding shares of Common Stock, and their voting interest in AMCE will have increased from 3.5% to 6.6%. If, after the Merger, the secondary offering is consummated, unaffiliated stockholders will own approximately 7.2 million, or 53.4%, of AMCE's outstanding shares of Common Stock, based on shares outstanding as of May 19, 1997, and their voting interest in AMCE will have increased from 6.6% after the Merger to 12.3% after the secondary offering. The enclosed Proxy Statement describes the effect of these transactions on the Durwood family's interest in AMCE and also describes how the voting interest of unaffiliated stockholders in AMCE will increase further if shares of AMCE's $1.75 Cumulative Convertible Preferred Stock are fully converted.



    The accompanying Proxy Statement also describes provisions of an agreement between me and my children that could result in post-Merger adjustments pursuant to which I would deliver additional shares to them. Generally, I have agreed to pay them up to $20 million in shares of AMCE Common Stock if the price they receive for the 2.5 million shares to be sold by them in the secondary offering is less than $18 per share. I have also agreed to indemnify them from any unexpected gift tax and other matters related to the Merger and secondary offering.



    Upon the recommendation of a special committee of the Board of Directors consisting of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman (the "Special Committee"), our new outside directors, Messrs. William T. Grant, II and John P. Mascotte, and the full AMCE Board of Directors has unanimously approved the Agreement and Plan of Merger and Reorganization and is requesting your approval.



    The Board of Directors and the Special Committee believe that the Merger is fair and in the best interest of AMCE and its unaffiliated stockholders and recommend that you vote FOR the proposal to approve the Merger Agreement.


    Furman Selz LLC, the Special Committee's financial advisor, has rendered an opinion to the Special Committee to the effect that, as of the date of its opinion, the consideration to be paid by AMCE is fair, from a financial point of view, to AMCE.


    Details of the Merger and other important information concerning AMCE in the Merger and DI appear in the accompanying Notice and Proxy Statement. Please give this material your careful attention. If you have questions concerning the AMCE Special Meeting, please feel free to contact D.F. King & Co., Inc. our proxy solicitors, at (800) 290-6431.


    A CONDITION TO THE MERGER IS THAT THE MERGER AGREEMENT BE APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF AMCE COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND VOTING AT THE SPECIAL MEETING, OTHER THAN DI, MEMBERS OF MY FAMILY AND DIRECTORS AND OFFICERS OF AMCE. THEREFORE, YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the AMCE Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. If you attend the AMCE Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

    I am gratified by your continued support of the Company.

                                          Sincerely,

                                          Stanley H. Durwood
                                          Chairman and Chief Executive Officer

Enclosures

--------------------------------------------------------------------------------

NO MATTER HOW MANY OR FEW SHARES YOU OWN, YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY!

                             AMC ENTERTAINMENT INC.

                              106 WEST 14TH STREET

                          KANSAS CITY, MISSOURI 64105

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                            TO BE HELD JULY 29, 1997


                 To the Stockholders of AMC ENTERTAINMENT INC.


    Notice is hereby given that a special meeting of stockholders of AMC Entertainment Inc., a Delaware corporation ("AMCE" or the "Company"), will be held at the offices of Lathrop & Gage L.C., 2345 Grand Avenue, 24th Floor, Kansas City, Missouri, on July 29, 1997, at 2:00 p.m., local time for the following purposes:


    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization dated March 31, 1997 by and between AMCE and Durwood, Inc. ("DI"), pursuant to which DI will be merged into AMCE, with AMCE remaining as the surviving corporation (the "Merger"). In the Merger, (i) shares of AMCE Common Stock and AMCE $1.75 Cumulative Convertible Preferred Stock held by AMCE stockholders other than DI will remain issued and outstanding and will not be exchanged, (ii) each share of AMCE Common Stock and AMCE Class B Stock held by DI will be canceled, (iii) each share of DI Class A Stock presently held by Mr. Stanley H. Durwood, the trust created pursuant to the Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended (the "1989 Trust"), or the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") will be converted into and exchanged for
32.142857 shares of AMCE Class B Stock, so that the 119,500 shares of DI Class A Stock presently held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 3,841,071 shares of AMCE Class B Stock, (iv) each share of DI Class A Stock presently held by or for the benefit of persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 32.142857 shares of AMCE Common Stock, so that the 500 shares of DI Class A Stock presently held by persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 16,071 shares of AMCE Common Stock, (v) each share of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 243.767528 shares of AMCE Class B Stock, so that the 4,818.4664 shares of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 1,174,586 shares of AMCE Class B Stock, and (vi) each share of DI Class B Stock to be held by the children of Mr. Stanley H. Durwood will be converted into and exchanged for 243.767341 shares of AMCE Common Stock, so that the 35,965.5336 shares of DI Class B Stock to be held by the children of Mr. Stanley H. Durwood will be convertible into and exchangeable for an aggregate of 8,767,223 shares of AMCE Common Stock, all as more fully described in the accompanying Proxy Statement; and

    2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


    DI, which is wholly owned by the Durwood family, is the majority stockholder of AMCE, owning 2,641,951, or 38.8%, of the outstanding shares of AMCE Common Stock as of May 19, 1997, and 11,157,000, or 100%, of the outstanding shares of AMCE Class B Stock as of such date.



    Holders of AMCE Common Stock and Class B Stock at the close of business on June 19, 1997, are entitled to notice of and to vote at the special meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at AMCE's principal executive offices at 106 West 14th Street, Kansas City, Missouri 64105, for a period of ten

(10) days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

    A CONDITION TO THE MERGER IS THAT THE MERGER AGREEMENT BE APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF AMCE COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND VOTING AT THE SPECIAL MEETING, OTHER THAN DI, MEMBERS OF THE DURWOOD FAMILY AND DIRECTORS AND OFFICERS OF AMCE. THEREFORE, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED.

    The Notice, the accompanying Proxy Statement and the Proxy enclosed herewith were sent to you by order of the Board of Directors of AMCE.

                                          Nancy L. Gallagher

                                          Vice President and Secretary

Kansas City, Missouri


June 25, 1997

                                 DURWOOD, INC.

                              106 WEST 14TH STREET

                          KANSAS CITY, MISSOURI 64105

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                            TO BE HELD JULY 29, 1997


To the Shareholders of Durwood, Inc.:


    A special meeting of the shareholders of Durwood, Inc. ("DI") will be held at the corporate headquarters of DI, 106 West 14th Street, Kansas City, Missouri on July 29, 1997, at 1:00 p.m. local time to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization dated March 31, 1997 by and between AMC Entertainment Inc. ("AMCE" or the "Company") and DI, pursuant to which DI will be merged into AMCE, with AMCE remaining as the surviving corporation (the "Merger").


    In the Merger, (i) shares of AMCE Common Stock and AMCE $1.75 Cumulative Convertible Preferred Stock held by AMCE stockholders other than DI will remain issued and outstanding and will not be exchanged, (ii) each share of AMCE Common Stock and AMCE Class B Stock held by DI will be canceled, (iii) each share of DI Class A Stock presently held by Mr. Stanley H. Durwood, the trust created pursuant to the Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended (the "1989 Trust"), or the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") will be converted into and exchanged for 32.142857 shares of AMCE Class B Stock, so that the 119,500 shares of DI Class A Stock presently held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 3,841,071 shares of AMCE Class B Stock, (iv) each share of DI Class A Stock presently held by or for the benefit of persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 32.142857 shares of AMCE Common Stock, so that the 500 shares of DI Class A Stock presently held by persons other than Mr. Stanley H. Durwood, the 1989 Trust and the 1992 Trust will be convertible into and exchangeable for an aggregate of 16,071 shares of AMCE Common Stock, (v) each share of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 243.767528 shares of AMCE Class B Stock, so that the 4,818.4664 shares of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 1,174,586 shares of AMCE Class B Stock, and
(vi) each share of DI Class B Stock to be held by the children of Mr. Stanley H. Durwood will be converted into and exchanged for 243.767341 shares of AMCE Common Stock, so that the 35,965.5336 shares of DI Class B Stock to be held by the children of Mr. Stanley H. Durwood will be convertible into and exchangeable for an aggregate of 8,767,223 shares of AMCE Common Stock, all as more fully described in the accompanying Information Statement/Prospectus.


    The close of business on June 19, 1997, has been designated as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting or any adjournment thereof.


                                          By Order of the Board of Directors

Kansas City, Missouri


June 25, 1997

                             SUBJECT TO COMPLETION
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              PRELIMINARY PROXY--INFORMATION STATEMENT/PROSPECTUS
                              DATED JUNE 17, 1997


                             AMC ENTERTAINMENT INC.
                                   ---------

                                PROXY STATEMENT


         For Special Meeting of Stockholders of AMC Entertainment Inc.
                          to be Held on July 29, 1997,
                                      and
                             INFORMATION STATEMENT



              For Special Meeting of Shareholders of Durwood, Inc.
                          to be Held on July 29, 1997
                                      and
           PROSPECTUS FOR 8,783,294 SHARES OF AMC ENTERTAINMENT INC.
  COMMON STOCK, PAR VALUE 66 2/3 CENTS PER SHARE, AND 5,015,657 SHARES OF AMC
       ENTERTAINMENT INC. CLASS B STOCK, PAR VALUE 66 2/3 CENTS PER SHARE

                                 -------------


    This Proxy--Information Statement/Prospectus is being furnished as a proxy statement to holders of Common Stock, par value 66 2/3 CENTS per share ("AMCE Common Stock" or "Common Stock"), of AMC Entertainment Inc., a Delaware corporation ("AMCE" or the "Company"), in connection with the solicitation of proxies by the AMCE Board of Directors (the "AMCE Board") for use at a special meeting of AMCE stockholders (the "AMCE Special Meeting") to be held on July 29, 1997, at the offices of Lathrop & Gage L.C., 2345 Grand Avenue, 24th Floor, Kansas City, Missouri, commencing at 2:00 p.m., local time, and at any adjournments, postponements or continuations thereof.



    This Proxy--Information Statement/Prospectus is also being furnished as an information statement and prospectus to holders of Class A Common Stock, par value $100 per share ("DI Class A Stock"), and Class B Common Stock, par value $100 per share ("DI Class B Stock"), of Durwood, Inc., a Missouri corporation ("DI"), in connection with a special meeting of DI shareholders (the "DI Special Meeting"), to be held on July 29, 1997, at the corporate headquarters of DI, 106 West 14th Street, Kansas City, Missouri, commencing at 1:00 p.m., local time, and at any adjournments, postponements or continuations thereof.



    This Proxy--Information Statement/Prospectus relates to the proposed merger of DI into AMCE (the "Merger"). DI, which is wholly owned by the Durwood family, is the majority stockholder of AMCE, owning 2,641,951, or 38.8%, of the outstanding shares of AMCE Common Stock as of May 19, 1997, and 11,157,000, or 100%, of the outstanding shares of AMCE Class B Stock as of such date. The Merger will be effected pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated as of March 31, 1997, between AMCE and DI (the "Merger Agreement"), pursuant to which DI will be merged into AMCE, with AMCE remaining as the surviving corporation. SHARES OF AMCE STOCK HELD BY STOCKHOLDERS OTHER THAN DI WILL REMAIN ISSUED AND OUTSTANDING AND WILL NOT BE EXCHANGED IN THE MERGER. HOLDERS OF AMCE STOCK SHOULD NOT SURRENDER THEIR SHARES IN CONNECTION WITH THE MERGER.



    Immediately prior to the Merger, DI will convert 6,141,343 shares of AMCE Class B Stock into shares of AMCE Common Stock, so that at the Effective Time (as defined herein) of the Merger, DI will own 5,015,657 shares of AMCE Class B Stock and 8,783,294 shares of AMCE Common Stock. In the Merger, (i) each share of AMCE Common Stock and AMCE Class B Stock held by DI will be canceled, (ii) each share of DI Class A Stock presently held by Mr. Stanley H. Durwood, the trust created pursuant to the Revocable Trust Agreement of Mr. Stanley H. Durwood dated August 14, 1989, as amended (the "1989 Trust"), or the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") will be converted into and exchanged for 32.142857 shares of AMCE's Class B Stock, par value 66 2/3 CENTS per share ("AMCE Class B Stock" or "Class B Stock"), so that the 119,500 shares of DI Class A Stock presently held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 3,841,071 shares of AMCE Class B Stock, (iii) each share of DI Class A Stock presently held by or for the benefit of persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 32.142857 shares of AMCE Common Stock, so that the 500


                                                        (CONTINUED ON NEXT PAGE)


       SEE "RISK FACTORS" AT PAGE 22 FOR A DISCUSSION OF CERTAIN MATTERS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy--Information Statement/Prospectus is             , 1997.

(CONTINUED FROM PREVIOUS PAGE)

shares of DI Class A Stock presently held by persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 16,071 shares of AMCE Common Stock, (iv) each share of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 243.767528 shares of AMCE Class B Stock, so that the 4,818.4664 shares of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 1,174,586 shares of AMCE Class B Stock, and (v) each share of DI Class B Stock to be held by the children of Mr. Stanley H. Durwood will be converted into and exchanged for 243.767341 shares of AMCE Common Stock, so that the 35,965.5336 shares of DI Class B Stock to be held by the children of Mr. Stanley H. Durwood will be convertible into and exchangeable for an aggregate of 8,767,223 shares of AMCE Common Stock.

    In connection with the Merger, AMCE has filed a Registration Statement on Form S-4 (the "Registration Statement"), of which this Proxy--Information Statement/Prospectus is a part, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the AMCE Common Stock and AMCE Class B Stock issuable in the Merger to holders of shares of DI Class A Stock and DI Class B Stock.

    Holders of AMCE Common Stock and AMCE Class B Stock generally vote as a class on all matters other than the election of directors, with each share of AMCE Common Stock having one vote per share and each share of AMCE Class B Stock having ten votes per share. Subject to provisions of AMCE's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") which apply if outstanding shares of AMCE Class B Stock cease to represent in excess of 12 1/2% of the combined number of outstanding shares of AMCE Common Stock and AMCE Class B Stock, holders of AMCE Class B Stock are entitled to elect, voting as a class, 75% of the AMCE Board of Directors, and holders of AMCE Common Stock are entitled to elect, voting as a class, 25% of the AMCE Board of Directors. Each share of AMCE Class B Stock is convertible into one share of AMCE Common Stock. Subject to the prior rights of holders of shares of AMCE $1.75 Cumulative Convertible Preferred Stock ("Convertible Preferred Stock"), holders of AMCE Common Stock and AMCE Class B Stock are entitled to receive, pro rata per share, such dividends as may be declared by the AMCE Board. Holders of AMCE Common Stock and AMCE Class B Stock are entitled to receive, pro rata per share, consideration of equal value in any merger or consolidation. See "Information about the Company--Description of AMCE Capital Stock."


    This Proxy--Information Statement/Prospectus is first being mailed on or about June 25, 1997 to all stockholders of AMCE of record on June 19, 1997 (the "AMCE Record Date"), whether or not such stockholders are entitled to vote at the AMCE Special Meeting.



    This Proxy--Information Statement/Prospectus and accompanying form of proxy are first being mailed on or about June 25, 1997 to all shareholders of DI of record on June 19, 1997 (the "DI Record Date").


                                ----------------

    THIS PROXY--INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY--INFORMATION STATEMENT/ PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMCE, DI OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROXY--INFORMATION STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMCE OR DI SINCE SUCH DATE. ALL INFORMATION REGARDING AMCE IN THIS PROXY--INFORMATION STATEMENT/PROSPECTUS HAS BEEN SUPPLIED BY AMCE, AND ALL INFORMATION REGARDING DI HAS BEEN SUPPLIED BY DI.

                                ----------------


THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MS. NANCY L. GALLAGHER, VICE PRESIDENT AND SECRETARY OF AMCE, 106 WEST 14TH STREET, KANSAS CITY, MISSOURI 64105 (TELEPHONE: (816) 221-4000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 22, 1997.

                                 TABLE OF CONTENTS
SUMMARY.............................................................................          1
      Synopsis......................................................................          1
      The Merger....................................................................          4
      The Company...................................................................         12
      Recent Note Offering and Amendment to Credit Facility.........................         15
      Durwood, Inc..................................................................         16
      Market Values and Dividends...................................................         16
      Summary Financial Data........................................................         17
      Pro Forma Per Share Data......................................................         21
RISK FACTORS........................................................................         22
THE AMCE SPECIAL MEETING............................................................         24
THE MERGER..........................................................................         27
      Background of the Merger......................................................         27
      Reports of Advisors...........................................................         33
      Reasons for Recommendation....................................................         34
      Material Terms of the Merger..................................................         38
        The Merger Agreement........................................................         38
        The Stock Agreement.........................................................         42
        The Registration Agreement..................................................         43
        The Indemnification Agreement...............................................         44
      General Effects of the Merger.................................................         46
      Management and Operations of AMCE After the Merger............................         48
      Certain Federal Income Tax Consequences.......................................         48
      Interests of Certain Persons in the Merger....................................         49
      Dissenters' Rights............................................................         50
      Accounting Treatment..........................................................         51
CAPITALIZATION OF THE COMPANY.......................................................         52
INFORMATION ABOUT THE COMPANY.......................................................         53
      Dividends and Price Range of AMCE Common Stock................................         53
      Selected Financial Data.......................................................         54
      Management's Discussion and Analysis of Financial Condition and Results of
       Operations...................................................................         56
      Business of the Company.......................................................         64
      Management of the Company.....................................................         75
      Certain Transactions..........................................................         86
      Description of AMCE Capital Stock.............................................         87
INFORMATION ABOUT DI................................................................         92
      Selected Financial Data.......................................................         92
      Management's Discussion and Analysis of Financial Condition and Results of
       Operations...................................................................         95
      Business of DI................................................................        104
      Security Ownership of DI......................................................        104
      Market for and Dividends on DI Stock..........................................        104
COMPARISON OF AND RIGHTS OF HOLDERS OF AMCE COMMON AND CLASS B STOCK AND DI STOCK...        105
DI SPECIAL MEETING..................................................................        111
STOCKHOLDER PROPOSALS...............................................................        111
LEGAL MATTERS.......................................................................        111
EXPERTS.............................................................................        111

                                 TABLE OF CONTENTS
INCORPORATION BY REFERENCE..........................................................        112
AVAILABLE INFORMATION...............................................................        113
INDEX TO FINANCIAL STATEMENTS.......................................................        F-1

Annex 1 - Agreement and Plan of Merger and Reorganization (the "Merger Agreement")         A1-1
      Exhibit A to Merger Agreement - DI Pre-Merger Action Plan                           A1-20
      Exhibit B to Merger Agreement - Stock Agreement                                     A1-21
      Exhibit C to Merger Agreement - Registration Agreement                              A1-31
      Exhibit D to Merger Agreement - Indemnification Agreement                           A1-46
            Exhibit B to Indemnification Agreement - Escrow Agreement                     A1-55

Annex 2 - Opinion of Furman Selz LLC                                                       A2-1

                                    SUMMARY

    THE FOLLOWING IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED ELSEWHERE IN THIS PROXY-- INFORMATION STATEMENT/PROSPECTUS AND THE EXHIBITS HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY--INFORMATION STATEMENT/PROSPECTUS, INCLUDING EXHIBITS, IN ITS ENTIRETY. COPIES OF THE MERGER AGREEMENT, THE REGISTRATION AGREEMENT, THE STOCK AGREEMENT AND THE INDEMNIFICATION AGREEMENT REFERRED TO HEREIN ARE SET FORTH IN ANNEX 1 HERETO, AND THE SUMMARIES OF SUCH DOCUMENTS CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXTS OF SUCH AGREEMENTS.


    AS USED HEREIN, THE TERM "COMPANY" MEANS AMC ENTERTAINMENT INC. ("AMCE") AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, ITS SUBSIDIARIES, INCLUDING AMERICAN MULTI-CINEMA, INC. ("AMC") AND ITS SUBSIDIARIES. REFERENCES TO (I) "MR. STANLEY
H. DURWOOD" INCLUDE, IF THE CONTEXT REQUIRES, MR. STANLEY H. DURWOOD INDIVIDUALLY AND AS TRUSTEE OF THE 1992 DURWOOD, INC. VOTING TRUST DATED DECEMBER 12, 1992 (THE "1992 TRUST") AND AS TRUSTEE OF THE TRUST CREATED PURSUANT TO THE REVOCABLE TRUST AGREEMENT OF MR. STANLEY H. DURWOOD DATED AUGUST 14, 1989, AS AMENDED (THE "1989 TRUST"), (II) "DURWOOD FAMILY STOCKHOLDERS" MEANS MR. STANLEY H. DURWOOD AND HIS CHILDREN, MRS. CAROL D. JOURNAGAN, MR. EDWARD D. DURWOOD, MR. THOMAS A. DURWOOD, MRS. ELISSA D. GRODIN, MR. BRIAN H. DURWOOD AND MR. PETER J. DURWOOD (COLLECTIVELY, THE "DURWOOD CHILDREN"), (III) "UNAFFILIATED STOCKHOLDERS" MEANS STOCKHOLDERS OF AMCE OTHER THAN THE DURWOOD FAMILY STOCKHOLDERS, (IV) "DI" MEANS DURWOOD, INC., A MISSOURI CORPORATION, (V) "DELTA" MEANS DELTA PROPERTIES, INC., A MISSOURI CORPORATION AND A SUBSIDIARY OF DI, (VI) "AAE" MEANS AMERICAN ASSOCIATED ENTERPRISES, A MISSOURI LIMITED PARTNERSHIP, AND (VI) THE PERCENTAGE "VOTING INTEREST" OR "VOTING POWER" OF A STOCKHOLDER OR GROUP OF STOCKHOLDERS OF AMCE MEANS THE PERCENTAGE DERIVED BY DIVIDING THE NUMBER OF VOTES ATTRIBUTABLE TO SHARES OF AMCE COMMON STOCK OR AMCE CLASS B STOCK OWNED BY THAT STOCKHOLDER OR GROUP BY THE NUMBER OF VOTES ATTRIBUTABLE TO ALL OUTSTANDING SHARES OF AMCE COMMON STOCK AND CLASS B STOCK, WITH EACH SHARE OF AMCE COMMON STOCK HAVING ONE VOTE PER SHARE AND EACH SHARE OF AMCE CLASS B STOCK HAVING TEN VOTES PER SHARE.


    Except as otherwise noted, stockholdings and voting interests in AMCE are based on shares outstanding as of May 19, 1997 and do not reflect any conversions into AMCE Common Stock of the 3,175,800 shares of Convertible Preferred Stock outstanding on such date. Shares of Convertible Preferred Stock are presently convertible into Common Stock at the ratio of 1.724 shares of Common Stock for each share of Convertible Preferred Stock.


                                    SYNOPSIS

THE COMPANY.....................  The Company is primarily engaged in the theatrical exhibition business. As of April 3, 1997, it operated 228
                                  theatres with an aggregate of 1,957 screens located in 23
                                  states, the District of Columbia, Portugal and Japan.

DURWOOD, INC....................  DI is a holding company whose principal shareholders are
                                  Mr. Stanley H. Durwood and AAE. Mr. Stanley H. Durwood
                                  owns 119,500, or 99%, of the 120,000 outstanding shares of
                                  DI Class A Stock, representing approximately 75% of the
                                  voting power of DI, and AAE owns 40,784, or 100%, of the
                                  outstanding shares of DI Class B Stock, representing
                                  approximately 25% of the voting power of DI. AAE's
                                  partners are Mr. Stanley H. Durwood and the Durwood
                                  Children. Mr. Stanley H. Durwood is the sole director of
                                  DI and his son, Mr. Edward D. Durwood, is the managing
                                  general partner of AAE. DI's principal asset consists of
                                  AMCE stock and at

                                  present it has no significant business activity other than the ownership of such AMCE stock.

                                  DI, which is wholly owned by the Durwood family, is the
                                  majority stockholder of AMCE, owning 2,641,951, or 38.8%,
                                  of the outstanding shares of AMCE Common Stock as of May
                                  19, 1997, and 11,157,000, or 100%, of the outstanding
                                  shares of AMCE Class B Stock as of such date.

DATE, TIME AND PLACE OF AMCE
  SPECIAL MEETING...............  The AMCE Special Meeting will be held on Tuesday, July 29,
                                  1997 at 2:00 p.m., local time, at the offices of Lathrop &
                                  Gage L.C., 2345 Grand Avenue, 24th Floor, Kansas City,
                                  Missouri.

AMCE RECORD DATE; STOCKHOLDERS
  ENTITLED TO VOTE..............  The AMC Board has set June 19, 1997 as the record date for the AMCE Special Meeting (the "AMCE Record Date"). Holders
                                  of AMCE Common Stock and AMCE Class B Stock on the AMCE
                                  Record Date will be entitled to vote at the AMCE Special
                                  Meeting. On the AMCE Record Date, there were [6,804,296]
                                  shares of AMCE Common Stock outstanding, each of which
                                  will be entitled to one vote on each matter properly
                                  submitted to stockholders at the AMCE Special Meeting, and
                                  11,157,000 shares of AMCE Class B Stock outstanding, each
                                  of which will be entitled to ten votes on each matter
                                  properly submitted to stockholders at the AMCE Special
                                  Meeting.

DATE, TIME AND PLACE OF DI
  SPECIAL MEETING...............  The DI Special Meeting will be held on July 29, 1997 at
                                  1:00 p.m., local time, at the corporate headquarters of
                                  DI, 106 West 14th Street, Kansas City, Missouri.

DI RECORD DATE; SHAREHOLDERS
  ENTITLED TO VOTE..............  The record date for the DI Special Meeting is June 19,
                                  1997 (the "DI Record Date"). Holders of DI Class A stock
                                  and DI Class B Stock on the DI Record Date will be
                                  entitled to vote at the DI Special Meeting. Each share of
                                  DI Class A Stock and DI Class B Stock will be entitled to
                                  one vote on each matter properly submitted for vote to DI
                                  shareholders at the DI Special Meeting.

PURPOSE OF SPECIAL MEETINGS.....  At the Special Meetings, stockholders of AMCE and DI will be asked to approve the Merger Agreement between AMCE and
                                  its controlling stockholder, DI.

THE MERGER......................  If the Merger Agreement is approved, DI will be merged into AMCE, and AMCE will be the surviving corporation in
                                  the Merger. In the Merger, shares of DI stock will be
                                  exchanged for shares of AMCE stock. There will be no
                                  increase in the aggregate number of outstanding shares of
                                  AMCE as a result of the Merger, although the number of
                                  outstanding shares of AMCE Common Stock will increase and
                                  the number of outstanding shares of AMCE Class B Stock
                                  will decrease. The percentage of shares of outstanding

                                  AMCE Common Stock held by unaffiliated stockholders will
                                  decrease from 61.2% before the Merger to 32.3% after the
                                  Merger, based on shares outstanding as of May 19, 1997,
                                  but the voting interest in AMCE of unaffiliated
                                  stockholders will increase from 3.5% before the Merger to
                                  6.6% after the Merger. SHARES OF AMCE STOCK HELD BY
                                  STOCKHOLDERS OTHER THAN DI WILL REMAIN ISSUED AND
                                  OUTSTANDING AND WILL NOT BE EXCHANGED IN THE MERGER. See
                                  "--The Merger--General."

                                  The Merger has been approved by a Special Committee of the
                                  AMCE Board consisting of Messrs. Charles J. Egan, Jr. and
                                  Paul E. Vardeman (the "Special Committee"), by the New
                                  Independent Directors of AMCE (as defined herein under
                                  "--The Derivative Action Settlement Agreement") and by the
                                  full AMCE Board. The Merger has also been approved by Mr.
                                  Stanley H. Durwood, as sole director of DI.

AMCE REASONS FOR THE MERGER.....  The Special Committee of the AMCE Board has concluded that the Merger is fair to, and in the best interests of, AMCE
                                  and its unaffiliated stockholders because (i) it will
                                  increase the voting interest in AMCE of unaffiliated
                                  stockholders, (ii) it will simplify the corporate
                                  structure of AMCE, (iii) it will be accounted for as a
                                  corporate reorganization, will not affect AMCE's total
                                  capitalization and will have no tax effect on unaffiliated stockholders, and (iv) the Durwood Family Stockholders
                                  have agreed to sell a portion of the shares they receive
                                  in the Merger in a registered secondary offering, which
                                  will increase the public "float" and liquidity of AMCE
                                  Common Stock, as a result of which the volatility of daily stock price changes may be reduced, the bid/ asked spread
                                  for AMCE Common Stock may narrow and the interest of
                                  institutional investors in the AMCE Common Stock may
                                  increase. These effects, over time, may enhance
                                  shareholder value. Because AMCE will be reimbursed by Mr.
                                  Stanley H. Durwood and certain related trusts and entities for 50% and, in certain instances, 100% of its expenses in connection with the Merger and subsequent secondary
                                  offering by the Durwood Family Stockholders, the Special
                                  Committee concluded that all of these benefits are
                                  possible without substantial cost to AMCE or its
                                  unaffiliated stockholders. The AMCE Board has adopted the
                                  reasons of the Special Committee for approving the Merger.
                                  See "--AMCE Reasons for the Merger" and "The
                                  Merger--Certain Federal Income Tax Consequences."

DI REASONS FOR THE MERGER.......  The Merger will permit the Durwood Family Stockholders to hold their interests in AMCE directly instead of
                                  indirectly through DI and AAE, thereby enhancing their
                                  liquidity through ownership of a marketable security.

VOTE REQUIRED...................  Under the Delaware General Corporation Law (the "DGCL")
                                  and AMCE's Certificate of Incorporation, the Merger
                                  Agreement requires the approval of the holders of a
                                  majority of the votes of

                                  shares of AMCE Common Stock and AMCE Class B Stock
                                  outstanding on the AMCE Record Date, with such shares
                                  voting together as a single class and with each share of
                                  AMCE Common Stock being entitled to one vote and each
                                  share of AMCE Class B Stock being entitled to ten votes.
                                  DI owned all outstanding shares of AMCE Class B Stock and
                                  2,641,951, or 38.8%, of the outstanding shares of AMCE
                                  Common Stock as of the AMCE Record Date. As of the AMCE
                                  Record Date, other directors and executive officers of
                                  AMCE were entitled to vote 19,418 shares of AMCE Common
                                  Stock. DI has indicated its intention to vote the shares
                                  of AMCE Stock which it owns in favor of the Merger
                                  Agreement.

                                  The Merger Agreement also requires the approval of the
                                  holders of two-thirds of the outstanding shares of DI
                                  Class A Stock and DI Class B Stock, voting together as a
                                  single class, and of the holders of a majority of the
                                  shares of DI Class A Stock and DI Class B Stock,
                                  respectively, each voting as a separate class. Mr. Stanley
                                  H. Durwood and the Durwood children (provided the Merger
                                  occurs before September 30, 1997) have indicated their
                                  intention to cause the shares of DI stock which they
                                  beneficially own to be voted in favor of the Merger
                                  Agreement.

                                  Upon the recommendation of the Special Committee, a
                                  condition to the Merger is that the Merger Agreement also
                                  receive approval of the holders of a majority of shares of
                                  AMCE Common Stock present or represented by proxy and
                                  voting at the AMCE Special Meeting, other than those
                                  shares held by DI, the Durwood Family Stockholders, their
                                  spouses, their children living in the same household and
                                  directors and officers of AMCE.


                                   THE MERGER

GENERAL

    The Merger has been sought by the Durwood Family Stockholders so that they may hold their interests in AMCE directly instead of indirectly through DI and AAE. AMCE was asked to consider engaging in the Merger and related transactions, and the Special Committee was appointed to consider and review the Merger. If the Special Committee considered the Merger to be in the best interests of AMCE and its unaffiliated stockholders, it was to negotiate the terms of the Merger and related transactions and make recommendations to the full AMCE Board in this connection. The Special Committee was given the full power and authority of the AMCE Board to reject the Merger. After its investigation and analysis and negotiations, the Special Committee has recommended the approval of the Merger Agreement and related transactions. Each of the New Independent Directors and the full AMCE Board have also voted to approve the Merger Agreement and related transactions. See "The Merger--Background of the Merger." Consummation of the Merger also has been made a condition of settlement of the Derivative Action (as defined herein) to which the Company and certain of its current and former directors are parties. See "--The Derivative Action" and "Information About the Company--Business of the Company--Legal Proceedings."


    Immediately prior to the Merger, AAE will be liquidated and DI will convert 6,141,343 shares of AMCE Class B Stock into shares of AMCE Common Stock, so that at the Effective Time of the Merger, DI will own 5,015,657 shares of AMCE Class B Stock and 8,783,294 shares of AMCE Common Stock. Pursuant to the terms and subject to the conditions of the Merger Agreement, upon consummation of the Merger (i) each share of AMCE Common Stock and AMCE Class B Stock held by DI will be canceled, (ii) each share of DI Class A Stock presently held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 32.142857 shares of AMCE Class B Stock, so that the 119,500 shares of DI Class A Stock presently held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 3,841,071 shares of AMCE Class B Stock, (iii) each share of DI Class A Stock presently held by persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 32.142857 shares of AMCE Common Stock, so that the 500 shares of DI Class A Stock presently held by persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 16,071 shares of AMCE Common Stock, (iv) each share of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 243.767528 shares of AMCE Class B Stock, so that the 4,818.4664 shares of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 1,174,586 shares of AMCE Class B Stock, and (v) each share of DI Class B Stock to be held by the Durwood Children will be converted into and exchanged for 243.767341 shares of AMCE Common Stock, so that the 35,965.5336 shares of DI Class B Stock to be held by the Durwood Children will be convertible into and exchangeable for an aggregate of 8,767,223 shares of AMCE Common Stock.

    SHARES OF AMCE STOCK HELD BY STOCKHOLDERS OTHER THAN DI WILL REMAIN ISSUED AND OUTSTANDING AND WILL NOT BE EXCHANGED IN THE MERGER. HOLDERS OF AMCE STOCK OTHER THAN DI SHOULD NOT SURRENDER THEIR SHARES IN CONNECTION WITH THE MERGER.


    After giving effect to the liquidation of AAE and the Merger, there will be issued and outstanding 5,015,657 shares of AMCE Class B Stock, all of which will be beneficially owned by Mr. Stanley H. Durwood, and (based on the number of such shares outstanding as of May 19, 1997) 12,945,639 shares of AMCE Common Stock, of which 8,767,223 will be beneficially owned by the Durwood Children.



    The following table shows the percentage of the ownership and voting interests of AMCE held by the Durwood Family Stockholders and unaffiliated stockholders of AMCE before the Merger and after the Merger, based on shares outstanding as of May 19, 1997, assuming first no conversion of Convertible Preferred Stock outstanding on that date and then assuming full conversion into AMCE Common Stock of Convertible Preferred Stock outstanding on that date.



                                                                                   PRE-MERGER
                                                             ------------------------------------------------------
                                                                   DURWOOD FAMILY
                                                                    STOCKHOLDERS         UNAFFILIATED STOCKHOLDERS
                                                             --------------------------  --------------------------
                                                                               FULLY                       FULLY
                                                              UNCONVERTED    CONVERTED    UNCONVERTED    CONVERTED
                                                             -------------  -----------  -------------  -----------
PERCENTAGE HELD
Class B Stock..............................................        100.0%       100.0%        --            --
Common Stock...............................................         38.8%        21.5%         61.2%         78.5%
Voting Interest............................................         96.5%        92.2%          3.5%          7.8%



                                                                    POST-MERGER
                                 ----------------------------------------------------------------------------------
                                     STANLEY H. DURWOOD           DURWOOD CHILDREN       UNAFFILIATED STOCKHOLDERS
                                 --------------------------  --------------------------  --------------------------
                                                   FULLY                       FULLY                       FULLY
                                  UNCONVERTED    CONVERTED    UNCONVERTED    CONVERTED    UNCONVERTED    CONVERTED
                                 -------------  -----------  -------------  -----------  -------------  -----------
PERCENTAGE HELD
Class B Stock..................        100.0%       100.0%        --            --            --            --
Common Stock...................       --            --             67.7%         47.6%         32.3%         52.4%
Voting Interest................         79.5%        73.1%         13.9%         12.8%          6.6%         14.1%

    Prior to the Effective Time of the Merger (as defined herein under "The Merger--Material Terms of the Merger--The Merger Agreement"), all of DI's assets (other than its equity interest in AMCE), consisting primarily of life insurance policies, cash and notes of the Durwood Children and a former officer of the Company, will be contributed to Delta. In addition, DI's other subsidiaries, other than AMCE and its subsidiaries, have been merged into Delta and Delta has agreed to assume DI's liabilities. Delta's stock will be distributed to DI's shareholders, so that at the Effective Time DI's sole assets will consist of stock of AMCE and its beneficial interest in certain tax credits and operating loss carryforwards. (As a result of certain provisions of the Merger Agreement and related agreements described below, AMCE will not benefit from such tax credits and operating loss carryforwards.)


    If the Merger occurs, Mr. Stanley H. Durwood will indemnify AMCE for all losses resulting from any breach by DI of the Merger Agreement or resulting from any liability of DI and for all taxes attributable to DI prior to the Effective Time and all losses in connection therewith. If the Merger does not occur, subject to certain limitations, Mr. Stanley H. Durwood and Delta will indemnify AMCE against losses resulting from any breach by DI of the Merger Agreement. See "--The Indemnification Agreement" and "The Merger--Material Terms of the Merger--The Merger Agreement--Expenses."


    Under the Merger Agreement, AMCE will be responsible for paying 50% of its costs in connection with the Merger; the aggregate merger costs for both the Company and DI are estimated to be approximately $2 million. If the Merger occurs, Mr. Stanley H. Durwood and Delta have agreed, subject to certain limitations, to indemnify AMCE for all of DI's Merger expenses which are not paid prior to the Effective Time and for 50% of AMCE's expenses in connection with the Merger. This obligation of Mr. Stanley H. Durwood may be offset by certain Credit Amounts (as defined below under "--Indemnification Agreement") resulting from the realization by AMCE of tax benefits from the utilization of certain tax credits and operating loss carryforwards of DI. See "--The Indemnification Agreement." If the Merger is not consummated for any reason (other than as a result of certain terminations by the AMCE Board), DI will be responsible for all of its expenses and AMCE's expenses in the Merger. If the Merger is not consummated as a result of certain terminations by the AMCE Board, DI will be responsible for all of its expenses and 50% of AMCE's expenses in the Merger. Mr. Stanley H. Durwood and Delta have agreed to indemnify AMCE for any breach by DI of such obligation described in the preceding two sentences.


    As promptly as practicable after March 31, 2000, AMCE will pay Mr. Stanley
H. Durwood an amount equal to any Credit Amounts which have not been used to offset various of his obligations to AMCE under the Stock Agreement, the Indemnification Agreement and the Registration Agreement. If such benefits are realized after such date, the related Credit Amounts will be paid to Mr. Stanley
H. Durwood when they are realized. See "--The Indemnification Agreement; --The Stock Agreement; --The Registration Agreement."

    For a period of three years after the Merger, the Durwood Children have agreed to give an irrevocable proxy to the Secretary and each Assistant Secretary of AMCE to vote their shares of AMCE Common Stock in the election of directors for each candidate in the same proportionate manner as the aggregate votes cast in such elections by other holders of AMCE Common Stock not affiliated with AMCE, its directors and officers. See "--The Stock Agreement."


    If the Merger Agreement is not approved by the holders of a majority of shares of AMCE Common Stock present or represented by proxy and voting at the AMCE Special Meeting, other than those shares held by DI, the Durwood Family Stockholders, their spouses, their children living in the same household and directors and officers of AMCE, the Merger Agreement will be terminated and the Merger abandoned.


THE REGISTRATION AGREEMENT; SECONDARY OFFERING

    As a condition to the Merger, AMCE and the Durwood Family Stockholders will enter into a registration agreement (the "Registration Agreement") pursuant to which the Durwood Family Stockholders will agree to sell at least 3,000,000 shares of AMCE Common Stock in a registered secondary offering (the "Secondary Offering") and AMCE will agree to file a registration statement with respect to such shares so that the registration statement becomes effective not more than twelve months and not less than six months after the Merger. Consummation of the Secondary Offering is subject to certain conditions and other rights of the parties. Subject to certain conditions, the expenses of the Secondary Offering will be borne by Mr. Stanley H. Durwood and Delta. See "The Merger--Material Terms of the Merger--The Registration Agreement." This obligation may be offset by certain Credit Amounts resulting from the realization by AMCE of tax benefits from the utilization of certain tax credits and operating loss carryforwards of DI. See "--Indemnification Agreement."


    Of the 3,000,000 shares to be sold in the Secondary Offering, 500,000 will be sold by Mr. Stanley H. Durwood or his charitable donees who may agree to participate in the Secondary Offering. Based on shares outstanding as of May 19, 1997, after giving effect to the Secondary Offering (assuming such shares are sold to unaffiliated stockholders and disregarding shares which may be acquired by Mr. Stanley H. Durwood upon the exercise of employee stock options and shares which he may transfer to the Durwood Children under the Share Adjustment (as defined herein under "The Merger--Background of the Merger--Subsequent Meetings of the Special Committee" )), (i) unaffiliated stockholders will own approximately 7.2 million shares of AMCE Common Stock, (ii) Mr. Stanley H. Durwood will own approximately 4.5 million, or 100% of the outstanding, shares of AMCE Class B Stock, and will be entitled to elect 75% of the AMCE Board, and
(iii) the Durwood Children will own in the aggregate approximately 6.3 million shares of AMCE Common Stock. Holders of AMCE Common Stock are entitled to elect 25% of the AMCE Board.



    As noted in the preceding paragraph, the number of shares owned by Mr. Stanley H. Durwood could be further reduced and the shares owned by the Durwood Children increased as a result of other agreements among the Durwood Family Stockholders. See "Risk Factors-- Controlling Stockholders" and "The Merger--Background of the Merger--Subsequent Meetings of the Special Committee."



    The following table shows the percentage of the ownership and voting interests of AMCE held by Mr. Stanley H. Durwood, the Durwood Children and unaffiliated stockholders of AMCE, first after the Merger and then after the Secondary Offering, based on shares outstanding as of May 19, 1997, assuming first no conversion of Convertible Preferred Stock outstanding on such date and then assuming full conversion into AMCE Common Stock of Convertible Preferred Stock outstanding on such date. The percentages in the table presenting Post-Secondary Offering results assume that shares sold in the Secondary Offering are purchased by unaffiliated stockholders.



                                                                    POST-MERGER
                                 ----------------------------------------------------------------------------------
                                     STANLEY H. DURWOOD           DURWOOD CHILDREN       UNAFFILIATED STOCKHOLDERS
                                 --------------------------  --------------------------  --------------------------
                                                   FULLY                       FULLY                       FULLY
                                  UNCONVERTED    CONVERTED    UNCONVERTED    CONVERTED    UNCONVERTED    CONVERTED
                                 -------------  -----------  -------------  -----------  -------------  -----------
PERCENTAGE HELD
Class B Stock..................        100.0%       100.0%        --            --            --            --
Common Stock...................       --            --             67.7%         47.6%         32.3%         52.4%
Voting Interest................         79.5%        73.1%         13.9%         12.8%          6.6%         14.1%



                                                              POST-SECONDARY OFFERING
                                 ----------------------------------------------------------------------------------
                                     STANLEY H. DURWOOD           DURWOOD CHILDREN       UNAFFILIATED STOCKHOLDERS
                                 --------------------------  --------------------------  --------------------------
                                                   FULLY                       FULLY                       FULLY
                                  UNCONVERTED    CONVERTED    UNCONVERTED    CONVERTED    UNCONVERTED    CONVERTED
                                 -------------  -----------  -------------  -----------  -------------  -----------
PERCENTAGE HELD
Class B Stock..................        100.0%       100.0%        --            --            --            --
Common Stock...................       --            --             46.6%         33.1%         53.4%         66.9%
Voting Interest................         77.0%        70.4%         10.7%          9.8%         12.3%         19.8%

THE INDEMNIFICATION AGREEMENT

    In connection with the Merger, Mr. Stanley H. Durwood, Delta and the Durwood Children have entered into an agreement (the "Indemnification Agreement") agreeing to indemnify AMCE from certain losses and expenses. If the Merger occurs, (i) Mr. Stanley H. Durwood will indemnify AMCE from losses resulting from any breach by DI of its representations, warranties and covenants in the Merger Agreement or based upon any liability of DI and for any taxes (or losses incurred by AMCE in connection therewith) attributable to DI or its subsidiaries for taxable periods prior to the Effective Time, (ii) each of the Durwood Family Stockholders will (severally and not jointly) indemnify AMCE for any losses which it might incur as a result of the breach by such party of certain tax related representations, warranties and covenants made by such party in the Stock Agreement and (iii) subject to certain conditions, Mr. Stanley H. Durwood and Delta will indemnify AMCE from and against all of DI's Merger expenses that have not been paid prior to the Effective Time and 50% of AMCE's Merger expenses. If the Merger does not occur, subject to certain conditions, Mr. Stanley H. Durwood and Delta will indemnify AMCE from losses resulting from any breach by DI of its representations, warranties and covenants in the Merger Agreement. If the Merger is not consummated for any reason (other than as a result of certain terminations by the AMCE Board), DI will be responsible for all of its expenses and AMCE's expenses in the Merger. If the Merger is not consummated as a result of certain terminations by the AMCE Board, DI will be responsible for all of its expenses and 50% of AMCE's expenses in the Merger. Mr. Stanley H. Durwood and Delta have agreed to indemnify AMCE for any breach by DI of such obligation described in the preceding two sentences.


    Mr. Stanley H. Durwood's obligations (i) to pay DI's unpaid expenses and 50% of AMCE's Merger expenses if the Merger occurs, as required by the Indemnification Agreement, (ii) to pay AMCE's expenses in the Secondary Offering, as required by the Registration Agreement, and (iii) to pay a $2 million penalty and 100% of AMCE's Merger expenses if the Secondary Offering does not occur, as required by the Stock Agreement, may be offset by certain credit amounts resulting from net tax benefits realized by AMCE from the utilization by AMCE of DI's alternative minimum tax credit carryforwards and Missouri operating loss carryforwards ("Credit Amounts"). Any Credit Amount not so applied will be paid to Mr. Stanley H. Durwood promptly after March 31, 2000. Any Credit Amount that arises after March 31, 2000 also will be paid promptly to Mr. Stanley H. Durwood. The maximum amount of Credit Amounts that could be paid to Mr. Durwood or used to offset his responsibilities to AMCE is approximately $1,100,000, reduced by any amounts utilized on separate DI income tax returns for 1996 and the portion of 1997 prior to the Effective Time.


    In connection with the Merger, AMCE has agreed to indemnify the Durwood Children from losses resulting from any breach by AMCE of any representation, warranty, covenant or agreement made by it in the Merger Agreement.

    The foregoing indemnification obligations generally will lapse on March 31, 2000.

    See "The Merger--Material Terms of the Merger--The Indemnification
Agreement."

THE STOCK AGREEMENT

    As a condition precedent to the Merger, the Durwood Family Stockholders will enter into an agreement (the "Stock Agreement") which, for three years, limits the ability of the Durwood Children to deposit shares in a voting trust, solicit proxies, participate in election contests or make a proposal concerning an extraordinary transaction involving AMCE. Under the Stock Agreement, the Durwood Children will also agree, among other matters, for a period of three years, (i) to grant an irrevocable proxy to the Secretary and each Assistant Secretary of AMCE to vote their shares of AMCE Common Stock for each candidate to the AMCE Board in the same proportion as the aggregate votes cast by all other stockholders not affiliated with AMCE, its directors or officers and (ii) that AMCE will have a right of first refusal with respect to any such shares the Durwood Children wish to sell in a transaction exempt from registration, except for such shares sold in brokers' transactions. See "The Merger--Material Terms of the Merger--The Stock Agreement." The Stock Agreement obligates Mr. Stanley H. Durwood and Delta, whose shares will be distributed by DI to the Durwood Family Stockholders before the Merger, to pay AMCE $2 million and to reimburse AMCE for all of its Merger expenses if the Secondary Offering is not consummated within 12 months after the Merger. This obligation may be offset by certain Credit Amounts resulting from the realization by AMCE of tax benefits from the utilization of certain tax credits and operating loss carryforwards of DI. See "--Indemnification Agreement."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    The Company has been advised by Chadbourne & Park LLP, special tax counsel to the Company, that the Merger will qualify for federal income tax purposes as a reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no taxable income, gain or loss will be recognized by AMCE, DI, the AMCE stockholders or the DI shareholders as a result of the Merger (other than incident to the receipt by DI shareholders of cash for fractional shares or by Mr. Stanley H. Durwood of Credit Amounts). See "--The Indemnification Agreement." Because the tax consequences of the Merger to DI shareholders under federal, state, local and foreign tax laws may vary depending upon a taxpayer's particular situation, it is recommended that each DI shareholder consult with his or her own tax advisor regarding the specific tax consequences of the Merger to that particular person. For a more complete description of the federal income tax consequences of the Merger, see "The Merger--Certain Federal Income Tax Consequences."


ACCOUNTING TREATMENT

    Management expects that the Merger will be accounted for as a corporate reorganization and that, accordingly, the recorded balances for consolidated assets, liabilities, total stockholders' equity and results of operations of the Company will not be affected.

AMCE REASONS FOR THE MERGER

    The Special Committee and the full AMCE Board concluded that the Merger is fair to, and in the best interests of, AMCE and its unaffiliated stockholders for the reasons set forth below.


    - Based on shares outstanding when the Special Committee and AMCE Board approved the Merger, the Merger would increase the voting interest of the unaffiliated stockholders from 3.3% to 6.2% (assuming no conversions of AMCE's Convertible Preferred Stock) and from 7.8% to 14.1% (assuming full conversion into AMCE Common Stock of AMCE's Convertible Preferred Stock). This increase would result from the conversion by DI of shares of AMCE Class B Stock (which have ten votes per share) into shares of AMCE Common Stock (which have one vote per share) in connection with the Merger.


    - The Merger will simplify the corporate structure of AMCE and related companies.

    - The Merger will be accounted for as a corporate reorganization, will not affect AMCE's total capitalization and will have no tax effect on AMCE or its unaffiliated stockholders.

    - As a result of the Merger, shares of AMCE stock will be distributed to the Durwood Family Stockholders who have agreed, subject to certain conditions, to sell a portion of those shares in the Secondary Offering. This Secondary Offering will benefit AMCE and its unaffiliated stockholders because:


       - The Secondary Offering will increase the public "float" of the AMCE Common Stock by nearly 75% if the minimum of 3,000,000 shares is sold. Based on shares outstanding when the Special Committee and the AMCE Board approved the Merger, the voting interest of the unaffiliated stockholders would increase from 6.2% after the Merger to 11.9% after the

         Secondary Offering (assuming no conversion into AMCE Common Stock of then outstanding Convertible Preferred Stock and that shares sold in the Secondary Offering are purchased by unaffiliated stockholders) and from 14.1% after the Merger to 19.7% after the Secondary Offering (assuming full conversion of then outstanding Convertible Preferred Stock and that shares sold in the Secondary Offering are purchased by unaffiliated stockholders).


       - By increasing the public float and liquidity, the Secondary Offering may make it easier for stockholders to sell or buy shares and may reduce the volatility of daily stock price changes, narrow the bid/asked spread and increase the interest of institutional investors in AMCE Common Stock. These effects, over time, may enhance shareholder value.

    Because AMCE will be reimbursed by Mr. Stanley H. Durwood and certain related trusts and entities for 50% and, in certain instances, 100% of its expenses in connection with the Merger and the Secondary Offering, all of these benefits are possible without substantial cost to AMCE or its stockholders. See "The Merger--Background of the Merger--Reasons for Recommendations."

OPINION OF FINANCIAL ADVISOR

    Furman Selz LLC ("Furman Selz") has delivered to the Special Committee and the AMCE Board its opinion to the effect that the consideration to be paid by AMCE in the Merger is fair, from a financial point of view, to AMCE. See "The Merger--Background of Merger--Reports of Advisors." The full text of the written opinion, which sets forth the assumptions made, procedures followed and the matters considered in and scope of the review by Furman Selz in rendering its opinion, is attached as Annex 2 and should be read in its entirety. See "The Merger--Background of the Merger--Reasons for Recommendation--Report of Furman Selz" for information regarding, among other things, the selection of Furman Selz and its compensation in connection with the Merger.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE AMCE BOARD

    Upon the recommendation of the Special Committee, the AMCE Board (including the New Independent Directors) has unanimously approved the Merger pursuant to the terms of the Merger Agreement, believes that the Merger is in the best interests of AMCE and its stockholders and recommends that the stockholders vote FOR the proposal to approve the Merger Agreement. See "The Merger--Background of the Merger--Reasons for Recommendations."

DI REASONS FOR THE MERGER

    The Merger is being sought by the Durwood Family Stockholders pursuant to their efforts to dissolve AAE, a family partnership, and their desire to own AMCE shares directly instead of indirectly through DI, thereby enhancing the liquidity of their investment in AMCE through ownership of a marketable security instead of one that is not publicly traded.

RECOMMENDATION OF THE DI BOARD

    Mr. Stanley H. Durwood, DI's sole board member, has approved the Merger pursuant to the terms of the Merger Agreement, believes that the Merger is in the best interests of DI and its shareholders and recommends that the DI shareholders vote FOR the proposal to approve the Merger Agreement.

DISSENTERS' RIGHTS

    Holders of AMCE Common Stock do not have appraisal rights under the DGCL in connection with the Merger. Holders of AMCE Class B Stock have appraisal rights under the DGCL in connection with the Merger; however, DI is the sole stockholder of AMCE Class B Stock and is a party to the Merger

Agreement. Shareholders of DI are entitled to dissenters' appraisal rights under The General and Business Corporation Law of Missouri (the "GBCLM"), but a condition to the Merger is that no DI shareholder shall have exercised his or her dissenters' rights under the GBCLM. See "The Merger-- Dissenters' Rights."

REGULATORY MATTERS

    The Merger is not subject to any federal or state regulatory requirements or approvals.

THE DERIVATIVE ACTION SETTLEMENT AGREEMENT


    The dissolution of AAE, the Merger and the sale of at least 3,000,000 shares of AMCE Common Stock by the Durwood Family Stockholders are provided for in the settlement of a derivative action (the "Derivative Action") that was filed by certain stockholders in 1993 against Messrs. Stanley H. Durwood, Edward D. Durwood, Charles J. Egan, Jr., Paul E. Vardeman and a former AMCE director. The Derivative Action originally was brought as separate actions by Mr. Scott C. Wallace and Mr. James M. Bird. In December 1994, the court, pursuant to a stipulation by the parties, approved Mr. Wallace's withdrawal and granted the motion for intervention filed by Mr. Philip J. Bogosian, Auginco, Mr. Norman M. Werther and Ms. Ellen K. Werther. The separate actions were consolidated in 1995.


    In the Derivative Action, plaintiffs allege breach of fiduciary duties of care, loyalty and candor, mismanagement, constructive fraud and waste of assets in connection with, among other allegations, the provision of film licensing, accounting and financial services to the Company by AAE, certain other transactions with affiliates of the Company, termination payments to a former officer, certain transactions between the Company and National Cinema Supply Corporation, and a fee paid by a subsidiary to a former director in connection with a transaction between the Company and TPI Entertainment, Inc. Plaintiffs in the Derivative Action seek unspecified money damages and equitable relief and costs, including reasonable attorneys' fees. See "Information about the Company--Business of the Company--Legal Proceedings."


    In June of 1996, counsel for the parties to the Derivative Action entered into a non-binding memorandum of understanding concerning a possible settlement of the Derivative Action, subject to completion of certain discovery by plaintiffs. The memorandum of understanding reflected, in substance, the elements of the settlement eventually embodied in the Derivative Action Settlement Agreement discussed below.


    On October 10, 1996, counsel for the parties in the Derivative Action entered into a Stipulation and Agreement of Compromise and Settlement (the "Derivative Action Settlement Agreement") providing for the discharge and release of all claims against the defendants, the Durwood Family Stockholders and the Company relating to such transactions, the proposed settlement, the Merger, the Secondary Offering and indemnification of defendants for their expenses, except claims for fraud, misrepresentation or omissions in connection with the Secondary Offering and claims relating to the implementation of the settlement. The Derivative Action Settlement Agreement provides, among other matters, (i) for the dissolution of AAE, the merger of DI into AMCE and the sale, within 12 months thereafter, of 3,000,000 shares of AMCE Common Stock by the Durwood Family Stockholders in a public underwritten secondary offering (which will only be made by means of a prospectus), (ii) for the payment by defendants of an aggregate of approximately $1.3 million to persons who were holders of AMCE Common Stock on January 2, 1996 (other than the defendants, DI or the Durwood Family Stockholders), (iii) the nomination, for three annual meetings, of two additional outside directors (initially, Messrs. William T. Grant, II and John P. Mascotte (collectively, with their replacements, if any, the "New Independent Directors")) to serve on the AMCE Board whose biographical information has been furnished to plaintiffs' counsel and which persons, to be nominated, must be serving on the board of another public company or be a member of senior management of a publicly held company or a privately held company with $50 million in annual revenues, (iv) that Messrs. Stanley H. Durwood and Edward D. Durwood will cause the other Durwood Family Stockholders to vote their shares with respect to the election and reelection of the New Independent Directors in the same proportion as votes cast by all stockholders not affiliated with AMCE, its directors and officers, (v) that the New Independent Directors are to have the ability to approve or disapprove (a) any proposed transaction between AMCE and any of the Durwood Family Stockholders, except with respect to compensation issues relating to Mr. Stanley H. Durwood or any other Durwood Family Stockholder who is an officer of AMCE, which are to be governed by existing AMCE Board procedures, and (b) the hiring and compensation of any person related to Mr. Stanley H. Durwood who is not an officer of AMCE, and (vi) that the New Independent Directors, together with either Messrs. Charles J. Egan, Jr. or Paul
E. Vardeman, are to have the ability to approve or disapprove all other related-party transactions with all officers, directors and ten percent stockholders of AMCE.

    The Derivative Action Settlement Agreement provides that AMCE will pay the cost of providing notice of the settlement to its stockholders and for the fees of the settlement administrator who will be responsible for distributing the settlement amount to eligible stockholders.


    The Derivative Action Settlement Agreement requires court approval and is conditioned upon, among other things, the consummation of the Merger. It is not anticipated that a hearing to approve the Derivative Action Settlement Agreement will occur until after the Merger is consummated because the Merger is a condition to the Derivative Action Settlement Agreement. In the hearing, the court will determine whether the settlement is fair to present and former stockholders who are members of the plaintiff class but will not make a separate determination as to the fairness of the Merger.



    Although consummation of certain of the transactions contemplated by the Durwood Family Settlement Agreement are conditions to the Derivative Action Settlement Agreement, the agreements and the parties thereto are different. Even if the Merger and other transactions contemplated by the Durwood Family Settlement Agreement occur, the court may not approve the Derivative Action Settlement Agreement.


    Consistent with the Derivative Action Settlement Agreement, at AMCE's Annual Meeting of Stockholders held on November 14, 1996, two additional outside directors, Messrs. John P. Mascotte and William T. Grant, II, were nominated by the company and elected to the AMCE Board by the holders of AMCE Common Stock.


    The members of the Special Committee are parties to the Derivative Action. Although they will not make any monetary payment out of personal funds as a result of, or be subject to any sanctions under, the Derivative Action Settlement Agreement, because they have an interest in such agreement, they may also be deemed to have an interest in the outcome of the vote on the proposed Merger Agreement. As described above, the Merger has also been approved by the New Independent Directors of AMCE and by the full AMCE Board. Upon the recommendation of the Special Committee, a condition to the Merger is that the Merger Agreement also receive approval by the holders of a majority of the outstanding shares of AMCE Common Stock (other than DI, the Durwood Family Stockholders, their spouses, children sharing the same household and directors and officers of AMCE) present or represented by proxy and voting at the AMCE Special Meeting.


                                  THE COMPANY


    The Company is one of the leading theatrical exhibition companies in North America. In the fiscal year ended April 3, 1997, the Company's revenues were $749,597,000. As of April 3, 1997, the Company operated 228 theatres with an aggregate of 1,957 screens located in 23 states, the District of Columbia, Portugal and Japan. Approximately 61% of the screens operated by the Company are located in Florida, California, Texas, Missouri and Michigan and approximately 73% of the Company's domestic screens are located in areas among the 20 largest "Areas of Dominant Influence" (television market areas as defined by Arbitron Company).

    The Company is an industry leader in the development and operation of "megaplex" and multiplex theatres, primarily in large metropolitan markets. Megaplex theatres are theatres having at least 14 screens with predominantly stadium-style seating (seating with an elevation between rows to provide unobstructed viewing). Multiplex theatres are theatres generally without stadium-style seating and having less than 14 screens. The Company believes that its strategy of developing megaplex theatres has prompted the current theatrical exhibition industry trend in the United States and Canada toward the development of larger theatre complexes. This trend has accelerated the obsolescence of many existing movie theatres by setting new standards for moviegoers, who have demonstrated their preference for the more attractive surroundings, wider variety of films, better customer services and more comfortable seating typical of megaplexes.



    In addition to providing a superior entertainment experience, megaplex theatres realize economies of scale by serving more patrons from common support facilities, thereby spreading costs over a higher revenue base. The Company's megaplex theatres have consistently ranked among its top grossing facilities on a per screen basis. During the fiscal year ended April 3, 1997, attendance per screen at the Company's megaplex theatres was 88,200 compared to 63,800 for the Company's multiplex theatres. (During 1995, the last period for which data is available, the theatrical exhibition industry in the United States averaged approximately 47,000 patrons per screen.) In addition, during the fiscal year ended April 3, 1997, average revenue per patron at the Company's megaplex theatres was $6.54 compared to $5.95 for its multiplex theatres, and operating cash flow before rent of the Company's megaplex theatres was 37% of the total revenues of such theatres, whereas operating cash flow before rent of the Company's multiplex theatres was 33% of total revenues of such theatres. As of April 3, 1997, 591 screens, or 30.2% of the Company's screens, were in megaplex and multiplex theatres with 14 or more screens and of these, 366 screens, or 18.7% of the Company's screens, were in megaplex theatres. The average number of screens per theatre operated by the Company is 8.6, compared to an average of
5.9 for the ten largest North American theatrical exhibition companies (based on number of screens) and 5.2 for all North American theatrical exhibition companies.



    The Company continually upgrades its theatre circuit by opening new theatres (primarily megaplex theatres), adding new screens to existing theatres and selectively closing unprofitable theatres. Since April 1995, the Company has opened 24 new theatres with 422 screens, representing 21.6% of its current number of screens, and has added 42 screens to existing theatres. Of these 422 screens, 366 screens were in 18 megaplex locations. Among these new theatres are the Company's first theatre in Japan, the Canal City 13, in Fukuoka, and its first theatre in Portugal, the Arrabida 20, in Porto. As of April 3, 1997, the Company had 21 new theatres under construction having an aggregate of 514 screens and was adding 44 screens to existing theatres; all of these theatres and screens will be located in the United States.



    Revenues for the Company are generated primarily from box office admissions and theatre concessions sales, which accounted for 66% and 30%, respectively, of fiscal 1997 revenues. The balance of the Company's revenues are generated primarily by the Company's on-screen advertising business, video games located in theatre lobbies and the rental of theatre auditoriums.


    AMCE has three direct wholly-owned subsidiaries, AMC, AMC Entertainment International, Inc. and National Cinema Network, Inc. All of the Company's domestic theatrical exhibition business is conducted through AMC and its subsidiaries. The Company is developing theatres in international markets through AMC Entertainment International, Inc. and its subsidiaries. The Company engages in the on-screen advertising business through National Cinema Network, Inc.

    AMCE is a Delaware corporation with its principal executive offices located at 106 West 14th Street, Kansas City, Missouri 64105-1977. Its telephone number at such address is (816) 221-4000.

BUSINESS STRATEGY

    The Company intends to expand its theatre circuit primarily by developing new theatres in major markets in the United States and select international markets. New theatres will primarily be megaplex theatres which will also be equipped with SONY Dynamic Digital Sound-TM- (SDDS-TM-) and AMC LoveSeat-TM-style seating (plush, high-backed seats with retractable armrests). Other amenities may include auditoriums with TORUS-TM- Compound Curved Screens and High Impact Theatre Systems-TM- (HITS-TM-), which enhance picture and sound quality, respectively.

    The Company's strategy of establishing megaplex theatres enhances attendance and concessions sales by enabling it to exhibit concurrently a variety of motion pictures attractive to different segments of the movie-going public. Megaplexes also allow the Company to match a particular motion picture's attendance patterns to the appropriate auditorium size (ranging from approximately 90 to 450 seats), thereby extending the run of a motion picture and providing superior theatre economics. The Company believes that megaplex theatres enhance its ability to license commercially popular motion pictures and to access economically prime real estate sites due to its desirability as an anchor tenant.

    The Company believes that the megaplex format will create a new replacement cycle for the industry. The new format raises moviegoers' expectations by providing superior viewing lines, comfort, picture and sound quality as well as increased choices of films and start times. The Company believes that consumers will increasingly choose theatres based on the quality of the movie-going experience rather than the location of the theatre. As a result, the Company believes that older, smaller theatres will become obsolete as the megaplex concept matures.

    The Company believes that significant market opportunities exist for development of modern megaplex and multiplex theatres in select international markets. The theatrical exhibition business has become increasingly global and box office receipts from international markets approximate those of the U.S. market and are rising at a faster rate. In addition, the production and distribution of feature films and demand for American motion pictures are increasing in many countries. The Company believes that its experience in developing and operating megaplex and multiplex theatres provides it with a significant advantage in developing megaplex and multiplex facilities in international markets and the Company intends to utilize this experience, as well as its existing relationships with domestic motion picture studios, to enter certain international markets. The Company's strategy in these markets is to operate leased theatres and consider partnerships or joint ventures, where appropriate, to share risk and leverage resources. Presently the Company's activities in international markets are directed toward Japan, Portugal, Spain, Hong Kong and Canada, which markets the Company believes are under screened.

THEATRICAL EXHIBITION INDUSTRY OVERVIEW

    Motion picture theatres are the primary initial distribution channel for new motion picture releases, and the Company believes that the theatrical success of a motion picture is often the most important factor in establishing its value in the cable television, videocassette and other ancillary markets. The Company further believes that the emergence of new motion picture distribution channels has not adversely affected attendance at theatres and that these distribution channels do not provide an experience comparable to that of viewing a movie in a theatre. The Company believes that the public will continue to recognize the advantages of viewing a movie on a large screen with superior audio and visual quality, while enjoying a variety of concessions and sharing the experience with a larger audience.

    Annual domestic theatre attendance has averaged approximately one billion persons since the early 1960s. In 1996, estimated domestic attendance was 1.35 billion. Fluctuations and variances in year-to-year attendance are primarily related to the overall popularity and supply of motion pictures.

    The theatrical exhibition industry in North America is comprised of over 400 exhibitors, approximately 250 of which operate four or more screens. Based on the listing of exhibitors in the National Association of Theatre Owners (NATO) 1996-97 Encyclopedia of Exhibitions, as of May 1, 1996, the ten largest exhibitors (in terms of number of screens) operated approximately 56% of the total screens, with no one exhibitor operating more than ten percent of the total screens.

             RECENT NOTE OFFERING AND AMENDMENT TO CREDIT FACILITY

    NOTE OFFERING. On March 19, 1997, AMCE sold $200 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2009 (the "Notes") in a private transaction conforming with Rule 144A and Regulation S (the "Note Offering"). The Notes were issued under an Indenture dated March 19, 1997 (the "Note Indenture") between AMCE and The Bank of New York, as Trustee. Net proceeds from the issuance of the Notes (approximately $193.8 million) were used to reduce borrowings under AMCE's $425 million credit facility (the "Credit Facility"). Amounts repaid under the Credit Facility will again be available for borrowing thereunder, and AMCE intends to utilize this increased availability to continue with its current expansion program.

    Interest on the Notes is payable on March 15 and September 15 of each year, commencing September 15, 1997. The Notes are redeemable at the option of AMCE, in whole or in part, at any time on or after March 15, 2002 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 15, 2006, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Note Indenture), each holder of the Notes will have the right to require AMCE to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes are subordinated to all existing and future senior indebtedness (as defined in the Note Indenture) of AMCE.


    AMCE has agreed to use its best efforts to (i) file and cause to become effective by August 16, 1997, a registration statement relating to a registered offer to exchange the Notes (the "Exchange Offer") for notes of AMCE with terms identical in all material respects to the Notes and (ii) cause the Exchange Offer to be consummated by September 15, 1997. If the Exchange Offer registration statement is not declared effective by August 16, 1997, AMCE has agreed that in lieu thereof it will use its best efforts to cause to become effective by September 15, 1997 a shelf registration statement with respect to the Notes. In the event that either (a) the Exchange Offer registration statement is not filed on or prior to June 17, 1997, (b) the Exchange Offer registration statement is not declared effective on or prior to August 16, 1997 or (c) the Exchange Offer is not consummated or a shelf registration statement, with respect to the Notes, is not declared effective on or prior to September 15, 1997, the interest rate borne by the Notes will increase by 0.50% per annum following June 17, 1997 in the case of clause (a) above, following August 16, 1997 in the case of clause (b) above and following September 15, 1997 in the case of clause (c) above. The aggregate amount of such increase will in no event exceed 1.00% per annum. Upon (x) the filing of the Exchange Offer registration statement after June 17, 1997, (y) the effectiveness of the Exchange Offer registration statement after August 16, 1997 or (z) the consummation of the Exchange Offer or the effectiveness of a shelf registration statement, as the case may be, after September 15, 1997, the interest rate borne by the Notes from the date of filing, effectiveness or consummation, as the case may be, will be reduced to 9 1/2%. The Exchange Offer registration statement was filed on June 13, 1997.


    The Note Indenture contains certain covenants that, among other things, restrict the ability of AMCE and its subsidiaries to: incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; purchase or redeem capital stock; enter into transactions with stockholders or certain affiliates; or consolidate, merge or sell all or substantially all of AMCE's assets, other than in certain transactions between AMCE and one or more of its wholly-owned subsidiaries and other than the Merger. All of these limitations are subject to a number of important qualifications. The Note Indenture does not impose any limitation on the incurrence by AMCE and its subsidiaries of liabilities that are not considered "Indebtedness" under the
Note Indenture, such as those that would be incurred under certain sale/leaseback transactions; nor does the Note Indenture impose any limitation on the amount of liabilities incurred by subsidiaries, if any, that might be designated as Unrestricted Subsidiaries (as defined therein). Furthermore, there are no restrictions on the ability of AMCE and its subsidiaries to make advances to, or invest in, other entities (including unaffiliated entities) and no restrictions on the ability of AMCE's subsidiaries to enter into agreements restricting their ability to pay dividends or otherwise transfer funds to AMCE. If the Notes attain "investment grade status" ( as defined in the Note Indenture), the covenants in the Note Indenture limiting AMCE's ability to incur indebtedness, pay dividends, acquire stock or engage in transactions with affiliates will cease to apply.

    The Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to or for the benefit of United States persons absent registration or an applicable exemption from the registration requirements of the Securities Act.

    AMENDMENT TO CREDIT FACILITY. On April 10, 1997, the Company and its lenders entered into an amendment and restatement of the Credit Facility, which among other matters, extended the termination date of the Credit Facility to 2004, eliminated a covenant which had restricted the amount of capital expenditures that the Company could incur during any fiscal year and modified and added certain other financial covenants. See "Information About the Company--Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 DURWOOD, INC.

    DI is a holding company whose principal shareholders are Mr. Stanley H. Durwood and AAE. Mr. Stanley H. Durwood owns 119,500, or 99%, of the 120,000 outstanding shares of DI Class A Stock, representing approximately 75% of the voting power of DI, and AAE owns 40,784, or 100%, of the DI Class B Stock, representing approximately 25% of the voting power of DI. AAE's partners are Mr. Stanley H. Durwood and the Durwood Children. Mr. Stanley H. Durwood is the sole director of DI and his son, Mr. Edward D. Durwood, is the managing general partner of AAE. DI's principal asset consists of stock of AMCE and at present it has no significant business activity other than the ownership of such stock of AMCE. DI's principal executive offices are located at 106 West 14th Street, Kansas City, Missouri 64105. Its telephone number at such address is (816) 221-4000.

                          MARKET VALUES AND DIVIDENDS

    AMCE Common Stock is publicly traded and listed on the American Stock Exchange ("AMEX") and the Pacific Stock Exchange.


    None of the AMCE Class B Stock nor DI Class A Stock or DI Class B Stock has an established public trading market. On May 3, 1996, the last trading date preceding public announcement of the Durwood Family Settlement Agreement, the reported last sale price of AMCE Common Stock on the AMEX was $25.75. On April 16, 1997, the day preceding announcement that the Merger Agreement had been entered into, the reported last sale price of the AMCE Common Stock on the AMEX
was $20.00. On     , the date preceding the date of this Proxy-- Information
Statement/Prospectus, the reported last sale price of AMCE Common Stock on the
AMEX was $    per share.



    Except for a $1.14 per share special dividend paid in August 1992, AMCE has not declared a dividend on its stock since fiscal 1989. DI has not declared a dividend on its stock since fiscal 1988.

                             SUMMARY FINANCIAL DATA


    The following tables set forth certain historical and pro forma financial data for the Company and DI. The summary financial data with respect to the Company for the five fiscal years ended April 3, 1997 has been derived from the Company's consolidated financial statements for such periods.



    The summary financial data with respect to DI for the five fiscal years ended April 3, 1997 has been derived from the audited financial statements of DI.



    The unaudited pro forma financial information of the Company as of and for the fiscal year ended April 3, 1997 has been adjusted to give effect to the Merger and Note Offering as set forth in the Notes to the Company's Condensed Pro Forma Financial Statements included elsewhere herein. Such pro forma information does not purport to represent what the Company's results of operations would have been had the Merger and Note Offering occurred on the dates presented or to project the Company's financial position or results of operations for any future period.


    The summary financial data presented herein should be read in conjunction with the audited financial statements and other historical and pro forma financial information of each of the Company and DI included elsewhere in this Proxy--Information Statement/Prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations for each of the Company and DI included elsewhere herein.

                             AMC ENTERTAINMENT INC.


                                                                                  YEAR ENDED
                                                    ----------------------------------------------------------------------
                                                     APRIL 3,      MARCH 28,      MARCH 30,    MARCH 31,       APRIL 1,
                                                    1997(1)(2)     1996(1)(2)    1995(1)(2)    1994(1)(2)      1993(2)
                                                    -----------  --------------  -----------  ------------  --------------
                                                                   (IN THOUSANDS, EXCEPT STATISTICAL DATA)
STATEMENT OF
  OPERATIONS DATA
  Total revenues..................................  $   749,597  $   655,972     $   563,344  $    586,300  $   403,775
  Depreciation and amortization...................       59,803       43,886          37,913        38,048       28,175
  Operating income................................       53,145       68,669          51,029        60,736       26,670
  Gain (loss) on disposition of assets............          (84)        (222)           (156)          296        9,638
  Earnings before extraordinary item..............       18,995       27,371          33,978        15,312        7,746
  Net earnings....................................       18,995        8,021(4)       33,978        15,312        1,263(3)
  Preferred dividends.............................        5,907        7,000           7,000           538          256
BALANCE SHEET DATA
  Cash, equivalents and investments...............  $    24,715  $    10,795     $   140,377  $    151,469  $    50,106
  Total assets....................................      718,213      483,458         522,154       501,276      374,102
  Total debt (including capital lease
    obligations)..................................      373,724      188,172         267,504       268,188      255,302
  Stockholders' equity............................      170,012      158,918         157,388       130,404       18,171
OTHER FINANCIAL DATA
  EBITDA(5).......................................  $   112,948  $   112,555     $    88,942  $     98,784  $    57,345
  Cash flows provided by operating activities.....      134,074       96,847          44,366        63,680       29,062
  Cash flows provided by (used in) investing
    activities....................................     (283,917)     (66,848)          3,664      (111,505)       4,594
  Cash flows provided by (used in) financing
    activities....................................      163,982      (90,437)         (9,116)       56,147      (21,022)
  Capital expenditures............................      253,380      120,796          56,403        10,651        8,786
STATISTICAL DATA (AT PERIOD END)
  Number of theatres operated.....................          228          226             232           236          243
  Number of screens operated......................        1,957        1,719           1,630         1,603        1,617
  Screens per theatre.............................          8.6          7.6             7.0           6.8          6.7

                                 DURWOOD, INC.*


                                                                                     YEAR ENDED
                                                          ----------------------------------------------------------------
                                                           APRIL 3,     MARCH 28,    MARCH 30,    MARCH 31,     APRIL 1,
                                                          1997(1)(2)   1996(1)(2)   1995(1)(2)    1994(1)(2)     1993(2)
                                                          -----------  -----------  -----------  ------------  -----------
                                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
  Total revenues........................................  $   749,597  $   655,972  $   563,347  $    586,305  $   403,785
  Depreciation and amortization.........................       59,447       43,537       37,569        37,701       27,834
  Operating income......................................       53,515       68,494       51,313        60,256       25,244
  Gain (loss) on disposition of assets..................          (84)        (220)        (142)          296        9,627
  Earnings before extraordinary item and minority
    interest............................................       19,514       26,541       35,355        20,847        7,723
  Net earnings (loss)...................................       10,430           23       23,796        20,074         (526)
BALANCE SHEET DATA
  Cash, equivalents and investments.....................  $    26,042  $    12,888  $   142,754  $    152,979  $    50,596
  Total assets..........................................      717,972      481,827      521,735       500,060      370,229
  Total debt (including capital lease obligations)......      373,724      188,172      267,548       268,233      255,346
  Minority interest.....................................      102,015      109,721      109,285       104,859        2,758
  Stockholders' equity..................................       66,170       47,476       46,891        23,095        6,719
OTHER FINANCIAL DATA
  EBITDA (5)............................................  $   112,962  $   112,031  $    88,882  $     97,957  $    55,578
  Cash flows provided by operating activities...........      126,218       89,998       38,453        65,132       27,144
  Cash flows provided by (used in) investing
    activities..........................................     (282,749)     (66,998)       3,350      (111,047)       5,350
  Cash flows provided by (used in) financing
    activities..........................................      169,904      (83,722)      (2,022)       55,257      (19,412)
  Capital expenditures..................................      253,380      120,796       56,701        10,672        8,773


--------------


* Because AMCE is a majority owned subsidiary of DI, the information shown includes the financial results of AMCE.

                                                                              AMCE
                                                                          PRO FORMA(6)
                                                                           YEAR ENDED
                                                                         APRIL 3, 1997
                                                                 ------------------------------
                                                                    MERGER & NOTE
                                                                  OFFERING COMBINED    MERGER
                                                                 -------------------  ---------
                                                                         (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA

  Total revenues...............................................      $   749,597      $ 749,597

  Depreciation and amortization................................           59,803         59,803

  Operating income.............................................           53,145         53,145

  Gain (loss) on disposition of assets.........................              (84)           (84)

  Net earnings.................................................           13,275         18,995

  Preferred dividends..........................................            5,907          5,907

BALANCE SHEET DATA

  Cash, equivalents and investments............................      $    24,715      $  24,715

  Total assets.................................................          718,213        718,213

  Total debt (including capital lease obligations).............          373,724        373,724

  Stockholders' equity.........................................          169,012        169,012

OTHER FINANCIAL DATA

  EBITDA(5)....................................................      $   112,948      $ 112,948

  Cash flows provided by operating activities..................          134,074        134,074

  Cash flows provided by (used in) investing activities........         (283,917)      (283,917)

  Cash flows provided by (used in) financing activities........          163,982        163,982

  Capital expenditures.........................................          253,380        253,380


--------------

(1) Fiscal 1997, 1996, 1995 and 1994 include the effects from the acquisition of Exhibition Enterprises Partnership ("EEP") on May 28, 1993.


(2) Fiscal 1997 consists of 53 weeks. All other years have 52 weeks.


(3) Fiscal 1993 includes a $6,483,000 extraordinary loss equal to $.40 per common share.

(4) Fiscal 1996 includes a $19,350,000 extraordinary loss equal to $1.15 per common share.


(5) Represents operating income plus depreciation and amortization plus estimated loss on future disposition of assets. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP). EBITDA as determined by the Company may not be comparable to EBITDA as reported by other companies. In addition, EBITDA is not intended to represent cash flow and does not represent the measure of cash available for discretionary uses. EBITDA is a non-GAAP measure, but has been used by lenders and stockholders as additional information for estimating the Company's value and evaluating its ability to service debt.



(6) The pro forma Statement of Operations Data for the fiscal year ended April 3, 1997 give effect to the Merger and Note Offering described elsewhere herein, as though such transactions had occurred at the beginning of the period. The pro forma Balance Sheet Data gives effect to the Merger as though it had occurred on April 3, 1997. See the Company's Condensed Pro Forma Financial Statements and the Notes thereto included elsewhere in this Proxy--Information Statement/Prospectus.

                            PRO FORMA PER SHARE DATA


    The following table sets forth the income from continuing operations and book value per common share of AMCE and DI for the period indicated. This comparison should be read in conjunction with the pro forma selected financial statements and the historical financial statements and the notes thereto included elsewhere herein. Neither AMCE nor DI paid any cash dividends on their common shares during the periods indicated. AMCE pays quarterly dividends of $.4375 per share on its Convertible Preferred Stock.



                                                                                YEAR ENDED
                                                                               -------------
                                                                               APRIL 3, 1997
                                                                               -------------
INCOME PER SHARE FROM CONTINUING OPERATIONS
AMCE Historical:
  Primary....................................................................   $     .74
  Fully diluted..............................................................         .73
Pro Forma AMCE for Merger:
  Primary....................................................................   $     .74
  Fully diluted..............................................................         .73
Pro Forma AMCE for Merger & Note Offering:
  Primary....................................................................   $     .42
  Fully diluted..............................................................         .41

DI Historical:
  Primary....................................................................   $   63.96
  Fully diluted..............................................................       63.24
Equivalent Pro Forma DI (excluding Note Offering):
  Primary....................................................................   $     .71(1)
  Fully diluted..............................................................         .70(1)

BOOK VALUE PER COMMON SHARE
AMCE Historical..............................................................   $    4.93
Pro Forma AMCE for Merger....................................................        4.87
Pro Forma AMCE for Merger & Note Offering....................................        4.87

DI Historical................................................................   $  422.91
Equivalent Pro Forma DI (excluding Note Offering)............................        4.87(1)


--------------

(1) Reflects the effect to DI of the pre-Merger activities provided for in the Pre-Merger Action Plan (Exhibit A to the Merger Agreement). Does not consider the Note Offering and its effect on DI.

                                  RISK FACTORS

    In connection with the transactions contemplated by this Proxy--Information Statement/Prospectus, the following should be considered.

CONTROLLING STOCKHOLDERS


    Voting control of AMCE is vested in the holders of AMCE Class B Stock, subject to the right of holders of AMCE Common Stock to elect 25% of the members of the AMCE Board. As of May 19, 1997, Mr. Stanley H. Durwood and the Durwood Children, through DI, beneficially owned all of the shares of outstanding AMCE Class B Stock and 2,641,951 shares of outstanding AMCE Common Stock (38.8% of the issued and outstanding shares of AMCE Common Stock as of such date), which in the aggregate represented 96.5% of the voting interest in AMCE as of such date. Therefore, Mr. Stanley H. Durwood has the ability to elect or remove a majority of the AMCE Board. See "Information about the Company-- Management of the Company" and "The Merger--General Effects of the Merger." Mr. Stanley H. Durwood has recently undergone surgery for esophageal cancer.


    The 1989 Trust and the 1992 Trust hold approximately 75% of the voting power of the outstanding capital stock of DI. The 1992 Trust is the record owner of such DI shares, and has issued voting trust certificates to the 1989 Trust. Mr. Stanley H. Durwood is the sole acting trustee of these trusts; the named successor trustees under Mr. Stanley H. Durwood's trusts are Messrs. Charles J. Egan, Jr., a director of AMCE, and Raymond F. Beagle, Jr., general counsel to the Company. Under the terms of the 1992 Trust, Mr. Durwood has all voting powers with respect to shares held therein during his lifetime. Thereafter, all voting rights with respect to such shares vest in his successor trustees and any additional trustees whom they might appoint, who shall exercise such rights by majority vote. Unless revoked by Mr. Stanley H. Durwood or otherwise terminated or extended in accordance with its terms, the 1992 Trust will terminate in the year 2030.


    After giving effect to the Merger and Secondary Offering (and disregarding shares which may be acquired by Mr. Stanley H. Durwood upon the exercise of employee stock options and shares which the Durwood Children might acquire under the Share Adjustment), (i) Mr. Stanley H. Durwood will own approximately 4.5 million shares of AMCE Class B Stock, and (ii) the Durwood Children will own an aggregate of approximately 6.3 million shares of AMCE Common Stock. Based on the number of shares outstanding as of May 19, 1997 (a) such shares of AMCE Class B Stock to be owned by Mr. Stanley H. Durwood will be 100% of the outstanding shares of such class, will entitle him to elect a majority of the AMCE Board and will represent 77.0% of the voting interest in AMCE (70.4% assuming full conversion of Convertible Preferred Stock), and (b) the AMCE Common Stock to be owned by the Durwood Children will represent 46.6% of the shares of AMCE Common Stock (33.1% assuming full conversion of Convertible Preferred Stock), representing 10.7% of the voting interest in AMCE (9.8% assuming full conversion of Convertible Preferred Stock).


    As a result of their ownership of shares of AMCE Common Stock after the Merger and because attendance at stockholders meetings generally is less than 100%, any corporate action requiring the approval of the holders of AMCE Common Stock voting as a class may as a practical matter require the approval of the Durwood Children instead of Mr. Stanley H. Durwood, as is presently the case. Matters requiring approval of holders of the AMCE Common Stock voting as a class include any proposed amendment to AMCE's Certificate of Incorporation changing the authorized number or par value of shares of AMCE Common Stock or altering the powers, preferences or special rights of the shares of such class so as to affect them adversely. See "Comparison of Rights of Holders of AMCE Stock and DI Stock--Voting Rights--Requisite Voting Percentage in General and in Certain Extraordinary Matters."

    Holders of AMCE Common Stock are entitled to elect 25% of the AMCE Board. As stated above, the Durwood children will hold approximately 47% of the shares of AMCE Common Stock after the Merger and Secondary Offering. For a period of three years after the Effective Time of the Merger, the Durwood

Children will grant an irrevocable proxy to vote their shares of AMCE Common Stock for each candidate to the AMCE Board in the same proportion as the aggregate votes cast by all other stockholders not affiliated with AMCE, its directors and officers. Also, the Durwood Children will agree during such period not to become a member of any group (other than a group of Durwood Family Stockholders), solicit proxies or enter into any arrangement or agreement with respect to voting shares. See "The Merger-- Material Terms of the Merger--The Stock Agreement."

RESTRICTIONS ON TRANSFER

    Under the Stock Agreement, whose execution by the Durwood Family Stockholders is a condition to the Merger, AMCE will have a right of first refusal for a period of three years with respect to any shares of AMCE Common Stock that the Durwood Children wish to sell in a transaction exempt from registration under the Securities Act, except for such shares sold in a broker's transactions. During such period, the Durwood Family Stockholders may not transfer stock by gift to any person or entity unless such person or entity agrees to be bound by the Stock Agreement, provided that each Durwood Family Stockholder may transfer up to 5% of the shares of AMCE stock he or she receives in the Merger to certain charitable assignees (as defined in the Stock Agreement). Under the Stock Agreement, each Durwood Family Stockholder generally must agree that he or she will not sell more than 50% of his or her AMCE stock (or, in the case of Mr. Stanley H. Durwood, an additional amount) for two years. See "The Merger--Material Terms of the Merger--The Stock Agreement." Pursuant to the Indemnification Agreement, a portion of the shares received by each Durwood Family Stockholder must be deposited in escrow under an Escrow Agreement. See "The Merger Agreement--Material Terms of the Merger--The Indemnification Agreement--Other Agreements."

    The Durwood Family Stockholders may be considered "affiliates" of DI and AMCE as such term is defined under the Securities Act. Shares of AMCE received in the Merger by those who are affiliates will be subject to applicable restrictions under Rule 145 and Rule 144 promulgated under the Securities Act, which are summarized below.


    Prior to the expiration of one year after the Merger, Durwood Family Stockholders who were affiliates of DI (whether or not they are also affiliates of AMCE) may publicly sell securities of AMCE acquired in the Merger only in a registered offering or in compliance with Rule 144. Generally, a sale will comply with Rule 144 only if (i) AMCE has filed all reports required of it under
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for a period of twelve months preceding the date of any such sale, (ii) the number of securities sold by a person does not exceed the volume limitations imposed by Rule 144 (generally, the greater of the average weekly reported trading volume in AMCE Common Stock during the four calendar weeks preceding the filing of the notice discussed below or 1% of the outstanding shares of AMCE Common Stock may be sold during any three month period by a person and those with whom he or she may be acting in concert), (iii) the sale is made in a "broker's transaction", as defined in Rule 144, or in a transaction directly with a "market maker", as permitted by such Rule, and (iv) notice of the sale is filed with the Commission and the AMEX concurrently with the placement of any order with a broker or the execution of a transaction with a market maker.


    Commencing one year after the date of the Merger, Durwood Family Stockholders who were affiliates of DI but who are not then affiliates of AMCE may publicly sell securities acquired in the Merger without restriction under Rule 145 or Rule 144 provided that AMCE has filed all reports required of it under Section 13 of the Exchange Act for a period of twelve months preceding the date of any such sale.

    Commencing two years after the date of the Merger, Durwood Family Stockholders who were affiliates of DI but who are not then affiliates of AMCE may publicly sell securities acquired in the Merger without restriction under Rule 145 or Rule 144.

SHARES ELIGIBLE FOR FUTURE SALE


    Based on the number of shares outstanding on May 19, 1997, upon consummation of the Merger (and disregarding any fractional shares which are paid for in cash in the Merger), there will be 12,945,639 shares of AMCE Common Stock outstanding, 5,015,657 shares of AMCE Class B Stock outstanding, which are convertible into a like number of shares of AMCE Common Stock, and 3,175,800 shares of Convertible Preferred Stock outstanding, which are presently convertible into 5,475,079 shares of AMCE Common Stock. Of the shares of AMCE Common Stock outstanding or issuable upon conversion of the Convertible Preferred Stock, approximately 9.6 million will be freely tradeable without restriction or registration under the Securities Act. Additional shares of AMCE Common Stock, including shares issuable upon exercise of options, will also become eligible for sale in the public market from time to time. See "Restrictions on Resale." Although the Special Committee and the AMCE Board believe that the Merger and Secondary Offering will increase the public float and liquidity, which may reduce the volatility of daily stock price changes, narrow the bid/asked spread and increase institutional investor interest in AMCE Common Stock (see "The Merger--Report of Advisors--Reasons for Recommendations"), sales of substantial amounts of AMCE Common Stock in the public market pursuant to Rule 144 or otherwise, or even the potential of such sales, could adversely affect the prevailing market price of AMCE Common Stock and impair AMCE's ability to raise additional capital through the sale of equity securities.


                            THE AMCE SPECIAL MEETING

DATE, TIME AND PLACE OF MEETING; RECORD DATE; VOTING RIGHTS


    This Proxy--Information Statement/Prospectus is furnished in connection with the solicitation of the enclosed proxy by the AMCE Board for use at the AMCE Special Meeting to be held at 2:00 p.m. local time on July 29, 1997, at the offices of Lathrop & Gage L.C., 2345 Grand Avenue, 24th Floor, Kansas City, Missouri. This Proxy--Information Statement/Prospectus and the accompanying proxy are being mailed to all stockholders of AMCE (including holders of Convertible Preferred Stock) on or about June 25, 1997.



    The AMCE Board has established June 19, 1997, as the AMCE Record Date for the AMCE Special Meeting. Only stockholders of record at the close of business on the AMCE Record Date are entitled to notice of the AMCE Special Meeting, and only holders of AMCE Common Stock and AMCE Class B Stock on the AMCE Record Date are entitled to vote at the AMCE Special Meeting and any adjournments thereof. At the close of business on the AMCE Record Date, there were outstanding [6,804,296] shares of AMCE Common Stock and 11,157,000 shares of AMCE Class B Stock. At the AMCE Special Meeting, the shares of AMCE Common Stock and AMCE Class B Stock shall vote together as a single class, with each outstanding share of AMCE Common Stock having one vote per share and each outstanding share of AMCE Class B Stock having ten votes per share.


PURPOSE OF THE AMCE SPECIAL MEETING


    At the AMCE Special Meeting, AMCE stockholders eligible to vote thereat will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. A copy of the Merger Agreement is attached as Annex 1 to this Proxy--Information Statement/Prospectus. If the Merger Agreement receives the requisite approval of stockholders of AMCE and DI (including approval of the holders of a majority of shares of AMCE Common Stock present or represented by proxy and voting at the AMCE Special Meeting, other than those shares held by DI, the Durwood Family Stockholders, their spouses, their children living in the same household and directors and officers of AMCE), (i) shares of AMCE Common Stock and Convertible Preferred Stock held by AMCE stockholders other than DI will remain issued and outstanding and will not be exchanged, (ii) each share of AMCE Common Stock and AMCE Class B Stock held by DI will be canceled, (iii) each share of DI Class A Stock presently held by

Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 32.142857 shares of AMCE Class B Stock, so that the 119,500 shares of DI Class A Stock presently held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 3,841,071 shares of AMCE Class B Stock, (iv) each share of DI Class A Stock presently held by persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 32.142857 shares of AMCE Common Stock, so that the 500 shares of DI Class A Stock presently held by persons other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 16,071 shares of AMCE Common Stock, (v) each share of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into and exchanged for 243.767528 shares of AMCE Class B Stock, so that the 4,818.4664 shares of DI Class B Stock to be held by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be convertible into and exchangeable for an aggregate of 1,174,586 shares of AMCE Class B Stock, and
(vi) each share of DI Class B Stock to be held by the Durwood Children will be converted into and exchanged for 243.767341 shares of AMCE Common Stock, so that the 35,965.5336 shares of DI Class B Stock to be held by the Durwood Children will be convertible into and exchangeable for an aggregate of 8,767,223 shares of AMCE Common Stock.

VOTE REQUIRED FOR THE MERGER


    Under AMCE's Certificate of Incorporation and the DGCL, the approval of the holders of a majority of the votes of outstanding shares of AMCE Common Stock and AMCE Class B Stock entitled to notice of and to vote at the AMCE Special Meeting, voting as a single class, is required to approve the Merger Agreement, with each share of AMCE Common Stock being entitled to one vote and each share of AMCE Class B Stock being entitled to ten votes. In determining whether the Merger has received the vote required under the DGCL, abstentions and broker non-votes will have the effect of a negative vote. In addition, upon the recommendation of the Special Committee, a condition to the Merger is that the Merger Agreement also be approved by the holders of a majority of the shares of AMCE Common Stock present or represented by proxy and voting at the AMCE Special Meeting, other than those held by DI, the Durwood Family Stockholders, their spouses, their children sharing the same house and directors and officers of AMCE; if the Merger is not so approved, the Merger Agreement will be terminated and the proposed Merger abandoned. Under Delaware case law, an abstention is regarded as a voluntary decision not to vote, and, accordingly, in determining whether the special approval requirement referred to in the preceding sentence is satisfied, only yeas and nays will be counted and abstentions and broker non-votes will not be counted.


    THE SPECIAL COMMITTEE AND THE AMCE BOARD RECOMMEND THAT THE STOCKHOLDERS OF AMCE VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

PROXIES


    Properly executed and dated proxies which are received by AMCE prior to the AMCE Special Meeting will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted for the proposal to approve and adopt the Merger Agreement. A proxy may be revoked at any time before being voted by written notice to such effect received by the Secretary of AMCE before the proxy is voted at the Special Meeting, by delivery to AMCE of a subsequently dated proxy or by a vote cast in person at the AMCE Special Meeting by written ballot.


    A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting and any adjournments thereof. The AMCE Board is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business. However, if any such other business does come before the meeting, shares represented by proxies given pursuant to this solicitation will be voted by the persons named in the proxy in accordance with their best judgment. A proxy also confers discretionary authority on the persons named therein to vote on matters incident to the conduct of the meeting.

COSTS OF SOLICITATION


    AMCE and DI will share all of the expenses in connection with printing this Proxy--Information Statement/Prospectus. The costs of solicitation of proxies also will be shared by AMCE and DI. Mr. Stanley H. Durwood and Delta have agreed to indemnify AMCE against all of DI's expenses and for 50% of AMCE's expenses in connection with the Merger (subject to offset for certain Credit Amounts). See "The Merger--Material Terms of the Merger--Indemnification Agreement--Other Indemnification" and "--Other Agreements." If the Merger is not consummated for any reason other than as a result of a termination by the AMCE Board for a Specified Reason or Without Cause (as such terms are defined in the Merger Agreement), DI will be responsible for all of its expenses and all of AMCE's expenses; if the Merger is terminated for a Specified Reason or Without Cause, DI shall be responsible for all of its expenses and 50% of AMCE's expenses. See "The Merger--Material Terms of the Merger--The Merger Agreement--Merger Expenses." AMCE will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy--Information Statement/ Prospectus and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of AMCE Common Stock.



    AMCE has retained D.F. King & Co., Inc. to provide proxy solicitation services in connection with the AMCE Special Meeting. AMCE will reimburse D.F. King & Co., Inc.'s expenses in connection with its services and pay it a fee consisting of an $8,000 base fee and reimbursement of out of pocket expenses. AMCE stockholder proxies also may be solicited by directors, executive officers or employees of AMCE in person, by letter or by telephone or telegram. No additional compensation will be paid to those persons for such service.

                                   THE MERGER

BACKGROUND OF THE MERGER

    APPOINTMENT OF SPECIAL COMMITTEE. On October 5, 1994, the AMCE Board formed the Special Committee, consisting of Messrs. Charles J. Egan, Jr. and Paul E. Vardeman, the only two members of the AMCE Board at the time who were not Durwood Family Stockholders or employees of AMCE, to review and consider the possible merger of DI into AMCE and certain related transactions, which included the Secondary Offering of shares of AMCE Common Stock to be received in the Merger by the Durwood Family Stockholders. If the Special Committee considered the Merger to be in the best interests of AMCE and its unaffiliated stockholders, it was to negotiate the terms of the Merger and related transactions and to make recommendations to the full AMCE Board in this connection. The Special Committee was given the full power and authority of the AMCE Board to reject the Merger.

    As more fully described below, the Special Committee recommended that the New Independent Directors approve and that the full AMCE Board approve and adopt the Merger Agreement relating to the Merger and recommend that AMCE stockholders approve and adopt the Merger Agreement. The Special Committee also recommended that the New Independent Directors and the full AMCE Board approve certain related agreements and take the necessary steps to register the sale in the Secondary Offering of certain of the shares of AMCE Common Stock to be received in the Merger by the Durwood Family Stockholders.


    ORGANIZATION AND OWNERSHIP OF AMCE AND DI. AMCE was formed in 1983 as the result of a reorganization involving DI and AMC. Prior to the reorganization, DI owned approximately 99% of American Multi-Cinema, Inc.'s capital stock. Following the reorganization and related transactions, including the offering to the public of shares of AMCE Common Stock, DI owned 100% of AMCE's Class B Stock and approximately 43% of AMCE's Common Stock. As of May 19, 1997, DI owned 38.8% of the outstanding AMCE Common Stock and 100% of the outstanding AMCE Class B Stock, representing in the aggregate 96.5% of the combined voting power of the outstanding shares of AMCE Common Stock and AMCE Class B Stock as of such date.


    DI was formed in 1947. In 1982, Mr. Stanley H. Durwood was DI's sole shareholder. In that year, Mr. Stanley H. Durwood recapitalized DI and exchanged all of his DI stock for 120,000 shares of DI Class A Stock and 40,784 shares of DI Class B Stock. The shares of DI Class A Stock are entitled to preferences on liquidation aggregating $450 per share, for a total of $54 million.

    Following DI's recapitalization, Mr. Stanley H. Durwood gave 25% of his DI Class B shares to the Durwood Children in equal amounts. Mr. Stanley H. Durwood and each of his children then contributed all of their DI Class B shares to AAE. In exchange for the contribution of their DI Class B shares to AAE, the Durwood Children received equal 1/6 interests in AAE as general partners. In exchange for his contribution, Mr. Stanley H. Durwood received a preferred limited partnership interest in AAE having a fixed value on liquidation, plus a right to an annual cumulative distribution equal to 14% of this value. Upon liquidation of AAE, Mr. Stanley H. Durwood is entitled to receive partnership assets worth the current value of his preferred limited partnership share.

    Prior to December 26, 1991, the Company engaged AAE for the purposes of executing film license contracts and providing related accounting and financial management services. Effective December 26, 1991, the Company began to execute film rental agreements directly with distributors and stopped using AAE for such services. In 1992, AAE ceased all business activity and since then has been unable to meet its annual distribution obligation to Mr. Stanley H. Durwood, which continues to accumulate.

    Chart I below illustrates how Mr. Stanley H. Durwood and his children hold their interests in AMCE indirectly through two entities. The Durwood Family Stockholders own interests in AAE which, together with Harvard College and the 1989 Trust and 1992 Trust, owns DI, which in turn owns 38.8% of the outstanding AMCE Common Stock and 100% of the outstanding AMCE Class B Stock as of May 19, 1997.



                                    [GRAPH]



(THE GRAPHIC MATERIAL SET FORTH AT THIS POINT IS A CHART WHICH SHOWS THE CURRENT OWNERSHIP STRUCTURE OF AMCE. DURWOOD, INC. IS SHOWN AS THE PRINCIPAL STOCKHOLDER OF AMCE, OWNING 2,641,951 SHARES (OR 38.8% OF AMCE COMMON STOCK) AND 11,157,000 SHARES (OR 100%) OF AMCE CLASS B STOCK. THE OWNERS OF DURWOOD, INC. ARE SHOWN AS AMERICAN ASSOCIATED ENTERPRISES, OWNING 40,784 SHARES OF DI CLASS B STOCK, HARVARD COLLEGE, OWNING 500 SHARES OF DI CLASS A STOCK, AND THE 1989 AND 1992 TRUSTS, OWNING 119,500 SHARES OF DI CLASS A STOCK. THE OWNERS OF AMERICAN ASSOCIATED ENTERPRISES ARE SHOWN AS THE 1989 AND 1992 TRUSTS, OWNING A PREFERRED LIMITED PARTNERSHIP INTEREST, AND THE DURWOOD CHILDREN, OWNING GENERAL PARTNERSHIP INTERESTS.)


    As can be seen in Chart I, the Durwood Family Stockholders do not hold AMCE stock directly. Each holds an interest in AAE and (except for Mr. Stanley H. Durwood, who has a direct interest through the 1989 Trust and the 1992 Trusts) an indirect interest in DI, which holds AMCE Common Stock and AMCE Class B Stock. There is no public market for interests in AAE or DI and these holdings are essentially illiquid. In addition, an individual member of the Durwood family has no real ability by his or her decision alone to sell the shares of AMCE Common Stock or AMCE Class B Stock that he or she indirectly owns.

    GENESIS OF PROPOSAL FOR THE MERGER AND SECONDARY OFFERING. In the spring of 1994, the Durwood Children began suggesting to Mr. Stanley H. Durwood that AAE should be liquidated and the AMCE stock held by DI distributed in accordance with the economic interests of DI's shareholders as then reflected in the value of the AMCE shares which DI held. The reasons the Durwood Children sought these steps were to terminate AAE's escalating obligations to Mr. Stanley H. Durwood, which diminished the value of their interests in AMCE, and to eliminate AAE and DI as separate legal entities, thereby enabling the Durwood Family Stockholders to hold their interests in AMCE directly (in the form of a marketable security) rather than indirectly through ownership of stock of DI or partnership interests in AAE. After lengthy and difficult negotiations between Mr. Stanley H. Durwood and the Durwood Children involving resolution of valuation issues and other matters involving the relationships among the Company, Mr. Stanley H. Durwood and the Durwood Children, a proposal was developed whereby AAE was to be liquidated (see Chart II below) and DI was to be merged into AMCE (see Chart III below). The result of these transactions would be that the Durwood Family Stockholders would hold their interests in AMCE stock directly and would then be able to make a public sale of all or part of these interests. AMCE was asked to consider engaging in the Merger and related transactions.

    Chart II shows the structure following the liquidation of AAE but prior to the Merger. Besides the elimination of AAE, Chart II also reflects the conversion of 6,141,343 shares of AMCE Class B Stock into AMCE Common Stock pursuant to the terms of the AMCE Class B Stock.


                                    [GRAPH]



(THE GRAPHIC MATERIAL SET FORTH AT THIS POINT IS A CHART WHICH SHOWS THE OWNERSHIP STRUCTURE OF AMCE AFTER GIVING EFFECT TO THE LIQUIDATION OF AMERICAN ASSOCIATED ENTERPRISES AND THE CONVERSION OF 6,141,343 SHARES OF AMCE CLASS B STOCK INTO 6,141,343 SHARES OF AMCE COMMON STOCK. DURWOOD, INC. IS SHOWN AS THE PRINCIPAL STOCKHOLDER OF AMCE, OWNING 8,783,294 SHARES OF AMCE COMMON STOCK AND 5,015,657 SHARES OF AMCE CLASS B STOCK. THE OWNERS OF DURWOOD, INC. ARE SHOWN AS THE DURWOOD CHILDREN, OWNING 35,965.5331 SHARES OF DI CLASS B STOCK, THE 1989 AND 1992 TRUSTS, OWNING 119,500 SHARES OF DI CLASS A STOCK AND 4,818.4664 SHARES OF DI CLASS B STOCK, AND HARVARD COLLEGE, OWNING 500 SHARES OF DI CLASS A STOCK.)



    Chart III shows the ownership structure after the Merger. By acquiring DI in the Merger, AMCE will receive the same number of shares of AMCE Common Stock and AMCE Class B Stock as AMCE will issue in the Merger to stockholders of DI (except for fractional shares). Accordingly, the aggregate number of outstanding shares of AMCE will not change as a result of the Merger, although the number of shares of AMCE Common Stock will increase and the number of shares of AMCE Class B Stock will decrease. However, as a result of the Merger (and the conversion of AMCE Class B Stock into AMCE Common Stock immediately prior thereto and in connection therewith), the percentage of shares of outstanding AMCE Common Stock held by unaffiliated stockholders will decrease from 61.2% to 32.3%, based on shares outstanding as of May 19, 1997, and the voting interest in AMCE of unaffiliated stockholders will increase from 3.5% as of such date to 6.6% after the Merger.



(THE GRAPHIC MATERIAL SET FORTH AT THIS POINT IS A CHART WHICH SHOWS THE OWNERSHIP STRUCTURE OF AMCE AFTER GIVING EFFECT TO THE MERGER. THE PRINCIPAL STOCKHOLDERS OF AMCE ARE SHOWN AS THE DURWOOD CHILDREN, OWNING 8,767,223 SHARES OF AMCE COMMON STOCK, HARVARD COLLEGE, OWNING 16,071 SHARES OF AMCE COMMON STOCK, AND THE 1989 AND 1992 TRUSTS, OWNING 5,015,657 SHARES OF AMCE CLASS B STOCK.)



    Because Mr. Stanley H. Durwood, Chairman of the Board of AMCE and its principal stockholder, Mr. Edward D. Durwood and other Durwood Family Stockholders are partners in AAE and indirectly owners of DI and would also be sellers in a secondary offering, the AMCE Board, by unanimous written consent on October 5, 1994, established the Special Committee composed of the only two members of the AMCE Board at that time who were not Durwood Family Stockholders or employees of AMCE.



    Preliminary drafts of a merger agreement and related documents were prepared by counsel for the Company in consultation with management and provided to the Special Committee and representatives of the Durwood Children. Generally, these documents provided for (i) the termination of AAE, (ii) the merger of DI into AMCE, (iii) a registration rights agreement providing for one demand registration of shares received by the Durwood Family Stockholders in the Merger, and (iv) a stock agreement imposing certain obligations and limitations on the Durwood Children with respect to such matters as the solicitation of proxies and the voting and sale of shares received by them in the Merger. These drafts contemplated that AMCE would pay its expenses incurred in connection with the Merger and its internal expenses incurred in connection with a secondary offering by the Durwood Family Stockholders.



    INITIAL ACTIONS BY THE SPECIAL COMMITTEE. The Special Committee held its initial meeting on October 11, 1994. The Special Committee retained Hughes Hubbard & Reed LLP as Special Counsel. It also retained Furman Selz as financial advisor initially to assist in the valuation of DI and to advise the Special Committee concerning the AMCE/DI exchange ratio in the Merger and the benefits to AMCE and its unaffiliated stockholders of the Merger. Subsequently, Furman Selz also advised the Special Committee on the terms of the Secondary Offering. The Special Committee chose Furman Selz because the firm is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities and valuations for other corporate purposes, has considerable expertise in the entertainment industry and one of the members of the Special Committee had a favorable prior experience with Furman Selz.


    KPMG Peat Marwick LLP ("KPMG") was also retained to assist in connection with the Special Committee's review of DI and its subsidiaries and certain accounting aspects of the Merger.


    In this initial consideration, the Special Committee saw important benefits to AMCE and its unaffiliated stockholders from the simplification of the ownership structure of the Company through the Merger. The Special Committee was also of the view that by increasing the float and liquidity of the AMCE Common Stock, a secondary offering might make it easier for stockholders to sell their shares or buy additional ones (because there would be more potential buyers and sellers and more shares available to buy and sell), might make the market price of the stock less volatile and might narrow the bid/asked spread.


    On this preliminary basis, the Special Committee believed it advisable to proceed with its investigation of DI and begin the negotiation of the terms of the Merger and the Secondary Offering.

    SUBSEQUENT MEETINGS OF THE SPECIAL COMMITTEE. On November 10, 1994, the Special Committee received a preliminary report from KPMG on the results to date of their limited procedures performed with respect to DI and its subsidiaries, excluding the Company. The procedures dealt principally with assets and liabilities that it was later agreed were to be removed from DI and not be acquired or assumed by AMCE in the Merger.

    Negotiations concerning the Merger were then suspended while Mr. Stanley H. Durwood and the Durwood Children conducted further lengthy discussions concerning the value of their interests in DI and AAE and negotiated the number of shares that should be allocated to the Durwood Children and Mr. Stanley H. Durwood in a merger between DI and AMCE.

    On July 18, 1995, following resumption of negotiations concerning the Merger, the Special Committee met and identified several aspects of the Merger and the Secondary Offering that would be of major importance to it and that it would seek in the negotiations:

    - At the time of the Merger, DI should have as few assets (apart from AMCE capital stock) as possible. This would make valuation of DI easier.

    - AMCE should be indemnified by Mr. Stanley H. Durwood and/or members of his family for any liability resulting from a detailed set of representations, including representations concerning DI and actions taken prior to the Merger by DI and AAE in their restructuring.

    - AMCE should not indemnify Mr. Stanley H. Durwood for any breaches of AMCE's representations.

    - Parameters for the Secondary Offering acceptable to the Special Committee should be finalized prior to signing the Merger Agreement.

    - Mr. Stanley H. Durwood and/or the Durwood Children should bear part of AMCE's expenses relating to the Merger and the Secondary Offering.

    - Because of the importance of the Secondary Offering to AMCE and its unaffiliated stockholders, Mr. Stanley H. Durwood and/or the Durwood Children should make a cash payment to AMCE and bear all of AMCE's expenses if the Merger was consummated but the Secondary Offering was not for certain reasons.

    - The Merger should be subject to approval by the holders of a majority of the AMCE Common Stock held by persons not affiliated with the management of AMCE or the Durwood Family Stockholders voting on the Merger.

    At meetings on August 10, 16 and 21, 1995, the Special Committee met to discuss the major tasks involved in the Merger and Secondary Offering and to review the Merger Agreement and Indemnification Agreement. See "Material Terms of the Merger" for a summary of the terms of these agreements.


    On August 22, 1995, the Special Committee received comments from counsel for AMCE on the draft agreements. In addition, the Special Committee was briefed on the status of preliminary settlement negotiations relating to the Derivative Action. The Committee was told that among the possible settlement provisions being discussed was a requirement that DI merge into AMCE and that the Durwood Family Stockholders sell shares of AMCE Common Stock to the public.



    On August 24, 1995, the Special Committee met to discuss the nature of the reimbursement of Company expenses and other payments it would seek from the Durwood Family Stockholders if the Merger occurred but the Secondary Offering did not occur. The Special Committee was also advised by counsel for the Durwood Family Stockholders that the Durwood Family Stockholders needed to discuss further certain issues associated with the Secondary Offering and the restructuring of DI and the allocation of the costs of the transactions among the Durwood Family Stockholders.


    On January 22, 1996, Mr. Stanley H. Durwood tentatively agreed with the Durwood Children, in the context of a comprehensive settlement of disputed issues between them respecting the Merger, that he would pay any of AMCE's expenses of the proposed merger and secondary offering that were allocated to DI or, in certain instances, the Durwood Family Stockholders, in the Merger Agreement to the extent that such expenses exceeded certain assets of Delta at the Effective Time of the Merger.

    Between January 22 and May 3, 1996, the Durwood Family Stockholders circulated written drafts of an agreement (the "Durwood Family Settlement Agreement"), which was executed on May 3, 1996 by the last of the parties to sign. The Durwood Family Settlement Agreement provides, among other matters, that, subject to satisfaction or waiver of all conditions precedent to the Merger, (i) Mr. Stanley H. Durwood will receive 5,015,657 shares of AMCE Class B Stock for his interests in DI and AAE and the Durwood Children will receive an aggregate of 8,767,223 shares of AMCE Common Stock for their interests, (ii) within 12 months after the proposed Merger of DI and AMCE, the Durwood Family Stockholders will offer an aggregate minimum of 3,000,000 shares of AMCE Common Stock in a secondary offering, of which 500,000 shares (after conversion of an equal number of shares of AMCE Class B Stock into AMCE Common Stock) will be sold by Mr. Stanley H. Durwood or any of his charitable donees who independently agrees to participate in the Secondary Offering and the balance by the Durwood Children or any of their charitable donees who independently agrees to participate in the Secondary Offering, (iii) Mr. Stanley H. Durwood will pay the Durwood Children up to $20 million in shares of AMCE Common Stock if and to the extent the price received by them in the sale of 2,500,000 shares of AMCE Common Stock in the Secondary Offering is less than $18 per share (net of applicable underwriting commissions) (the "Share Adjustment") and (iv) for three years after the Merger, the Durwood Children will give a proxy to the Secretary and each Assistant Secretary of AMCE to vote their shares of AMCE Common Stock for each candidate for the AMCE Board in the same proportionate manner as the aggregate votes cast in such elections by all other holders of AMCE Common Stock not affiliated with AMCE, its directors and officers. The Durwood Family Settlement Agreement also contains other provisions relating to such matters as the termination of AAE, the conversion of shares of AMCE Class B Stock prior to the proposed Merger and indemnification from any unexpected gift tax and other matters.

    The Special Committee met again on May 21, 1996 following advice that agreement had been reached on these issues described above among the Durwood Family Stockholders and following the distribution of revised drafts of the Merger Agreement and the related agreements. The Special Committee reviewed the representations to be given by DI, the reimbursement of AMCE's expenses, the terms of the proposed Secondary Offering and the restrictions on transfer of AMCE stock by Durwood Family Stockholders contained in the Stock Agreement.

    On July 24, September 25 and November 5, 1996, the Special Committee met to discuss issues raised in the negotiations, including the indemnification provisions, the parameters of the Secondary Offering and the form of tax opinion regarding the Merger. At the last of these meetings, the Special Committee was advised that lawyers for the parties in the Derivative Action had executed the Derivative Action Settlement Agreement providing for the settlement of that litigation. The Special Committee discussed the inclusion of a provision requiring the Merger as part of the settlement.

    On November 25, 1996, January 20, 1997 and February 6, 1997, the Special Committee met to receive status reports on the negotiations and consider issues relating to the accounting treatment of the Merger and the allocation of indemnification obligations for the benefit of AMCE among the Durwood Family Stockholders.

    On March 13, 1997, the AMCE Board and the Special Committee met to consider the Merger and the Secondary Offering. The Special Committee convened first and heard the reports of Furman Selz and KPMG, financial advisors to the Special Committee. Furman Selz discussed its analysis of the Merger, presented the Special Committee with its fairness opinion and discussed the benefits to AMCE and its unaffiliated stockholders of the Merger and the Secondary Offering. See "--Reports of Advisors."

    KPMG reported to the Special Committee on the results of its limited procedures performed with respect to DI. See "--Reports of Advisors." Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), auditors for the Company, then discussed the accounting treatment of the Merger.

    A joint meeting of the full AMCE Board and the Special Committee then convened. Counsel to the Special Committee summarized the history of discussions concerning the Merger and related transactions and of deliberations of the Special Committee. Counsel to the Special Committee then summarized the provisions of the Merger Agreement, Indemnification Agreement, Stock Agreement and Registration Agreement. Furman Selz and KPMG then presented their reports to the Special Committee, followed by a discussion by Coopers & Lybrand of the accounting treatment of the Merger. Following these presentations, the meeting of the full AMCE Board was recessed and the meeting of the Special

Committee was reconvened. The Special Committee reviewed its conclusions concerning the Merger and related transactions and voted unanimously to recommend approval of the Merger and related transactions to the New Independent Directors and the full AMCE Board. The meeting of the Special Committee was adjourned, and the meeting of the full AMCE Board was reconvened. The Special Committee then presented its reasons for recommending approval of the Merger and related transactions and gave its recommendation to the full AMCE Board and the New Independent Directors. After discussions and questions by the AMCE Board, each of the New Independent Directors and each other member of the full AMCE Board voted to approve the Merger and related transactions, subject to agreement by the Durwood Children to amend their right to terminate the Durwood Family Settlement Agreement if the Merger had not occurred by a certain date. By March 25, 1997, the Durwood Children had agreed to extend this date to September 30, 1997. On March 31, 1997, AMCE executed the Merger Agreement.

    SUMMARY OF TERMS OF AGREEMENTS. The Merger Agreement, a Stock Agreement, a Registration Agreement and an Indemnification Agreement were negotiated by the Special Committee. See "The Merger--Material Terms of the Merger" for a summary of the terms of these Agreements.

REPORTS OF ADVISORS


    FAIRNESS OPINION OF FURMAN SELZ. Furman Selz advised the Special Committee on March 13, 1997 that it was its opinion as investment bankers that the consideration to be paid by AMCE in the Merger is fair, from a financial point of view, to AMCE. Furman Selz expressed its view that because DI would at the time of the Merger have no assets (other than shares of AMCE Common Stock and AMCE Class B Stock) and AMCE would be indemnified against liabilities of DI, the value of the shares of AMCE Common Stock and AMCE Class B Stock to be issued in the Merger should be viewed as the total consideration to be paid by AMCE in the Merger. Because this consideration will equal the aggregate amount of shares of AMCE stock held by DI at the time of the Merger (subject to the payment of fractional shares in cash), which shares will be acquired by AMCE by virtue of the Merger, the Merger can be viewed as an exchange of like assets.


    ADDITIONAL PRESENTATION OF FURMAN SELZ. In connection with a discussion of the Merger, Furman Selz also noted the following:


    Furman Selz noted that the Merger would increase the voting interest of AMCE's unaffiliated stockholders. As a result of the Merger and without giving effect to the Secondary Offering, based on shares outstanding as of March 13, 1997, the voting interest of unaffiliated stockholders would increase from 3.3% to 6.2%. Assuming conversion of the Convertible Preferred Stock into AMCE Common Stock and without giving effect to the Secondary Offering, the voting interest of unaffiliated stockholders would increase from 7.8% to 14.1%; after consummation of the Secondary Offering, such interest would increase from 11.9% assuming no conversion of Convertible Preferred Stock to 19.7% assuming full conversion of Convertible Preferred Stock. Furman Selz discussed the possibility that such increase in the voting interest of public stockholders would enhance the attractiveness of AMCE's stock, in particular to institutional holders. Furman Selz noted that institutional ownership of AMCE Common Stock is low relative to other companies in the theatrical exhibition industry.


    Furman Selz expressed the view that the Merger would create an ownership structure for AMCE that would be easier to understand. See "--Organization and Ownership of AMCE and DI", Chart I.

    Furman Selz further stated that by increasing the public float and liquidity, the Secondary Offering may narrow the bid/asked spread of AMCE Common Stock, perhaps reduce the volatility of daily stock price changes and may increase the interest of institutional investors in AMCE Common Stock. Furman Selz expressed the view that these effects, over time, may enhance shareholder value.

    Furman Selz stated its conclusion that these potential benefits to AMCE and its stockholders were significant in comparison to the transaction costs to be borne by AMCE in the Merger.


    REPORT OF KPMG. At the direction of the Special Committee, KPMG assisted the Special Committee with its investigation and analysis of the Merger. The primary scope of KPMG's engagement was to obtain, analyze and comment on the financial data provided by the Company. In this connection, KPMG:



    - Met with officers and management of DI;



    - Read DI's historical and latest interim financial statements available and discussed them with management;



    - Reviewed DI's auditors' workpapers and management letter;



    - Read an analysis of DI's revenues and expenses and inquired about the components thereof;



    - Read an analysis of DI's assets and an analysis of accounts payable, accrued expenses and borrowings and deferred gains and inquired about any unrecorded amounts;



    - Inquired about significant commitments and contingent liabilities;



    - Reviewed an analysis of accrued income taxes and inquired about the adequacy of accruals, the existence of any significant tax exposure items and the status of any examinations.



    The procedures performed by KPMG were limited in nature. Such procedures did not constitute an audit, examination or review in accordance with standards established by the American Institute of Certified Public Accountants and, therefore, KPMG did not express an opinion or any other form of assurance on the information presented in this report.


REASONS FOR RECOMMENDATIONS

    Based on its investigations and analysis and the reports of its advisors, the Special Committee concluded that the Merger is fair to, and in the best interests of, AMCE and its unaffiliated stockholders for the following reasons:


        (1) Based on shares outstanding when the Special Committee approved the Merger, the Merger would increase the voting interest of the unaffiliated stockholders from 3.3% to 6.2%, assuming no conversion of Convertible Preferred Stock, and from 7.8% to 14.1%, assuming full conversion of Convertible Preferred Stock into AMCE Common Stock and before the Secondary Offering. This increase will be a result of the conversion by DI of shares of AMCE Class B Stock (which have ten votes per share) into shares of AMCE Common Stock (which have one vote per share) in connection with the Merger.


        (2) The Merger will simplify the corporate structure of AMCE and related companies by removing the two levels of holding companies (AAE and DI).

        (3) The Merger will be accounted for as a corporate reorganization and will not affect AMCE's total capitalization because AMCE will issue shares of AMCE stock in the exact number (except for the payment of fractional shares in cash) of the shares of AMCE stock held by DI that AMCE will acquire in the Merger. Also, because DI will have no other assets or liabilities, except for certain contingent assets and liabilities against which AMCE will be indemnified, the Merger may be viewed as an exchange of like assets in which shares of AMCE stock will be exchanged in consideration for a like amount of shares. The Special Committee received and relied upon an opinion of Furman Selz as to the fairness from a financial point of view to AMCE of the consideration to be paid by AMCE in the Merger. It also relied upon the results of the limited procedures performed by KPMG and discussions with Coopers & Lybrand and the advice of the Commission staff concerning the Merger's treatment as a corporate reorganization.

        (4) The Merger will have no tax effect on unaffiliated stockholders because it will be a tax-free reorganization in the opinion of special tax counsel. See "--Certain Federal Income Tax Consequences."

        (5) Finally, as a result of the Merger, shares of AMCE stock will be distributed to stockholders of DI who have agreed to sell a portion of those shares in the Secondary Offering. As noted below in greater detail, the Secondary Offering will benefit AMCE and its unaffiliated stockholders.

    In its consideration of the Merger, the Special Committee also reviewed the Secondary Offering and concluded it was in the best interests of AMCE and its stockholders for the following reasons:


        (1) The Secondary Offering will increase the float and liquidity of the AMCE Common Stock, making it easier for stockholders to sell their shares or buy additional ones. Approximately 4.2 million shares of AMCE Common Stock (not including shares issuable upon conversion of the AMCE Convertible Preferred Stock) are owned by persons who are not Durwood Family Stockholders. If the minimum of 3,000,000 shares of AMCE Common Stock is sold in the Secondary Offering, the public float will increase by nearly 75%. In addition, the shares currently held by the Durwood Family Stockholders through AAE and DI will, as a result of the Merger, be held directly by those persons and may be sold at their individual discretion (absent the Merger, action of AAE and/or DI would be needed), subject to transfer restrictions in the Stock Agreement and elsewhere. Future sales by these persons will further increase the public float. As a result of the Secondary Offering, based on shares outstanding when the Special Committee approved the Merger, the voting interest of persons who are not Durwood Family Stockholders would increase from 6.2% after the Merger to 11.9% after the Secondary Offering (assuming the Convertible Preferred Stock is not converted) or from 14.1% after the Merger to 19.7% after the Secondary Offering on a fully diluted basis.


        (2) By increasing the public float and liquidity, the Secondary Offering may reduce the volatility of daily stock price changes, narrow the bid/asked spread and increase the interest of institutional investors in AMCE Common Stock. These effects, over time, may enhance shareholder value.

    The Special Committee noted that all of these benefits are possible without substantial cost to AMCE or its stockholders. AMCE has incurred expenses in negotiating the Merger Agreement and related agreements and will incur additional expenses in carrying out the terms of these agreements, including seeking the approval of its stockholders (total costs are estimated at $2 million). However, DI (if the merger is not consummated) and Mr. Stanley H. Durwood, the 1989 Trust, the 1992 Trust and Delta (if the merger is consummated) will pay 50% of AMCE's expenses (subject to offset for Credit Amounts), and, in certain circumstances, 100% of AMCE's expenses. In addition, Mr. Stanley H. Durwood, the 1989 Trust and the 1992 Trust will reimburse AMCE for its expenses in connection with the Secondary Offering (subject to offset for Credit Amounts) and, with certain exceptions, if the Secondary Offering is not consummated, will pay AMCE $2 million (subject to offset for Credit Amounts) for diversion of its employees in connection with the Secondary Offering.

    The Special Committee also based its recommendations on the fact that the terms of the Merger Agreement and the related agreements (including the Secondary Offering) were determined through arms' length negotiations between representatives of the Durwood Family Stockholders and DI, on the one hand, and the Special Committee, on the other hand.

    In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to assign relative weights to the factors considered in reaching its decision, and, therefore, the Special Committee did not qualify or otherwise attach relative weights to the specific factors it considered.

    The Special Committee considered as an important element of its assessment, among the other factors described above, the analyses of its financial advisor as to the fairness of the Merger. The Special Committee relied upon the fairness opinion of Furman Selz for its analysis and the Special Committee expressly adopted the conclusions and analysis of Furman Selz as its own.


    The Special Committee also considered as another important element of its assessment of the Merger the results of the limited procedures performed with respect to DI and its subsidiaries, other than the Company, conducted by KPMG. As more fully described in "Report of KPMG" above, because these procedures related to financial and accounting aspects of DI, the company to be merged into AMCE (including analyses of its assets and liabilities), KPMG's report was important to the Special Committee.


    The Special Committee (whose members are parties to the Derivative Action) also took note of the following. As discussed above, a proposal relating to the Merger and Secondary Offering became part of preliminary settlement discussions in the Derivative Action. These settlement negotiations were not finalized until October 10, 1996, by which time the Special Committee had substantially concluded its analysis of the benefits of the Merger and the Secondary Offering. On that date, the Derivative Action Settlement Agreement was signed and provided for the Merger and Secondary Offering as part of the settlement. In this connection, Mr. Stanley H. Durwood and Mr. Edward D. Durwood had entered into the Durwood Family Settlement Agreement in which all parties agreed to work to effect the Merger. The provisions relating to the Merger and the Secondary Offering are only a part of the Derivative Action Settlement Agreement and the undertakings of the parties.

    The Special Committee noted that in addition to approval of the Merger Agreement by the Special Committee, the Merger Agreement is subject to approval by the holders of a majority of the shares of AMCE Common Stock (other than those owned by DI, the Durwood Family Stockholders, their spouses, their children sharing the same household and directors and officers of AMCE) voting on the Merger.

    Based on the preceding, the Special Committee recommended that the New Independent Directors approve and that the full AMCE Board approve and adopt the Merger Agreement and the related agreements (including the Secondary Offering) described above and recommend that AMCE stockholders approve and adopt the Merger Agreement. In accordance with the Derivative Action Settlement Agreement, two New Independent Directors have been elected to the AMCE Board. The Derivative Action Settlement Agreement requires that the New Independent Directors shall have the ability to approve or disapprove any proposed transaction between AMCE and members of the Durwood Family. Accordingly, the New Independent Directors voted separately and as part of the full AMCE Board on the Merger and the Secondary Offering.

    The full AMCE Board and the two New Independent Directors voted unanimously to approve and adopt the Merger Agreement and the related agreements (including the Secondary Offering) and to recommend that AMCE stockholders approve and adopt the Merger Agreement.

    FAIRNESS OPINION OF FURMAN SELZ. Furman Selz has delivered its written opinion to the Special Committee that, as of March 13, 1997, the consideration to be paid by AMCE in the Merger is fair, from a financial point of view, to AMCE. In rendering the opinion, Furman Selz assumed that at the time of the Merger, DI will have no liabilities except for a contingent liability which, they were informed, is remote.

They also took note of the fact that certain shareholders of DI will indemnify AMCE against the existence of such liabilities for a period of two years after the March 31 occurring immediately after the Effective Date. They have also relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by them in arriving at their opinion and have not attempted independently to verify such information. They have further relied upon the assurances of the management of DI and AMCE that they were not aware of any facts that would make such information inaccurate or misleading. In view of the opinion that Chadbourne & Parke LLP, special tax counsel, will render, Furman Selz assumed that the Merger will qualify as a reorganization in which no taxable income, gain or loss will be recognized by AMCE or DI. They also assumed that the Merger would be accounted for as a corporate reorganization. The opinion is based on economic, market and financial conditions existing as of its date. No limitations were imposed by the AMCE Board or the Special Committee upon Furman Selz with regard to the investigations made or procedures followed by Furman Selz in rendering its opinion.



    The full text of Furman Selz's opinion, which sets forth assumptions made, matters considered and limits of the review undertaken in arriving at the opinions set forth therein, is attached as Annex 2 and is incorporated herein by reference in its entirety. AMCE's stockholders are urged to read this opinion in its entirety for assumptions made, matters considered and limits of the review by Furman Selz. The summary of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. Furman Selz's opinion is directed only to the fairness, from a financial point of view, of the consideration to be paid by AMCE in the Merger and does not constitute a recommendation to any stockholder of AMCE to vote to approve the Merger. In rendering its opinion, Furman Selz, among other things, reviewed the forms of Merger Agreement, Indemnification Agreement, Stock Agreement and Registration Agreement, together with certain historical financial information of DI and AMCE. Furman Selz also met with members of management of DI and AMCE, respectively, and considered the trading history of AMCE Common Stock from January 2, 1992 through March 7, 1997 and a comparison of that trading history with those of other companies in the theatrical exhibition industry. Furman Selz also undertook such other studies, analysis and investigations as it deemed appropriate. In connection with its presentation concerning the benefits of the Secondary Offering, Furman Selz compared historical and projected financial results and financial condition of AMCE with those of other companies engaged in the theatrical exhibition industry. Furman Selz is a nationally recognized investment banking firm regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions. Furman Selz was chosen by the Special Committee because of the Special Committee's assessment of Furman Selz's expertise in financial matters and business combination transactions in the entertainment industry and a favorable prior experience that one of the members of the Special Committee had with Furman Selz.


    Pursuant to a letter agreement dated May 22, 1995 between Furman Selz and AMCE (the "Engagement Letter"), Furman Selz was engaged to provide financial advisory and investment banking services to the Special Committee in connection with its consideration of the Merger, including the rendering of a written opinion relating to the fairness to AMCE, from a financial point of view, of the Merger consideration. The Special Committee on behalf of AMCE has agreed to pay Furman Selz an aggregate fee pursuant to the Engagement Letter of $350,000. Of this fee, $175,000 has been paid and the remaining $175,000 will be payable upon the consummation of the Merger. AMCE has also agreed to reimburse Furman Selz for its reasonable out-of-pocket expenses, and to hold harmless Furman Selz from and against certain losses, claims, damages, liabilities and expenses related to or arising out of Furman Selz's engagement under or its role in connection with the Engagement Letter. Furman Selz may in the future, from time to time, perform certain other financial advisory and securities underwriting services for AMCE for which it may receive a fee. In the ordinary course of its business, Furman Selz may trade in the equity securities of AMCE for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    During the course of its engagement, Furman Selz provided the Special Committee with presentations and other information and assisted in negotiations and met on numerous occasions in person and by telephone with the Special Committee. On March 13, 1997, Furman Selz delivered to the Special Committee its written opinion that, as of such date, the consideration to be paid by AMCE in the Merger was fair, from a financial point of view, to AMCE.


    In its presentation to the Special Committee on March 13, 1997, Furman Selz expressed its view that because DI would at the time of the Merger have no assets (other than shares of AMCE Common Stock and AMCE Class B Stock) and AMCE would be indemnified against liabilities of DI, the value of the shares of AMCE Common Stock and AMCE Class B Stock to be issued in the Merger should be viewed as the total consideration to be paid by AMCE in the Merger. Because this consideration will equal the aggregate amount of shares of AMCE stock held by DI at the time of the Merger (subject to the payment of fractional shares in cash), which shares will be acquired by AMCE by virtue of the Merger, the Merger can be viewed as an exchange of like assets.


    Furman Selz believes that its analysis must be considered as a whole and that selecting portions of its analysis and the factors considered by Furman Selz, without considering all the factors and analysis, could create an incomplete view of the processes underlying Furman Selz's opinion and its presentation to the Special Committee. The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary description. In rendering its opinion, Furman Selz made numerous assumptions, many of which are beyond the control of AMCE or DI.

MATERIAL TERMS OF THE MERGER


    The following is a summary of the material terms of the Merger Agreement and the Stock Agreement, Registration Agreement and Indemnity Agreement referred to therein. Copies of such agreements are exhibits to the Merger Agreement and included in Annex 1 to this Proxy--Information Statement/ Prospectus, and such summary is qualified in its entirety by reference to the full texts of such agreements.


  THE MERGER AGREEMENT

    EFFECTIVE TIME. The closing date of the Merger shall occur as promptly as practicable after satisfaction or waiver of all the conditions in the Merger Agreement. The Merger shall be effective (the "Effective Time") immediately upon the filing of the Merger Agreement or a Certificate of Merger with the Secretary of State of Delaware in accordance with applicable law.

    MERGER CONSIDERATION. In the Merger, shares of DI stock will be converted as follows (subject to the payment of fractional shares in cash):

    Each share of DI Class A Stock which immediately prior to the Effective Time is owned of record by persons other than Mr. Stanley H. Durwood, the 1989 Trust and the 1992 Trust shall be converted into 32.142857 shares of AMCE Common Stock.

    Each share of DI Class A Stock issued and outstanding immediately prior to the Effective Time owned by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust shall be converted into 32.142857 shares of AMCE Class B Stock.

    Each share of DI Class B Stock which immediately prior to the Effective Time is owned of record by Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into 243.767528 shares of AMCE Class B Stock.

    Each share of DI Class B Stock which immediately prior to the Effective Time is owned of record by any person other than Mr. Stanley H. Durwood, the 1989 Trust or the 1992 Trust will be converted into 243.767341 shares of AMCE Common Stock.

    SHARES OF AMCE COMMON STOCK HELD BY PERSONS OTHER THAN DI AND SHARES OF CONVERTIBLE PREFERRED STOCK WILL NOT BE EXCHANGED IN THE MERGER. Each share of AMCE Common Stock and Class B Stock held by DI at the Effective Time will be canceled.

    CONVERSION AND EXCHANGE OF SHARES. After the Effective Time of the Merger, each holder of an outstanding certificate or certificates formerly representing shares of DI Class A Stock or DI Class B Stock will be entitled to receive, upon surrender of his or her DI stock certificates, a certificate or certificates representing the number of full shares of AMCE Common Stock or AMCE Class B Stock into which such shares of DI stock shall have been converted pursuant to the Merger, together with cash in lieu of any fractional shares. Promptly after the Effective Time of the Merger, AMCE or its representative will mail or otherwise deliver to each holder of certificates formerly representing DI Class A Stock or DI Class B Stock instructions for surrendering his or her DI stock certificates for certificates representing shares of AMCE Common Stock or AMCE Class B Stock, as the case may be, and cash in lieu of any fractional shares.

    From and after the Effective Time of the Merger, certificates formerly representing shares of DI Class A Stock or DI Class B Stock will be deemed for all corporate purposes to evidence ownership of the number of full shares of AMCE Common Stock or AMCE Class B Stock into which such shares were converted pursuant to the Merger, provided, that until such DI stock certificates have been so surrendered, no dividends payable to the holders of record of DI stock as of any date subsequent to the Merger shall be paid to the holders of such outstanding DI stock certificates. Any dividends payable on AMCE Common Stock or AMCE Class B Stock to holders of record as of any date after the Effective Time of the Merger and prior to the exchange of certificates by any DI shareholder will be paid to such shareholder, without interest, at the time such shareholder surrenders his or her DI stock certificates for exchange.

    SHARES OF AMCE STOCK HELD BY PERSONS AND ENTITIES OTHER THAN DI WILL NOT BE EXCHANGED IN THE MERGER. HOLDERS OF AMCE STOCK SHOULD NOT SURRENDER THEIR SHARES IN CONNECTION WITH THE MERGER.


    DI PRE-MERGER ACTION PLAN. Pursuant to the DI Pre-Merger Action Plan set forth as Exhibit A to the Merger Agreement (the "DI Pre-Merger Action Plan"), prior to the Effective Time, all of DI's assets (other than its equity interest in AMCE), consisting primarily of life insurance policies, cash and notes of the Durwood Children and a former officer of the Company, will be transferred to Delta and Delta will agree to assume DI's liabilities, and DI's other subsidiaries, other than AMCE and its subsidiaries, have been merged into Delta. Delta's stock will be distributed to DI's shareholders so that, at the Effective Time, DI's sole assets will consist of stock of AMCE and its beneficial interest in certain tax credits and operating loss carryforwards. In addition, AAE will be liquidated.


    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various customary representations and warranties relating to, among other things: (i) each of AMCE's and DI's organization and similar corporate matters, (ii) each of AMCE's and DI's capital structure, (iii) authorization, execution, delivery and enforceability of the Merger Agreement and related matters, (iv) the subsidiaries of DI (other than AMCE) and investments by DI in other persons and entities, (v) the financial statements of DI as of and for the fiscal year ended March 26, 1996 and as of and for the thirty-nine week period ended December 26, 1996, (vi) absence of material changes with respect to DI since December 26, 1996, except as contemplated by the DI Pre-Merger Action Plan (vii) absence of material liabilities of DI as of the Effective Time, (viii) the filing by DI of its tax returns and payment of its taxes, (ix) the absence of ownership by DI and its subsidiaries (other than AMCE) of real property or tangible assets, and the absence of ownership of any assets of DI other than AMCE Common Stock and AMCE Class B Stock at the Effective Time, (x) leases of DI, (xi) the accuracy of the books and records of DI, (xii) the ownership by DI of certain life insurance policies, (xiii) compliance by DI with applicable law, (xiv) the absence of litigation and other proceedings involving DI or any of its subsidiaries (other than AMCE), (xv) the absence of misstatements by DI in written materials furnished in connection with the transaction, (xvi) the lack of liabilities of DI and its subsidiaries (other than AMCE) for a brokerage or similar fee in connection with the transaction, (xvii) DI's employees and benefit plans, (xviii) contracts of DI and the absence of such contracts binding upon DI at the Effective Time,
(xix) the adequacy of reserves on DI's December 26, 1996 balance sheet and (xx) that any contract of DI benefiting any insider or affiliate of DI is set forth on a schedule to the Merger Agreement.

    CERTAIN COVENANTS. DI has agreed that until the Effective Time, except as otherwise contemplated in the Pre-Merger Action Plan, it will conduct its business only in the ordinary course as previously conducted, will not amend its certificate of incorporation, declare or pay any dividend or other distribution in respect of its capital stock, incur any indebtedness, enter into any material agreement or take other actions prohibited by the Merger Agreement. DI has also agreed to afford representatives of AMCE access to its books and records in connection with the transactions contemplated by the Merger Agreement.

    AMCE has agreed to prepare and file the Registration Statement with respect to the issuance of shares of AMCE in the Merger. AMCE has also agreed to use its reasonable efforts to have listed for trading on the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, on the Pacific Stock Exchange, the AMCE Common Stock to be issued pursuant to the Merger.

    DI has agreed that at the time the Registration Statement or any post-effective amendment thereto becomes effective, and at all times subsequent to any such effectiveness up to and including the Effective Time, any information regarding DI or any insider or affiliate of DI set forth in the Registration Statement, any amendments or supplements thereto, the proxy statement and in any other proxy soliciting material to be used by AMCE and DI in connection with the transactions contemplated by the Merger Agreement, will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading. DI further agrees to cause all actions contemplated by the Pre-Merger Action Plan to occur at the times contemplated by the Pre-Merger Action Plan.


    CONDITIONS TO CLOSING. The respective obligations of AMCE and DI to effect the Merger are subject to the following conditions, among others: (i) the Merger Agreement shall have been approved by the requisite votes of the holders of AMCE Common Stock, AMCE Class B Stock, DI Class A Stock and DI Class B Stock required under the DGCL and the GBCLM, as applicable, and, in addition, shall have been approved by the holders of a majority of the outstanding shares of AMCE Common Stock (excluding DI, the Durwood Family Stockholders, their spouses, children living in the same household and officers and directors of AMCE) present or represented by proxy and voting at the meeting of stockholders called to consider the Merger, (ii) all required approvals of state securities administrators shall have been obtained and at the Effective Time no stop order or similar restraining order shall have been threatened or entered by the Commission or any state securities administrators, (iii) the shares of AMCE Common Stock to be issued pursuant to the Merger shall have been approved for listing by the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, on such exchange, (iv) all relevant governmental filings shall have been made or obtained, (v) all requisite consents, approvals and agreements of third parties in connection with the Merger and the actions contemplated by the Pre-Merger Action Plan shall have been received and (vi) Harvard College shall have given its written consent to the Merger.


    The obligations of AMCE to effect the Merger are subject to the following conditions, among others: (i) DI shall have taken all requisite corporate action in connection with the Merger and Pre-Merger Action Plan, (ii) there shall be no litigation, proceedings or actions concerning the Merger that in the judgment of the AMCE Board renders consummation of the Merger inadvisable, (iii) no dissenters' rights shall have been exercised by the holders of any shares of DI Stock, (iv) the Indemnification Agreement, Stock Agreement and Registration Agreement shall have been executed by the other parties thereto and remain in full force and effect, (v) AMCE shall have received a satisfactory fairness opinion from Furman

Selz, (vi) AMCE shall have received from Coopers & Lybrand satisfactory "comfort letters", (vii) the representations and warranties of DI in the Merger Agreement shall continue to be true and correct in all material respects, (viii) DI shall have performed in all material respects its obligations in the Merger Agreement to be performed prior to the Effective Time, (ix) AMCE shall have received an opinion of Chadbourne & Parke, LLP to the effect that the Merger will constitute a reorganization within the meaning of Section368(a)(1)(A) of the Code and no income, gain or loss will be recognized by AMCE or DI as a result of the Merger,
(x) AMCE shall have received a satisfactory opinion from special counsel to DI and (xi) DI shall have converted 6,141,343 shares of AMCE Class B Stock into a like number of shares of AMCE Common Stock.

    The obligations of DI to effect the Merger are subject to the following conditions, among others: (i) AMCE shall have taken all requisite corporate action in connection with the transactions contemplated by the Merger Agreement,
(ii) the Indemnification Agreement, Stock Agreement and Registration Agreement shall have been executed by AMCE and remain in full force and effect, (iii) there shall be no litigation, proceedings or actions concerning the Merger that in the judgment of the Board of Directors of DI renders consummation of the Merger inadvisable, (iv) the representations and warranties of AMCE in the Merger Agreement shall continue to be true and correct in all material respects,
(v) AMCE shall have performed in all material respects its obligations under the Merger Agreement to be performed prior to the Effective Time and (vi) DI and its shareholders shall have received the opinion of Chadbourne & Parke, LLP to the effect that the Merger will constitute a reorganization within the meaning of Section368(a)(1)(A) of the Code and except for cash received in lieu of fractional shares or in payment of Credit Amounts (see--"Indemnification Agreement--Other Agreements" ), no income, gain or loss will be recognized by DI or its shareholders as a result of the Merger.

    EXPENSES. If the Merger is not consummated for any reason (other than as a result of the Board of Directors of AMCE terminating the Merger Agreement for a Specified Reason (as defined below) or Without Cause (as defined below)), DI shall be responsible for all of the expenses of DI and AMCE in connection with the Merger. If the Merger Agreement is terminated by the AMCE Board for a Specified Reason or Without Cause, DI shall be responsible for 50% of AMCE's expenses (but shall continue to be responsible for 100% of DI's expenses).

    A "Specified Reason" shall mean any of the following bases for a determination by the AMCE Board to terminate the Merger Agreement: (i) that it is in the best interest of AMCE to pursue an unrelated transaction and the transactions contemplated by the Merger Agreement would adversely impact such unrelated transaction, (ii) that certain conditions in the Merger Agreement have failed due to circumstances beyond the control of the parties or the Durwood Family Stockholders or (iii) AMCE's condition relating to litigation is not satisfied (unless DI or any Durwood Family Stockholder is involved in a role adverse to AMCE). "Without Cause" shall mean a determination by the AMCE Board to terminate the Merger Agreement without having a reasonable basis for such action.

    AMENDMENT AND TERMINATION. DI and AMCE, by mutual consent of the Board of Directors of DI and the AMCE Board acting with the recommendation of the Special Committee, may amend the Merger Agreement at any time, provided that no such amendment shall (i) if agreed to after approval by the stockholders of AMCE, change the amount or nature of the consideration received by shareholders of DI or, in the judgment of the AMCE Board acting with the recommendation of the Special Committee, otherwise have a material adverse effect on the rights of AMCE stockholders, or (ii) be effective unless approved by a majority of the Durwood Family Stockholders.

    The Merger may be deferred or abandoned at any time prior to the Effective Time by the Board of Directors of DI or the AMCE Board acting with the recommendation of the Special Committee.

  THE STOCK AGREEMENT

    One of the conditions to the Merger is that the Durwood Family Stockholders enter into the Stock Agreement with AMCE.

    RESTRICTIONS ON CERTAIN ACTIONS. Pursuant to the Stock Agreement, each of the Durwood Children agrees that for a period of three years commencing on the date of the Merger (the "Restricted Period"), he or she will not become a member of a group (other than a group composed solely of Durwood Family Stockholders) or make any public or private proposal with respect to an extraordinary transaction involving AMCE or any of its subsidiaries, participate in any proxy or election contest, or subject shares of AMCE Common Stock owned by him or her to a voting agreement or other arrangement with respect to the voting of such shares.

    Each of the Durwood Children also grants a proxy to the Secretary and each Assistant Secretary of AMCE to vote shares of AMCE Common Stock owned by him or her for each candidate for the AMCE Board in the same proportion as the aggregate votes cast in such elections by all other holders of AMCE Common Stock not affiliated with AMCE, its directors and officers. This proxy will remain in effect during the Restricted Period.

    Each Durwood Family Stockholder agrees not to transfer any of its AMCE stock, except in compliance with the Securities Act. Each Durwood Family Stockholder also agrees that during the Restricted Period he or she will not transfer AMCE stock by gift to any person or entity unless such person or entity agrees to be bound by the Stock Agreement, provided that each Durwood Family Stockholder may transfer up to 5% of the shares of AMCE stock he or she receives in the Merger to certain charitable assignees (as defined in the Stock Agreement) free of the provisions of the Stock Agreement.

    Each of the Durwood Children also agrees that in the event any of them desires during the Restricted Period to sell any of his or her shares of AMCE stock in a transaction exempt from the Securities Act (other than in a brokers' transaction), he or she shall first afford AMCE the opportunity to purchase such shares on the same terms and conditions as the proposed sale.

    SECONDARY OFFERING. Each Durwood Family Stockholder agrees to use his or her best efforts to cause the Secondary Offering to be consummated during the period beginning on the date that is six months and one day from the Effective Date and ending on the date that is six months from such beginning date, provided that such six-month period may be extended under certain circumstances.

    In the event that the Merger is consummated but the Secondary Offering is not consummated, other than as a result of the breach by AMCE of the Registration Agreement, Mr. Stanley H. Durwood, the 1992 Trust, the 1989 Trust and Delta agree jointly and severally to pay AMCE a fee of $2 million (subject to offset for Credit Amounts ( See "--The Indemnification Agreement -- Other Agreements")) and to reimburse AMCE for all of its expenses in connection with the Merger not theretofore reimbursed.

    TAX MATTERS. Except as provided below, each Durwood Family Stockholder represents that it has no intention of disposing of a number of shares of AMCE stock received in the Merger in excess of 50% of the number of such shares received by such Durwood Family Stockholder in the Merger. In addition, to enable Harvard College to sell all of the shares of AMCE Common Stock it receives in the Merger if it so elects, and to take account of the payment of Credit Amounts, if any, Mr. Stanley H. Durwood, the 1989 Trust and the 1992 Trust, collectively, represent that they have no intention of disposing of an additional number of shares of AMCE Class B Stock equal to 65% of the number of shares of AMCE Common Stock received by Harvard College in the Merger, plus a number of shares of AMCE Class B Stock equal to the Specified Percentage (as defined below) of the number of shares of AMCE Class B Stock and AMCE Common Stock issued in the Merger. "Specified Percentage" means a percentage equal to the product of (A) a fraction having a numerator of $1,125,000 and a denominator equal to the sum of the value of all shares of AMCE Common Stock and AMCE Class B Stock issued in the Merger, plus $1,125,000, multiplied by (B) 1.25.

    Each Durwood Family Stockholder also covenants not to dispose of a like number of shares of AMCE stock received in the Merger by such Durwood Family Stockholder during the two-year period commencing with the Effective Time of the Merger.

  THE REGISTRATION AGREEMENT

    A condition to the Merger Agreement is that the Durwood Family Stockholders enter into the Registration Agreement.

    REGISTRATION. In the Registration Agreement, the Durwood Family Stockholders agree to sell at least 3,000,000 shares of AMCE Common Stock in a registered underwritten Secondary Offering during a six-month period beginning the day that is six months and one day from the date of the Merger (provided that such period can be extended under certain circumstances). They also agree that the underwriters for such registration will use their reasonable efforts in light of market conditions to sell at least 70% of such shares to institutional (as opposed to retail) investors. The Durwood Family Stockholders have the right to increase the number of shares included in the Secondary Offering to up to 5,000,000 shares.

    The managing underwriters for the Secondary Offering shall be selected jointly by AMCE and the Durwood Family Stockholders.

    AMCE shall be entitled to postpone the filing of the registration statement for the Secondary Offering for up to 180 days if, as a result of the registration, AMCE would be required to prepare any financial statements other than those it customarily prepares or AMCE determines in its reasonable business judgment that such registration would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development.

    REGISTRATION PROCEDURES. AMCE agrees to prepare and file a registration statement covering the Secondary Offering, and use its reasonable efforts to cause such registration statement to become effective. In connection with the Secondary Offering, AMCE agrees to enter into one or more underwriting or similar agreements, as appropriate, with customary provisions.

    AMCE agrees to supplement or amend the prospectus included in the registration statement as may be necessary to effect and maintain the effectiveness of the registration statement for the period of the Secondary Offering.

    REGISTRATION EXPENSES. Mr. Stanley H. Durwood, the 1989 Trust, the 1992 Trust and Delta shall pay all expenses in connection with the Secondary Offering (subject to offset for Credit Amounts (see "--The Indemnification Agreement--Other Agreements")), except that each seller of securities in the Secondary Offering shall pay its pro rata portion of all underwriting discounts and commissions and the fees and expenses of its own counsel, and AMCE shall pay all of its internal expenses.

    INDEMNIFICATION. AMCE agrees to indemnify each seller of securities in the Secondary Offering (other than Mr. Stanley H. Durwood, the 1992 Trust and the 1989 Trust) from all damages that may arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any preliminary, final or summary prospectus contained therein or furnished by AMCE to any such seller, or any amendment or supplement thereto, or that may arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, provided that AMCE shall not be obligated to indemnify any such person (i) to the extent the damages are caused by an untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to AMCE by any seller of securities, (ii) with respect to any preliminary prospectus to the extent the damage results from the fact that such person sold securities to a person to whom a prospectus was not given at or prior to the confirmation of such sale if AMCE has previously furnished copies of the prospectus to such seller or underwriter and the damage results from an untrue statement or omission contained in the preliminary prospectus which was corrected in the prospectus and (iii) with respect to sales occurring after AMCE has given notice to the seller that the prospectus needs to be amended or supplemented and prior to the delivery by AMCE of an amended or supplemented prospectus.

    Each Durwood Family Stockholder agrees to indemnify AMCE and all other sellers of securities against damages to the same extent as the indemnity by AMCE, but only with reference to information relating to such Durwood Family Stockholder furnished to AMCE by such Durwood Family Stockholder for use in the registration statement, or any preliminary, final or summary prospectus.

    Each party agrees that in the event the indemnities described above are unavailable or insufficient it will contribute to the amount paid or payable to the indemnified party in an equitable manner.

    The indemnification and contribution obligations described above will terminate (except as to claims already made) on the March 31 that is two years after the March 31 occurring immediately after the date on which the Effective Time occurs.

  THE INDEMNIFICATION AGREEMENT

    A condition to the Merger Agreement is that the Durwood Family Stockholders enter into the Indemnification Agreement.

    INDEMNITIES REGARDING REGISTRATION STATEMENT AND PROXY STATEMENT. Each of the Durwood Family Stockholders has agreed to indemnify AMCE and its affiliates, officers, directors, employees, agents, successors and assigns for damages incurred as a result of any untrue statement or alleged untrue statement of a material fact contained in the Proxy--Information Statement/Prospectus and related Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information supplied by such Durwood Family Stockholders. Such indemnification obligations are several, except that the obligations of Mr. Stanley H. Durwood, the 1992 Trust and the 1989 Trust are joint and several.

    Mr. Stanley H. Durwood, the 1992 Trust and the 1989 Trust (the "SHD Indemnitors") have agreed to indemnify AMCE and its affiliates, officers, directors, employees, agents, successors and assigns for damages incurred as a result of any untrue statement or alleged untrue statement of a material fact contained in the Proxy--Information Statement/Prospectus and related Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information provided by the SHD Indemnitors regarding DI, subsidiaries of DI (other than AMCE) and AAE.

    AMCE has agreed to indemnify each Durwood Family Stockholder, other than the SHD Indemnitors, for any damages incurred by them as a result of any untrue statement or alleged untrue statement of a material fact contained in the Proxy--Information Statement/Prospectus and related Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except to the extent that the statement or omission was made in reliance upon and in conformity with information supplied by the Durwood Family Stockholders.

    OTHER INDEMNIFICATION. If the Effective Time occurs, AMCE shall indemnify the Durwood Family Stockholders (other than Mr. Stanley H. Durwood, the 1989 Trust and the 1992 Trust), and certain of their assigns, against damages resulting from a breach of any representation, warranty, covenant or agreement of AMCE contained in the Merger Agreement.

    If the Effective Time occurs, the SHD Indemnitors shall indemnify AMCE for any damages resulting from a breach of any representation, warranty, covenant or agreement of DI contained in the Merger Agreement or resulting from any liability or obligation of DI or its subsidiaries (other than AMCE).

    If the Effective Time occurs, the SHD Indemnitors and Delta shall indemnify AMCE for all of DI's expenses in connection with the Merger which have not been paid prior to the Effective Time and for 50% of AMCE's expenses in connection with the Merger (subject to offset for Credit Amounts (see "--The
Indemnification Agreement--Other Agreements")).

    If the Effective Time occurs, the SHD Indemnitors shall indemnify AMCE for all taxes attributable to DI or any of its subsidiaries (other than AMCE) for periods ending on or prior to the Effective Time.

    If the Effective Time does not occur, the SHD Indemnitors and Delta shall indemnify AMCE for all damages resulting from the breach by DI of any representation, warranty, covenant or agreement in the Merger Agreement.

    If the Effective Time occurs, each Durwood Family Stockholder shall indemnify AMCE for all damages resulting from a breach by such Durwood Family Stockholder of any provision of Article VI of the Stock Agreement, which Article provides in general that the Durwood Family Stockholders may not dispose of more than 50% of the shares of AMCE stock received in the Merger during the two-year period following the date on which the Effective Time occurs. See "--The Stock Agreement--Tax Matters."

    The indemnification obligations of the parties will terminate (except as to claims already made) on the March 31 that is two years after the March 31 occurring immediately after the date on which the Effective Time occurs.

    OTHER AGREEMENTS. The Durwood Family Stockholders have agreed that the Durwood Family Settlement Agreement will not be amended without the prior consent of AMCE, such consent not to be unreasonably withheld.

    Each Durwood Family Stockholder has agreed to deposit certain of the shares of AMCE stock received by him or her in the Merger in escrow for a period of two years following the date of the Merger.

    AMCE has agreed that to the extent it realizes net tax benefits from the utilization of DI's alternative minimum tax credits and Missouri net operating loss carryforwards, it will credit such amounts against certain obligations of the SHD Indemnitors to pay AMCE's merger expenses if the Merger occurs, as required by the Indemnification Agreement, to pay AMCE's expenses in the Secondary Offering, as required by the Registration Agreement, and to pay a $2 million penalty amount and 100% of AMCE's Merger Expenses if the Secondary Offering does not occur, as required by the Stock Agreement, and after March 31, 2000 will pay the SHD Indemnitors other Credit Amounts so realized but not so credited. Any Credit Amount that arises after March 31, 2000 also will be paid to Mr. Stanley H. Durwood. DI's alternate minimum tax credits were approximately $559,000 and its Missouri operating loss carryforwards were approximately $13,761,000 as of March 28, 1996. Such tax benefits, if fully utilized, would create Credit Amounts aggregating approximately $1,100,000, which would be reduced by any subsequent utilization of such benefits on separate tax returns of DI for 1996 and the portion of 1997 prior to the Effective Time.

    The SHD Indemnitors agree that they will not transfer shares of AMCE Stock (other than in the Secondary Offering, to a charitable assignee (as defined in the Indemnification Agreement) or otherwise in an arms'-length sale for fair consideration) unless the transferee agrees to be bound by the provisions of the Indemnification Agreement as an SHD Indemnitor and to guarantee the performance by the SHD Indemnitors of their obligations under the Indemnification Agreement and certain of their obligations under the Registration Agreement and Stock Agreement, provided that an SHD Indemnitor may not transfer more than 5% of the shares of AMCE stock received by it in the Merger to a charitable assignee unless such charitable assignee receiving shares in excess of such threshold agrees to be so bound.

GENERAL EFFECTS OF THE MERGER

    Pursuant to the Merger Agreement, DI will be merged into AMCE, with AMCE remaining as the surviving corporation. Prior to the Merger, AAE will be liquidated. SHARES OF AMCE COMMON STOCK HELD BY STOCKHOLDERS OTHER THAN DI AND CONVERTIBLE PREFERRED STOCK WILL NOT BE EXCHANGED IN THE MERGER AND WILL REMAIN OUTSTANDING. After consummation of the Merger, the separate existence of DI will cease, the Certificate of Incorporation and Bylaws of AMCE will remain unchanged and the directors and officers of AMCE will continue to serve as such until their successors are duly elected or appointed or until their earlier resignation or removal.


    The table and notes set forth below illustrates, based on stockholdings as of May 19, 1997, the beneficial ownership (before and after giving effect to the Merger) of the Durwood Family Stockholders and other persons known to AMCE to own beneficially in excess of 5% of its Common Stock, directors and Named Executive Officers (as defined below in "Management of the Company--Compensation of Management") and all directors and executive officers of the Company as a group.


                                                                                                    POST-MERGER(4)
                                                                                              ---------------------------
                                                      PRE-MERGER
                           -----------------------------------------------------------------
                                                                      AMCE CLASS B                 AMCE COMMON STOCK
                                     AMCE COMMON                          STOCK
NAMES OF BENEFICIAL                     STOCK                -------------------------------  ---------------------------
OWNERS AND ADDRESSES OF    --------------------------------                         % OF                         % OF
CERTAIN 5% OWNERS                NUMBER                            NUMBER           CLASS         NUMBER         CLASS
                           -------------------               ------------------  -----------  --------------  -----------
                                                   % OF
                                                   CLASS
                                                -----------

Durwood, Inc.               2,641,951(1)(2)(4)        38.8    11,157,000(1)(4)          100         --            --

Stanley H. Durwood          2,697,101(1)(2)(3)(4)       39.3  11,157,000(1)(2)(4)        100      55,150(3)(4)      *

Carol D. Journagan          2,641,951(2)              38.8    11,157,000(2)(4)          100    1,461,203(5)         11.3

Edward D. Durwood           2,641,951(2)              38.8    11,157,000(2)(4)          100    1,461,203(5)         11.3

Thomas A. Durwood           2,641,951(2)              38.8    11,157,000(2)(4)          100    1,461,203(5)         11.3

Elissa D. Grodin            2,641,951(2)              38.8    11,157,000(2)(4)          100    1,461,203(5)         11.3

Brian H. Durwood            2,641,951(2)              38.8    11,157,000(2)(4)          100    1,461,203(5)         11.3

Peter J. Durwood            2,641,951(2)              38.8    11,157,000(2)(4)          100    1,461,203(5)         11.3

Vanguard Explorer Fund,
  Inc. c/o The Vanguard
  Group of Investment
  Companies P.O. Box 2600
  Valley Forge, PA 19482      482,720(6)               6.6           0               --          482,720(6)          3.7

Wellington Management
  Company, LLP 75 State
  Street Boston, MA 02109     658,260(7)               8.8           0               --          658,260(7)          5.1

Peter C. Brown                156,750(8)               2.3           0               --          156,750(8)          1.2

Philip M. Singleton           172,750(8)               2.5           0               --          172,750(8)          1.3

Richard T. Walsh               33,425(8)             *               0               --           33,425(8)        *

John P. Mascotte                1,000                *               0               --            1,000           *

Paul E. Vardeman                  300                *               0               --              300           *

All directors and
  executive officers as a
  group                     3,116,119                 42.9    11,157,000                100      472,100             3.5


                                  AMCE CLASS B
                                      STOCK
NAMES OF BENEFICIAL        ---------------------------
OWNERS AND ADDRESSES OF                       % OF
CERTAIN 5% OWNERS              NUMBER         CLASS
                           --------------  -----------

Durwood, Inc.                    --            --
Stanley H. Durwood          5,015,657(4)(5)        100
Carol D. Journagan               0             --
Edward D. Durwood                0             --
Thomas A. Durwood                0             --
Elissa D. Grodin                 0             --
Brian H. Durwood                 0             --
Peter J. Durwood                 0             --
Vanguard Explorer Fund,
  Inc. c/o The Vanguard
  Group of Investment
  Companies P.O. Box 2600
  Valley Forge, PA 19482         0             --
Wellington Management
  Company, LLP 75 State
  Street Boston, MA 02109        0             --
Peter C. Brown                   0             --
Philip M. Singleton              0             --
Richard T. Walsh                 0             --
John P. Mascotte                 0             --
Paul E. Vardeman                 0             --
All directors and
  executive officers as a
  group                     5,015,657             100


--------------

* less than 1%

(1) The 1989 Trust and the 1992 Trust hold approximately 75% of the voting power of the outstanding capital stock of DI. Record ownership of the DI shares is in the name of the 1992 Trust, which has issued its voting trust certificates to the 1989 Trust. AAE holds approximately 25% of the voting power of DI. Mr. Stanley H. Durwood is the sole director of DI and is Chairman of the Board, Chief Executive Officer and a Director of AMCE and AMC.

    Mr. Stanley H. Durwood is the sole acting trustee of the 1989 Trust and the 1992 Trust and as such has sole voting power over the shares of AMCE stock held by DI; the named successor trustees under Mr. Stanley H. Durwood's trusts are Messrs. Charles J. Egan, Jr., a director of AMCE, and Raymond F. Beagle, Jr., general counsel to the Company. Under the terms of his revocable voting trust (the 1992 Trust), Mr. Stanley H. Durwood has all voting powers with respect to shares held therein during his lifetime. Thereafter, all voting rights with respect to such shares vest in his successor trustees and any additional trustees whom they might appoint, who shall exercise such rights by majority vote. Unless revoked by Mr. Stanley H. Durwood or otherwise terminated or extended in accordance with its terms, the 1992 Trust will terminate in 2030.


    Mr. Stanley H. Durwood may be deemed to share investment power with the Durwood Children with respect to such shares held of record by DI. As reported in the Schedule 13Ds filed by Mr. Stanley H. Durwood and DI and by the Durwood Children and AAE, Mr. Stanley H. Durwood and the Durwood Children have entered into the Durwood Family Settlement Agreement expressing their intention to pursue certain transactions to dissolve AAE and to cause shares of AMCE held by DI to be distributed to members of the Durwood family through the Merger of DI into AMCE. Thereafter, the Durwood Family Stockholders intend to sell 3,000,000 shares of AMCE Common Stock in the Secondary Offering, which will be made only by means of a prospectus. If the proposed transactions are consummated, Mr. Stanley H. Durwood will retain approximately 4.5 million shares (or 100%) of AMCE Class B Stock and the Durwood Children will retain in the aggregate approximately 6.3 million shares of AMCE Common Stock, or 46.6% of the shares of that class (33.1% assuming full conversion of Convertible Preferred Stock). Based on voting shares outstanding as of May 19, 1997, the shares of AMCE Class B Stock to be retained by Mr. Stanley H. Durwood will represent 77.0% of the combined voting power of AMCE's voting stock (70.4% assuming full conversion of Convertible Preferred Stock). However, provisions of the Durwood Family Settlement Agreement could result in an adjustment pursuant to which Mr. Stanley
H. Durwood would deliver additional shares of AMCE stock to the Durwood Children. Mr. Stanley H. Durwood has agreed with the Durwood Children that if the price per share to the public of the 2.5 million shares of AMCE Common Stock proposed to be sold by the Durwood Children in the Secondary Offering following the Merger is less than $18, Mr. Stanley H. Durwood will pay the Durwood Children the difference between such sale price and $18 (net of applicable underwriting commissions), up to $20 million in aggregate amount, in shares of AMCE Common Stock, as an adjustment to the original allocation of shares to be received by the Durwood Children in the Merger. Mr. Stanley H. Durwood's holdings will diminish and the Durwood Children's holdings will increase if the Durwood Children acquire additional shares under such Share Adjustment. However, based on the number of shares of AMCE Common Stock and AMCE Class B Stock outstanding as of May 19, 1997, the Share Adjustment should not result in Mr. Stanley H. Durwood owning shares with less than 50% of the combined voting power of the outstanding AMCE stock unless the Durwood Family Stockholders determine to proceed with a Secondary Offering of the family's shares at a price to the public of less than approximately $6.95 per share. Mr. Stanley H. Durwood's voting control also will be diluted if he is obligated to dispose of shares to honor tax and other indemnity obligations made to the Durwood Children and AMCE in connection with the Merger and other related transactions, or if additional shares of AMCE Common Stock are issued under AMCE's existing employee benefit plans.


(2) As stated in note (1), as a result of the Durwood Family Settlement Agreement, the Durwood Children may share investment power with respect to the shares owned of record by DI and have filed ownership reports with the Commission to such effect.

(3) Includes 150 shares owned directly by Mr. Stanley H. Durwood and 55,000 shares subject to presently exercisable stock options.


(4) The shares of AMCE Class B Stock are convertible into AMCE Common Stock on a share-for-share basis. The number and percentage of shares of AMCE Common Stock shown as beneficially owned do not give effect to the conversion option.

(5) Does not give effect to the proposed sale of shares by certain of the Durwood Family Stockholders in the Secondary Offering. See "--Material Terms of the Merger--The Registration Agreement."

(6) This is the number of shares of AMCE Common Stock that would be obtained upon conversion of Convertible Preferred Stock reported as owned by Vanguard Explorer Fund, Inc. in its Schedule 13G dated February 10, 1997. Vanguard Explorer Fund, Inc. reported that it has sole power to vote such shares and shared power to dispose of them.

(7) This is the number of shares of AMCE Common Stock reported as owned by Wellington Management Company, LLP in its Schedule 13G dated February 12, 1997, which number, AMCE has been supplementally advised, represents the number of shares that would be obtained upon conversion of Convertible Preferred Stock beneficially owned by Wellington Management Company, LLP. Of these shares (which, based on the report, are believed to include the shares owned by Vanguard Explorer Fund, Inc. referred to in note (6)), Wellington Management Company, LLP reports that it has shared voting power with respect to 37,584 shares and shared dispositive power with respect to 658,260 shares.


(8) Includes shares subject to presently exercisable options to purchase AMCE Common Stock under AMCE's 1984 and 1994 Stock Option and Incentive Plans, as follows: Mr. Peter C. Brown-- 156,750 shares; Mr. Philip M. Singleton--156,750 shares; Mr. Richard T. Walsh--33,375 shares; and all officers as a group-- 454,750 shares. No adjustments will be made to outstanding options held by employees as a result of the Merger.


MANAGEMENT AND OPERATIONS OF AMCE AFTER THE MERGER

    There will be no changes in the operations of AMCE resulting from the Merger. However, pursuant to the Derivative Action Settlement Agreement, two New Independent Directors have been nominated by the Company and elected to serve on the AMCE Board and will be empowered for three years to approve or disapprove all transactions between the Company and the Durwood Family Stockholders and all employment and compensation matters involving the Durwood Family Stockholders, other than Mr. Stanley H. Durwood and any other Durwood Family Stockholder who is an officer of AMCE. The current directors and officers of AMCE will continue to serve as such following the Merger until their successors are duly elected or appointed or their earlier resignation or removal.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material United States federal income tax consequences of the Merger to AMCE, DI and their shareholders. The summary is based upon the Code, administrative pronouncements, judicial decisions and Department of Treasury regulations, subsequent changes to any of which may affect the tax consequences described herein. The summary does not purport to be a comprehensive description of all of the tax consequences applicable to a particular taxpayer. In particular, the summary does not address the tax treatment to holders subject to special tax rules, such as banks, insurance companies, dealers in securities or stockholders who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, the summary only applies to a holder who is a U.S. citizen or resident, a U.S. corporation, partnership or other entity created or organized under the laws of the United States, or an estate or trust the income of which is subject to

U.S. federal income taxation regardless of its source and who holds shares as capital assets. Shareholders are urged to consult their tax advisor as to the particular United States federal income tax consequences to them of the Merger and as to the foreign, state, local and other tax consequences thereof.

    Chadbourne & Parke LLP has provided an opinion to the effect that, under current law, the Merger will qualify as a tax-free reorganization under Section 368 of the Code, and accordingly, that the Merger will have the tax consequences set forth below. Such opinion is subject to the conditions, qualifications and assumptions set forth therein and has been filed as an exhibit to the Registration Statement of which this Proxy--Information Statement/Prospectus is a part. As stated above, it is a condition to the consummation of the Merger that no dissenters' rights shall have been exercised by any of the Durwood Family Stockholders, and the opinion of Chadbourne & Parke LLP is based upon the assumption that this condition will be satisfied. Opinions of counsel are not binding on the Internal Revenue Service ("IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge such conclusion or that a court will not sustain such challenge.

    TAX CONSEQUENCES TO AMCE AND DI. The Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. As a result, no taxable income, gain or loss will be recognized by either AMCE or DI in the Merger.

    TAX CONSEQUENCES TO AMCE STOCKHOLDERS. The Merger will not be treated as a sale or exchange by the stockholders of AMCE. As a consequence thereof, such stockholders will recognize no taxable income, gain or loss as a result of the Merger.

    TAX CONSEQUENCES TO NON-DISSENTING DI SHAREHOLDERS. Subject to the discussion below concerning fractional shares, no taxable income, gain or loss will be recognized to the shareholders of DI as a result of the Merger, except to the extent of any cash received by Mr. Stanley Durwood, the 1989 Trust and/or the 1992 Trust pursuant to the Indemnification Agreement in respect of the utilization of certain tax attributes realized by AMCE.

    The aggregate tax basis of the shares of AMCE stock received by the DI shareholders, including the fractional shares deemed to be received, will be the same as the aggregate tax basis of the shares of DI stock exchanged thereof. The holding period of the shares of AMCE stock received in the Merger will include the holding period of the shares of DI stock surrendered therefor.

    DI shareholders who receive cash with respect to fractional shares will be treated as having received such fractional shares pursuant to the Merger and then as having sold those fractional shares for cash. Such shareholders will recognize gain or loss with respect to such fractional shares in an amount equal to the difference between the tax basis allocated to such fractional shares and the cash received in respect thereof. Any such gain or loss will be a capital gain or loss and will constitute long-term capital gain or loss if the holding period of such fractional shares (as determined above) exceeds one year.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    The members of the Special Committee are parties to the Derivative Action. Although they will not make any monetary payment out of personal funds as a result of, or be subject to sanctions under, the Derivative Action Settlement Agreement, because they have an interest in such agreement, they may also be deemed to have an interest in the outcome of the vote on the proposed Merger Agreement. As described above, the Merger has also been approved by the New Independent Directors of AMCE and by the full AMCE Board. Upon the recommendation of the Special Committee, a condition to the Merger is that the Merger Agreement also receive approval by the holders of a majority of the outstanding shares of AMCE Common Stock (other than DI, the Durwood Family Stockholders, their spouses, children sharing the same household and directors and officers of AMCE) present and voting at the AMCE Special Meeting.

    Mr. Stanley H. Durwood also is a party to the Derivative Action. Because he also has an interest in the Derivative Action Settlement Agreement, he also may also be deemed to have an interest in the outcome of the vote of the proposed Merger Agreement.

DISSENTERS' RIGHTS

    Under the DGCL, holders of AMCE Common Stock have no dissenters' rights with respect to the Merger. Holders of AMCE Class B Stock have appraisal rights under the DGCL in connection with the Merger; however, DI is the sole stockholder of AMCE Class B Stock and is a party to the Merger Agreement.

    Under Section 351.455 of the General and Business Corporation Law of Missouri (the "GBCLM"), shareholders of DI who do not vote for approval of the Merger Agreement and who follow certain other procedures summarized below will have the right to dissent from and obtain payment in cash of the fair value of their shares in the event of the consummation of the Merger. However, AMCE may elect to terminate the Merger Agreement if any of the DI shareholders exercises dissenters' rights. The following is a summary of the procedures which must be followed by any DI shareholder who wishes to dissent and demand payment for his or her shares in the event of consummation of the Merger. Holders receiving cash upon exercise of dissenters' rights will recognize a gain or loss for federal income tax purposes. See "The Merger--Certain Federal Income Tax Consequences."

    A shareholder may assert dissenters' rights only if such shareholder:

        (i) Delivers to DI prior to or at the DI Special Meeting a written objection to the Merger Agreement. Such objection should be delivered or mailed in time to arrive before the vote at such DI Special Meeting to Durwood, Inc., 106 West 14th Street, Kansas City, Missouri, 64105, Attn:
    Secretary. Such a written objection must be made in addition to, and separate from, any proxy or other vote against adoption and approval of the Merger. Neither a vote against, a failure to vote for, nor an abstention from voting will satisfy the requirement that a written objection be delivered to DI before the vote is taken. Unless a shareholder files the written objection as provided above, he or she will not have any rights as a dissenting shareholder; and

        (ii) Does NOT vote for approval of the Merger Agreement. A shareholder who abstains from voting or who does not vote will not be foreclosed from exercising dissenters' rights; and

        (iii) Delivers to AMCE within twenty days after the Effective Date of the Merger a written demand for payment of the fair value of his or her shares of DI stock as of the day prior to the date on which the vote for approval was taken and which includes a statement of the number and class of shares owned. Such demand must be mailed or delivered to AMCE at AMC Entertainment Inc., 106 West 14th Street, Kansas City, Missouri, 64105,
    Attn: Secretary. Any shareholder who fails to make a written demand for payment within the twenty-day period after the Effective Date of the Merger shall be conclusively presumed to have consented to the Merger Agreement and shall be bound by the terms thereof. Neither a vote against the Merger nor the written objection referred to in paragraph (i) satisfies the written demand requirement referred to in this paragraph (iii).

    A beneficial owner of shares who is not the record owner may not assert dissenters' rights. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, or by a nominee, the written demand asserting dissenters' rights must be executed by the fiduciary or nominee. If the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner.

    If within thirty days of the Effective Date the value of a dissenting shareholder's shares is agreed upon between the shareholder and AMCE, AMCE will make payment to the shareholder within ninety days of the Effective Date, upon the shareholder's surrender of his or her share certificates. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares or in AMCE.

    If the dissenting shareholder and AMCE do not agree on the fair value of the shares within thirty days of the Effective Date, the dissenting shareholder may, within sixty days thereafter, file a petition in any court of competent jurisdiction within Jackson County, Missouri asking for a finding and a determination of the fair value of the shares. The dissenting shareholder is entitled to judgment against AMCE for the amount of such fair value as of the day prior to the date on which such vote was taken approving the Merger Agreement, together with interest thereon to the date of judgment. The judgment is payable only upon and simultaneously with the surrender to AMCE of the certificates representing said shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares or in AMCE. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under the shareholder shall be conclusively presumed to have approved and ratified the Merger Agreement and shall be bound by the terms thereof.

    The right of a dissenting shareholder to be paid the fair value for his or her shares will cease if the shareholder fails to comply with the procedures of the GBCLM or if the Merger Agreement is terminated for any reason.

    IT IS A CONDITION TO AMCE'S OBLIGATION TO CONSUMMATE THE MERGER THAT NO DI SHAREHOLDER SHALL HAVE EXERCISED HIS OR HER DISSENTER'S RIGHTS.

ACCOUNTING TREATMENT

    Management expects that the Merger will be accounted for as a corporate reorganization and, accordingly, the recorded balances for consolidated assets, liabilities, total stockholders' equity and results of operations of the Company will not be affected.

                         CAPITALIZATION OF THE COMPANY


    The following table sets forth the total capitalization of the Company (including short-term debt) as of April 3, 1997 and as adjusted to give pro forma effect to the Merger. This table should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere herein.*



                                                                                            AS OF APRIL 3, 1997
                                                                                         -------------------------
                                                                                         AS ADJUSTED
                                                                                          FOR MERGER     ACTUAL
                                                                                         ------------  -----------
                                                                                           (IN THOUSANDS, EXCEPT
                                                                                            SHARE AND PER SHARE
                                                                                                 AMOUNTS)
Short-term debt (including current portion of long-term debt)..........................   $    3,441   $     3,441
Long-term debt:........................................................................
  Credit Facility(1)...................................................................      110,000       110,000
    9 1/2% Senior Subordinated Notes due 2009..........................................      198,940       198,940
  Capital lease obligations and other long-term debt...................................       61,343        61,343
Stockholders' equity
  $1.75 Cumulative Convertible Preferred Stock, par value 66 2/3 CENTS per share,
    10,000,000 shares authorized; 3,303,600 shares issued and outstanding (aggregate
    liquidation value of 82,590,000)...................................................        2,202         2,202
  Common Stock, par value 66 2/3 CENTS per share, 45,000,000 shares authorized;
    6,604,469 shares issued; 12,745,812 as adjusted for Merger(2)......................        8,497         4,403
  Class B Stock, par value 66 2/3 CENTS per share, 30,000,000 shares authorized;
    11,157,000 shares issued and outstanding; 5,015,657 as adjusted for Merger.........        3,344         7,438
  Additional paid-in capital...........................................................      107,781       107,781
  Foreign currency translation adjustment..............................................       (2,048)       (2,048)
  Retained earnings....................................................................       49,605        50,605
                                                                                         ------------  -----------
                                                                                             169,381       170,381
  Less Common Stock in treasury, at cost, 20,500 shares................................          369           369
                                                                                         ------------  -----------
    Total stockholders' equity.........................................................      169,012       170,012
                                                                                         ------------  -----------
Total capitalization...................................................................   $  542,736   $   543,736
                                                                                         ------------  -----------
                                                                                         ------------  -----------


--------------


(1) As of April 3, 1997, the total availability under the Credit Facility was $425 million of which the Company had borrowed $110 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources."



(2) Does not include 5,695,406 shares of AMCE Common Stock issuable upon the conversion of Convertible Preferred Stock, 11,157,000 shares reserved for issuance upon conversion of AMCE Class B Stock (5,015,657 as adjusted for the Merger) or 774,500 shares reserved for issuance upon the exercise of outstanding employee stock options and vesting of outstanding performance share awards, at the maximum level of performance attainment.



* For information concerning the Company's commitments and contingencies, see Notes 8 and 10 to AMCE's Consolidated Financial Statements included elsewhere herein.

                         INFORMATION ABOUT THE COMPANY

DIVIDENDS AND PRICE RANGE OF AMCE COMMON STOCK


    AMCE Common Stock is listed on the American and Pacific Stock Exchanges under the symbol AEN. There is no established trading market for AMCE Class B Stock. The table below sets forth, for the periods indicated, the high and low closing prices of the AMCE Common Stock as reported on the AMEX composite tape.


                                                                             PRICE RANGE OF AMCE
                                                                                 COMMON STOCK
                                                                               HIGH        LOW
                                                                             ---------  ---------
YEAR ENDED MARCH 30, 1995:
1st Quarter................................................................  $   12.75  $    9.75
2nd Quarter................................................................      13.25      11.12
3rd Quarter................................................................      12.37      10.37
4th Quarter................................................................      12.62       9.87
YEAR ENDING MARCH 28, 1996:
1st Quarter................................................................  $   14.50  $   11.00
2nd Quarter................................................................      18.12      13.50
3rd Quarter................................................................      23.50      17.62
4th Quarter................................................................      24.12      19.25
YEAR ENDING APRIL 3, 1997
1st Quarter................................................................  $   33.87  $   23.12
2nd Quarter................................................................      27.87      15.87
3rd Quarter................................................................      19.50      13.75
4th Quarter................................................................      20.25      13.87


    On May 3, 1996, the last trading day preceding the announcement of the Durwood Family Settlement Agreement, the reported last sale price of AMCE Common Stock on the AMEX was $25.75. On April 16, 1997, the day preceding announcement that the Merger Agreement had been entered into, the reported last sale price of
AMCE Common Stock on the AMEX was $20.00. On             , the date preceding
the date of the Proxy-Information Statement/Prospectus, the reported last sale
price of AMCE Common Stock on the AMEX was $      . As of May 19, 1997, there
were 470 holders of record of AMCE Common Stock. See "The Merger--General Effects of the Merger" for the effect of the Merger on the percentage of present holdings of AMCE Common Stock and AMCE Class B Stock by directors, officers and persons beneficially owning in excess of 5% of either class of such stock.



    AMCE's Certificate of Incorporation provides that holders of AMCE Common Stock and AMCE Class B Stock shall receive, pro rata per share, such cash dividends as may be declared from time to time by the AMCE Board. Certain provisions of the Note Indenture and the Credit Facility govern the payment of dividends on and purchase by AMCE of its capital stock. Presently, it is not anticipated that the most restrictive of these provisions, as set forth in the Credit Facility, will affect the ability of AMCE to pay dividends in the foreseeable future. See "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Except for a $1.14 per share dividend declared in connection with a recapitalization that occurred in August 1992, AMCE has not declared a dividend on shares of AMCE Common Stock or AMCE Class B Stock since fiscal 1989. Any payment of cash dividends on AMCE Common Stock in the future will be at the discretion of the AMCE Board and will depend upon such factors as earnings levels, capital requirements, AMCE's financial condition and other factors deemed relevant by the AMCE Board. Currently, AMCE does not contemplate declaring or paying any dividends on its Common Stock or Class B Stock.

SELECTED FINANCIAL DATA


    The following table sets forth selected data regarding the Company's five most recent fiscal years ended April 3, 1997. The historical financial information for each of the fiscal years specified below has been derived from the Company's consolidated financial statements for such periods. The unaudited pro forma financial information of the Company as of and for the fiscal year ended April 3, 1997 has been adjusted to give effect to the Merger and Note Offering, as set forth in the Notes to the Company's Condensed Pro Forma Financial Statements included elsewhere herein. Such pro forma information does not purport to represent what the Company's results of operations would have been had the Merger and Note Offering occurred on the dates presented or to project the Company's financial position or results of operations for any future period. The historical financial data set forth below is qualified in its entirety by reference to the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Proxy--Information Statement/Prospectus. The historical and pro forma financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Company's Consolidated Financial Statements and the Notes thereto and Durwood, Inc.'s Consolidated Financial Statements and the Notes thereto included elsewhere in this Proxy--Information Statement/Prospectus.



                                                                            YEARS ENDED
                                   ---------------------------------------------------------------------------------------------
                                        APRIL 3, 1997
                                     PRO FORMA(1)(2)(6)
                                   -----------------------
                                    MERGER AND
                                       NOTE                   APRIL 3,     MARCH 28,     MARCH 30,     MARCH 31,      APRIL 1,
                                     OFFERING                   1997          1996          1995          1994          1993
                                     COMBINED     MERGER    ACTUAL(1)(2)  ACTUAL(1)(2)  ACTUAL(1)(2)  ACTUAL(1)(2)   ACTUAL(2)
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, RATIOS AND STATISTICAL DATA)
STATEMENT OF OPERATIONS DATA
  Total revenues.................   $  749,597   $ 749,597   $  749,597    $  655,972    $  563,344    $  586,300    $  403,775
  Total cost of operations.......      580,002     580,002      580,002       491,358       432,763       446,957       308,848
  General and administrative.....       56,647      56,647       56,647        52,059        41,639        40,559        37,582
  Depreciation and
    amortization.................       59,803      59,803       59,803        43,886        37,913        38,048        28,175
  Estimated loss on future
    disposition of assets........       --          --           --            --            --            --             2,500
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
  Operating income...............       53,145      53,145       53,145        68,669        51,029        60,736        26,670
  Interest expense...............       30,822      22,022       22,022        28,828        35,908        36,375        31,401
  Investment income..............          856         856          856         7,052        10,013         1,156         8,239
  Minority interest..............       --          --           --            --            --             1,599        --
  Gain (loss) on disposition of
    assets.......................          (84)        (84)         (84)         (222)         (156)          296         9,638
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
  Earnings before income taxes
    and extraordinary item.......       23,095      31,895       31,895        46,671        24,978        27,412        13,146
  Income tax provision...........        9,820      12,900       12,900        19,300        (9,000)       12,100         5,400
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
  Earnings before extraordinary
    item.........................       13,275      18,995       18,995        27,371        33,978        15,312         7,746
  Extraordinary item.............       --          --           --           (19,350)       --            --            (6,483)
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
  Net earnings...................   $   13,275   $  18,995   $   18,995    $    8,021    $   33,978    $   15,312    $    1,263
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
  Preferred dividends............        5,907       5,907        5,907         7,000         7,000           538           256
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
  Net earnings for common
    shares.......................   $    7,368   $  13,088   $   13,088    $    1,021    $   26,978    $   14,774    $    1,007
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
Earnings per share before
  extraordinary item:
  Primary........................   $      .42   $     .74   $      .74    $     1.21    $     1.63    $      .89    $      .46
  Fully diluted..................   $      .41   $     .73   $      .73    $     1.20    $     1.45    $      .89    $      .46
Earnings per share:
  Primary........................   $      .42   $     .74   $      .74    $    .06(4)   $     1.63    $      .89    $    .06(3)
  Fully diluted..................   $      .41   $     .73   $      .73    $    .06(4)   $     1.45    $      .89    $    .06(3)
Common dividends per share.......   $   --       $  --       $   --        $   --        $   --        $   --        $     1.14

                                                                            YEARS ENDED
                                   ---------------------------------------------------------------------------------------------
                                        APRIL 3, 1997
                                     PRO FORMA(1)(2)(6)
                                   -----------------------
                                    MERGER AND
                                       NOTE                   APRIL 3,     MARCH 28,     MARCH 30,     MARCH 31,      APRIL 1,
                                     OFFERING                   1997          1996          1995          1994          1993
                                     COMBINED     MERGER    ACTUAL(1)(2)  ACTUAL(1)(2)  ACTUAL(1)(2)  ACTUAL(1)(2)   ACTUAL(2)
                                   ------------  ---------  ------------  ------------  ------------  ------------  ------------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, RATIOS AND STATISTICAL DATA)
Weighted average number of shares
  outstanding:
  Primary........................       17,726      17,726       17,726        16,795        16,593        16,521        16,217
  Fully diluted..................       17,940      17,940       17,940        17,031        23,509        16,550        16,217
BALANCE SHEET DATA
  Cash, equivalents and
    investments..................   $   24,715   $  24,715   $   24,715    $   10,795    $  140,377    $  151,469    $   50,106
  Total assets...................      718,213     718,213      718,213       483,458       522,154       501,276       374,102
  Total debt (including capital
    lease obligations)...........      373,724     373,724      373,724       188,172       267,504       268,188       255,302
  Stockholders' equity...........      169,012     169,012      170,012       158,918       157,388       130,404        18,171
OTHER FINANCIAL DATA
  EBITDA(5)......................   $  112,948   $ 112,948   $  112,948    $  112,555    $   88,942    $   98,784    $   57,345
  Cash flows provided by
    operating activities.........      134,074     134,074      134,074        96,847        44,366        63,680        29,062
  Cash flows provided by (used
    in) investing activities.....     (283,917)   (283,917)    (283,917)      (66,848)        3,664      (111,505)        4,594
  Cash flows provided by (used
    in) financing activities.....      163,982     163,982      163,982       (90,437)       (9,116)       56,147       (21,022)
  Capital expenditures...........      253,380     253,380      253,380       120,796        56,403        10,651         8,786
STATISTICAL DATA (AT PERIOD END)
  Number of theatres operated....          228         228          228           226           232           236           243
  Number of screens operated.....        1,957       1,957        1,957         1,719         1,630         1,603         1,617
  Screens per theatre............          8.6         8.6          8.6           7.6           7.0           6.8           6.7


--------------

(1) Fiscal 1997, 1996, 1995 and 1994 include the effects from the acquisition of EEP on May 28, 1993.


(2) Fiscal 1997 consists of 53 weeks. All other years have 52 weeks.


(3) Fiscal 1993 includes a $6,483,000 extraordinary loss equal to $.40 per common share.

(4) Fiscal 1996 includes a $19,350,000 extraordinary loss equal to $1.15 per common share.


(5) Represents operating income plus depreciation and amortization plus estimated loss on future disposition of assets. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP). EBITDA as determined by the Company may not be comparable to EBITDA as reported by other companies. In addition, EBITDA is not intended to represent cash flow and does not represent the measure of cash available for discretionary uses. EBITDA is a non-GAAP measure, but has been used by lenders and stockholders as additional information for estimating the Company's value and evaluating its ability to service debt.


(6) See the Company's Condensed Pro Forma Financial Statements and the Notes thereto included elsewhere herein.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



  OPERATING RESULTS



    As a result of the commencement of international operations during fiscal 1997, the Company is disaggregating its domestic and international exhibition operations and the Company's on-screen advertising and other business in order to provide more information as to the Company's revenues, cost of operations, depreciation and amortization, and general and administrative expenses as set forth in the table below for the fifty-three and fifty-two week periods ended April 3, 1997 and March 28, 1996.



                                                                 YEARS (53/52 WEEKS) ENDED
                                                           -------------------------------------
                                                           APRIL 3,    MARCH 28,
                                                             1997        1996        % CHANGE
                                                           ---------  -----------  -------------
                                                                      (IN THOUSANDS)
REVENUES
  Domestic
    Admissions...........................................  $ 479,629   $ 431,361          11.2%
    Concessions..........................................    222,945     196,645          13.4
    Other................................................     15,763      15,096           4.4
                                                           ---------  -----------          ---
                                                             718,337     643,102          11.7
  International
    Admissions...........................................     13,322      --            --
    Concessions..........................................      2,222      --            --
    Other................................................         49      --            --
                                                           ---------  -----------          ---
                                                              15,593      --            --
  On-screen advertising and other........................     15,667      12,870          21.7
                                                           ---------  -----------          ---
    Total revenues.......................................  $ 749,597   $ 655,972          14.3%
                                                           ---------  -----------          ---
                                                           ---------  -----------          ---
COST OF OPERATIONS
  Domestic
    Film rentals.........................................  $ 239,480   $ 215,099          11.3%
    Concession costs.....................................     36,045      30,417          18.5
    Rent.................................................     75,116      64,813          15.9
    Other................................................    198,555     172,087          15.4
                                                           ---------  -----------          ---
                                                             549,196     482,416          13.8
  International
    Film rentals.........................................      7,719      --            --
    Concession costs.....................................        703      --            --
    Rent.................................................      4,945      --            --
    Other................................................      5,377      --            --
                                                           ---------  -----------          ---
                                                              18,744      --            --
  On-screen advertising and other........................     12,062       8,942          34.9
                                                           ---------  -----------          ---
    Total cost of operations.............................  $ 580,002   $ 491,358          18.0%
                                                           ---------  -----------          ---
                                                           ---------  -----------          ---
GENERAL AND ADMINISTRATIVE
    Domestic and corporate...............................  $  45,558   $  44,200           3.1%
    International........................................      6,864       4,550          50.9
    On-screen advertising and other......................      4,225       3,309          27.7
                                                           ---------  -----------          ---
      Total general and administrative...................  $  56,647   $  52,059           8.8%
                                                           ---------  -----------          ---
                                                           ---------  -----------          ---
DEPRECIATION AND AMORTIZATION
    Domestic and corporate...............................  $  56,623   $  42,550          33.1%
    International........................................      1,436      --            --
    On-screen advertising and other......................      1,744       1,336          30.5
                                                           ---------  -----------          ---
      Total depreciation and amortization................  $  59,803   $  43,886          36.3%
                                                           ---------  -----------          ---
                                                           ---------  -----------          ---

YEARS (53/52 WEEKS) ENDED APRIL 3, 1997 AND MARCH 28, 1996



    REVENUES. Total revenues increased 14.3%, or $93,625,000, during the year (53 weeks) ended April 3, 1997 compared to the year (52 weeks) ended March 28, 1996.



    Total domestic revenues increased 11.7%, or $75,235,000, from the prior year. Admissions revenues increased 11.2%, or $48,268,000, due to a 6.4% increase in attendance, which contributed $27,658,000 of the increase, and a 4.7% increase in average ticket prices, which contributed $20,610,000 of the increase. The increase in attendance was due primarily to the Company's megaplex theatres (theatres having at least 14 screens with predominately stadium-style seating). Attendance at megaplex theatres increased during the year as a result of the addition of 12 new megaplex theatres with 248 screens and from the operation for a full fiscal year of the Company's remaining five domestic megaplex theatres with 98 screens that were opened in fiscal 1996. The increase in attendance from megaplex theatres was partially offset by a decrease in attendance at multiplex theatres (theatres generally without stadium-style seating and having less than 14 screens) and the closure or sale of 15 theatres with 76 screens. Attendance at multiplex theatres decreased as a result of competitive factors. Also, during the first nine months of the fiscal year, attendance at all theatres was impacted by film product from the Company's key suppliers which did not deliver the results achieved in the prior fiscal year. The increase in average ticket prices is due to price increases and the growing number of megaplexes in the Company's circuit, which yield higher average ticket prices than multiplexes. Concessions revenues at domestic theatres increased by 13.4%, or $26,300,000, due to a 6.9% increase in average concessions per patron, which contributed $13,692,000 of the increase, and the increase in total attendance, which contributed $12,608,000 of the increase. The increase in average concessions per patron is attributable to the introduction of new concessions products and the increasing number of megaplexes in the Company's circuit, where concession spending per patron is higher than multiplex theatres.



    Total international revenues were the result of admissions and concessions revenues from the Company's two international theatres, the Canal City 13 located in Fukuoka, Japan and the Arrabida 20 located in Porto, Portugal, which opened during the first and third quarters of fiscal 1997, respectively. Admissions and concessions revenues accounted for 85% and 14% of total international revenues, respectively. The Company's initial attendance at the Canal City 13 was negatively impacted by film distributors in Japan who restricted the Company's ability to obtain film product until approximately two weeks after its competitors had received it. This delay in releasing films to the Company has generally been eliminated.



    On-screen advertising and other revenues increased 21.7%, or $2,797,000, due primarily to an increase in the number of screens served by the Company's on-screen advertising business, a result of its expansion program.



    COST OF OPERATIONS. Total cost of operations increased 18.0%, or $88,644,000, during the year (53 weeks) ended April 3, 1997 compared to the year (52 weeks) ended March 28, 1996.



    Total domestic cost of operations increased 13.8%, or $66,780,000, from the prior year. Film rentals expense increased 11.3%, or $24,381,000, due to higher admissions revenues. As a percentage of admissions revenues, film rentals expense was 49.9% in each year. The 18.5%, or $5,628,000, increase in concession costs is attributable to the increase in concessions revenues. As a percentage of concessions revenues, concession costs increased from 15.5% to 16.2% due primarily to increases in raw popcorn costs and the lower margins on new concessions products. Rent expense increased 15.9%, or $10,303,000, due to the higher number of screens in operation. Other cost of operations increased 15.4%, or $26,468,000, from the prior year due to the higher number of screens in operation, $1,825,000 of advertising expenses associated with the opening of new theatres and higher expenses associated with the Company's theatre management development program.

    Total international cost of operations were the result of expenses associated with the Company's new theatres in Japan and Portugal. As a percentage of admissions revenues, film rentals expense was 57.9% primarily because film rentals in Japan are generally higher than those domestically. Concession costs were 31.6% of concessions revenues due to the high procurement costs of concessions products sourced from the United States. As a percentage of total revenues, rent expense was 31.7% as a result of low attendance and admissions revenues and the higher real estate costs in Japan.



    On-screen advertising and other cost of operations increased 34.9%, or $3,120,000, as a result of the higher number of screens served and related start-up expenses.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 8.8%, or $4,588,000, during the year (53 weeks) ended April 3, 1997.



    Domestic and corporate general and administrative expenses increased 3.1%, or $1,358,000, primarily due to increases in costs associated with the Company's development of theatres and increased pension and retirement expenses of $1,992,000. These increases were partially offset by a decrease of $3,500,000 in the current year's bonus expense and severance payments of $967,000 for two former executive officers made during the prior year.



    International general and administrative expenses increased 50.9%, or $2,314,000, due primarily to increases in costs associated with the Company's development of new theatres and other expenses to support the Company's international operations and expansion plan.



    General and administrative expenses associated with on-screen advertising and other increased 27.7%, or $916,000, due primarily to an increase in payroll and related costs to support the expansion program at the Company's on-screen advertising business.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 36.3%, or $15,917,000, during the year (53 weeks) ended April 3, 1997. This increase was caused by an increase in employed theatre assets resulting from the Company's expansion plan and an impairment loss of $7,231,000 due to expected declines in future cash flows of certain theatres.



    OPERATING INCOME. Operating income decreased 22.6%, or $15,524,000, during the year (53 weeks) ended April 3, 1997. The decrease in operating income is attributable to the attendance and revenue decline at multiplex theatres and an increase in domestic and corporate general and administrative expenses of $1,358,000, the effects of which were partially offset by an increase in attendance and revenues at megaplex theatres. Additionally, operating income was reduced by operating losses of $4,587,000 from the Company's international theatres in Japan and Portugal, an increase in international general and administrative expenses of $2,314,000 and an increase in operating losses of $1,647,000 from the Company's on-screen advertising business.



    INTEREST EXPENSE. Interest expense decreased 23.6%, or $6,806,000, during the year (53 weeks) ended April 3, 1997 compared to the prior year. The decrease in interest expense resulted from lower rates under the Company's $425 million credit facility (the "Credit Facility"), which was partially offset by an increase in average outstanding borrowings related to the Company's expansion plan.



    INVESTMENT INCOME. Investment income decreased 87.9%, or $6,196,000, during the year (53 weeks) ended April 3, 1997 due to a decrease in outstanding cash and investments compared to the prior year. Cash and investments decreased as a result of the Company's redemption of substantially all of its 11 7/8% Senior Notes due 2000 ("Senior Notes") and 12 5/8% Senior Subordinated Notes due 2002 ("12 5/8% Senior Subordinated Notes") on December 28, 1995.



    EARNINGS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Earnings before income taxes and extraordinary item decreased by 31.7%, or $14,776,000, during the year (53 weeks) ended April 3, 1997 due primarily to the $15,524,000 decrease in operating income.

    NET EARNINGS. Net earnings before extraordinary item decreased $8,376,000 during the year (53 weeks) ended April 3, 1997 to $18,995,000 from $27,371,000 in the prior year. Net earnings for the period were $18,995,000 compared to $8,021,000 in the prior year, which included an extraordinary item (a loss of $19,350,000 in connection with the early extinguishment of debt). Net earnings before extraordinary item per common share, after deducting preferred dividends, was $.74 compared to $1.21 for the prior year. Net earnings per common share, after deducting preferred dividends, was $.74 compared to $.06 for the prior year.



                                                                YEARS (52 WEEKS) ENDED
                                              ----------------------------------------------------------
                                               MARCH 28,     % OF TOTAL      MARCH 30,     % OF TOTAL
                                                 1996         REVENUES         1995         REVENUES
                                              -----------  ---------------  -----------  ---------------
                                                                    (IN THOUSANDS)
REVENUES
  Admissions................................   $ 431,361             66%     $ 371,145             66%
  Concessions...............................     196,645             30        169,120             30
  Other.....................................      27,966              4         23,079              4
                                              -----------           ---     -----------           ---
    Total...................................   $ 655,972            100%     $ 563,344            100%
                                              -----------           ---     -----------           ---
                                              -----------           ---     -----------           ---
COST OF OPERATIONS
  Film rentals..............................   $ 215,099             33%     $ 182,669             33%
  Concession costs..........................      30,417              5         24,383              4
  Rent......................................      64,813             10         60,076             11
  Other.....................................     181,029             27        165,635             29
                                              -----------           ---     -----------           ---
    Total...................................   $ 491,358             75%     $ 432,763             77%
                                              -----------           ---     -----------           ---
                                              -----------           ---     -----------           ---



YEARS (52 WEEKS) ENDED MARCH 28, 1996 AND MARCH 30, 1995



    REVENUES. Total revenues for the year (52 weeks) ended March 28, 1996 increased 16.4%, or $92,628,000, to $655,972,000 compared to $563,344,000 for the year (52 weeks) ended March 30, 1995. Admissions revenues increased 16.2%, or $60,216,000, due to a 11.1% increase in attendance, which contributed $41,151,000 of the increase, and a 4.4% increase in average ticket prices, which contributed $19,065,000 of the increase. The increase in attendance resulted from the popularity of films licensed during fiscal 1996 and the net addition of 89 screens since fiscal 1995 at new and higher performing locations. Attendance during the prior year was impacted by a dispute with a major distributor over film licensing terms, which resulted in the Company's licensing that distributor's films for a smaller number of its theatres than it otherwise would have. In fiscal 1996, the Company licensed that distributor's films for what it considers to be a more acceptable number of the Company's theatres. Concessions revenues increased by 16.3%, or $27,525,000, due to the increase in total attendance, which caused an increase of $18,752,000, and a 6.9% increase in average concessions per patron, which contributed $8,773,000 of the increase.



    COST OF OPERATIONS. Total cost of operations increased 13.5%, or $58,595,000, in fiscal 1996 to $491,358,000 from $432,763,000 in fiscal 1995. As a percentage of total revenues, cost of operations was 75% and 77% in fiscal 1996 and 1995, respectively. Film rentals expense increased 17.8%, or $32,430,000, in fiscal 1996 due to higher attendance levels, which contributed $29,637,000 of the increase, and an increase in the percentage of admissions paid to film distributors, which caused an increase of $2,793,000. Concessions costs, rent and other costs of operations increased 10.5%, or $26,165,000, from the prior year due to increases in payroll of $6,641,000, concession costs of $6,034,000, rent of $4,737,000 and other theatre operating expenses associated with the increase in admissions and concessions revenues and from the higher number of screens in operation.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 25.0%, or $10,420,000, to $52,059,000 in fiscal 1996 from $41,639,000 in fiscal
1995. The increase in general and administrative expenses is primarily attributable to payroll and other costs associated with the Company's development of theatres in the United States and certain international markets, additional bonus expense of $3,074,000 related to improved profitability of the Company and severance payments of $967,000 for two former executive officers. As a percentage of total revenues, general and administrative expenses increased to 7.9% in fiscal 1996 from 7.4% in fiscal 1995.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 15.8%, or $5,973,000, to $43,886,000 in fiscal 1996 from $37,913,000 in fiscal
1995. This increase resulted primarily from the reduction, effective December 30, 1994, in the estimated lives of lease rights and location premiums on certain smaller theatres to correspond to the base terms of the theatre leases, an increase in employed theatre assets and the recognition of an impairment loss of $1,799,000 in connection with the adoption of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF.



    INTEREST EXPENSE. Interest expense decreased 19.7%, or $7,080,000, to $28,828,000 in fiscal 1996 from $35,908,000 in fiscal 1995. The decrease in interest expense resulted from lower interest rates under the Company's Credit Facility as compared to the rates under the Senior Notes and 12 5/8% Senior Subordinated Notes.



    INVESTMENT INCOME. Investment income decreased 29.6%, or $2,961,000, to $7,052,000 in fiscal 1996 from $10,013,000 in fiscal 1995 due primarily to a net gain of $1,407,000 recorded in fiscal 1995 from the sales of stock of TPI Enterprises, Inc. and AmeriHealth, Inc. and a decrease of $1,513,000 in interest income in fiscal 1996.



    EARNINGS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Earnings before income taxes and extraordinary item increased 86.8%, or $21,693,000, to $46,671,000 in fiscal 1996 from $24,978,000 in fiscal 1995. The Company recorded a $19,350,000 extraordinary loss, net of income tax benefit of $13,400,000, related to extinguishment of debt in fiscal 1996.



    NET EARNINGS. For the year (52 weeks) ended March 28, 1996, the Company recorded net earnings of $8,021,000, a $25,957,000 decrease from net earnings of $33,978,000 for the year (52 weeks) ended March 30, 1995. Net earnings per common share, after deducting $7,000,000 of preferred dividends, was $.06 in fiscal 1996 compared to $1.63 in fiscal 1995. The decrease in net earnings was impacted by an extraordinary loss of $19,350,000 incurred as a result of the Company's repurchase of Senior Notes and 12 5/8% Senior Subordinated Notes in fiscal 1996. Also, in fiscal 1996 the Company had a tax expense of $19,300,000, as opposed to a tax benefit of $9,000,000 in fiscal 1995. The fiscal 1995 tax benefit resulted from a $19,792,000 reduction in the deferred tax valuation allowance established under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Earnings per share before extraordinary item, after deduction of preferred dividends, was $1.21 in fiscal 1996 compared to $1.63 in fiscal 1995.



  LIQUIDITY AND CAPITAL RESOURCES



    The forward-looking statements included in this section, which reflect management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including but not limited to the Company's ability to enter into various financing programs, competition from other companies, changes in economic climate, increase in demand for real estate, demographic changes, changes in real estate, zoning and tax laws, the performance of films licensed by the Company and other risks and uncertainties.

    The Company's revenues are collected in cash, principally through box office admissions and theatre concessions sales. The Company has an operating "float" which partially finances its operations and which generally permits the Company to maintain a smaller amount of working capital capacity. This float exists because admissions revenues are received in cash, while exhibition costs (primarily film rentals) are ordinarily paid to distributors from 30 to 45 days following receipt of box office admission revenues. The Company is only occasionally required to make advance payments or non-refundable guarantees of film rentals. Film distributors generally release films which they anticipate will be the most successful during the summer and holiday seasons. Consequently, the Company typically generates higher revenues during such periods. Cash flows from operating activities, as reflected in the Consolidated Statements of Cash Flows, was $134,074,000, $96,847,000 and $44,366,000 in fiscal years 1997, 1996 and 1995, respectively.



    During fiscal 1997, the Company had capital expenditures of $253,380,000, primarily for the development of new theatres and the addition of screens at existing locations. The Company has continued its expansion plan by opening 14 leased theatres with 244 screens, two owned theatres with 46 screens and one theatre with 24 screens leased pursuant to a ground lease. Included in these openings is the Company's first theatre in Japan, the Canal City 13 in Fukuoka, which opened in April 1996, and the Company's first theatre in Portugal, the Arrabida 20 in Porto, which opened in late December 1996. In addition, the Company closed or sold 14 leased theatres with 72 screens and one owned theatre with four screens, resulting in a circuit total of 1,957 screens in 228 theatres as of April 3, 1997.



    The Company has plans to open approximately 700 screens during fiscal 1998. If these planned screens are opened as scheduled, the Company estimates that total capital expenditures for fiscal 1998 will aggregate approximately $425 million. Included in these amounts are assets which the Company may place into sale/leaseback or other comparable financing programs which will have the effect of reducing the Company's net cash outlays. As of April 3, 1997, the Company had under construction 15 new leased theatre locations totaling 362 screens, four new owned theatres with 104 screens, two theatres with 48 screens leased pursuant to a ground lease and additions to four existing theatres for 44 new screens. All of these theatres and screens will be located in the United States.



    On December 28, 1995, the Company completed the redemption of substantially all of its Senior Notes and 12 5/8% Senior Subordinated Notes. The Company redeemed $99,383,000 of the Senior Notes at a total price of $1,117.90 per $1,000 principal amount and $95,096,000 of the 12 5/8% Senior Subordinated Notes at a total price of $1,144.95 per $1,000 principal amount. The Company utilized cash and investments along with borrowings of $130,000,000 on a credit facility to redeem the Senior Notes and the 12 5/8% Senior Subordinated Notes.



    As a part of the refinancing plan, the Company entered into the Credit Facility, which was subsequently amended and restated as of April 10, 1997. The Credit Facility permits borrowings at interest rates based on either the bank's base rate or LIBOR and requires an annual commitment fee based on margin ratios that could result in a rate of .1875% to .375% on the unused portion of the commitment. The Credit Facility matures in 2004. The commitment thereunder will reduce by $25 million on each of December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003 and by $50 million on December 31, 2003. As of April 3, 1997, the Company had outstanding borrowings of $110,000,000 under the Credit Facility at an average interest rate of 6.4% per annum.



    Covenants of the Credit Facility, as amended and restated, impose limitations on the incurrence of additional indebtedness, creation of liens, change of control, transactions with affiliates, mergers, investments, guaranties, asset sales, business activities and pledges. The Company is required to maintain (i) a maximum net indebtedness to consolidated EBITDA ratio, as defined in the Credit Facility (generally, the ratio of the principal amount of outstanding indebtedness (less cash and equivalents) to earnings before interest, taxes, depreciation, amortization and other noncash charges), of 5.25 to 1 during the first four years of the Credit Facility, a ratio of 4.75 to 1 during the fifth year, a ratio of 4.25 to 1 in the sixth year and a ratio of 4.0 to 1 thereafter, and a (ii) minimum cash flow coverage ratio, as defined in the Credit Facility (generally, the ratio of consolidated EBITDA for the most recent four quarters to the sum of (A) consolidated interest expense for such period, (B) amounts paid as dividends, for the optional repurchase or redemption of subordinated debt or capital stock, or with respect to the principal amount of capital lease obligations during such period, plus (C) the current portion of debt with an original maturity exceeding one year), of 1.40 to 1. If the Company prepays, defeases or repurchases more than $10 million of the Notes (as defined below) or any other subordinated debt incurred after April 10, 1997, it is required to maintain a maximum net senior indebtedness to EBITDA ratio, as defined in the Credit Facility, of 4.5 to 1 during the first four years of the Credit Facility and 4.0 to 1 thereafter. As of April 3, 1997, the Company was in compliance with all financial covenants relating to the Credit Facility.



    Prior to its April 10, 1997 amendment and restatement, the Credit Facility contained a covenant that generally limited the Company's capital expenditures. This covenant has been eliminated.



    On March 19, 1997, the Company sold $200 million aggregate principal amount of its Notes in the Note Offering. Net proceeds from the issuance of the Notes (approximately $193.8 million) were used to reduce borrowings under the Credit Facility. Amounts repaid under the Credit Facility will again be available for borrowing thereunder, and the Company intends to utilize this increased availability to continue with its current expansion program.



    The Notes bear interest at the rate of 9 1/2% per annum, payable in March and September. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 15, 2006, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Note Indenture), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes are subordinated to all existing and future senior indebtedness (as defined in the Note Indenture) of the Company.



    The Company has agreed to use its best efforts to (i) file and cause to become effective by August 16, 1997, a registration statement relating to a registered offer to exchange the Notes (the "Exchange Offer") for notes of AMCE with terms identical in all material respects to the Notes and (ii) cause the Exchange Offer to be consummated by September 15, 1997. If the Exchange Offer registration statement is not declared effective by August 16, 1997, the Company has agreed that in lieu thereof it will use its best efforts to cause to become effective by September 15, 1997 a shelf registration statement with respect to the Notes. In the event that either (a) the Exchange Offer registration statement is not filed on or prior to June 17, 1997, (b) the Exchange Offer registration statement is not declared effective on or prior to August 16, 1997 or (c) the Exchange Offer is not consummated or a shelf registration statement, with respect to the Notes, is not declared effective on or prior to September 15, 1997, the interest rate borne by the Notes will increase by 0.50% per annum following June 17, 1997 in the case of clause (a) above, following August 16, 1997 in the case of clause (b) above and following September 15, 1997 in the case of clause (c) above. The aggregate amount of such increase will in no event exceed 1.00% per annum. Upon (x) the filing of the Exchange Offer registration statement after June 17, 1997, (y) the effectiveness of the Exchange Offer registration statement after August 16, 1997 or (z) the consummation of the Exchange Offer or the effectiveness of a shelf registration statement, as the case may be, after September 15, 1997, the interest rate borne by the Notes from the date of filing, effectiveness or consummation, as the case may be, will be reduced to 9 1/2%. The Exchange Offer registration statement was filed on June 13, 1997.



    The Note Indenture contains certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to: incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; purchase or redeem capital stock; enter into transactions with stockholders or certain affiliates; or consolidate, merge or sell all or substantially all of the Company's assets, other than in certain transactions between the Company and one or more of its wholly-owned subsidiaries and other than the Merger. All of these limitations are subject to a number of important qualifications. The Note Indenture does not impose any limitation on the incurrence by the Company and its subsidiaries of liabilities that are not considered "Indebtedness" under the Note Indenture, such as those that would be incurred under certain sale/leaseback transactions; nor does the Note Indenture impose any limitation on the amount of liabilities incurred by subsidiaries, if any, that might be designated as Unrestricted Subsidiaries (as defined therein). Furthermore, there are no restrictions on the ability of the Company and its subsidiaries to make advances to, or invest in, other entities (including unaffiliated entities) and no restrictions on the ability of the Company's subsidiaries to enter into agreements restricting their ability to pay dividends or otherwise transfer funds to the Company. If the Notes attain "investment grade status" (as defined in the Note Indenture), the covenants in the Note Indenture limiting the Company's ability to incur indebtedness, pay dividends, acquire stock or engage in transactions with affiliates will cease to apply.



    The Company believes that cash generated from operations, existing cash and equivalents, amounts received from sale/leaseback or other comparable financing programs which the Company is currently pursuing and the unused commitment amount under its Credit Facility will be sufficient to fund operations and planned capital expenditures through the end of fiscal 1998.



    During the year (53 weeks) ended April 3, 1997, various holders of the Company's $1.75 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") converted 696,400 shares into 1,200,589 shares of Common Stock at a conversion rate of 1.724 shares of Common Stock for each share of Convertible Preferred Stock. Convertible Preferred Stock dividend payments decreased 14.4%, or $1,007,000, to $5,993,000 for the year (53 weeks) ended April 3, 1997 from $7,000,000 in the prior year as a result of the conversions. Future conversions will continue to reduce the amount of dividends paid by the Company and increase the number of shares of Common Stock outstanding.



    The Convertible Preferred Stock is redeemable in whole or in part, at the option of the Company, at a current redemption price of $26 per share, declining by $.25 per share on March 15 of each year until March 15, 2001, when such price will become fixed at $25. Shares called for redemption may be converted by the holders thereof prior to the redemption date.



    On January 10, 1997, the Company purchased the 20% minority interest in the common stock of AMC Philadelphia, Inc., an 80% owned subsidiary, for $7,400,000 in cash. The Company utilized borrowings on its Credit Facility to finance the purchase. Management does not believe that the acquisition will have a significant effect on the Company's results of operations.



  OTHER



    The Board of Directors has approved the Merger Agreement providing for the Merger of the Company and DI, with the Company remaining as the surviving entity. The Merger has been sought by members of the Durwood family so that they may hold their interests in the Company directly instead of indirectly through DI and AAE. In the Merger, stockholders of DI would exchange their shares of DI stock for shares of the Company's stock. Although the outstanding shares of the Company's Common Stock will increase and the outstanding shares of its Class B Stock will decrease if the Merger is effected, no aggregate increase in total outstanding shares will occur because the shares of the Company owned by DI will be canceled and the shares of the Company held by other stockholders would not be exchanged in the Merger. A condition to the Merger is that the Merger Agreement receive approval of the holders of a majority of the shares of Common Stock other than DI, the Durwood Family Stockholders, their spouses and children and officers and directors of the Company.



    DI is primarily a holding company with no significant operations or assets other than its equity interest in the Company. Management expects that the Merger will be accounted for as a corporate reorganization and that, accordingly, the recorded balances for consolidated assets, liabilities, total stockholders equity and results of operations of the Company would not be affected. If the Merger occurs, the Company will be responsible for paying 50% of its costs in connection with the Merger; the aggregate merger costs for both the Company and DI are estimated to be approximately $2 million. Management does not believe that the transaction will have a significant effect on the Company's financial condition, liquidity or capital resources.



    The Company is in the process of modifying its computer applications to ensure their continuing functionality for the "Year 2000" and beyond. At the present time the Company estimates that expenses related to this project will total approximately $1.5 million to $2.0 million. These total estimated expenses are expected to be incurred during fiscal years 1998 and 1999.



    Congress passed legislation to increase the federal minimum hourly wage paid to hourly wage employees over a two-year period. This legislation will increase the aggregate average hourly wage paid by the Company. The Company intends to relieve the cost pressure from the minimum wage increase by pursuing better labor and operating efficiencies as well as some price adjustments for theatres in certain markets. Such legislation is not expected to have a material adverse effect on the Company's results of operations, liquidity or financial condition.



  IMPACT OF INFLATION



    Historically, the principal impact of inflation and changing prices upon the Company has been to increase the costs of the construction of new theatres, the purchase of theatre equipment and the utility and labor costs incurred in connection with continuing theatre operations. Film rentals expense, the largest cost of operations of the Company, is customarily paid as a percentage of admissions revenues and hence, while the film rentals expense may increase on an absolute basis, the percentage of admissions revenues represented by such expense is not directly affected by inflation. Except as set forth above, inflation and changing prices have not had a significant impact on the Company's total revenues and results of operations.



  RECENTLY ISSUED FINANCIAL ACCOUNTING PRONOUNCEMENTS



    During fiscal 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Statement allows companies to measure compensation cost in connection with employee stock compensation plans using a fair value based method or to continue to use an intrinsic value based method to account for stock options and awards. The Company has chosen to continue using the intrinsic value based method while adopting the disclosure-only provisions of the pronouncement.



    During fiscal 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), EARNINGS PER SHARE. SFAS 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. The principal difference between primary and basic EPS is that common stock equivalents are not included with the weighted average number of shares outstanding used in the computation of basic EPS. Diluted EPS is computed similarly to fully diluted EPS. SFAS 128 is effective for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior-period EPS data. Early adoption is not permitted. Management has not yet determined the impact that this statement will have on the Company.



BUSINESS OF THE COMPANY



  GENERAL



    The Company is one of the leading theatrical exhibition companies in North America. In the fiscal year ended April 3, 1997, the Company's revenues were $749,597,000. As of April 3, 1997, the Company operated 228 theatres with an aggregate of 1,957 screens located in 23 states, the District of Columbia, Portugal and Japan. Approximately 61% of the screens operated by the Company are located in Florida,

California, Texas, Missouri and Michigan and approximately 73% of the Company's domestic screens are located in areas among the 20 largest "Areas of Dominant Influence" (television market areas as defined by Arbitron Company).



    The Company is an industry leader in the development and operation of "megaplex" and "multiplex" theatres, primarily in large metropolitan markets. Megaplex theatres are theatres having at least 14 screens with predominantly stadium-style seating (seating with an elevation between rows to provide unobstructed viewing). Multiplex theatres are theatres generally without stadium-style seating and having less than 14 screens. The Company believes that its strategy of developing megaplex theatres has prompted the current theatrical exhibition industry trend in the United States and Canada toward the development of larger theatre complexes. This trend has accelerated the obsolescence of many existing movie theatres by setting new standards for moviegoers, who have demonstrated their preference for the more attractive surroundings, wider variety of films, better customer services and more comfortable seating typical of megaplexes.



    In addition to providing a superior entertainment experience, megaplex theatres realize economies of scale by serving more patrons from common support facilities, thereby spreading costs over a higher revenue base. The Company's megaplex theatres have consistently ranked among its top grossing facilities on a per screen basis. During the fiscal year ended April 3, 1997, attendance per screen at the Company's megaplex theatres was 88,200 compared to 63,800 for the Company's multiplex theatres. (During 1995, the last period for which data is available, the theatrical exhibition industry in the United States averaged approximately 47,000 patrons per screen.) In addition, during the fiscal year ended April 3, 1997, average revenue per patron at the Company's megaplex theatres was $6.54 compared to $5.95 for its multiplex theatres, and operating cash flow before rent of the Company's megaplex theatres was 37% of the total revenue of such theatres, whereas operating cash flow before rent of the Company's multiplex theatres was 33% of total revenues of such theatres. As of April 3, 1997, 591 screens, or 30.2% of the Company's screens, were in megaplex and multiplex theatres with 14 or more screens and of these, 366 screens, or 18.7% of the Company's screens, were in megaplex theatres. The average number of screens per theatre operated by the Company is 8.6, compared to an average of
5.9 for the ten largest North American theatrical exhibition companies (based on number of screens) and 5.2 for all North American theatrical exhibition companies.



    The Company continually upgrades its theatre circuit by opening new theatres (primarily megaplex theatres), adding new screens to existing theatres and selectively closing unprofitable theatres. Since April 1995, the Company has opened 24 new theatres with 422 screens, representing 21.6% of its current number of screens, and has added 42 screens to existing theatres. Of these 422 screens, 366 screens were in 18 megaplex locations. Among these new theatres are the Company's first theatre in Japan, the Canal City 13, in Fukuoka, and its first theatre in Portugal, the Arrabida 20, in Porto. As of April 3, 1997, the Company had 21 new theatres under construction having an aggregate of 514 screens and was adding 44 screens to existing theatres. All of these theatres and screens will be located in the United States.



    Revenues for the Company are generated primarily from box office admissions and theatre concessions sales, which accounted for 66% and 30%, respectively, of fiscal 1997 revenues. The balance of the Company's revenues are generated primarily by the Company's on-screen advertising business, video games located in theatre lobbies and the rental of theatre auditoriums.



    The Company's predecessor was founded in Kansas City, Missouri in 1920 by the father of Mr. Stanley H. Durwood, the current Chairman of the Board and Chief Executive Officer of the Company. DI, substantially all of whose stock is beneficially owned by Mr. Stanley H. Durwood and the Durwood Children, owned 100% of the outstanding shares of AMCE Class B Stock and 40% of the outstanding shares of AMCE Common Stock as of April 3, 1997, representing in the aggregate approximately 97% of the voting power of outstanding securities in matters other than the election of directors. Holders of AMCE Class B Stock are entitled to ten votes per share and as a class are presently entitled to elect 75% of the AMCE Board. See "--Security Ownership of Beneficial Owners" and "--Management of the Company."



  BUSINESS STRATEGY



    The Company intends to expand its theatre circuit primarily by developing new theatres in major markets in the United States and select international markets. New theatres will primarily be megaplex theatres which will also be equipped with SONY Dynamic Digital Sound-TM- (SDDS-TM-) and AMC LoveSeat-TM-style seating (plush, high-backed seats with retractable armrests). Other amenities may include auditoriums with TORUS-TM- Compound Curved Screens and High Impact Theatre Systems-TM- (HITS-TM-), which enhance picture and sound quality, respectively.



    The Company's strategy of establishing megaplex theatres enhances attendance and concessions sales by enabling it to exhibit concurrently a variety of motion pictures attractive to different segments of the movie-going public. Megaplexes also allow the Company to match a particular motion picture's attendance patterns to the appropriate auditorium size (ranging from approximate 90 to 450 seats), thereby extending the run of a motion picture and providing superior theatre economies. The Company believes that megaplex theatres enhance its ability to license commercially popular motion pictures and to access economically prime real estate sites due to its desirability as an anchor tenant.



    The Company believes that the megaplex format will create a new replacement cycle for the industry. The new format raises moviegoers' expectations by providing superior viewing lines, comfort, picture and sound quality as well as increased choices of films and start times. The Company believes that consumers will increasingly choose theatres based on the quality of the movie-going experience rather than the location of the theatre. As a result, the Company believes that older, smaller theatres will become obsolete as the megaplex concept matures.



    The Company believes that significant market opportunities exist for development of modern megaplex and multiplex theatres in select international markets. The theatrical exhibition business has become increasingly global and box office receipts from international markets approximate those of the U.S. market and are rising at a faster rate. In addition, the production and distribution of feature films and demand for American motion pictures is increasing in many countries. The Company believes that its experience in developing and operating megaplex and multiplex theatres provides it with a significant advantage in developing megaplex and multiplex facilities in international markets and the Company intends to utilize this experience, as well as its existing relationships with domestic motion picture studios, to enter certain international markets. The Company's strategy in these markets is to operate leased theatres and consider partnerships or joint ventures, where appropriate, to share risk and leverage resources. Presently the Company's activities in international markets are directed toward Japan, Portugal, Spain, Hong Kong and Canada, which markets the Company believes are under screened.



    The Company continually monitors its theatres to determine their performance and has improved the profitability of certain of its older theatres by converting them to "dollar houses," which display second-run movies and charge lower admission prices (ranging from $1.00 to $1.75). It operated 12 such theatres with 68 screens as of April 3, 1997 (3.5% of the Company's total screens). Other strategies for under performing theatres include selling them to discount operators and closing them. Divestiture strategies for theatres with longer leases include selling them to other exhibitors, closing them or converting such theatres to other uses and subleasing them.



  THEATRE CIRCUIT



    The following table sets forth information concerning additions and dispositions of theatres and screens during, and the number of theatres and screens operated as of the end of, the last five fiscal years. The Company adds and disposes of theatres based on industry conditions and its business strategy.

CHANGES IN THEATRES OPERATED

                              NUMBER OF        NUMBER OF        NUMBER OF        NUMBER OF        NUMBER OF       NUMBER OF
FISCAL YEAR ENDED             THEATRES          SCREENS         THEATRES          SCREENS         THEATRES         SCREENS
-------------------------  ---------------  ---------------  ---------------  ---------------  ---------------  -------------
                                      ADDITIONS                        DISPOSITIONS               TOTAL THEATRES OPERATED
                           --------------------------------  --------------------------------  ------------------------------
April 1, 1993............             6               72               16               72              243           1,617
March 31, 1994...........             2               15                9               29              236           1,603
March 30, 1995...........             3               53                7               26              232           1,630
March 28, 1996...........             7              150               13               61              226           1,719
April 3, 1997............            17              314               15               76              228           1,957
                                     --                                --
                                                     ---                               ---
  Total..................            35              604               60              264
                                     --                                --
                                     --                                --
                                                     ---                               ---
                                                     ---                               ---

    The following table provides greater detail with respect to the Company's theatre circuit as of April 3, 1997.

                                                                                              SCREENS PER
                                                                                                THEATRE
                                                               TOTAL         TOTAL            ------------
                         DOMESTIC                             SCREENS      THEATRES        1-13          14+
----------------------------------------------------------  -----------  -------------  -----------  -----------
Florida...................................................         390            43            35            8
California................................................         333            35            28            7
Texas.....................................................         221            24            21            3
Missouri..................................................         127            13            10            3
Michigan..................................................         115            19            19       --
Arizona...................................................         114            13            11            2
Pennsylvania..............................................         105            15            15       --
Georgia...................................................          86             7             3            4
Colorado..................................................          65             9             9       --
Ohio......................................................          62             5             3            2
Virginia..................................................          62             8             7            1
New Jersey................................................          50             8             8       --
Maryland..................................................          48             6             6       --
Oklahoma..................................................          22             3             3       --
North Carolina............................................          22             1        --                1
Louisiana.................................................          20             3             3       --
Washington................................................          20             3             3       --
New York..................................................          16             2             2       --
Massachusetts.............................................          10             2             2       --
District of Columbia......................................           9             1             1       --
Nebraska..................................................           8             2             2       --
Illinois..................................................           8             1             1       --
Kansas....................................................           6             1             1       --
Delaware..................................................           5             2             2       --
                                                                                                             --
                                                                 -----           ---           ---
  Total Domestic..........................................       1,924           226           195           31
                                                                                                             --
                                                                                                             --
                                                                 -----           ---           ---
                                                                 -----           ---           ---
                      INTERNATIONAL
----------------------------------------------------------
Japan.....................................................          13             1             1       --
Portugal..................................................          20             1        --                1
                                                                                                             --
                                                                 -----           ---           ---
  Total International.....................................          33             2             1            1
                                                                                                             --
                                                                                                             --
                                                                 -----           ---           ---
                                                                 -----           ---           ---
Total Circuit.............................................       1,957           228           196           32
                                                                                                             --
                                                                                                             --
                                                                 -----           ---           ---
                                                                 -----           ---           ---

    As of April 3, 1997, the Company operated 17 megaplex theatres having an aggregate of 352 screens, representing 18.0% of its screens.

    Of the Company's 228 theatres and 1,957 screens operated as of April 3, 1997, AMC was the owner or lessee of 223 theatres with 1,909 screens, and AMC Entertainment International, Inc., an AMCE subsidiary, leased one theatre with 13 screens and its subsidiary, Actividades Multi-Cinemas E Espectaculos, LDA, leased one theatre with 20 screens. AMC also operated three theatres with 15 screens owned by a third party.

    Of the 228 theatres operated by the Company as of April 3, 1997, 14 theatres with 157 screens were owned, 14 theatres with 135 screens were leased pursuant to ground leases, 197 theatres with 1,650 screens were leased pursuant to building leases and three theatres with 15 screens were managed. The Company's leases generally have terms from 15 to 25 years, with options to extend the lease for up to 20 additional years. The leases typically require escalating minimum annual rent payments and additional rent payments based on a percentage of the leased theatre's revenue above a base amount and require the Company to pay for property taxes, maintenance, insurance and certain other property-related expenses.

    In some cases, the Company's rights as tenant are subject and subordinate to the mortgage loans of lenders to its lessors, so that if a mortgage were to be foreclosed, the Company could lose its lease. Historically, this has never occurred.

    The majority of the concessions, projection, seating and other equipment required for each of the Company's theatres is owned.

    The Company leases its corporate headquarters, located in Kansas City, Missouri. Regional theatre and film licensing offices are leased in Los Angeles, California; Clearwater, Florida; and Voorhees, New Jersey.

THEATRE DEVELOPMENT

    New theatre sites are typically selected on the basis of retail concentration, access to surface transportation and demographic trends identified by reference to census figures and other statistical sources. Each division of the Company has a real estate function to identify potential sites, develop the economic profile of the sites and present the concepts to senior management. The Company obtains some sites through several large real estate developers of regional and strip malls with which it has developed proven working relationships.

    When approved by senior management, the real estate representatives negotiate lease or purchase terms and, once finalized, then turn the project over to the construction department for construction management. The Company typically targets for development areas such as specialty shopping or entertainment centers and retail space in or near suburban malls.

FILM LICENSING


    The Company predominantly licenses "first-run" motion pictures from distributors on a film-by-film and theatre-by-theatre basis. The Company obtains these licenses either by negotiations directly with, or by submitting bids to, distributors. Negotiations with distributors are based on several factors, including theatre location, competition, season of the year and motion picture content. Rental fees are paid by the Company under a negotiated license and are made on either a "firm terms" basis, where final terms are negotiated at the time of licensing, or are adjusted subsequent to the exhibition of a motion picture in a process known as "settlement." When motion pictures are licensed through a bidding process, the distributor decides whether to accept bids on a previewed basis or a non-previewed ("blind-bid") basis, subject to certain state law requirements. In most cases, the Company licenses its motion pictures on a previewed basis. When a film is bid on a previewed basis, exhibitors are permitted to review the film before bidding, whereas they are not permitted to do so when films are licensed on a non-previewed or "blind-bid" basis.


    Licenses entered into through both negotiated and bid processes typically state that rental fees shall be based on the higher of a gross receipts formula or a theatre admissions revenue sharing formula. Under a gross receipts formula, the distributor receives a specified percentage of box office receipts, with the percentages declining over the term of the run. First-run motion picture rental fees are generally the greater of (i) 70% of box office admissions, gradually declining to as low as 30% over a period of four to seven weeks, and (ii) a specified percentage (I.E., 90%) of the excess of box office receipts over a negotiated allowance for theatre expenses (commonly known as a "90/10" clause). Second-run motion picture rental fees typically begin at 35% of box office admissions and often decline to 30% after the first week.

    The Company may pay non-refundable guarantees of film rentals or make advance payments of film rentals, or both, in order to obtain a license in a negotiated or bid process, subject, in some cases, to a per capita minimum license fee. Because of the settlement process, negotiated licenses typically are more favorable to theatre operators with respect to the percentage of admissions revenue ultimately paid to license a motion picture. In the past few years, bidding has been used less frequently by the industry. Presently, the Company licenses substantially all of its films on a negotiated basis.

    The Company licenses films through film buyers who enable the Company to capitalize on local trends and to take into account actions of local competitors in the Company's negotiation and bidding strategies. Criteria considered in licensing each motion picture include cast, director, plot, performance of similar motion pictures, estimated motion picture rental costs and expected rating by the Motion Pictures Association of America (the "MPAA"). Successful licensing depends greatly upon knowledge of the tastes of the residents in markets served by each theatre and insight into the trends in those tastes, as well as the availability of commercially popular motion pictures. The Company at no time licenses any one motion picture for all of its theatres.


    The Company's business is dependent upon the availability of marketable motion pictures. There are several distributors which provide a substantial portion of quality first-run motion pictures to the exhibition industry. These include Buena Vista Pictures (Disney), Warner Bros. Distribution, SONY Pictures Releasing (Columbia Pictures and Tri-Star Pictures), Twentieth Century Fox, Universal Film Exchanges, Inc. and Paramount Pictures. There are numerous other distributors and no single distributor dominates the market. From year to year, the Company's revenues attributable to individual distributors may vary significantly depending upon the commercial success of each distributor's motion pictures in any given year. In fiscal 1997, no single distributor accounted for more than 12% of the motion pictures licensed by the Company or for more than 21% of the Company's box office admissions. Poor relationships with distributors, poor performance of motion pictures or disruption in the production of motion pictures by the major studios and/or independent producers may have an adverse effect upon the business of the Company. Some of the major distributors have announced their intention to reduce production of films.


    During the period from January 1, 1990 to December 31, 1995, the annual number of first-run motion pictures released by distributors in the United States ranged from a low of 382 in 1995 to a high of 440 in 1993, according to the MPAA. If a motion picture still has substantial potential following its first-run, the Company may license it for a "sub-run." Although average daily sub-run attendance is often less than average daily first-run attendance, sub-run film rentals are also generally lower than first-run film rentals. Sub-runs enable the Company to exhibit a variety of motion pictures during periods in which there are few new film releases.

MARKETING

    The Company relies primarily upon advertisements and movie schedules published in newspapers to inform its patrons of motion picture titles and show times. Radio, television and full-page newspaper advertisements are used on a regular basis to promote new releases and special events. These expenses are generally paid for by the distributors; however, the Company occasionally shares the expense of such advertisements. The Company pays for newspaper "stack" advertisements which display information on motion pictures at the Company's theatres within a geographic area. The Company also exhibits "Now Playing" and "Coming Soon" spots to promote motion pictures currently playing on the Company's screens or motion pictures not yet released.

  THEATRE MANAGEMENT AND OPERATIONS

    The Company uses a decentralized structure to operate its business on a day-to-day basis. Each location is viewed as a discrete profit center and a portion of management's compensation at each theatre is linked to the operating results of each unit. All theatre level personnel complete formal training programs to maximize both customer service and the efficiency of the Company's operations. Theatre management additionally attends a two-week training academy focusing on operations administration and marketing during their first 12 to 24 months with the Company.

    A typical ten-screen movie theatre has approximately 60 employees and five managers. A 24-screen megaplex may have as many as 150 employees and 12 managers. The Company is committed to developing the strongest possible management teams and seeks college graduates for career management positions.

    Three division offices, each headed by a Senior Vice President of AMC, supervise theatre operations and personnel within their respective regions. The division Senior Vice Presidents are also responsible within their markets for real estate development, marketing, facilities (design and maintenance) and profit center auditing. The division offices are located in Los Angeles, California; Clearwater, Florida; and Voorhees, New Jersey (Philadelphia).

    Policy development, strategic planning, finance and accounting for the Company are managed at the Company's corporate office located in Kansas City, Missouri. Additionally, the corporate office provides support to both the division offices and individual theatres regarding management information systems, administration, employee benefits and operations services. All film licensing activity occurs in Woodland Hills, California, utilizing a structure that facilitates interaction between theatre managers, division managers and film buyers.

  CONCESSIONS

    Concessions sales are the second largest source of revenue for the Company after box office admissions. Concessions items include popcorn, soft drinks, candy and other products. The Company's strategy emphasizes prominent and appealing concessions counters designed for rapid service and efficiency.

    The Company's primary concessions products are various sizes of popcorn, soft drinks, candy and hot dogs, all of which the Company sells at each of its theatres. However, different varieties of candy and soft drinks are offered at theatres based on preferences in that particular geographic region. The Company has also implemented "combo-meals" for children which offer a pre-selected assortment of concessions products.

    Newer megaplex theatres are designed to have more concessions service capacity per seat than multiplex theatres and typically have three concessions stands, with each stand having multiple service stations to make it easier to serve larger numbers of customers. In addition, the primary concessions stand in such theatres generally features the "pass-through" concept, which provides a staging area behind the concessions equipment to prepare concessions products. This permits the concessionist serving patrons to simply sell concessions items instead of also preparing them, thus providing more rapid service to customers. Strategic placement of large concessions stands within theatres heightens their visibility, aids in reducing the length of concessions lines and improves traffic flow around the concessions stands.

    The Company negotiates prices for its concessions supplies directly with concessions vendors on a national or regional basis to obtain high volume discounts or bulk rates.

  MANAGEMENT INFORMATION SYSTEMS

    The Company has a point of sale ("POS") management information system to further enhance its ability to maximize revenues, control costs and efficiently manage the Company's theatre circuit. The POS information system provides corporate management with a detailed daily admissions and concessions revenue report by the start of business the following morning. This information allows management to make adjustments to movie schedules, prolong runs or increase the number of screens on which successful movies are being played and substitute films when gross receipts cease to meet expected goals. Seating and box office information is available to box office personnel, making it possible for theatre management to avoid overselling a particular film and providing faster and more accurate response to customer inquiries regarding showings and available seating. The POS information system also tracks concessions sales and provides weekly in-theatre inventory reports, leading to better inventory management and control. The POS system also processes the MovieWatcher-Registered Trademark-program whereby moviegoers earn points for each movie attended and earn discount concession coupons and passes for movies. This frequent moviegoer program is the only program of its type in the industry, and the Company believes it enhances customer loyalty.

  THEATRICAL EXHIBITION INDUSTRY OVERVIEW

    Motion picture theatres are the primary initial distribution channel for new motion picture releases and the Company believes that the theatrical success of a motion picture is often the most important factor in establishing its value in the cable television, videocassette and other ancillary markets. The Company further believes that the emergence of new motion picture distribution channels has not adversely affected attendance at theatres and that these distribution channels do not provide an experience comparable to that of viewing a movie in a theatre. The Company believes that the public will continue to recognize the advantages of viewing a movie on a large screen with superior audio and visual quality, while enjoying a variety of concessions and sharing the experience with a larger audience.

    Annual domestic theatre attendance has averaged approximately one billion persons since the early 1960s. In 1996, estimated domestic attendance was 1.35 billion. Fluctuations and variances in year-to-year attendance are primarily related to the overall popularity and supply of motion pictures.

    The theatrical exhibition industry in North America is comprised of over 400 exhibitors, approximately 250 of which operate four or more screens. Based on the listing of exhibitors in the NATO 1996-97 Encyclopedia of Exhibitions, as of May 1, 1996, the ten largest exhibitors (in terms of number of screens) operated approximately 56% of the total screens, with no one exhibitor operating more than 10% of the total screens.

    The following table represents the results of a survey by NATO for 1990 through 1995, outlining the historical trends in U.S. theatre attendance, average ticket prices and box office sales, and information obtained from THE HOLLYWOOD REPORTER on box office revenues for 1996.



                                                                                   U.S. BOX OFFICE
                                                ATTENDANCE      AVERAGE TICKET          SALES
                    YEAR                       (IN MILLIONS)         PRICE          (IN MILLIONS)
--------------------------------------------  ---------------  -----------------  -----------------
1990........................................         1,189         $    4.22          $   5,021
1991........................................         1,141         $    4.21          $   4,803
1992........................................         1,173         $    4.15          $   4,871
1993........................................         1,244         $    4.14          $   5,154
1994........................................         1,292         $    4.18          $   5,396
1995........................................         1,263         $    4.35          $   5,493
1996........................................        --                --              $   5,910


  COMPETITION

    The Company competes against both local and national exhibitors, some of which may have substantially greater financial resources than the Company. There are over 400 companies competing in the domestic theatrical exhibition industry. Industry participants vary substantially in size, from small independent operators to large international chains. As of May 1, 1996, the ten largest motion picture exhibition companies operated approximately 56% of the total number of screens, based on the listing of exhibitors in the NATO 1996-1997 Encyclopedia of Exhibitions.

    The Company's theatres are subject to varying degrees of competition in the geographic areas in which they operate. Competition is often intense with respect to licensing motion pictures, attracting patrons and finding new theatre sites. Theatres operated by national and regional circuits and by smaller independent exhibitors compete aggressively with the Company's theatres. The Company believes that the principal competitive factors with respect to film licensing include licensing terms, seating capacity and location and condition of an exhibitor's theatres. The competition for patrons is dependent upon factors such as the availability of popular motion pictures, the location and number of theatres and screens in a market, the comfort and quality of the theatres and pricing.

    As with other exhibitors, the Company's smaller multiplex theatres are subject to being rendered obsolete through the introduction of new, competing megaplex theatres.

    The theatrical exhibition industry also faces competition from other distribution channels for filmed entertainment, such as cable television, pay per view and home video systems, as well as from all other forms of entertainment.

  REGULATORY ENVIRONMENT

    The distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases. The consent decrees resulting from one of those cases, to which the Company was not a party, have a material impact on the industry and the Company. Those consent decrees bind certain major motion picture distributors and require the motion pictures of such distributors to be offered and licensed to exhibitors, including the Company, on a film-by-film and theatre-by-theatre basis. Consequently, the Company cannot assure itself of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for its licenses on a film-by-film and theatre-by-theatre basis.

    Bids for new motion picture releases are made, at the discretion of the distributor (subject to state law requirements), either on a previewed basis or blind-bid basis. Certain states have enacted laws regulating the practice of blind-bidding. Management believes that it may be able to make better business decisions with respect to film licensing if it is able to preview motion pictures prior to bidding for them, and accordingly believes that it may be less able to capitalize on its expertise in those states which do not regulate blind-bidding.


    The Company is subject to the Americans with Disabilities Act of 1990 ("ADA") and believes that it is in substantial compliance with all current applicable regulations relating to accomodations for the disabled. The Company does not believe that compliance with ADA will have a material adverse effect on the Company.


    As the Company expands internationally, it becomes subject to regulation by foreign governments. There are significant differences between the theatrical exhibition industry regulatory environment in the United States and in international markets. Regulatory barriers affecting such matters as the size of theatres, the issuance of licenses and the ownership of land may restrict market entry. Vertical integration of production and exhibition companies in international markets may also have an adverse effect on the Company's ability to license motion pictures for international exhibition. The Company's initial attendance at its theatre in Japan was negatively impacted by film distributors in Japan who restricted the Company's ability to obtain film product until approximately two weeks after its competitors had received it. This delay in releasing films to the Company generally has been eliminated. The Company's international operations also face the additional risks of fluctuating currency values. Quota systems used by some countries to protect their domestic film industry may adversely affect revenues from theatres that the Company develops in such markets. Such differences in industry structure and regulatory and trade practices may adversely affect the Company's ability to expand internationally or to operate at a profit following such expansion.

SEASONALITY


    The theatrical exhibition industry is seasonal in nature, with the highest attendance and revenues occurring during the summer months and the holiday seasons.


  EMPLOYEES

    As of April 3, 1997, the Company had approximately 1,800 full-time and 8,500 part-time employees. Approximately 11% of the part-time employees were minors paid the minimum wage.

    Fewer than one percent of the Company's employees, consisting primarily of motion picture projectionists, are represented by a union, the International Alliance of Theatrical Stagehand Employees and Motion Picture Machine Operators. The Company believes that its relationship with this union is satisfactory.

    As an employer covered by the ADA, the Company must make reasonable accommodations to the limitations of employees and qualified applicants with disabilities, provided that such reasonable accommodations do not pose an undue hardship on the operation of the Company's business. In addition, many of the Company's employees are covered by various government employment regulations, including minimum wage, overtime and working conditions regulations.

  LEGAL PROCEEDINGS

    The following paragraphs summarize significant litigation and proceedings to which the Company is a party.

    IN RE: AMC SHAREHOLDER DERIVATIVE LITIGATION, CHANCERY COURT FOR NEW CASTLE COUNTY, DELAWARE (CIVIL ACTION NO. 12855). On February 15, 1995, the court ordered the consolidation of two derivative actions filed against four persons who were then directors of the Company, Messrs. Stanley H. Durwood, Edward D. Durwood, Paul E. Vardeman and Charles J. Egan, Jr., and one of its former directors, Mr. Phillip Ean Cohen. The two cases were originally filed on January 27, 1993, by Mr. Scott C. Wallace and on April 16, 1993, by Mr. James M. Bird, respectively. On December 8, 1994, the court, pursuant to a stipulation by the parties, entered an order approving Mr. Wallace's withdrawal as a derivative plaintiff, granting the motion for intervention filed by Mr. Philip J. Bogosian, Auginco, Mr. Norman M. Werther and Ms. Ellen K. Werther, and authorizing the filing of the intervenors' complaint. The intervenors' complaint includes substantially the same allegations as the Wallace and Bird complaints. The two actions, as consolidated, are referred to below as the "Derivative Action."

    In the Derivative Action, plaintiffs allege breach of fiduciary duties of care, loyalty and candor, mismanagement, constructive fraud and waste of assets in connection with, among other allegations, the provision of film licensing, accounting and financial services to the Company by AAE, certain other transactions with affiliates of the Company, termination payments to a former officer of the Company, certain transactions between the Company and National Cinema Supply Corporation, and a fee paid by a subsidiary of the Company to Mr. Cohen in connection with a transaction between the Company and TPIE. The Derivative Action seeks unspecified money damages and equitable relief and costs, including reasonable attorneys' fees.

    On February 9, 1995, the defendants filed a motion to dismiss the Derivative Action. Discovery has been stayed pending resolution of the motion to dismiss.

    On October 10, 1996, counsel for the parties in the Derivative Action entered into the Derivative Action Settlement Agreement providing for the discharge and release of all claims against the defendants, the Durwood Family Stockholders and the Company relating to such transactions, the proposed settlement, the Merger, the Secondary Offering and indemnification of defendants for their expenses, except claims for fraud, misrepresentation or omissions in connection with the Secondary Offering and claims relating to the implementation of the settlement. The Derivative Action Settlement Agreement provides, among other matters, (i) for the dissolution of AAE, the merger of DI into AMCE and the sale, within 12 months thereafter, of 3,000,000 shares of AMCE Common Stock by the Durwood Family Stockholders in a public underwritten secondary offering (which will only be made by means of a prospectus), (ii) for the payment by certain of the defendants of an aggregate of approximately $1.3 million to persons who were holders of AMCE Common Stock on January 2, 1996 (other than the defendants, DI or the Durwood Family Stockholders), (iii) the nomination, for three annual meetings, of two additional outside directors (initially, Messrs. William T. Grant, II and John P. Mascotte) to serve on the AMCE Board whose biographical information has been furnished to plaintiffs counsel and which persons, to be nominated, must be serving on the board of another public company or be a member of senior management of a publicly held company or a privately held company with $50 million in annual revenues, (iv) that Messrs. Stanley H. Durwood and Edward D. Durwood will cause the other Durwood Family Stockholders to vote their shares with respect to the election and reelection of the New Independent Directors in the same proportion as votes cast by all stockholders not affiliated with AMCE, its directors and officers, (v) that the New Independent Directors will have the ability to approve or disapprove (a) any proposed transaction between AMCE and any of the Durwood Family Stockholders, except with respect to compensation issues relating to Mr. Stanley H. Durwood or any other Durwood Family Stockholder who is an officer of AMCE, which are to be governed by existing AMCE Board procedures, and (b) the hiring and compensation of any person related to Mr. Stanley H. Durwood who is not an officer of AMCE, and (vi) that the New Independent Directors, together with either Mr. Charles J. Egan, Jr. or Mr. Paul E. Vardeman, are to have the ability to approve or disapprove all other related-party transactions with all officers, directors and ten percent stockholders of AMCE.

    The Derivative Action Settlement Agreement provides that AMCE will pay the cost of providing notice of the settlement to its stockholders and for the fees of the settlement administrator who will be responsible for distributing the settlement amount to eligible stockholders.


    The Derivative Action Settlement Agreement requires court approval and is conditioned upon, among other things, the consummation of the Merger. It is not anticipated that a hearing to approve the

Derivative Action Settlement Agreement will occur until after the Merger is consummated, because the Merger is a condition to the Derivative Action Settlement Agreement.


    In addition, from time to time the Company is involved in various legal proceedings arising from the ordinary course of its business operations, such as personal injury claims, employment matters and contractual disputes. The Company believes that its potential liability with respect to proceedings currently pending is not material in the aggregate to the Company's consolidated financial position or results of operations.

MANAGEMENT OF THE COMPANY

  DIRECTORS AND EXECUTIVE OFFICERS

    The Directors and Executive Officers of the Company are as follows:

                                                                                         YEARS
                                                                                      ASSOCIATED
                                                                                       WITH THE
NAME                                 AGE(1)     POSITIONS                             COMPANY(1)
---------------------------------  -----------  ---------------------------------  -----------------
Stanley H. Durwood...............      76       Chairman of the Board, Chief                 51(3)
                                                  Executive Officer and Director
                                                  (AMCE and AMC)

Peter C. Brown...................      38       President (AMCE)(4); Executive                5
                                                Vice President (AMC); Chief
                                                  Financial Officer and Director
                                                  (AMCE and AMC)

Philip M. Singleton..............      50       President (AMC)(4); Executive                22(3)
                                                Vice President (AMCE); Chief
                                                  Operating Officer and Director
                                                  (AMCE and AMC)

Charles J. Egan, Jr..............      64       Director (AMCE)                              10

William T. Grant, II.............      46       Director (AMCE)                              --(2)

John P. Mascotte.................      57       Director (AMCE)                              --(2)

Paul E. Vardeman.................      67       Director (AMCE)                              13(3)

Richard T. Walsh.................      43       Senior Vice President (AMC)                  21(3)

Richard J. King..................      48       Senior Vice President (AMC)                  25(3)

Rolando B. Rodriguez.............      37       Senior Vice President (AMC)                  21(3)

Richard L. Obert.................      57       Senior Vice President-Chief                   8
                                                  Accounting and Information
                                                  Officer (AMCE and AMC)

Charles P. Stilley...............      42       President (AMC Realty, Inc.)                 15(3)

Richard M. Fay...................      47       President (AMC Film Marketing)                1

--------------

(1) As of April 3, 1997.

(2) First elected to the AMCE Board on November 14, 1996.

(3) Includes years of service with the predecessor of the Company.

(4) Prior to January 10, 1997, Messrs. Brown and Singleton were serving as Executive Vice Presidents of both AMCE and AMC. They were appointed to their present positions as Presidents of AMCE and AMC, respectively, on January 10, 1997.

    All directors are elected annually, and each holds office until his successor has been duly elected and qualified or his earlier resignation or removal. There are no family relationships between any Director and any Executive Officer of the Company.

    All current Executive Officers of the Company hold such offices at the pleasure of the AMCE Board, subject, in the case of Messrs. Stanley H. Durwood, Peter C. Brown, Philip M. Singleton and Richard M. Fay, to rights under their respective employment agreements.

    Mr. Stanley H. Durwood has served as a Director of AMCE from its organization on June 14, 1983, and of AMC since August 2, 1968. Mr. Durwood has served as Chairman of the Board of Directors of AMCE and AMC since February 1986, and has served as Chief Executive Officer of AMCE since June 1983, and of AMC since February 20, 1986. Mr. Durwood served as President of AMCE (i) from June 1983 through February 20, 1986, (ii) from May 1988 through June 1989, and
(iii) from October 6, 1995 to January 10, 1997. Mr. Durwood served as President of AMC (i) from August 2, 1968 through February 20, 1986, (ii) from May 13, 1988 through November 8, 1990, and (iii) from October 6, 1995 to January 10, 1997. Mr. Durwood is a graduate of Harvard University.


    Mr. Peter C. Brown has served as a Director of AMCE and AMC since November 12, 1992. Mr. Brown was appointed President of AMCE on January 10, 1997. Mr. Brown served as Executive Vice President of AMCE from August 3, 1994 to January 10, 1997. Mr. Brown has served as Executive Vice President of AMC since August 3, 1994, and as Chief Financial Officer of AMCE and AMC since November 14, 1991. Mr. Brown served as Senior Vice President of AMCE and AMC from November 14, 1991 until his appointment as Executive Vice President in August 1994. Mr. Brown served as Treasurer of AMCE and AMC from September 28, 1992 through September 19, 1994. Prior to November 14, 1991, Mr. Brown served as a consultant to AMCE from October 1990 to October 1991. Mr. Brown is a graduate of the University of Kansas.



    Mr. Philip M. Singleton has served as a Director of AMCE and AMC since November 12, 1992. Mr. Singleton was appointed President of AMC on January 10, 1997. Mr. Singleton has served as Executive Vice President of AMCE since August 3, 1994, and as Chief Operating Officer of AMCE and AMC since November 14, 1991. Mr. Singleton served as Executive Vice President of AMC from August 3, 1994 to January 10, 1997. Mr. Singleton served as Senior Vice President of AMCE and AMC from November 14, 1991 until his appointment as Executive Vice President in August 1994. Prior to November 14, 1991, Mr. Singleton served as Vice President in charge of operations for the Southeast Division of AMC from May 10, 1982. Mr. Singleton holds an undergraduate degree from California State University, Sacramento, and an M.B.A. degree from the University of South Florida.


    Mr. Charles J. Egan, Jr., has served as a Director of AMCE since October 30, 1986. Mr. Egan is Vice President of Hallmark Cards, Incorporated, and was General Counsel of such company until December 31, 1996. Hallmark Cards, Incorporated is primarily engaged in the business of greeting cards and related social expressions products, Crayola crayons and the production of movies for television. Mr. Egan also serves as a member of the Board of Trustees, Treasurer and Chairman of the Finance Committee of the Kansas City Art Institute. Mr. Egan holds an A.B. degree from Harvard University and an LL.B. degree from Columbia University.

    Mr. William T. Grant, II has served as a Director of AMCE since November 14, 1996. Mr. Grant is Chairman of the Board, President, Chief Executive Officer and a Director of LabONE, Inc. and Chairman of the Board, Chief Executive Officer and a Director of Seafield Capital Corporation. Mr. Grant served as President of Seafield Capital Corporation from 1990 to 1993, at which time he became Chairman of the Board of Seafield Capital Corporation. LabONE, Inc. provides risk appraisal laboratory testing services to the insurance industries in the United States and Canada and is a subsidiary of Seafield Capital Corporation. Seafield Capital Corporation is a holding company whose subsidiaries operate primarily in the healthcare and insurance services areas. Mr. Grant also serves on the board of directors of Commerce Bancshares, Inc., Kansas City Power & Light Company, Business Men's Assurance Company of America and Response Oncology, Inc. Mr. Grant holds a B.A. degree from the University of Kansas and an M.B.A. degree from the Wharton School of Finance at the University of Pennsylvania.

    Mr. John P. Mascotte has served as a Director of AMCE since November 14, 1996. Mr. Mascotte is Chairman of the Board of Johnson & Higgins of Missouri, Inc., a privately held insurance broker. Mr. Mascotte is also a consultant to the First District, African Methodist Episcopal Church and was Chairman of the Heart of America 1996 United Way General Campaign. Prior thereto, Mr. Mascotte served as Chairman of the Board and Chief Executive Officer of The Continental Corporation, a large property-casualty insurer. Mr. Mascotte also serves on the board of directors of Hallmark Cards, Incorporated, Business Men's Assurance Company of America and American Home Products Corporation. In addition, from 1983 until 1996, Mr. Mascotte served on the board of directors of Chemical Banking Corporation. Mr. Mascotte holds B.S. degrees from St. Joseph's College, Rensselaer, Indiana, and an LL.B. degree from the University of Virginia. Mr. Mascotte is also a certified public accountant and a chartered life underwriter.

    Mr. Paul E. Vardeman has served as a Director of AMCE since June 14, 1983. Mr. Vardeman is a director, officer and shareholder of the law firm of Polsinelli, White, Vardeman & Shalton, P.C., Kansas City, Missouri, and has been associated with such law firm since 1982. Prior thereto, Mr. Vardeman served as a Judge of the Circuit Court of Jackson County, Missouri. Mr. Vardeman holds undergraduate and J.D. degrees from the University of Missouri-Kansas City.

    Mr. Richard T. Walsh has served as Senior Vice President in charge of operations for the West Division of AMC since July 1, 1994. Previously, Mr. Walsh served as Vice President in charge of operations for the Central Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Midwest Division of AMC from December 1, 1988.

    Mr. Richard J. King has served as Senior Vice President in charge of operations for the Northeast Division of AMC since January 4, 1995. Previously, Mr. King served as Vice President in charge of operations for the Northeast Division of AMC from June 10, 1992, and as Vice President in charge of operations for the Southwest Division of AMC from October 30, 1986.

    Mr. Rolando B. Rodriguez has served as Senior Vice President in charge of operations for the South Division of AMC since April 2, 1996. Previously, Mr. Rodriguez served as Vice President and South Division Operations Manager of AMC from July 1, 1994, as Assistant South Division Operations Manager of AMC from February 12, 1993, as South Division Senior Operations Manager from March 29, 1992, and as South Division Operations Manager from August 6, 1989.

    Mr. Richard L. Obert has served as Senior Vice President-Chief Accounting and Information Officer of AMCE and AMC since November 9, 1995, and prior thereto served as Vice President and Chief Accounting Officer of AMCE and AMC from January 9, 1989.

    Mr. Charles P. Stilley has served as President of AMC Realty, Inc., a wholly-owned subsidiary of AMC, since February 9, 1993, and prior thereto served as Senior Vice President of AMC Realty, Inc. from March 3, 1986.

    Mr. Richard M. Fay has served as President-AMC Film Marketing, a division of AMC, since September 8, 1995. Previously, Mr. Fay served as Senior Vice President and Assistant General Sales Manager of Sony Pictures from 1994 until he joined AMC. From 1991 to 1994, Mr. Fay served as Vice President and Head Film Buyer for the eastern division of United Artists Theatre Circuit, Inc.

  COMPENSATION OF DIRECTORS


    From March 29, 1996 through November 13, 1996, Messrs. Charles J. Egan, Jr. and Paul E. Vardeman received prorated annual cash compensation of $20,000 each for their service as members of the Boards of AMCE and AMC and $24,000 each for their service as members of the Audit Committee of the Boards of AMCE and AMC. They also received $900 per hour for attending meetings of (i) any board of directors on which they served, (ii) the Audit Committee after the twelfth meeting during the fiscal year and (iii) any other committee on which they served.



    Effective November 14, 1996, each of AMCE's non-employee directors receives an annual fee of $32,000 for service on the AMCE Board and an additional $4,000 for each committee of the AMCE Board on which he serves, and, in addition, will receive $1,500 and $1,000, respectively, for each Board and Board committee meeting which he attends.



    For the fiscal year ended April 3, 1997, Messrs. Charles J. Egan, Jr., William T. Grant II, John P. Mascotte and Paul E. Vardeman received $141,900, $64,000, $61,000 and $131,000, respectively, for their services.



    The AMCE Board has also authorized that Messrs. Charles J. Egan, Jr. and Paul E. Vardeman be paid reasonable compensation for their services as members of the Special Committee appointed to consider the Merger of AMCE and DI. For the fiscal year ended April 3, 1997, Messrs. Charles J. Egan, Jr. and Paul E. Vardeman each received $35,000 for their services related to the Special Committee.


  COMPENSATION OF MANAGEMENT


    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (determined as of the end of the last fiscal year and hereafter referred to as the "Named Executive Officers") for the last three fiscal years ended April 3, 1997, March 28, 1996 and March 30, 1995, respectively.


                          SUMMARY COMPENSATION TABLE*


                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                   ---------------
                                                                                      AWARDS--
                                            ANNUAL COMPENSATION                      SECURITIES
                           ------------------------------------------------------    UNDERLYING
NAME AND PRINCIPAL                                                OTHER ANNUAL        OPTIONS/          ALL OTHER
POSITION                   FISCAL YEAR    SALARY      BONUS      COMPENSATION(1)       SARS(#)       COMPENSATION(2)
-------------------------  -----------  ----------  ----------  -----------------  ---------------  -----------------
Stanley H. Durwood.......        1997   $  527,322  $   --                 N/A           65,000         $  --
  Chief Executive                1996      492,634     275,000             N/A           --                --
  Officer                        1995      452,088     108,949             N/A           22,500            --

Peter C. Brown...........        1997      271,364      25,500             N/A            4,500             4,976
  Chief Financial                1996      257,439     137,500             N/A           --                 4,726
  Officer                        1995      234,836      55,433             N/A            4,500             4,657

Philip M. Singleton......        1997      303,125      28,500             N/A            4,500             5,003
  Chief Operating                1996      285,311     154,000             N/A           --                 4,686
  Officer                        1995      273,247      64,149             N/A            4,500             4,663

Richard T. Walsh.........        1997      223,073      41,545             N/A            2,250             4,964
  Senior Vice President          1996      207,204      80,000             N/A            2,250             4,620
                                 1995      200,855      35,500         217,112           --                63,464

Richard M. Fay...........        1997      294,369      32,650             N/A            2,250             1,464
  President--AMC Film            1996      150,049      55,000          66,283           --                --
  Marketing                      1995       --          --             --                --                --

--------------


(1) N/A denotes not applicable. Fiscal 1996 includes a lump sum payment of $50,000 paid to Mr. Richard M. Fay for costs associated with relocation. Fiscal 1995 includes a lump sum payment and gross up of taxes on moving expenses totaling $209,408 paid to Mr. Richard T. Walsh. For the years presented, excluding Mr. Richard M. Fay in 1996 and Mr. Richard T. Walsh in 1995, perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of total annual salary and bonus.



(2) For fiscal 1997, All Other Compensation includes AMC's contributions under AMC's 401(k) Plan and the Executive Savings Plan, both of which are defined contribution plans, in the aggregate amount of $4,976 for Mr. Peter C. Brown, $5,003 for Mr. Philip M. Singleton, $4,964 for Mr. Richard T. Walsh and $1,464 for Mr. Richard M. Fay. For fiscal 1996, All Other Compensation includes contributions under such plans in the aggregate amount of $4,726 for Mr. Peter C. Brown, $4,686 for Mr. Philip M. Singleton and $4,620 for Mr. Richard T. Walsh. For fiscal 1995, All Other Compensation includes AMC's contributions to such plans in the amount of $4,657 for Mr. Peter C. Brown, $4,663 for Mr. Philip M. Singleton and $4,786 for Mr. Richard T. Walsh. In addition, moving expense for Mr. Richard T. Walsh is included in the amount of $58,678.



* As of April 3, 1997, the Named Executive Officers held performance share awards under AMCE's 1994 Stock Option and Incentive Plan entitling them to receive shares of AMCE Common Stock at the end of a performance period upon satisfaction of performance goals. See "--Long-Term Incentive Plan." The number of shares issuable to each such person (and the value of such shares as of April 3, 1997) under awards in effect as of April 3, 1997, upon attainment of threshold, target and maximum performance goals is as follows:
    Threshold--Mr. Stanley H. Durwood--30,000 shares ($596,250); Mr. Peter C. Brown--6,000 shares ($119,250); Mr. Philip M. Singleton--6,000 shares ($119,250); Mr. Richard T. Walsh--3,000 shares ($59,625); and Mr. Richard M. Fay--2,000 shares ($39,750); Target--Mr. Stanley H. Durwood--45,000 shares ($894,375); Mr. Peter C. Brown--9,000 shares ($178,875); Mr. Philip M.
    Singleton--9,000 shares ($178,875); Mr. Richard T. Walsh--4,500 shares ($89,438); and Mr. Richard M. Fay--3,000 shares ($59,625); Maximum-- Mr.
    Stanley H. Durwood--90,000 shares ($1,788,750); Mr. Peter C. Brown--18,000 shares ($357,750); Mr. Philip M. Singleton--18,000 shares ($357,750); Mr.
    Richard T. Walsh--9,000 shares ($178,875); and Mr. Richard M. Fay--6,000 shares ($119,250).

  OPTION GRANTS

    The following table provides certain information concerning individual grants of stock options made during the last completed fiscal year under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan (the "Incentive Plan") to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                      POTENTIAL REALIZABLE VALUE
                               NUMBER OF       % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                               SECURITIES     OPTIONS/SARS                             STOCK PRICE APPRECIATION
                               UNDERLYING      GRANTED TO    EXERCISE OR                  FOR OPTION TERM(2)
                              OPTIONS/SARS    EMPLOYEES IN   BASE PRICE   EXPIRATION  --------------------------
NAME                           GRANTED(1)     FISCAL YEAR      ($/SH)        DATE        5%($)        10%($)
---------------------------  --------------  --------------  -----------  ----------  -----------  -------------
Stanley H. Durwood.........        42,500            41.16%   $  24.500      4/02/06  $   654,837  $   1,659,484
                                   22,500            21.79%      26.375      5/15/06      373,208        945,788
Peter C. Brown.............         4,500             4.36%      26.375      5/15/06       74,642        189,158
Philip M. Singleton........         4,500             4.36%      26.375      5/15/06       74,642        189,158
Richard T. Walsh...........         2,250             2.18%      26.375      5/15/06       37,321         94,579
Richard M. Fay.............         2,250             2.18%      18.500     11/07/06       26,178         66,340


--------------


(1) The stock options granted during the fiscal year ended April 3, 1997 are eligible for exercise based upon a vesting schedule. After the first anniversary of the grant date, 50% of the options will be eligible for exercise. After the second anniversary of the grant date, all options are fully vested. Vesting of options will accelerate upon the optionee's death, disability or retirement, or upon the optionee's termination of employment within one year after the occurrence of certain change in control events. The Compensation Committee of the AMCE Board may permit accelerated exercise of options if certain extraordinary events occur, such as a merger or liquidation of AMCE, the sale of substantially all of the assets of AMCE, a subsidiary or a division, or a change in control of AMCE. With the consent of the Compensation Committee, optionees may satisfy tax withholding obligations by electing to have shares otherwise issuable upon exercise of an option withheld.



(2) These columns show the hypothetical gains of "option spreads" of the outstanding options granted based on assumed annual compound stock appreciation rates of five percent and ten percent over the options' terms. The five percent and ten percent assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projections of the future prices of AMCE Common Stock.

  OPTION EXERCISES AND HOLDINGS


    The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of April 3, 1997.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED                    VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS AT                    IN-THE-MONEY OPTIONS/SARS AT
                                 SHARES                               FY-END(#)                               FY-END($)(1)
                               ACQUIRED ON        VALUE      ----------------------------             -----------------------------
NAME                            EXERCISE        REALIZED     EXERCISABLE   UNEXERCISABLE     PRICE     EXERCISABLE   UNEXERCISABLE
---------------------------  ---------------  -------------  ------------  --------------  ---------  -------------  --------------
                                                                       (SHARES)
Stanley H. Durwood.........        --              --             --             22,500    $  26.375  $    --         $    --
                                                                  21,250         21,250        24.50       --              --
                                                                  22,500         --            11.75        182,813        --
Peter C. Brown.............        --              --             --              4,500       26.375       --              --
                                                                   4,500         --            11.75         36,563        --
                                                                 112,500         37,500        9.250      1,195,313        398,438
Philip M. Singleton........        --              --             --              4,500       26.375       --              --
                                                                   4,500         --            11.75         36,563        --
                                                                 112,500         37,500        9.250      1,195,313        398,438
Richard T. Walsh...........        --              --             --              2,250       26.375       --              --
                                                                   1,125          1,125        14.50          6,047          6,047
                                                                  22,500          7,500        9.375        236,250         78,750
Richard M. Fay.............        --              --             --              2,250        18.50       --                3,094


--------------


(1) Values for "in-the-money" outstanding options represent the positive spread between the respective exercise prices of the outstanding options and the value of AMCE Common Stock as of April 3, 1997.


  LONG-TERM INCENTIVE PLAN


    The following table provides certain information concerning shares ("Performance Shares") issuable to the participants at the end of a performance period ending April 2, 1998 (the "Performance Period") at Threshhold, Target and Maximum levels of performance under performance stock awards approved by the Compensation Committee during the last completed fiscal year for each of the Named Executive Officers.


              LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR


                                                        PERFORMANCE OR           ESTIMATED FUTURE PAYOUT UNDER
                                    NUMBER(1) OF      OTHER PERIOD UNTIL          NON-STOCK PRICE BASED PLANS
                                    SHARES, UNITS       MATURATION OR     -------------------------------------------
NAME                             OR OTHER RIGHTS(#)         PAYOUT         THRESHOLD(#)     TARGET(#)    MAXIMUM(#)
-------------------------------  -------------------  ------------------  ---------------  -----------  -------------
Stanley H. Durwood.............          --                   --                --             --            --
Peter C. Brown.................          --                   --                --             --            --
Philip M. Singleton............          --                   --                --             --            --
Richard T. Walsh...............          --                   --                --             --            --
Richard M. Fay.................           6,000              2 years             2,000          3,000         6,000


--------------


(1) Maximum number of shares issuable under awards made during the fiscal year.

    A participant's eligibility to receive up to one-half of the maximum number of Performance Shares issuable under an award is based upon changes in the "private market value per share" of AMCE Common Stock ("PMVPS") over the Performance Period. PMVPS is determined on a fully diluted basis (assuming exercise of all outstanding shares of AMCE's Convertible Preferred Stock, AMCE Class B Stock, options and other rights to acquire shares of AMCE Common Stock), based on a multiple of theatre EBITDA (theatre EBITDA is consolidated EBITDA less National Cinema Network, Inc. EBITDA), plus the book value of National Cinema Network, Inc., plus cash and equivalents, investments and investments in other long-term assets, less corporate borrowings, capital lease obligations and the carrying value of minority interests. EBITDA is earnings before interest, taxes, depreciation and amortization. National Cinema Network, Inc. is a subsidiary of AMCE.


    A participant's eligibility to receive up to the remaining one-half of the maximum number of Performance Shares issuable under an award is based upon changes in "total return to stockholders" ("TRS"), which is measured by increases in the market value of an investment in shares of AMCE Common Stock, assuming reinvestment of any dividends received.

    PMVPS and TRS are referred to individually and collectively herein as "Performance Criterion" and "Performance Criteria," respectively.

    Such Performance Criteria will be measured against changes in the Standard & Poor's 500 Index ("S&P 500") over the Performance Period. Required achievement levels over the Performance Period for both PMVPS and TRS are as set forth below:

  Maximum:  2,000 basis points higher than the percentage change in the S&P 500 over the
            Performance Period;

   Target:  750 basis points higher than the percentage change in the S&P 500 over the
            Performance Period;

Threshold:  No difference between the percentage change in the S&P 500 and the percentage change in the Performance Criterion over the Performance Period.

    Generally, no shares will be issued with respect to performance over the Performance Period as measured by a Performance Criterion if such performance does not at least meet the Threshold achievement level over the Performance Period. If performance as so measured by a Performance Criterion falls between the Threshold and Target achievement levels, the number of Performance Shares issuable under an Award with respect to that Performance Criterion will be determined to the nearest whole number of shares, so that the actual Award will be at the same percentage between the Threshold and Target award levels as the actual achievement level falls between the Threshold and Target achievement levels. Similarly, if performance falls between Target and Maximum achievement levels, the number of Performance Shares will be determined to the nearest whole number of shares, so that the actual award will be at the same percentage between the Target and Maximum award levels as the actual achievement level falls between the Target and Maximum levels. In no event will the number of Performance Shares issuable under an award with respect to a Performance Criterion exceed the number of Performance Shares issuable upon attaining the Maximum achievement level over the Performance Period with respect to such Performance Criterion.

    The right to receive Performance Shares will be accelerated and such Performance Shares issued, based on the achievement levels of the Performance Criteria measured to the date of termination, in the event of a participant's death, disability or retirement, or termination of employment within one year after the occurrence of certain change of control events. The Compensation Committee of the AMCE Board may waive performance goals if certain extraordinary events occur, such as a merger or liquidation of AMCE, the sale of substantially all of the assets of AMCE, a subsidiary or a division, or a change in control of AMCE.

    With the consent of the Compensation Committee, a Grantee may satisfy his tax withholding obligations by electing to have Performance Shares otherwise issuable withheld.

    Until Performance Shares are issued, participants have no dividend or voting rights with respect to Performance Shares.

  DEFINED BENEFIT RETIREMENT AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

    AMC sponsors a defined benefit retirement plan (the "Retirement Plan") which provides benefits to certain employees of AMC and its subsidiaries based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code, and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. A participant earns a vested right to an accrued benefit under the Retirement Plan upon completion of five years of vesting service.


    AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the Retirement Plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993, which reduced the amount of compensation which can be taken into account in a qualified retirement plan from $235,840 (in 1993) (the "Old Limit") to $160,000 (in 1997).



    The following table shows the total estimated annual pension benefits (without regard to minimum benefits) payable to a covered participant under AMC's Retirement Plan and the Supplemental Executive Retirement Plan, assuming retirement in calendar 1997 at age 65 payable in the form of a single life annuity. The benefits are not subject to any deduction for Social Security or other offset amounts. The following table assumes the Old Limit would have been increased to $260,000 in 1997.



                                                            YEARS OF CREDITED SERVICE
HIGHEST CONSECUTIVE FIVE-YEAR                 -----------------------------------------------------
AVERAGE ANNUAL COMPENSATION                      15         20         25         30         35
--------------------------------------------  ---------  ---------  ---------  ---------  ---------
$125,000....................................  $  17,716  $  23,621  $  29,527  $  35,432  $  41,337
$150,000....................................  $  21,466  $  28,621  $  35,777  $  42,932  $  50,087
$175,000....................................  $  25,216  $  33,621  $  42,027  $  50,432  $  58,837
$200,000....................................  $  28,966  $  38,621  $  48,277  $  57,932  $  67,587
$225,000....................................  $  32,716  $  43,621  $  54,527  $  65,432  $  76,337
$260,000....................................  $  37,966  $  50,621  $  63,277  $  75,932  $  88,587



    As of April 3, 1997, the years of credited service under the Retirement Plan for each of the Named Executive Officers were: Mr. Peter C. Brown, 6 years; Mr. Philip M. Singleton, 23 years; Mr. Richard T. Walsh, 22 years; and Mr. Richard
M. Fay, one year. The final amount distributed to Mr. Stanley H. Durwood in fiscal 1995 from the Company's Retirement Plan was $42,067, and was not included in the Summary Compensation Table. In addition, the benefit Mr. Stanley H. Durwood accrued under the Supplemental Executive Retirement Plan in fiscal 1997 was $76,950 and is not included in the Summary Compensation Table.


    AMC established a Retirement Enhancement Plan ("REP") with an effective date of March 29, 1996 for the benefit of officers who from time to time may be designated as eligible participants therein by the Board of Directors. The REP is a non-qualified deferred compensation plan designed to provide an unfunded retirement benefit to an eligible participant in an amount equal to (i) sixty percent (60%) of his or her average compensation (including paid and deferred incentive compensation) during the last three full years of employment, less
(ii) the sum of (A) such participant's benefits under the Retirement Plan and Social Security, and (B) the amount of a straight life annuity commencing at the participant's normal retirement date attributable to AMC's contributions under the Supplemental Executive Retirement Plan, the 401(k) Savings Plan, the Non-qualified Deferred Compensation Plan and the Executive Savings Plan. The base amount in clause (i) will be reduced on a pro rata basis if the participant completes fewer than twenty-five (25) years of service. The REP benefit vests upon the Participant's attainment of age 55 or completion of fifteen (15) years of service, whichever is later, and may commence to a vested participant retiring on or after age 55 (who has participated in the plan for at least 5 years) on an actuarially reduced basis (6 2/3% for each of the first five years by which commencement precedes age 65 and an additional 3 1/3% for each year by which commencement precedes age 60). Benefits commence at a participant's normal retirement date (I.E., the later of age 65 or the participant's completion of five years of service with AMC) whether or not the participant continues to be employed by AMC. The accrued benefit payable upon total and permanent disability is not reduced by reason of early commencement. Participants become fully vested in their rights under the REP if their employment is terminated without cause or as a result of a change in control, as defined in the REP. No death, disability or retirement benefit is payable prior to a participant's early retirement date or prior to the date any severance payments to which the participant is entitled cease.


    Presently, Mr. Stanley H. Durwood, Mr. Peter C. Brown and Mr. Philip M. Singleton have been designated as eligible to participate in the REP. The amount payable to Mr. Stanley H. Durwood with respect to fiscal 1997 under the REP is $345,000. The estimated annual amounts that Mr. Brown and Mr. Singleton will be eligible to receive under the REP at age 65 are $207,000 and $199,000, respectively; such amounts are based on certain assumptions respecting their future compensation amounts and the amounts of AMC contributions under other plans. Actual amounts received by such individuals under the REP may be different than those estimated.


  EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
    ARRANGEMENTS


    Mr. Stanley H. Durwood has an employment agreement with AMCE and AMC dated January 26, 1996 retaining him as Chairman and Chief Executive Officer and President. It provides for an annual base salary of no less than $500,000, plus payments and awards under AMC's Executive Incentive Program ("EIP"), the Incentive Plan and other bonus plans in effect for Executive Officers at a level reflecting his position, plus such other amounts as may be paid under any other compensatory arrangement as determined in the sole discretion of the Compensation Committee. Mr. Durwood's current annual base salary is $540,000. The Company has also agreed to use its best efforts to provide Mr. Durwood up to $5,000,000 in life insurance and to pay the premiums thereon and taxes resulting from such payment. Mr. Durwood's employment agreement has a term of three years and is automatically extended one year on its anniversary date, January 26, so that as of such date each year the agreement has a three-year term. The employment agreement is terminable without severance if he engages in intentional misconduct or a knowing violation of law or breaches his duty of loyalty to the Company. The agreement also is terminable (i) by Mr. Durwood, in the event of the Company's breach, and (ii) by the Company, without cause or in the event of Mr. Durwood's death or disability, in each case with severance payments equal to three times the sum of his annual base salary in effect at the time of termination plus the average of annual incentive or discretionary cash bonuses paid during the three fiscal years preceding the year of termination. The Company may elect to pay such severance payments in monthly installments over a period of three years or in a lump sum after discounting such amount to its then present value. The aggregate amount payable under this employment agreement, assuming termination with severance occurred as of April 3, 1997, was approximately $1,763,000.



    Messrs. Peter C. Brown and Philip M. Singleton each have employment agreements with AMC dated September 26, 1994, providing for annual base salaries of no less than $227,000 and $266,000, respectively, and bonuses resulting from the EIP or other bonus arrangement, if any, as determined from time to time at the sole discretion of the Compensation Committee upon the recommendation of the Chairman of the Board. The current annual base salaries of Messrs. Brown and Singleton are $293,000 and $312,000, respectively. Each employment agreement has a term of two years. On each September 27, commencing in 1995, one year shall be added to the term of each employment agreement, so that each employment agreement shall always have a two-year term as of each anniversary date. Each employment agreement terminates without severance upon such employee's resignation, death or his disability as defined in his employment agreement, or upon AMC's good faith determination that such employee has been dishonest or has committed a breach of trust respecting AMC. AMC may terminate each employment agreement at any time, with severance payments in an amount equal to twice the annual base salary of such employee on the date of termination. Each employee may terminate his employment agreement if Mr. Stanley H. Durwood shall fail to control AMC as defined in the employment agreement and receive severance payments in an amount equal to twice his annual base salary on the date of termination. AMC may elect to pay any severance payments in a lump sum after discounting such amount to its then present value, or over a two-year period. The aggregate value of all severance benefits to be paid to such employee shall not exceed 299% of such employee's "base amount" as defined in the Code for the five-year period immediately preceding the date of termination. The aggregate amount payable under these employment agreements, assuming termination by reason of a change of control and payment in a lump sum as of April 3, 1997, was approximately $1,110,000.



    Mr. Richard M. Fay has an employment agreement with AMC dated April 16, 1996 which provides for an annual base salary of $275,000 and, in the first year of the employment agreement, an additional $50,000 for costs associated with relocation. Mr. Fay's current annual base salary is $280,000. Mr. Fay is also eligible to receive payments resulting from the EIP or other bonus arrangement, if any, as determined from time to time in the sole discretion of the Compensation Committee of the Board of Directors of AMC upon the recommendation of the Chief Executive Officer of AMC. The employment agreement has a term of three years, from September 8, 1995 through September 7, 1998. The employment agreement terminates without severance upon Mr. Fay's resignation, death or disability as defined in his employment agreement, or upon AMC's good faith determination that Mr. Fay has been dishonest or has committed a breach of trust respecting AMC. AMC may terminate the employment agreement at any time, with severance payments in an amount equal to, at AMC's option, either (i) Mr. Fay's base salary per month in effect at the time of termination, payable over the remaining term of his employment, or (ii) the net present value of the monthly payments described in (i) above, payable within 30 days of the date of termination. Any severance payable to Mr. Fay shall be reduced by any wages, compensation or income, cash or otherwise, received by Mr. Fay from sources other than AMC during the remaining term of his employment agreement following the date of termination. The aggregate amount payable under this employment agreement, assuming termination with severance occurred as of April 3, 1997, was approximately $372,000.


    As permitted by the Incentive Plan, stock options and Performance Share awards granted to participants thereunder provide for acceleration upon the termination of employment within one year after the occurrence of certain change in control events, whether such termination is voluntary or involuntary, or with or without cause. See "--Option/SAR Grants in Last Fiscal Year" and "--Long-Term Incentive Plans--Awards in Last Fiscal Year." In addition, the Compensation Committee may permit acceleration upon the occurrence of certain extraordinary transactions which may not constitute a change of control.

    AMC maintains a severance pay plan for full-time salaried nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act ("FLSA") overtime pay requirements (a "nonexempt eligible employee"), the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two week's basic pay or one week's basic pay multiplied by the employee's full years of service up to no more than twelve weeks' basic pay. There is no severance pay for a voluntary termination, unless up to two weeks' pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two weeks' severance pay is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from the FLSA overtime pay requirements, severance pay is discretionary (at the Department Head/Supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

CERTAIN TRANSACTIONS


    Since their formation, AMCE and AMC have been members of an affiliated group of companies (the "DI affiliated group") beneficially owned by Mr. Stanley H. Durwood and members of his family. Mr. Stanley H. Durwood is President, Treasurer and the sole Director of DI and Chairman of the Board, Chief Executive Officer and a Director of AMCE and AMC. There have been transactions involving AMCE or its subsidiaries and the DI affiliated group in prior years. AMCE intends to ensure that all transactions with DI or other related parties are fair, reasonable and in the best interests of the Company. In that regard, the Audit Committee of the AMCE Board reviews all material proposed transactions between the Company and DI or other related parties to determine that, in their best business judgment, such transactions meet that standard. The Audit Committee consists of Messrs. Egan, Grant and Mascotte, none of whom are officers or employees of the Company nor stockholders, directors, officers or employees of DI. Set forth below is a description of significant transactions which have occurred since April 1, 1994 or involve receivables that remain outstanding as of April 3, 1997.



    Certain corporate departments of AMC perform general and administrative services for DI and its subsidiaries. AMC charged DI and its subsidiaries $116,000 for such services for fiscal 1996 and 1995. There was no general and administrative allocation in fiscal 1997.



    Periodically, the Company and DI reconcile any amounts owed by one company to the other. Charges to the intercompany account have included the allocation of the Company's general and administrative expenses and payments made by the Company on behalf of DI. The largest balance owed by DI and its subsidiaries to the Company during each of fiscal years 1995, 1996 and 1997 was $831,000, $795,000 and $795,000, respectively. As of April 3, 1997, DI and its subsidiaries owed the Company $181,000.



    Ms. Marjorie D. Grant, a Vice President of AMC and the sister of Mr. Stanley
H. Durwood, has an employment agreement with AMCE providing for an annual base salary of no less than $110,000, an automobile and, at the sole discretion of the Chief Executive Officer of AMCE, a year-end bonus. Ms. Grant's current annual base salary is $110,000. During fiscal 1997, Ms. Grant received a bonus of $10,000 and a lump sum payment in lieu of a base salary increase of $4,400. Ms. Grant's employment agreement, executed July 1, 1996, terminates on June 30, 1999, or upon her death or disability. The agreement provides that in the event Mr. Stanley H. Durwood fails to control the management of AMCE by reason of its sale, merger or consolidation, or because of his death or disability, or for any other reason, then AMCE and Ms. Grant would each have the option to terminate the agreement. In such event, AMCE would pay to Ms. Grant in cash a sum equal to the aggregate cash compensation, exclusive of bonus, to the end of the term of her employment under the agreement, after discounting such amount to its then present value using a discount rate equal to the prime rate of interest published in THE WALL STREET JOURNAL on the date of termination. The aggregate amount payable under the employment agreement, assuming termination by reason of a change of control and payment in a lump sum as of April 3, 1997, was approximately $225,000.



    Since July 1992, Mr. Jeffery W. Journagan, a son-in-law of Mr. Stanley H. Durwood, has been employed by a subsidiary of AMCE. Mr. Journagan's current salary is approximately $82,540; he received a bonus for fiscal 1996 in the amount of $21,600 and will receive a bonus for fiscal 1997 in the amount of $7,500.


    In January 1987, AMC loaned $200,000 to Mr. Donald P. Harris, one of the named Executive Officers in fiscal 1995, in connection with the purchase of his principal residence. Principal on the note originally was due on January 1, 1992, but the note was extended to January 16, 1997 and the interest rate was increased from 6% to 7 1/2%. The employment of Mr. Harris by the Company or its affiliates ceased effective as of October 1, 1995. Mr. Harris paid AMC $110,249, the remaining amount of the principal and accrued interest on the loan, on October 1, 1995.

    The Company and Mr. Edward D. Durwood entered into an Agreement and General Release effective October 5, 1995, pursuant to which Mr. Edward D. Durwood was terminated as President, Vice Chairman of the Board and Director of AMCE and AMC upon the recommendation of the Compensation Committee without cause with the consent of the Company's Board of Directors. The Company paid Mr. Edward D. Durwood $498,398 in severance. The Agreement and General Release also provides for mutual releases between the Company and Mr. Durwood.

    AMC and Mr. Donald P. Harris entered into an Agreement and Release effective October 1, 1995, pursuant to which Mr. Harris resigned as President--AMC Film Marketing, Inc. AMC paid Mr. Harris $467,850 in severance. Mr. Harris paid AMC $110,249, the remaining amount of the principal and accrued interest on a loan he had previously received from AMC. The Agreement and Release also provided for mutual releases between AMC and Mr. Harris.

    In November 1995, AMC purchased the principal residence of Mr. Richard M. Fay, an Executive Officer, for $500,000. AMC is currently marketing the residence and intends to sell it.


    During fiscal 1996 and 1997, the Company retained Polsinelli, White, Vardeman & Shalton, P.C., of which Mr. Vardeman, a director of AMCE, is a director, officer and shareholder, to provide certain legal services to a subsidiary of AMCE.



    For a description of certain employment agreements between the Company and Messrs. Stanley H. Durwood, Peter C. Brown, Philip M. Singleton and Richard M. Fay, see "--Management of the Company--Employment Contracts, Termination of Employment and Change in Control Arrangements."


                       DESCRIPTION OF AMCE CAPITAL STOCK


    The authorized capital stock of AMCE consists of 45,000,000 shares of AMCE Common Stock of which 6,804,296 shares were outstanding as of May 19, 1997 (12,945,639 after giving effect to the Merger), 30,000,000 shares of AMCE Class B Stock of which 11,157,000 shares were outstanding as of May 19, 1997 (5,015,657 after giving effect to the Merger) and 10,000,000 shares of Preferred Stock, par value 66 2/3 CENTS per share, of which 3,175,800 shares of Convertible Preferred Stock were issued and outstanding as of May 19, 1997.


AMCE COMMON STOCK AND CLASS B STOCK

    VOTING RIGHTS. The holders of AMCE Common Stock are entitled to one vote per share and, except for the election of directors, vote together as a single class with the AMCE Class B Stock, subject to the right to vote as a separate class as required by law and on certain charter amendments affecting the number of authorized shares of AMCE Common Stock or the par value or relative powers, preferences or special rights thereof.

    The holders of AMCE Class B Stock are entitled to ten votes per share and, except for the election of directors, vote together with the AMCE Common Stock as a single class, subject to the right to vote as a separate class as required by law and on certain charter amendments affecting the number of authorized shares of AMCE Class B Stock or the par value or relative powers, preferences or special rights thereof.

    Holders of AMCE Common Stock, voting separately as a class, with each share having one vote for such purpose, generally have the right to elect 25% of the AMCE Board. So long as any shares of AMCE Class B Stock remain outstanding, holders of AMCE Class B Stock, voting separately as a single class, with each share of AMCE Class B Stock having one vote for such purpose, generally have the right to elect 75% of the AMCE Board (with any fraction of one-half or more rounded up). If the total number of shares of AMCE Class B Stock outstanding becomes less than 12 1/2% of the aggregate number of shares of AMCE Common Stock and AMCE Class B Stock outstanding, then so long as shares of AMCE Common Stock are listed on the AMEX, the 75% of the AMCE Board otherwise elected by holders of AMCE Class B Stock will be elected by holders of AMCE Common Stock and AMCE Class B Stock voting together as a single class, with each share of AMCE Common Stock having one vote per share and each share of AMCE Class B Stock having ten votes per share. In the event that no shares of AMCE Class B Stock remain outstanding, the holders of AMCE Common Stock may elect all of the AMCE Board, with each share having one vote for such purpose. Holders of AMCE Common Stock and AMCE Class B Stock do not have cumulative voting rights in elections of directors.

    CONVERSION RIGHTS. Each holder of AMCE Class B Stock is entitled to convert all or any portion of such holder's shares of AMCE Class B Stock into the same number of shares of AMCE Common Stock. Upon approval of the holders of a majority of the outstanding shares of AMCE Class B Stock, a pro rata percentage of shares of AMCE Class B Stock of each holder of record will be automatically converted into the same number of shares of AMCE Common Stock. AMCE's Certificate of Incorporation requires AMCE to reserve and keep available a sufficient number of authorized but unissued shares of AMCE Common Stock to permit conversion of all outstanding shares of AMCE Class B Stock.

    PREEMPTIVE RIGHTS. Holders of AMCE Common Stock and AMCE Class B Stock have no preemptive rights.

    DIVIDEND AND LIQUIDATION RIGHTS. Holders of AMCE Common Stock and AMCE Class B Stock are entitled to receive, pro rata per share, such dividends as the AMCE Board may from time to time declare out of funds legally available for the payment of dividends, subject to the prior rights of holders of any then outstanding preferred stock. Upon any liquidation, dissolution or winding-up of AMCE, holders of AMCE Common Stock and AMCE Class B Stock are entitled to receive, pro rata per share, any remaining assets of AMCE available for distribution to stockholders, subject to the prior rights of holders of any then outstanding preferred stock.

    CERTAIN STOCK TRANSACTIONS. No stock dividend, stock split, subscription right, combination, subdivision or exchange may be paid or issued by AMCE to holders of AMCE Common Stock or AMCE Class B Stock except in shares of (or a right to subscribe to shares of) the same class and only if such action is taken at the same time with respect to the other class so that the number of shares of each class outstanding (or subject to a subscription right) is increased or decreased in like proportion. AMCE may not merge or consolidate unless the terms and conditions of the merger or consolidation provide that holders of AMCE Common Stock and AMCE Class B Stock then outstanding receive, pro rata per share, consideration of equal value.

CONVERTIBLE PREFERRED STOCK

    RANKING. The Convertible Preferred Stock ranks, with respect to dividend rights and rights on liquidation, winding-up and dissolution, senior to the AMCE Common Stock and AMCE Class B Stock.

    DIVIDENDS. Holders of shares of the Convertible Preferred Stock are entitled to receive, when, as and if declared by the AMCE Board out of funds of AMCE legally available for payment, cash dividends at an annual rate of $1.75 per share of Convertible Preferred Stock. Dividends on the Convertible Preferred Stock are cumulative. No dividends may be paid or set apart for such payment on the AMCE Common Stock or AMCE Class B Stock (except certain stock dividends) and no shares of AMCE Common Stock or AMCE Class B Stock may be repurchased, redeemed or otherwise retired, nor may funds be set apart for payment with respect thereto, if full dividends for all prior periods have not been paid on the Convertible Preferred Stock.

    LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of AMCE, before any payment or distribution of assets is made on the AMCE Common Stock and AMCE Class B Stock, the holders of the Convertible Preferred Stock shall receive a liquidation preference of $25.00 per share and shall be entitled to receive all accrued and unpaid dividends through the date of distribution.

    VOTING RIGHTS. Except as indicated below or as expressly required by applicable law, the holders of the Convertible Preferred Stock have no voting rights. If the equivalent of six full quarterly dividends payable on the Convertible Preferred Stock are in arrears, the authorized number of directors of AMCE will be increased by two and the holders of the Convertible Preferred Stock will be entitled to elect two directors until all dividends in arrears on the Convertible Preferred Stock have been paid or declared and set apart for payment. Upon payment or declaration and setting apart of funds for payment of all such dividends in arrears, the term of office of each director elected will immediately terminate and the number of directors constituting the entire AMCE Board will be reduced by the number of directors elected by the holders of the Convertible Preferred Stock.

    The vote or consent of the holders of two-thirds of the outstanding shares of Convertible Preferred Stock will be required to issue, authorize or increase the authorized amount of, or issue or authorize or increase any obligation or security convertible into or evidencing a right to purchase, any additional class or series of securities senior to the Convertible Preferred Stock as to dividend and liquidation rights. Furthermore, the vote or consent of the holders of a majority of the outstanding shares of Convertible Preferred Stock will be required to issue, authorize or increase the authorized amount of, or issue or authorize or increase any obligation or security convertible into or evidencing a right to purchase, any additional class or series of securities on parity with the Convertible Preferred Stock as to dividend and liquidation rights.

    The vote or consent of the holders of two-thirds of the outstanding shares of Convertible Preferred Stock, voting as a class, will be required to authorize an amendment to AMCE's Certificate of Incorporation, whether or not such holders are entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

    OPTIONAL REDEMPTION. Shares of Convertible Preferred Stock are redeemable in whole or in part at the option of AMCE at redemption prices commencing at $26 per share (as of March 15, 1997) and declining by $.25 per share every 12 months thereafter until March 15, 2001, when such price will become and remain $25 per share. Shares called for redemption may be converted by the holders thereof prior to the redemption date as discussed below under "--Conversion."


    CONVERSION. Shares of the Convertible Preferred Stock are convertible at any time at the option of the holder thereof into such number of whole shares of AMCE Common Stock as is equal to the aggregate liquidation preference of the shares of Convertible Preferred Stock surrendered for conversion divided by the initial conversion price of $14.50. The present conversion ratio is 1.724 shares of Common Stock for each share of Convertible Preferred Stock. Upon the surrender of any shares of Convertible Preferred Stock for conversion, in lieu of issuing the AMCE Common Stock issuable upon conversion of the Convertible Preferred Stock, AMCE may, at its option, pay to the holder of such shares of Convertible Preferred Stock an amount in cash equal to the then Market Value (as defined below) of the number of shares of AMCE Common Stock into which such shares of Convertible Preferred Stock are then convertible.


    The initial conversion price per share of AMCE Common Stock is subject to adjustment (under formulae set forth in the Certificate of Designations for the Convertible Preferred Stock) in certain events, including: (i) the issuance of AMCE Common Stock as a dividend or distribution on the AMCE Common

Stock, (ii) certain subdivisions and combinations of the AMCE Common Stock,
(iii) the issuance to all holders of AMCE Common Stock of certain rights or warrants to purchase AMCE Common Stock at a price per share less than the then current market price per share and (iv) the distribution to all holders of AMCE Common Stock of evidences of indebtedness of AMCE, shares of capital stock of AMCE (other than AMCE Common Stock), cash or other assets (excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions in connection with the liquidation, dissolution or winding-up of AMCE or paid in cash out of the current or retained earnings of AMCE). No adjustment of the conversion price will be made until cumulative adjustments amount to one percent or more of the conversion price as last adjusted, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

    SPECIAL CONVERSION RIGHTS. The Convertible Preferred Stock has a special conversion right that becomes effective upon the occurrence of certain types of significant transactions affecting ownership or control of AMCE or the market for AMCE Common Stock. The special conversion right is intended to provide limited loss protection to holders of Convertible Preferred Stock in certain circumstances, while not giving holders a veto power over significant transactions affecting ownership or control of AMCE. Although the special conversion right may render more costly or otherwise inhibit certain proposed transactions, its purpose is not to inhibit or discourage takeovers or other business combinations.

    Each holder of the Convertible Preferred Stock will be entitled to a special conversion right if a "Change of Control" or "Fundamental Change" (as defined below) occurs. However, if the majority of the value of the consideration received in a transaction by holders of AMCE Common Stock is "Marketable Stock" (as defined below) or if the holders of "Voting" Stock (as defined below) of AMCE hold a majority of the Voting Stock of AMCE's successor, the transaction will not be a Fundamental Change, and holders of the Convertible Preferred Stock will not have special conversion rights as the result of that transaction.

    A special conversion right will permit a holder of the Convertible Preferred Stock, at the holder's option during the 30-day period described in the following paragraph, to convert all, but not less than all, of the holder's Convertible Preferred Stock at a conversion price equal to the Special Conversion Price (as defined below). A holder exercising a special conversion right will receive AMCE Common Stock if a Change of Control occurs and, if a Fundamental Change occurs, will receive the same consideration received for the number of shares of AMCE Common Stock into which the holder's Convertible Preferred Stock would have been convertible at the Special Conversion Price. In either case, however, AMCE or its successor may, at its option, elect to pay the holder cash equal to the Market Value of the number of shares of AMCE Common Stock into which the holder's Convertible Preferred Stock is convertible at the Special Conversion Price.

    As used in this section, a "Change of Control" with respect to AMCE shall be deemed to have occurred at the first time after the issuance of the Convertible Preferred Stock that (i) a majority of the AMCE Board, over a two-year period, is replaced from the directors who constituted the AMCE Board at the beginning of such period, which replacement shall not have been approved by the AMCE Board (or replacement directors approved by the AMCE Board), as constituted at the beginning of such period, or (ii) a person or entity or group of persons or entities acting in concert as a partnership or other group (other than the DI affiliates (as defined below), any subsidiary of AMCE, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of AMCE or any subsidiary of AMCE or any person holding securities of AMCE for or pursuant to the terms of any such employee benefit plan) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of AMCE representing 50% or more of the combined voting power of the then outstanding securities of AMCE ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

    As used in this section, the term "DI affiliates" means (i) the Durwood Family, (ii) any controlled affiliate of any member of the Durwood Family and
(iii) any trust for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) and no other person other than one or more charitable organizations.

    As used in this section, a "Fundamental Change" with respect to AMCE means
(i) the occurrence of any transaction or event in connection with which (a)
66 2/3% or more of the outstanding AMCE Common Stock or (b) securities of AMCE representing 50% or more of the combined voting power of the then outstanding securities of AMCE ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of AMCE's property, business or assets; provided, however, that a Fundamental Change will not be deemed to have occurred with respect to either of the following transactions or events: (a) any transaction or event in which more than 50% (by value as determined in good faith by the AMCE Board) of the consideration received by holders of AMCE Common Stock consists of Marketable Stock or (b) any consolidation or merger of AMCE in which the holders of Voting Stock of AMCE immediately prior to such transaction own, directly or indirectly, 50% or more of the Voting Stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger. There is no established meaning of what constitutes a sale of "all or substantially all" of a company's property, business or assets. This uncertainty may make it difficult to determine whether or not a Fundamental Change has occurred.

    As used in this section, "Voting Stock" means, with respect to any person, capital stock of such person, having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). Because holders of AMCE Class B Stock presently are entitled to elect more than 50% of the AMCE Board, the AMCE Class B Stock is presently the only Voting Stock of AMCE for purposes of this definition.

    As used in this section, "Special Conversion Price" means the higher of (i) the Market Value of AMCE Common Stock or (ii) $9.80 per share (which amount will, each time the conversion price is adjusted, be adjusted so that the ratio of such amount to the conversion price, after giving effect to any such adjustment, shall always be the same as the ratio of $9.80 to the initial conversion price, without giving effect to any such adjustment). As used in this section, "Market Value" of AMCE Common Stock or any other Marketable Stock is the average of the last reported sales prices of the AMCE Common Stock or such other Marketable Stock, as the case may be, for the five trading days ending on the last trading day preceding the date of the Fundamental Change, Change of Control or conversion, as applicable.

    As used in this section, the term "Marketable Stock" means AMCE Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of AMCE as a result of a Fundamental Change or of the ultimate parent of such successor, which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the AMEX, the NASDAQ National Market or any similar system of automated dissemination of quotations of securities prices in the United States.

                              INFORMATION ABOUT DI

SELECTED FINANCIAL DATA


    The following table sets forth selected data regarding DI's five most recent fiscal years. The historical financial information for each of the fiscal years specified below has been derived from DI's consolidated financial statements for such periods. The unaudited pro forma financial information of DI as of and for the fiscal year ended April 3, 1997 has been adjusted to give effect to the Merger as set forth in the Notes to DI's Condensed Pro Forma Financial Statements included elsewhere herein. Such pro forma information does not purport to represent what DI's results of operations would have been had the Merger occurred on the dates presented or to project DI's financial position or results of operations for any future period. The historical financial data set forth below is qualified in its entirety by reference to DI's Consolidated Financial Statements and the Notes thereto included elsewhere in this Proxy-Information Statement/Prospectus. The historical and pro forma financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of DI and DI's Consolidated Financial Statements and the Notes thereto included elsewhere in this Proxy-Information Statement/Prospectus.

                                                                         YEARS ENDED
                                    --------------------------------------------------------------------------------------
                                        APRIL 3,         APRIL 3,     MARCH 28,     MARCH 30,     MARCH 31,     APRIL 1,
                                          1997             1997          1996          1995          1994         1993
                                    PROFORMA(1)(2)(4)  ACTUAL(1)(2)  ACTUAL(1)(2)  ACTUAL(1)(2)  ACTUAL(1)(2)   ACTUAL(2)
                                    -----------------  ------------  ------------  ------------  ------------  -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Total revenues....................      $ 749,597       $  749,597    $  655,972    $  563,347    $  586,305    $ 403,785
Total cost of operations..........        580,002          580,002       491,358       432,763       446,957      308,848
General and administrative........         56,647           56,633        52,583        41,702        41,391       39,359
Depreciation and amortization.....         59,803           59,447        43,537        37,569        37,701       27,834
Estimated loss on future
 disposition of assets............         --               --            --            --            --            2,500
                                    -----------------  ------------  ------------  ------------  ------------  -----------
Operating income..................         53,145           53,515        68,494        51,313        60,256       25,244
Interest expense..................         22,022           23,042        29,805        36,814        37,093       32,040
Investment income.................            856            2,035         7,432        10,838         2,196        8,592
Gain (loss) on disposition of
 assets...........................            (84)             (84)         (220)          142           296        9,627
                                    -----------------  ------------  ------------  ------------  ------------  -----------
Earnings before income taxes,
 extraordinary item and minority
 interest.........................         31,895           32,424        45,901        25,195        25,655       11,423
Income tax provision..............         12,900           12,910        19,360       (10,160)        4,808        3,700
                                    -----------------  ------------  ------------  ------------  ------------  -----------
Earnings before extraordinary item
 and minority interest............         18,995           19,514        26,541        35,355        20,847        7,723
Extraordinary item................         --               --           (19,350)       --            --           (8,183)
                                    -----------------  ------------  ------------  ------------  ------------  -----------
Earnings (loss) before minority
 interest.........................         18,995           19,514         7,191        35,355        20,847         (460)
Minority interest.................          9,084            9,084         7,168        11,559           773           66
                                    -----------------  ------------  ------------  ------------  ------------  -----------
Net earnings (loss)...............      $   9,911       $   10,430    $       23    $   23,796    $   20,074    $    (526)
                                    -----------------  ------------  ------------  ------------  ------------  -----------
                                    -----------------  ------------  ------------  ------------  ------------  -----------
Earnings (loss) per share before
 extraordinary item:
  Primary.........................      $   60.74       $    63.96    $    98.78    $   146.65    $   123.92    $   32.81
  Fully diluted...................      $   60.01       $    63.24    $    97.34    $   131.32    $   123.78    $   32.81
Earnings (loss) per share:
  Primary.........................      $   60.74       $    63.96    $      .05    $   146.65    $   123.92    $   (4.86)
  Fully diluted...................      $   60.01       $    63.24    $     (.02)   $   131.32    $   123.78    $   (4.86)
Common dividends per share........      $  --           $   --        $   --        $   --        $   --        $  --
Weighted average number of shares
 outstanding
  Primary.........................            161              161           161           161           161          161
  Fully diluted...................            161              161           161           161           161          161
BALANCE SHEET DATA
Cash, equivalents and
 investments......................      $  24,715       $   26,042    $   12,888    $  142,754    $  152,979    $  50,596
Total assets......................        718,213          717,972       481,827       521,735       500,060      370,229
Total debt (including capital
 lease obligations)...............        373,724          373,724       188,172       267,548       268,233      255,346
Minority interest.................        101,793          102,015       109,721       109,285       104,859        2,758
Stockholders' equity..............         67,219           66,170        47,476        46,891        23,095        6,719
OTHER FINANCIAL DATA
EBITDA(3).........................      $ 112,948       $  112,962    $  112,031    $   88,882    $   97,957    $  55,578
Cash flows provided by operating
 activities.......................        134,074          126,218        89,998        38,453        65,132       27,144
Cash flows provided by (used in)
 investing activities.............       (283,917)        (282,749)      (66,998)        3,350      (111,047)       5,350
Cash flows provided by (used in)
 financing activities.............        163,982          169,904       (83,722)       (2,022)       55,257      (19,412)
Capital expenditures..............        253,380          253,380       120,796        56,701        10,672        8,773

--------------


(1) Fiscal 1997, 1996, 1995 and 1994 include the effects from the acquisition of EEP on May 28, 1993.



(2) Fiscal 1997 consists of 53 weeks. All other years have 52 weeks.



(3) Represents operating income plus depreciation and amortization plus estimated loss on future disposition of assets. EBITDA is a financial measure commonly used in the motion picture exhibition industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP). EBITDA as determined by the Company may not be comparable to EBITDA as reported by other companies. In addition, EBITDA is not intended to represent cash flow and does not represent the measure of cash available for discretionary uses. EBITDA is a non-GAAP measure, but has been used by lenders and stockholders as additional information for estimating the Company's value and evaluating its ability to service debt.


(4) See the Company's Condensed Pro Forma Financial Statements and the Notes thereto included elsewhere herein.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS



  OPERATING RESULTS



    DI is principally a holding company. Its primary subsidiary is AMCE which, through its subsidiaries, is principally involved in the theatrical exhibition industry throughout the United States and in Japan and Portugal. AMCE is also involved in the business of providing on-screen advertising and other services to AMC and other theatre circuits through a wholly-owned subsidiary, National Cinema Network, Inc. Delta, DI's only subsidiary other than the Company, is engaged in real estate and investment activities.



    As a result of the commencement of international operations during fiscal 1997, DI is disaggregating its domestic and international exhibition operations and DI's on-screen advertising and other business in order to provide more information as to revenues, cost of operations, depreciation and amortization, and general and administrative expenses as set forth in the table below for the fifty-three and fifty-two periods ended April 3, 1997 and March 28, 1996.



                                                            YEARS (53/52 WEEKS) ENDED
                                                  ----------------------------------------------
                                                  APRIL 3, 1997  MARCH 28, 1996      % CHANGE
                                                  -------------  ---------------  --------------
                                                                  (IN THOUSANDS)
REVENUES
  Domestic
    Admissions..................................    $ 479,629       $ 431,361            11.2%
    Concessions.................................      222,945         196,645            13.4
    Other.......................................       15,763          15,096             4.4
                                                  -------------  ---------------        -----
                                                      718,337         643,102            11.7
  International
    Admissions..................................       13,322          --               --
    Concessions.................................        2,222          --               --
    Other.......................................           49          --               --
                                                  -------------  ---------------        -----
                                                       15,593          --               --
On-screen advertising and other.................       15,667          12,870            21.7
                                                  -------------  ---------------        -----
      Total revenues............................    $ 749,597       $ 655,972            14.3%
                                                  -------------  ---------------        -----
                                                  -------------  ---------------        -----
COST OF OPERATIONS
  Domestic
    Film rentals................................    $ 239,480       $ 215,099            11.3%
    Concession costs............................       36,045          30,417            18.5
    Rent........................................       75,116          64,813            15.9
    Other.......................................      198,555         172,087            15.4
                                                  -------------  ---------------        -----
                                                      549,196         482,416            13.8
  International
    Film rentals................................        7,719          --               --
    Concession costs............................          703          --               --
    Rent........................................        4,945          --               --
    Other.......................................        5,377          --               --
                                                  -------------  ---------------        -----
                                                       18,744          --               --
On-screen advertising and other.................       12,062           8,942            34.9
                                                  -------------  ---------------        -----
      Total cost of operations..................    $ 580,002       $ 491,358            18.0%
                                                  -------------  ---------------        -----
                                                  -------------  ---------------        -----

                                                            YEARS (53/52 WEEKS) ENDED
                                                  ----------------------------------------------
                                                  APRIL 3, 1997  MARCH 28, 1996      % CHANGE
                                                  -------------  ---------------  --------------
                                                                  (IN THOUSANDS)
GENERAL AND ADMINISTRATIVE
  Domestic and corporate........................    $  45,544       $  44,724             1.8%
  International.................................        6,864           4,550            50.9
  On-screen advertising and other...............        4,225           3,309            27.7
                                                  -------------  ---------------        -----
      Total general and administrative..........    $  56,633       $  52,583             7.7%
                                                  -------------  ---------------        -----
                                                  -------------  ---------------        -----
DEPRECIATION AND AMORTIZATION
  Domestic and corporate........................    $  56,267       $  42,201            33.3%
  International.................................        1,436          --               --
  On-screen advertising and other...............        1,744           1,336            30.5
                                                  -------------  ---------------        -----
      Total depreciation and amortization.......    $  59,447       $  43,537            36.5%
                                                  -------------  ---------------        -----
                                                  -------------  ---------------        -----



  YEARS (53/52 WEEKS) ENDED APRIL 3, 1997 AND MARCH 28, 1996



    REVENUES. Total revenues increased 14.3%, or $93,625,000, during the year (53 weeks) ended April 3, 1997 compared to the year (52 weeks) ended March 28, 1996.



    Total domestic revenues increased 11.7%, or $75,235,000, from the prior year. Admissions revenues increased 11.2%, or $48,268,000, due to a 6.4% increase in attendance, which contributed $27,658,000 of the increase, and a 4.7% increase in average ticket prices, which contributed $20,610,000 of the increase. The increase in attendance was due primarily to the Company's megaplex theatres (theatres having at least 14 screens with predominately stadium-style seating). Attendance at megaplex theatres increased during the year as a result of the addition of 12 new megaplex theatres with 248 screens and from the operation for a full fiscal year of the Company's remaining five domestic megaplex theatres with 98 screens that were opened in fiscal 1996. The increase in attendance from megaplex theatres was partially offset by a decrease in attendance at multiplex theatres (theatres generally without stadium-style seating and having less than 14 screens) and the closure or sale of 15 theatres with 76 screens. Attendance at multiplex theatres decreased as a result of competitive factors. Also, during the first nine months of the fiscal year, attendance at all theatres was impacted by film product from the Company's key suppliers which did not deliver the results achieved in the prior fiscal year. The increase in average ticket prices is due to price increases and the growing number of megaplexes in the Company's circuit, which yield higher average ticket prices than multiplexes. Concessions revenues at domestic theatres increased by 13.4%, or $26,300,000, due to a 6.9% increase in average concessions per patron, which contributed $13,692,000 of the increase, and the increase in total attendance, which contributed $12,608,000 of the increase. The increase in average concessions per patron is attributable to the introduction of new concessions products and the increasing number of megaplexes in the Company's circuit, where concession spending per patron is higher than multiplex theatres.



    Total international revenues were the result of admissions and concessions revenues from the Company's two international theatres, the Canal City 13 located in Fukuoka, Japan and the Arrabida 20 located in Porto, Portugal, which opened during the first and third quarters of fiscal 1997, respectively. Admissions and concessions revenues accounted for 85% and 14% of total international revenues, respectively. The Company's initial attendance at the Canal City 13 was negatively impacted by film distributors in Japan who restricted the Company's ability to obtain film product until approximately two weeks after its competitors had received it. This delay in releasing films to the Company has generally been eliminated.



    On-screen advertising and other revenues increased 21.7%, or $2,797,000, due primarily to an increase in the number of screens served by the Company's on-screen advertising business, a result of its expansion program.

    COST OF OPERATIONS. Total cost of operations increased 18.0%, or $88,644,000, during the year (53 weeks) ended April 3, 1997 compared to the year (52 weeks) ended March 28, 1996.



    Total domestic cost of operations increased 13.8%, or $66,780,000, from the prior year. Film rentals expense increased 11.3%, or $24,381,000, due to higher admissions revenues. As a percentage of admissions revenues, film rentals expense was 49.9% in each year. The 18.5%, or $5,628,000, increase in concession costs is attributable to the increase in concessions revenues. As a percentage of concessions revenues, concession costs increased from 15.5% to 16.2% due primarily to increases in raw popcorn costs and the lower margins on new concessions products. Rent expense increased 15.9%, or $10,303,000, due to the higher number of screens in operation. Other cost of operations increased 15.4%, or $26,468,000, from the prior year due to the higher number of screens in operation, $1,825,000 of advertising expenses associated with the opening of new theatres and higher expenses associated with the Company's theatre management development program.



    Total international cost of operations were the result of expenses associated with the Company's new theatres in Japan and Portugal. As a percentage of admissions revenues, film rentals expense was 57.9% primarily because film rentals in Japan are generally higher than those domestically. Concession costs were 31.6% of concessions revenues due to the high procurement costs of concessions products sourced from the United States. As a percentage of total revenues, rent expense was 31.7% as a result of low attendance and admissions revenues and the higher real estate costs in Japan.



    On-screen advertising and other cost of operations increased 34.9%, or $3,120,000, as a result of the higher number of screens served and related start-up expenses.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 7.7%, or $4,050,000, during the year (53 weeks) ended April 3, 1997.



    Domestic and corporate general and administrative expenses increased 1.8%, or $820,000, primarily due to increases in costs associated with the Company's development of theatres and increased pension and retirement expenses of $1,992,000. These increases were partially offset by a decrease of $3,500,000 in the current year's bonus expense and severance payments of $967,000 for two former executive officers of AMCE made during the prior year.



    International general and administrative expenses increased 50.9%, or $2,314,000, due primarily to increases in costs associated with the Company's development of new theatres and other expenses to support the Company's international operations and expansion plan.



    General and administrative expenses associated with on-screen advertising and other increased 27.7%, or $916,000, due primarily to an increase in payroll and related costs to support the expansion program at the Company's on-screen advertising business.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 36.5%, or $15,910,000, during the year (53 weeks) ended April 3, 1997. This increase was caused by an increase in employed theatre assets resulting from the Company's expansion plan and an impairment loss of $7,231,000 due to expected declines in future cash flows of certain theatres.



    OPERATING INCOME. Operating income decreased 21.9%, or $14,979,000, during the year (53 weeks) ended April 3, 1997. The decrease in operating income is attributable to the attendance and revenue decline at multiplex theatres and an increase in domestic and corporate general and administrative expenses of $1,820,000, the effects of which were partially offset by an increase in attendance and revenues at megaplex theatres. Additionally, operating income was reduced by operating losses of $4,587,000 from the Company's international theatres in Japan and Portugal, an increase in international general and administrative expenses of $2,314,000 and an increase in operating losses of $1,647,000 from the Company's on-screen advertising business.

    INTEREST EXPENSE. Interest expense decreased 22.7%, or $6,763,000, during the year (53 weeks) ended April 3, 1997 compared to the prior year. The decrease in interest expense resulted from lower rates under the Company's $425 million credit facility (the "Credit Facility"), which was partially offset by an increase in average outstanding borrowings related to the Company's expansion plan.



    INVESTMENT INCOME. Investment income decreased 72.6%, or $5,397,000, during the year (53 weeks) ended April 3, 1997 due to a decrease in outstanding cash and investments compared to the prior year. Cash and investments decreased as a result of AMCE's redemption of substantially all of its 11 7/8% Senior Notes due 2000 ("Senior Notes") and 12 5/8% Senior Subordinated Notes due 2002 ("12 5/8% Senior Subordinated Notes") on December 28, 1995. This decrease in investment income was partially offset by a gain of $1,094,000 on the sale of investments in the current year.



    EARNINGS BEFORE INCOME TAXES, EXTRAORDINARY ITEM AND MINORITY
INTEREST. Earnings before income taxes, extraordinary item and minority interest decreased by 29.4%, or $13,477,000, during the year (53 weeks) ended April 3, 1997 due primarily to the $14,979,000 decrease in operating income.



    NET EARNINGS. Earnings before extraordinary item and minority interest decreased $7,027,000 during the year (53 weeks) ended April 3, 1997 to $19,514,000 from $26,541,000 in the prior year. Net earnings for the period were $10,430,000 compared to $23,000 in the prior year, which included an extraordinary item (a loss of $19,350,000 in connection with the early extinguishment of debt). Net earnings before extraordinary item per share was $63.96 compared to $98.78 for the prior year. Net earnings per share was $63.96 compared to $.05 for the prior year.



                                                              YEARS (52 WEEKS ENDED)
                                              ------------------------------------------------------
                                               MARCH 28,    % OF TOTAL     MARCH 30,    % OF TOTAL
                                                 1996        REVENUES        1995        REVENUES
                                              -----------  -------------  -----------  -------------
                                                                  (IN THOUSANDS)
REVENUES
  Admissions................................   $ 431,361            66%    $ 371,145            66%
  Concessions...............................     196,645            30       169,120            30
  Other.....................................      27,966             4        23,082             4
                                              -----------        -----    -----------        -----
  Total.....................................   $ 655,972           100%    $ 563,347           100%
                                              -----------        -----    -----------        -----
                                              -----------        -----    -----------        -----
COST OF OPERATIONS
  Film rentals..............................   $ 215,099            33%    $ 182,669            33%
  Concession costs..........................      30,417             5        24,383             4
  Rent......................................      64,813            10        60,076            11
  Other.....................................     181,029            27       165,635            29
                                              -----------        -----    -----------        -----
  Total.....................................   $ 491,358            75%    $ 432,763            77%
                                              -----------        -----    -----------        -----
                                              -----------        -----    -----------        -----



  YEARS (52 WEEKS) ENDED MARCH 28, 1996 AND MARCH 30, 1995



    REVENUES. Total revenues for the year (52 weeks) ended March 28, 1996 increased 16.4%, or $92,625,000, to $655,972,000 compared to $563,347,000 for the year (52 weeks) ended March 30, 1995. Admissions revenues increased 16.2%, or $60,216,000, due to a 11.1% increase in attendance, which contributed $41,151,000 of the increase, and a 4.4% increase in average ticket prices, which contributed $19,065,000 of the increase. The increase in attendance resulted from the popularity of films licensed during fiscal 1996 and the net addition of 89 screens since fiscal 1995 at new and higher performing locations. Attendance during the prior year was impacted by a dispute with a major distributor over film licensing terms, which resulted in the Company's licensing that distributor's films for a smaller number of its theatres than it otherwise would have. In fiscal 1996, the Company licensed that distributor's films for what it considers to be a more acceptable number of the Company's theatres. Concessions revenues increased by 16.3%, or $27,575,000, due to the increase in total attendance which caused an increase of $18,752,000, and a 6.9% increase in average concessions per patron, which contributed $8,773,000 of the increase.



    COST OF OPERATIONS. Total cost of operations increased 13.5%, or $58,595,000, in fiscal 1996 to $491,358,000 from $432,763,000 in fiscal 1995. As a percentage of total revenues, cost of operations was 75% and 77% in fiscal 1996 and 1995, respectively. Film rentals expense increased 17.8%, or $32,430,000, in fiscal 1996 due to higher attendance levels, which contributed $29,637,000 of the increase, and an increase in the percentage of admissions paid to film distributors, which caused an increase of $2,793,000. Concessions costs, rent and other costs of operations increased 10.5% from the prior year due to increases in payroll of $6,641,000, concession costs of $6,034,000, rent of $4,737,000 and other theatre operating expenses associated with the increase in admissions and concessions revenues and from the higher number of screens in operation.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 26.1%, or $10,881,000, to $52,583,000 in fiscal 1996 from $41,702,000 in fiscal
1995. The increase in general and administrative expenses is primarily attributable to payroll and other costs associated with the Company's development of theatres in the United States and certain international markets, additional bonus expense of $3,074,000 related to improved profitability of the Company and severance payments of $967,000 for two former executive officers. As a percentage of total revenues, general and administrative expenses increased to 8.0% in fiscal 1996 from 7.4% in fiscal 1995.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 15.9%, or $5,968,000, to $43,537,000 in fiscal 1996 from $37,569,000 in fiscal
1995. This increase resulted primarily from the reduction, effective December 30, 1994, in the estimated lives of lease rights and location premiums on certain smaller theatres to correspond to the base terms of the theatre leases, an increase in employed theatre assets and the recognition of an impairment loss of $1,799,000 in connection with the adoption of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF.



    INTEREST EXPENSE. Interest expense decreased 19.0%, or $7,009,000, to $29,805,000 in fiscal 1996 from $36,814,000 in fiscal 1995. The decrease in interest expense resulted from lower interest rates under the Company's Credit Facility as compared to the rates under the Senior Notes and 12 5/8% Senior Subordinated Notes.



    INVESTMENT INCOME. Investment income decreased 31.4%, or $3,406,000, to $7,432,000 in fiscal 1996 from $10,838,000 in fiscal 1995 due primarily to a net gain of $1,407,000 recorded in fiscal 1995 from the sales of stock of TPI Enterprises, Inc. and AmeriHealth, Inc. and a decrease of $1,599,000 in interest income in fiscal 1996.



    EARNINGS BEFORE INCOME TAXES, EXTRAORDINARY ITEM AND MINORITY
INTEREST. Earnings before income taxes, extraordinary item and minority interest increased 82.2%, or $20,706,000, to $45,901,000 in fiscal 1996 from $24,978,000 in fiscal 1995. The Company recorded a $19,350,000 extraordinary loss, net of income tax benefit of $13,400,000, related to extinguishment of debt in fiscal 1996.



    NET EARNINGS. For the year (52 weeks) ended March 28, 1996, the Company recorded net earnings of $23,000, a $23,773,000 decrease from net earnings of $23,796,000 for the year (52 weeks) ended March 30, 1995. Net earnings per share was $.05 in fiscal 1996 compared to $146.65 in fiscal 1995. The decrease in net earnings was impacted by an extraordinary loss of $19,350,000 incurred as a result of the Company's repurchase of Senior Notes and 12 5/8% Senior Subordinated Notes in fiscal 1996. Also, in fiscal 1996 the Company had a tax expense of $19,360,000, as opposed to a tax benefit of $10,160,000 in fiscal 1995. The fiscal 1995 tax benefit resulted from a $19,028,000 reduction in the deferred tax valuation allowance established under Statement of Financial Accounting Standards

No. 109, ACCOUNTING FOR INCOME TAXES. Earnings per share before extraordinary item was $98.78 in fiscal 1996 compared to $146.65 in fiscal 1995.



  LIQUIDITY AND CAPITAL RESOURCES



    The forward-looking statements included in this section, which reflect management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including but not limited to the Company's ability to enter into various financing programs, competition from other companies, changes in economic climate, increase in demand for real estate, demographic changes, changes in real estate, zoning and tax laws, the performance of films licensed by the Company and other risks and uncertainties.



    The Company's revenues are collected in cash, principally through box office admissions and theatre concessions sales. The Company has an operating "float" which partially finances its operations and which generally permits the Company to maintain a smaller amount of working capital capacity. This float exists because admissions revenues are received in cash, while exhibition costs (primarily film rentals) are ordinarily paid to distributors from 30 to 45 days following receipt of box office admission revenues. The Company is only occasionally required to make advance payments or non-refundable guarantees of film rentals. Film distributors generally release films which they anticipate will be the most successful during the summer and holiday seasons. Consequently, the Company typically generates higher revenues during such periods. Cash flows from operating activities, as reflected in the Consolidated Statements of Cash Flows, was $126,218,000, $89,998,000 and $38,453,000 in fiscal years 1997, 1996 and 1995, respectively.



    During fiscal 1997, the Company had capital expenditures of $253,380,000 primarily for the development of new theatres and the addition of screens at existing locations. The Company has continued its expansion plan by opening 14 leased theatres with 244 screens, two owned theatres with 46 screens and one theatre with 24 screens leased pursuant to a ground lease. Included in these openings is the Company's first theatre in Japan, the Canal City 13 in Fukuoka, which opened in April 1996, and the Company's first theatre in Portugal, the Arrabida 20 in Porto, which opened in late December 1996. In addition, the Company closed or sold 14 leased theatres with 72 screens and one owned theatre with four screens, resulting in a circuit total of 1,957 screens in 228 theatres as of April 3, 1997.



    The Company has plans to open approximately 700 screens during fiscal 1998. If these planned screens are opened as scheduled, the Company estimates that total capital expenditures for fiscal 1998 will aggregate approximately $425 million. Included in these amounts are assets which the Company may place into sale/leaseback or other comparable financing programs which will have the effect of reducing the Company's net cash outlays. As of April 3, 1997, the Company had under construction 15 new leased theatre locations totaling 362 screens, four new owned theatres with 104 screens, two theatres with 48 screens leased pursuant to a ground lease and additions to four existing theatres for 44 new screens. All of these theatres and screens will be located in the United States.



    On December 28, 1995, AMCE completed the redemption of substantially all of its Senior Notes and 12 5/8% Senior Subordinated Notes. AMCE redeemed $99,383,000 of the Senior Notes at a total price of $1,117.90 per $1,000 principal amount and $95,096,000 of the 12 5/8% Senior Subordinated Notes at a total price of $1,144.95 per $1,000 principal amount. AMCE utilized cash and investments along with borrowings of $130,000,000 on a credit facility to redeem the Senior Notes and the 12 5/8% Senior Subordinated Notes.



    As a part of the refinancing plan, the Company entered into the Credit Facility, which was subsequently amended and restated as of April 10, 1997. The Credit Facility permits borrowings at interest rates based on either the bank's base rate or LIBOR and requires an annual commitment fee based on margin ratios that could result in a rate of .1875% to .375% on the unused portion of the commitment.

The Credit Facility matures in 2004. The commitment thereunder will reduce by $25 million on each of December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003 and by $50 million on December 31, 2003. As of April 3, 1997, the Company had outstanding borrowings of $110,000,000 under the Credit Facility at an average interest rate of 6.4% per annum.



    Covenants of the Credit Facility, as amended and restated, impose limitations on the incurrence of additional indebtedness, creation of liens, change of control, transactions with affiliates, mergers, investments, guaranties, asset sales, business activities and pledges. The Company is required to maintain (i) a maximum net indebtedness to consolidated EBITDA ratio, as defined in the Credit Facility (generally, the ratio of the principal amount of outstanding indebtedness (less cash and equivalents) to earnings before interest, taxes, depreciation, amortization and other noncash charges), of 5.25 to 1 during the first four years of the Credit Facility, a ratio of 4.75 to 1 during the fifth year, a ratio of 4.25 to 1 in the sixth year and a ratio of 4.0 to 1 thereafter, and a (ii) minimum cash flow coverage ratio, as defined in the Credit Facility (generally, the ratio of consolidated EBITDA for the most recent four quarters to the sum of (A) consolidated interest expense for such period, (B) amounts paid as dividends, for the optional repurchase or redemption of subordinated debt or capital stock, or with respect to the principal amount of capital lease obligations during such period, plus (C) the current portion of debt with an original maturity exceeding one year), of 1.40 to 1. If the Company prepays, defeases or repurchases more than $10 million of the Notes (as defined below) or any other subordinated debt incurred after April 10,1997, it is required to maintain a maximum net senior indebtedness to EBITDA ratio, as defined in the Credit Facility, of 4.5 to 1 during the first four years of the Credit Facility and 4.0 to 1 thereafter. As of April 3, 1997, the Company was in compliance with all financial covenants relating to the Credit Facility.



    Prior to its April 10, 1997 amendment and restatement, the Credit Facility contained a covenant that generally limited the Company's capital expenditures. This covenant has been eliminated.



    On March 19, 1997, the Company sold $200 million aggregate principal amount of its Notes in the Note Offering. Net proceeds from the issuance of the Notes (approximately $193.8 million) were used to reduce borrowings under the Credit Facility. Amounts repaid under the Credit Facility will again be available for borrowing thereunder, and the Company intends to utilize this increased availability to continue with its current expansion program.



    The Notes bear interest at the rate of 9 1/2% per annum, payable in March and September. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 15, 2006, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Note Indenture), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes are subordinated to all existing and future senior indebtedness (as defined in the Note Indenture) of the Company.



    The Company has agreed to use its best efforts to (i) file and cause to become effective by August 16, 1997, a registration statement relating to a registered offer to exchange the Notes (the "Exchange Offer") for notes of AMCE with terms identical in all material respects to the Notes and (ii) cause the Exchange Offer to be consummated by September 15, 1997. If the Exchange Offer registration statement is not declared effective by August 16, 1997, the Company has agreed that in lieu thereof it will use its best efforts to cause to become effective by September 15, 1997 a shelf registration statement with respect to the Notes. In the event that either (a) the Exchange Offer registration statement is not filed on or prior to June 17, 1997, (b) the Exchange Offer registration statement is not declared effective on or prior to August 16, 1997 or (c) the Exchange Offer is not consummated or a shelf registration statement, with respect to the Notes, is not declared effective on or prior to September 15, 1997, the interest rate borne by the Notes will increase by 0.50% per annum following June 17, 1997 in the case of clause (a) above, following August 16, 1997 in the case of clause (b) above and following

September 15, 1997 in the case of clause (c) above. The aggregate amount of such increase will in no event exceed 1.00% per annum. Upon (x) the filing of the Exchange Offer registration statement after June 17, 1997, (y) the effectiveness of the Exchange Offer registration statement after August 16, 1997 or (z) the consummation of the Exchange Offer or the effectiveness of a shelf registration statement, as the case may be, after September 15, 1997, the interest rate borne by the Notes from the date of filing, effectiveness or consummation, as the case may be, will be reduced to 9 1/2%. The Exchange Offer registration statement was filed on June 13, 1997.



    The Note Indenture contains certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to: incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; purchase or redeem capital stock; enter into transactions with stockholders or certain affiliates; or consolidate, merge or sell all or substantially all of the Company's assets, other than in certain transactions between the Company and one or more of its wholly-owned subsidiaries and other than the Merger. All of these limitations are subject to a number of important qualifications. The Note Indenture does not impose any limitation on the incurrence by the Company and its subsidiaries of liabilities that are not considered "Indebtedness" under the Note Indenture, such as those that would be incurred under certain sale/leaseback transactions; nor does the Note Indenture impose any limitation on the amount of liabilities incurred by subsidiaries, if any, that might be designated as Unrestricted Subsidiaries (as defined therein). Furthermore, there are no restrictions on the ability of the Company and its subsidiaries to make advances to, or invest in, other entities (including unaffiliated entities) and no restrictions on the ability of the Company's subsidiaries to enter into agreements restricting their ability to pay dividends or otherwise transfer funds to the Company. If the Notes attain "investment grade status" (as defined in the Note Indenture), the covenants in the Note Indenture limiting the Company's ability to incur indebtedness, pay dividends, acquire stock or engage in transactions with affiliates will cease to apply.



    The Company believes that cash generated from operations, existing cash and equivalents, amounts received from sale/leaseback or other comparable financing programs which the Company is currently pursuing and the unused commitment amount under its Credit Facility will be sufficient to fund operations and planned capital expenditures through the end of fiscal 1998.



    During the year (53 weeks) ended April 3, 1997, various holders of AMCE's $1.75 Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") converted 696,400 shares into 1,200,589 shares of AMCE Common Stock at a conversion rate of 1.724 shares of Common Stock for each share of Convertible Preferred Stock. Convertible Preferred Stock dividend payments decreased 14.4%, or $1,007,000, to $5,993,000 for the year (53 weeks) ended April 3, 1997 from $7,000,000 in the prior year as a result of the conversions. Future conversions will continue to reduce the amount of dividends paid by the Company and increase the number of shares of Common Stock outstanding.



    The Convertible Preferred Stock is redeemable in whole or in part, at the option of AMCE, at a current redemption price of $26 per share, declining by $.25 per share on March 15 of each year until March 15, 2001, when such price will become fixed at $25. Shares called for redemption may be converted by the holders thereof prior to the redemption date.



    On January 10, 1997, the Company purchased the 20% minority interest in the common stock of AMC Philadelphia, Inc., an 80% owned subsidiary, for $7,400,000 in cash. The Company utilized borrowings on its Credit Facility to finance the purchase. Management does not believe that the acquisition will have a significant effect on the Company's results of operations.



  OTHER



    The Board of Directors has approved the Merger Agreement providing for the Merger of DI and AMCE with AMCE remaining as the surviving entity. The Merger has been sought by members of the Durwood family so that they may hold their interests in AMCE directly instead of indirectly through DI and

AAE. In the Merger, stockholders of DI would exchange their shares of DI stock for shares of AMCE's stock.



    Prior to the effective time of the Merger, all of DI's assets (other than its equity interest in AMCE) will be contributed to Delta Properties, Inc. ("Delta"), a subsidiary of the Company. In addition, DI's other subsidiaries, other than AMCE and its subsidiaries, have been merged into Delta and Delta has agreed to assume DI's liabilities. Delta's stock will be distributed to DI's shareholders so that at the effective time of the Merger DI's sole assets will consist of stock of AMCE and its beneficial interest in certain tax credits and operating loss carryforwards.



    If the merger occurs, the Company will be responsible for paying all of its cost in connection with the merger; the aggregate merger costs for both the Company and AMCE are estimated to be approximately $2 million.



    The Company is in the process of modifying its computer applications to ensure their continuing functionality for the "Year 2000" and beyond. At the present time the Company estimates that expenses related to this project will total approximately $1.5 million to $2.0 million. These total estimated expenses are expected to be incurred during fiscal years 1998 and 1999.



    Congress passed legislation to increase the federal minimum hourly wage paid to hourly wage employees over a two-year period. This legislation will increase the aggregate average hourly wage paid by the Company. The Company intends to relieve the cost pressure from the minimum wage increase by pursuing better labor and operating efficiencies as well as some price adjustments for theatres in certain markets. Such legislation is not expected to have a material adverse effect on the Company's results of operations, liquidity or financial condition.



  IMPACT OF INFLATION



    Historically, the principal impact of inflation and changing prices upon the Company has been to increase the costs of the construction of new theatres, the purchase of theatre equipment and the utility and labor costs incurred in connection with continuing theatre operations. Film rentals expense, the largest cost of operations of the Company, is customarily paid as a percentage of admissions revenues and hence, while the film rentals expense may increase on an absolute basis, the percentage of admissions revenues represented by such expense is not directly affected by inflation. Except as set forth above, inflation and changing prices have not had a significant impact on the Company's total revenues and results of operations.



  RECENTLY ISSUED FINANCIAL ACCOUNTING PRONOUNCEMENTS



    During fiscal 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Statement allows companies to measure compensation cost in connection with employee stock compensation plans using a fair value based method or to continue to use an intrinsic value based method to account for stock options and awards. The Company has chosen to continue using the intrinsic value based method while adopting the disclosure-only provisions of the pronouncement.



    During fiscal 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), EARNINGS PER SHARE. SFAS 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. The principal difference between primary and basic EPS is that common stock equivalents are not included with the weighted average number of shares outstanding used in the computation of basic EPS. Diluted EPS is computed similarly to fully diluted EPS. SFAS 128 is effective for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior-period EPS data.

Early adoption is not permitted. Management has not yet determined the impact that this statement will have on the Company.


BUSINESS OF DI


    DI was formed in 1947 and originally was primarily engaged directly in the ownership and operation of motion picture theatres. Following AMC's formation in 1968, DI and its subsidiaries developed real estate, leased theatre equipment and other property to AMC, sold concession items to AMC and engaged in various investment activities. During the past five years, DI has acted primarily as a holding company for Mr. Stanley H. Durwood and the other Durwood Family Stockholders for the stock of AMCE. DI's other assets as of April 3, 1997 consisted primarily of cash and equivalents, promissory notes from the Durwood Children and a former officer of the Company, life insurance policies on the life of Mr. Stanley H. Durwood and stock of Delta.



    The Merger Agreement provides that at the Effective Time DI will have no right, title or interest in any property or assets other than stock of the Company. Prior to the Effective Time of the Merger, all of DI's assets, other than stock of AMCE, will be contributed to Delta. DI's other subsidiaries, other than AMCE and its subsidiaries, have been merged into Delta and Delta has agreed to assume DI liabilities. Delta's shares will be distributed to DI's shareholders prior to the Effective Time so that at the Effective Time, DI's sole assets will consist of shares of stock of AMCE and its beneficial interest in certain tax credits and operating loss carryforwards.


SECURITY OWNERSHIP OF DI

    The following table sets forth certain information as of April 3, 1997 with respect to beneficial ownership of DI's capital stock.

                                                        NUMBER OF SHARES
     TITLE OF CLASS         NAME OF BENEFICIAL OWNER   BENEFICIALLY OWNED     PERCENT OF CLASS
-------------------------  --------------------------  -------------------  --------------------
      Class A............  Stanley H. Durwood                119,500(1)               99.6%
      Class A............  Harvard College                       500                    .4%
      Class B............  Edward D. Durwood                  40,784(2)                100%

--------------

(1) These shares are held in a revocable inter vivos trust and a revocable voting trust established by Mr. Stanley H. Durwood for his benefit.

(2) These shares are held by AAE, a Missouri limited partnership of which Mr. Stanley H. Durwood is the preferred limited partner and the Durwood Children are the general partners. See "The Merger-- General Effects of the Merger." Mr. Edward D. Durwood, as managing general partner, has voting authority over these shares.

MARKET FOR AND DIVIDENDS ON DI STOCK


    DI's stock has never traded. DI has not paid a dividend on its shares of stock in the last five years. There are two record holders of DI Class A Stock (Harvard College and the 1992 Trust) and one record holder of DI Class B Stock
(AAE). Prior to the Merger, AAE will be liquidated so that at the Effective Time of the Merger, there will be seven record holders of DI Class B Stock (Mr. Stanley H. Durwood and the Durwood Children).

                        COMPARISON OF RIGHTS OF HOLDERS
                 OF AMCE COMMON AND CLASS B STOCK AND DI STOCK

    AMCE and DI are incorporated in the States of Delaware and Missouri, respectively. The rights of the shareholders of DI are currently governed by Missouri law (primarily GBCLM) and by DI's Articles of Incorporation, as amended ("DI's Articles of Incorporation"), and its Bylaws, as amended ("DI's Bylaws"). The shareholders of DI will, upon consummation of the Merger, become stockholders of AMCE, and their rights will be governed by Delaware law (primarily the DGCL) and by AMCE's Certificate of Incorporation and its Bylaws, as amended ("AMCE's Bylaws"). A summary of certain material differences between the rights of holders of AMCE Common Stock and AMCE Class B Stock and the rights of holders of DI stock is set forth below.

AUTHORIZED AND ISSUED STOCK

    As of April 3, 1997, DI had 200,000 shares of stock authorized, consisting of 150,000 shares of DI Class A Stock, par value $100 per share, of which 120,000 shares were issued and outstanding, and 50,000 shares of DI Class B Stock, par value $100 per share, of which 40,784 shares were issued and outstanding.

    As of April 3, 1997, AMCE had 85,000,000 shares of stock authorized, consisting of 45,000,000 shares of AMCE Common Stock, of which 6,583,969 shares were issued and outstanding; 30,000,000 shares of AMCE Class B Stock, of which 11,157,000 shares were issued and outstanding; and 10,000,000 shares of Preferred Stock, of which 3,303,600 shares of Convertible Preferred Stock were issued and outstanding.

DIVIDEND AND LIQUIDATION RIGHTS

    Under DI's Articles of Incorporation, holders of DI Class A Stock are entitled to receive, when, as and if declared by the DI Board of Directors, dividends not to exceed $25.50 per share annually, on a noncumulative basis, before any dividends are declared and paid upon the DI Class B Stock. In addition, after dividends equal to $25.50 per share annually have been declared and paid on the DI Class B Stock, dividends not to exceed $19.50 per share annually are to be paid to holders of DI Class A Stock on a noncumulative basis before any additional dividends are paid on the DI Class B Stock. After annual dividends in the aggregate amount of $45.00 per share are declared and paid upon the DI Class A Stock, there is no limitation on the amount of additional dividends that may be declared and paid on the DI Class B Stock for such year.

    Upon the liquidation of DI, after the debts of DI have been paid, holders of DI Class A Stock are entitled to receive $255 per share plus any declared and unpaid dividends on such stock before any payment is made to the holders of the DI Class B Stock. In addition, the holders of DI Class A Stock are entitled to receive $195 per share after $255 per share plus any declared and unpaid dividends thereon (not to exceed $25.50 per share annually) has been set aside for payment to the holders of the DI Class B Stock. Thereafter, the holders of DI Class B Stock are entitled to receive all the remaining assets of DI available for distribution to shareholders.

    The dividend and liquidation rights of holders of AMCE Common Stock and AMCE Class B Stock are described under "Description of Capital Stock--AMCE Common and Class B Stock--Dividend and Liquidation Rights."

REDEMPTION

    DI's Articles of Incorporation provide that the DI Class A Stock is redeemable at the option of DI at a redemption price of $255 per share, plus $195 per share after assets have been set aside sufficient to redeem all shares of DI Class B Stock at a price of $255 per share, together with any declared and unpaid dividends thereon. Notwithstanding the above, the shares of DI Class A Stock held by the initial individual holder thereof are not redeemable under any circumstances. DI Class B Stock is not redeemable by DI.

    AMCE Common Stock and AMCE Class B Stock are not redeemable by AMCE.

PREEMPTIVE RIGHTS

    Holders of DI Class A Stock, DI Class B Stock, AMCE Common Stock and AMCE Class B Stock have no preemptive rights.

VOTING RIGHTS

    IN GENERAL. Holders of DI Class A Stock and DI Class B Stock are entitled to one vote for each share held of record with respect to all matters submitted to a vote of DI shareholders, except that, in the election of directors, the shareholders are entitled to cumulative voting. (Because DI has only one director, however, cumulative voting has no effect.) See "Description of Capital Stock--AMCE Common Stock and Class B Stock--Voting Rights" for a description of the general voting rights of AMCE Common Stock and AMCE Class B Stock. Neither the holders of AMCE Common Stock nor the holders of AMCE Class B Stock have cumulative voting rights in the election of directors.

    REQUISITE VOTING PERCENTAGE IN GENERAL AND IN CERTAIN EXTRAORDINARY
MATTERS. Both the GBCLM and the DGCL generally provide that the affirmative vote of a majority of the shares represented (either in person or by proxy) and entitled to vote at a shareholders' meeting at which a quorum is present is required for routine shareholder action other than the election of directors. With respect to the election of directors, the GBCLM grants cumulative voting rights in the election of directors unless the corporation's articles of incorporation or bylaws provide otherwise. (As stated above, DI has only one director, so cumulative voting has no effect.) Under the DGCL, unless a corporation's certificate of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes of the stockholders; if a separate vote by class is required, the affirmative vote of a majority of a quorum of that class is required. For mergers, consolidations and transactions involving the disposition of substantially all of a corporation's assets, the GBCLM requires the affirmative vote of two-thirds of the outstanding shares entitled to vote; the DGCL requires the affirmative vote of a majority of outstanding shares entitled to vote for such extraordinary transactions. Under the GBCLM and the DGCL, amendments to a corporation's articles or certificate of incorporation require the affirmative vote of a majority of outstanding shares entitled to vote, and the affirmative vote of a majority of the outstanding shares of any class entitled to vote thereon as a class. Under the GBCLM, a class is entitled to vote on various types of amendments, including those which change the authorized number or par value of shares of the class, effect an exchange or cancellation of shares of the class, change the designations, preferences, limitations or relative rights of the shares of the class or create a new class of shares having rights superior to those of the class. Under the DGCL, a class is entitled to vote as a class on amendments which change the authorized number or par value of shares of the class or alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

    Both the GBCLM and the DGCL permit a corporation to require a greater affirmative vote on any matters in its articles or certificate of incorporation or its by-laws, but DI and AMCE do not require any such greater voting requirement in their respective Articles or Certificate of Incorporation or Bylaws, except that AMCE's Certificate of Designations respecting the Convertible Preferred Stock requires the approval of the holders of two-thirds of the outstanding shares of Convertible Preferred Stock for the authorization, issuance or increase in the authorized amount of any additional class of securities senior to the Convertible Preferred Stock as to dividend and liquidation rights or for any amendment to AMCE's Certificate of Incorporation if the amendment would change the authorized number, the par value or the rights pertaining to the shares of Convertible Preferred Stock. See "Information about the Company-- Description of Capital Stock--Convertible Preferred Stock--Voting Rights."

    TRANSACTIONS WITH INTERESTED SHAREHOLDERS. The GBCLM and the DGCL both contain provisions that restrict a corporation from engaging in certain "business combinations" with an "interested" shareholder. Such provisions, however do not apply to certain types of corporations. Under the GBCLM, such provisions do not apply to, among others, a corporation with less than 100 shareholders or, unless its articles of incorporation provide otherwise, a corporation that does not have a class of voting stock registered with the Commission. DI has less than 100 shareholders and, furthermore, DI does not have a class of stock registered with the Commission, so the Missouri "business combination" statutes do not apply to DI.

    The business combination statutes of the DGCL would generally apply to AMCE, and DI is an "interested stockholder" of AMCE; however, the DGCL "interested stockholder" provisions do not apply to transactions occurring more than three years after the date on which the interested stockholder became an interested stockholder. DI has been an "interested stockholder" of AMCE for more than three years, so the DGCL interested stockholder provisions would not apply to any business combinations between AMCE and DI, including the Merger. The "interested stockholder" provisions of the DGCL also do not apply to transactions between AMCE and Mr. Stanley H. Durwood, because he has also been an "interested stockholder" of AMCE for more than three years.

    The "interested stockholder" provisions of the DGCL are summarized below.

    Under the DGCL, a corporation may not engage in any "business combination" (defined below) with an "Interested Stockholder" (defined below) for a period of three years following the date that such stockholder became an Interested Stockholder (the "Interested Stockholder Date") unless:

        (i) prior to the Interested Stockholder Date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

        (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, such stockholder owns at least 85% of the voting stock of the corporation (excluding shares that are (A) owned by persons who are directors and also officers or (B) part of certain employee stock plans) outstanding at the time the transaction commenced; or

        (iii) on or subsequent to the Interested Stockholder Date, the business combination is approved by the board of directors and is authorized at a meeting of stockholders by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder.

    As used in the preceding paragraphs, an "Interested Stockholder" is any person (other than the corporation or its subsidiaries) that, with certain exceptions, (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the Interested Stockholder Date.

    As used in the preceding paragraphs, a "business combination" is:

        (i)  a merger or consolidation;

        (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of a corporation's assets having an aggregate market value equal to either ten percent or more of the aggregate market value of all of the corporation's assets, determined on a consolidated basis, or ten percent or more of the aggregate market value of all of the corporation's outstanding stock;

        (iii) a transaction which results in the issuance or transfer of shares of the corporation's stock, except pursuant to (a) the exercise of rights to purchase stock offered, (b) a parent-subsidiary merger, (c) a dividend or distribution paid or made pro rata to all stockholders of the corporation,
    (d) an offer by the corporation to purchase stock, made on the same terms to all stockholders, or (e) any issuance or transfer of stock by the corporation;

        (iv) a reclassification of securities, recapitalization or other transaction which increases an Interested Stockholder's proportionate interest; or

        (v) receipt by an Interested Stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits from the corporation.

SPECIAL MEETINGS OF SHAREHOLDERS

    Both the GBCLM and the DGCL provide that special meetings of stockholders may be called by a corporation's board of directors or by such persons as may be authorized in the corporation's charter documents or by-laws. DI's Bylaws provide that DI's President or the holders of not less than one-fifth of all the outstanding shares entitled to vote at such meeting may call special meetings of the DI shareholders. AMCE's Bylaws provide that AMCE's Chairman of the Board may call special meetings of the AMCE stockholders.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    The GBCLM permits the shareholders of DI to act without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The DGCL and AMCE's Bylaws permit the stockholders of AMCE to act without a meeting, without prior notice and without a vote, if a consent in writing setting forth the actions so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such actions at a meeting at which all shares entitled to vote with respect to the subject matter thereof were present and voted.

THE BOARD OF DIRECTORS

    NUMBER ON THE BOARD AND REMOVAL OF DIRECTORS. The Board of Directors of DI consists of a single director. The GBCLM permits DI shareholders, by majority vote, to remove a director or the entire DI Board of Directors with or without cause.

    The number of directors constituting the AMCE Board presently is seven, except during a "default period," as defined in the Certificate of Designations respecting the Convertible Preferred Stock, when the number would be increased by two and the two additional directors would be elected by the holders of Convertible Preferred Stock. Under AMCE's Certificate of Incorporation, any director may be removed either with or without cause, at any time, by the affirmative vote of the holders of a majority of all of the outstanding shares of the class of stock which elected such director, except that if the director was elected by the holders of AMCE Class B Stock and if there are no shares of AMCE Class B Stock outstanding, then the affirmative vote of the holders of a majority of all outstanding shares of AMCE Common Stock are required for removal.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Both the GBCLM and the DGCL permit the board of directors of a corporation, by majority vote, to fill vacancies on the board and newly-created directorships resulting from an increase in board size without a vote of stockholders, until the next election of directors by the stockholders. The GBCLM permits such action unless prohibited by the corporation's articles of incorporation or by-laws. DI's Bylaws expressly provide such authorization with respect to vacancies created by death, resignation or otherwise; however, because DI has a single director, action by the shareholders of DI would be necessary to fill a vacancy on the DI Board. The DGCL permits the board to fill such vacancies and newly-created directorships unless the corporation's certificate of incorporation or by-laws provide otherwise. AMCE's Certificate of Incorporation provides that if a director ceases to be a director by reason of death, resignation or disability, the vacancy shall be filled by a majority of the remaining directors elected by the holders of the same class of stock which elected the former director or, if applicable, by the sole remaining director so elected, except that if the director was elected by the holders of AMCE Class B Stock and there are no shares of Class B Stock outstanding, the vacancy shall be filled by the affirmative vote of the holders of a majority of all outstanding shares of AMCE Common Stock. In addition, under the DGCL, if, at the time of filling any vacancy or newly-created directorship, the directors then in office constitute less than a majority of the entire board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the shares entitled to vote for directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Unless the exception under Delaware law is applicable, a director elected by other directors in each case holds office until the next election of the class for which such director was chosen.

    DIRECTOR LIABILITY. The DGCL permits a corporation to include in its certificate of incorporation provisions eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for such director's breach of fiduciary duty, provided that such provisions may not eliminate or limit a director's liability (i) for a breach of his or her duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends, certain stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. These provisions generally protect a corporation's directors from personal liability for breaches of their duty of care, including liability for grossly negligent business decisions. AMCE's Certificate of Incorporation includes provisions which eliminate the personal liability of directors to AMCE or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL, as it may be amended from time to time. These provisions of AMCE's Certificate of Incorporation, however, would not, as stated above, affect directors' liabilities based on violations of federal laws and would otherwise only affect claims for monetary damages, so that equitable remedies, such as injunctions or rescission, would still be available for breaches of fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his or her role as a director; if the director is also an officer, they do not affect his or her liability as an officer. Neither the GBCLM nor DI's Articles of Incorporation or Bylaws contain similar provisions that would expressly permit DI to eliminate or limit the personal liability of its directors to the corporation and its shareholders for monetary damages for such director's breach of his or her fiduciary duty.

    INDEMNIFICATION. Both the GBCLM and the DGCL provide that indemnification of a person who (i) is a party, or is threatened to be made a party, to legal proceedings by reason of the fact that such person is or was a director, officer or agent of a corporation or (ii) is or was serving as a director, officer, employee or agent of a corporation or other firm at the request of a corporation, against expenses, judgments, fines and amounts paid in settlement, is mandatory under certain circumstances (generally respecting expenses, including attorneys' fees, incurred by an indemnified party who is successful on the merits in the proceeding giving rise to the claim for indemnification) and permissive in others. Under the GBCLM and the DGCL, permissive indemnification is subject to authorization (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The standard of conduct required of a person seeking indemnification from a corporation is generally the same under Missouri and Delaware law and requires that a person seeking indemnification shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal proceedings, had no reason to believe his or her conduct was unlawful. For actions or suits brought by or in the name of the corporation, both the GBCLM and the DGCL provide that a director, employee, officer or agent of a corporation may be indemnified against expenses by such person in connection with such proceeding, except if such person is adjudged to be liable to the corporation, in which case such person can be indemnified if and only to the extent that a court determines that, despite the adjudication of liability, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    DI's Bylaws contain provisions requiring indemnification of each director and officer and each person who, at the request of DI, served as a director or officer of a corporation in which DI owned stock against liabilities and expenses (including certain amounts paid in compromise settlements) incurred in connection with any action or claim in which such person is made a party by reason of being or having been such director or officer, except for matters in which such person is finally adjudged to have been liable for negligence or misconduct in the performance of his or her duties as a director or as an officer. AMCE's Certificate of Incorporation contains provisions requiring indemnification, to the fullest extent permitted by the DGCL, of each director and officer and each person who serves, at the request of AMCE, as the director or officer of another corporation or as AMCE's representative in a partnership or other entity. AMCE's Certificate of Incorporation also provides for mandatory advance payment of indemnifiable expenses by AMCE in certain circumstances.

BYLAWS

    Under the GBCLM, the bylaws of a corporation may be made, altered, amended, suspended or repealed by the shareholders, unless and to the extent that such power is vested in the board of directors by the articles of incorporation. DI's Articles of Incorporation provide that DI's Bylaws may be amended either by the shareholders or by the Board of Directors, unless the shareholders, at the time they enact any bylaw, expressly provide otherwise with respect to such bylaw. Under the DGCL, the authority to amend or repeal bylaws is placed exclusively in the stockholders of a corporation, unless the corporation's certificate of incorporation confers the authority on the directors as well. AMCE's Certificate of Incorporation expressly authorizes the AMCE Board to make, amend or repeal AMCE's Bylaws.

DISSENTERS' RIGHTS

    The GBCLM and the DGCL both set forth procedures under which shareholders may dissent from, and receive payment in the amount of the fair value of their shares in connection with, most mergers, consolidations and exchanges or sales of all or substantially all of a corporation's assets. The GBCLM also permits shareholders to dissent from control shares acquisitions that are approved by shareholders of a corporation. The rights of DI shareholders to dissent from the Merger under the GBCLM are summarized above under "The Merger--Dissenters' Rights." The DGCL provides, however, that no such dissenters' rights are available with respect to a merger or consolidation if the shares entitled to receive notice of and to vote on the merger or consolidation are either listed on a national securities exchange or held of record by more than 2,000 stockholders ("Public Shares") or if the corporation is the surviving corporation and no vote of its stockholders is required for such transaction, unless the holders thereof are required by the terms of an agreement of merger or consolidation to accept for their shares anything other than (i) shares of the surviving or resulting corporation, (ii) public shares of any corporation,
(iii) cash in lieu of fractional shares of such corporations, or (iv) any combination of the consideration described in clauses (i), (ii) and (iii). Under the DGCL, holders of AMCE Common Stock have no dissenters' rights with respect to the Merger.

    The foregoing does not purport to be a complete description of the differences between the statutory and other rights of shareholders of DI and stockholders of AMCE. Such differences can be determined in full by reference to the GBCLM, the DGCL, the common law of each of Missouri and Delaware, DI's Articles of Incorporation and Bylaws and AMCE's Certificate of Incorporation and Bylaws.

                               DI SPECIAL MEETING


    This Proxy--Information Statement/Prospectus is also furnished to shareholders of DI in connection with the DI Special Meeting to be held on July 29, 1997 at 1:00 p.m., at DI's corporate headquarters, 106 West 14th Street, Kansas City, Missouri. As of the DI Record Date, there were 120,000 shares of DI Class A Stock outstanding and 40,784 shares of DI Class B Stock outstanding and entitled to vote at the DI Special Meeting. Each share of DI Class A Stock and DI Class B Stock is entitled to one vote on any matter presented at the DI Special Meeting.


    The DI Special Meeting is being called to vote upon the Merger Agreement in order to effect the Merger as described in this Proxy--Information Statement/Prospectus. The presence in person or by proxy of holders of DI Class A Stock and DI Class B Stock owning 50% of shares of DI Class A and DI Class B Stock entitled to notice of and to vote at the DI Special Meeting is necessary to constitute a quorum. The Merger may be approved only on the affirmative vote of the holders of two-thirds of all the outstanding shares of DI Class A Stock and DI Class B Stock entitled to vote, voting as a class, and by the affirmative vote of the holders of a majority of the shares of DI Class A Stock and DI Class B Stock, each voting separately as a class.


    This Proxy--Information Statement/Prospectus is being made available to shareholders of DI on or about June 25, 1997.


                             STOCKHOLDER PROPOSALS


    AMCE stockholders who wish to present proposals for action at the AMCE Annual Meeting of Stockholders to be held in 1997 should submit their proposals to AMCE at its address set forth on the first page of this Proxy--Information Statement/Prospectus. Proposals must be received by AMCE no later than June 19, 1997, for consideration for inclusion in the 1997 Proxy Statement and proxy.


                                 LEGAL MATTERS

    Certain legal matters in connection with the legality of the shares of AMCE Common Stock and Class B Stock offered hereby have been passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, who have acted as special counsel to AMCE in connection with such matters. The firm is also counsel to the defendants in the Derivative Action.

    Chadbourne & Parke LLP has served as special tax counsel for the Company in connection with the Merger.

                                    EXPERTS


    The consolidated balance sheets of AMC Entertainment Inc. and subsidiaries as of April 3, 1997 and March 28, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended March 28, 1996 and March 30, 1995 included in this Proxy-Information Statement/Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.



    The consolidated balance sheets of AMC Entertainment Inc. and subsidiaries as of March 28, 1996 and March 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years (52 weeks) ended March 28, 1996, March 30, 1995 and March 31, 1994 incorporated by reference in this Proxy-Information Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.



    The consolidated balance sheets of Durwood, Inc. and subsidiaries as of April 3, 1997 and March 28, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended March 28, 1996 and March 30, 1995 included in this Proxy-Information Statement/Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.


    A representative of Coopers & Lybrand L.L.P. will be at the AMCE Special Meeting to answer questions by stockholders and will have the opportunity to make a statement if so desired.

                           INCORPORATION BY REFERENCE

    The following documents filed by AMCE with the Commission (File No. 01-12429) are incorporated in this Proxy--Information Statement/Prospectus by reference and hereby made a part hereof:

    1. AMCE's Annual Report on Form 10-K for the fiscal year ended March 28, 1996; and

    2. All other reports filed pursuant to Section 13(a) of the Exchange Act since March 28, 1996.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy--Information Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy-- Information Statement/Prospectus.

    AMCE will provide without charge to each person to whom a copy of its Proxy--Information Statement/Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests should be directed to AMC Entertainment Inc., Attention: Ms. Nancy L. Gallagher, Vice President and Secretary, 106 West 14th Street, Kansas City, Missouri 64105 (telephone: (816) 221-4000).

                             AVAILABLE INFORMATION

    AMCE has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the shares offered hereby. This Proxy--Information Statement/Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Statements contained in this Proxy--Information Statement/Prospectus as to the contents of certain documents are not necessarily complete and, in each instance where reference is made to a document filed as an exhibit to the Registration Statement, each such statement is qualified by such reference. The Registration Statement (and the exhibits thereto) can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, or at its regional offices at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549.

    AMCE is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at prescribed rates at the public reference facilities mentioned above. The Commission also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    AMCE Common Stock and Convertible Preferred Stock are listed on the AMEX and AMCE Common Stock is listed also on the Pacific Stock Exchange. AMCE's periodic reports and proxy statements filed under the Exchange Act as well as other information concerning AMCE can be requested at the American Stock Exchange, 86 Trinity Place, New York, New York 10086 and at the Pacific Stock Exchange, 301 Pine Street, Suite 1104, San Francisco, California 94104.

    DI is not subject to the informational requirements of the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
AMC ENTERTAINMENT INC.
PRO FORMA FINANCIAL STATEMENTS:
Condensed Pro Forma Financial Statements...................................................................  F-2
Condensed Pro Forma Consolidated Statement of Operations for the year (53 weeks) ended April 3, 1997.......  F-3
Condensed Pro Forma Consolidated Balance Sheet as of April 3, 1997.........................................  F-4
Notes to Condensed Pro Forma Financial Statements..........................................................  F-5
AUDITED FINANCIAL STATEMENTS:
Report of Independent Accountants..........................................................................  F-7
Consolidated Statements of Operations for the year (53 weeks) ended April 3, 1997 and years (52 weeks)
  ended March 28, 1996 and March 30, 1995..................................................................  F-8
Consolidated Balance Sheets as of April 3, 1997 and March 28, 1996.........................................  F-9
Consolidated Statements of Cash Flows for the year (53 weeks) ended April 3, 1997 and years (52 weeks)
  ended March 28, 1996 and March 30, 1995..................................................................  F-10
Consolidated Statements of Stockholders' Equity for the year (53 weeks) ended April 3, 1997 and years (52 weeks) ended March 28, 1996 and March 30, 1995...........................................................  F-12
Notes to Consolidated Financial Statements.................................................................  F-13

DURWOOD, INC.
PRO FORMA FINANCIAL STATEMENTS:
Condensed Pro Forma Financial Statements...................................................................  F-32
Condensed Pro Forma Consolidated Statement of Operations for the year (53 weeks) ended April 3, 1997.......  F-33
Condensed Pro Forma Consolidated Balance Sheet as of April 3, 1997.........................................  F-34
Notes to Condensed Pro Forma Financial Statements..........................................................  F-35
AUDITED FINANCIAL STATEMENTS
Report of Independent Accountants..........................................................................  F-37
Consolidated Statements of Operations for the year (53 weeks) ended April 3, 1997 and years (52 weeks)
  ended March 28, 1996 and March 30, 1995..................................................................  F-38
Consolidated Balance Sheets as of April 3, 1997 and March 28, 1996.........................................  F-39
Consolidated Statements of Cash Flows for the year (53 weeks) ended April 3, 1997 and years (52 weeks)
  ended March 28, 1996 and March 30, 1995..................................................................  F-40
Consolidated Statements of Stockholders' Equity for the year (53 weeks) ended April 3, 1997 and years (52 weeks) ended March 28, 1996 and March 30, 1995...........................................................  F-42
Notes to Consolidated Financial Statements.................................................................  F-43

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                    CONDENSED PRO FORMA FINANCIAL STATEMENTS

                                  (UNAUDITED)


    The following unaudited Condensed Pro Forma Statement of Operations and Balance Sheet have been prepared giving effect to the Merger of Durwood, Inc. ("DI") with AMC Entertainment Inc. ("AMCE" or the "Company") and Note Offering. The Condensed Pro Forma Statement of Operations for the year (53 weeks) ended April 3, 1997 assumes that the Merger and Note Offering occurred on March 29, 1996. The Condensed Pro Forma Balance Sheet assumes that the Merger occurred on April 3, 1997.



    The unaudited Condensed Pro Forma Financial Statements do not purport to represent the Company's financial position or results of operations had the above transactions in fact occurred on such dates. In addition, the unaudited Condensed Pro Forma Financial Statements are not intended to be indicative of the Company's future financial position or results of operations.


    The unaudited Condensed Pro Forma Financial Statements should be read in conjunction with the historical financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

            CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      YEAR (53 WEEKS) ENDED APRIL 3, 1997
                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                                  PRO FORMA AMCE
                                                    PRO FORMA      PRO FORMA      PRO FORMA       FOR MERGER AND
                                        AMCE       ADJUSTMENTS     AMCE FOR    ADJUSTMENTS FOR     NOTE OFFERING
                                      ACTUAL(1)   FOR MERGER(2)     MERGER      NOTE OFFERING        COMBINED
                                     -----------  --------------  -----------  ----------------  -----------------
Revenues...........................  $   749,597  $     --        $   749,597     $   --            $   749,597
Cost of operations.................      580,002        --            580,002         --                580,002
General and administrative.........       56,647        --             56,647         --                 56,647
Depreciation and amortization......       59,803        --             59,803         --                 59,803
                                     -----------  --------------  -----------        -------     -----------------
  Operating income.................       53,145        --             53,145         --                 53,145
Interest expense...................       22,022        --             22,022          8,800(6)          30,822
Other income, net..................          772        --                772         --                    772
                                     -----------  --------------  -----------        -------     -----------------
Earnings before income taxes.......       31,895        --             31,895         (8,800)            23,095
Income tax provision...............       12,900        --             12,900         (3,080)(7)          9,820
                                     -----------  --------------  -----------        -------     -----------------
Net earnings.......................  $    18,995  $     --        $    18,995     ($   5,720)       $    13,275
                                     -----------  --------------  -----------        -------     -----------------
                                     -----------  --------------  -----------        -------     -----------------
Preferred dividends................        5,907                        5,907                             5,907
                                     -----------                  -----------                    -----------------
Net earnings for common shares.....  $    13,088                  $    13,088                       $     7,368
                                     -----------                  -----------                    -----------------
                                     -----------                  -----------                    -----------------
Earnings per share:
  Primary..........................  $       .74                  $       .74                    $           .42
                                     -----------                  -----------                    -----------------
                                     -----------                  -----------                    -----------------
  Fully diluted....................  $       .73                  $       .73                    $           .41
                                     -----------                  -----------                    -----------------
                                     -----------                  -----------                    -----------------
Weighted average number of shares
  outstanding:
  Primary..........................       17,726                       17,726                             17,726
                                     -----------                  -----------                    -----------------
                                     -----------                  -----------                    -----------------
  Fully diluted....................       17,940                       17,940                             17,940
                                     -----------                  -----------                    -----------------
                                     -----------                  -----------                    -----------------


             See Notes to Condensed Pro Forma Financial Statements.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                 CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 APRIL 3, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                         PRO FORMA       PRO FORMA
                                                                            AMCE      ADJUSTMENTS FOR    AMCE FOR
                                                                          ACTUAL(1)      MERGER(2)        MERGER
                                                                         -----------  ----------------  -----------
ASSETS
  Current assets.......................................................  $    83,672    $    --         $    83,672
  Property, net........................................................      543,058         --             543,058
  Intangible assets, net...............................................       28,679         --              28,679
  Other long-term assets...............................................       62,804         --              62,804
                                                                         -----------        --------    -----------
    Total assets.......................................................  $   718,213    $    --         $   718,213
                                                                         -----------        --------    -----------
                                                                         -----------        --------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities..................................................  $   134,267    $      1,000(3) $   135,267
  Corporate borrowings.................................................      315,046         --             315,046
  Capital lease obligations............................................       55,237         --              55,237
  Other long-term liabilities..........................................       43,651         --              43,651
                                                                         -----------        --------    -----------
                                                                             548,201           1,000        549,201
  Stockholders' equity:
    $1.75 Cumulative Convertible Preferred Stock; 3,303,600 shares
      outstanding......................................................        2,202         --               2,202
    Common Stock; 6,604,469 shares issued; 12,745,812 on a pro forma
      basis............................................................        4,403           4,094(4)       8,497
    Convertible Class B Stock; 11,157,000 shares issued and
      outstanding; 5,015,657 on a pro forma basis......................        7,438          (4,094)(5)       3,344
    Additional paid-in capital.........................................      107,781         --             107,781
    Foreign currency translation adjustment............................       (2,048)        --              (2,048)
    Retained earnings..................................................       50,605          (1,000)(3)      49,605
    Common Stock in treasury, 20,500 shares............................         (369)        --                (369)
                                                                         -----------        --------    -----------
                                                                             170,012          (1,000)       169,012
                                                                         -----------        --------    -----------
                                                                         $   718,213    $    --         $   718,213
                                                                         -----------        --------    -----------
                                                                         -----------        --------    -----------

             See Notes to Condensed Pro Forma Financial Statements.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

               NOTES TO CONDENSED PRO FORMA FINANCIAL STATEMENTS

                                  (UNAUDITED)

 (1) The amounts presented hereunder were taken from the Company's April 3, 1997 Consolidated Financial Statements.

 (2) Prior to the Merger, all assets of DI, other than DI's equity interest in the Company, will be transferred to DI's subsidiary, Delta Properties, Inc. ("Delta"), which will agree to assume DI's liabilities. Delta's stock then will be distributed to the DI shareholders. See "Durwood, Inc. Condensed Pro Forma Financial Statements." As a result, management expects that the Merger will be accounted for as a corporate reorganization and that, accordingly, the recorded balances for consolidated assets, liabilities, total stockholders' equity and results of operations of the Company would not be affected.

 (3) Represents expenses associated with the Merger. These nonrecurring charges have not been reflected in the Condensed Pro Forma Statement of Operations.

 (4) Represents the net effect to Common Stock from the cancellation of 2,641,951 shares of Common Stock owned by DI and the issuance of 8,783,294 shares of Common Stock to the Durwood Children upon the Merger.

 (5) Represents the net effect to Class B Stock from the cancellation of 11,157,000 shares of Class B Stock owned by DI and the issuance of 5,015,567 shares of Class B Stock to Stanley H. Durwood upon the Merger.


 (6) Represents the addition to interest expense from March 29, 1996 to March 19, 1997 (the date of issuance) on the Notes, including accretion of debt discount and amortization of debt issuance costs, and the reduction of interest expense associated with the reduction of outstanding indebtedness under the Credit Facility for the net proceeds from the Note Offering. If the Note Offering had occurred on March 29, 1996, the excess net proceeds would have been available for investment. Interest income from this use of proceeds would have been approximately $968,000 for the year (53 weeks) ended April 3, 1997 (assuming a rate of 4.7%).



 (7) Represents the adjustment of income taxes at the statutory rate of 35% for fiscal 1997.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                       AND REPORT OF INDEPENDENT ACCOUNTANTS
                               YEAR (53 WEEKS) ENDED
     APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996 AND MARCH 30, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of AMC Entertainment Inc.
    Kansas City, Missouri

    We have audited the accompanying consolidated balance sheets of AMC Entertainment Inc. and subsidiaries as of April 3, 1997 and March 28, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended March 28, 1996 and March 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AMC Entertainment Inc. and subsidiaries as of April 3, 1997 and March 28, 1996, and the consolidated results of their operations and their cash flows for the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended March 28, 1996 and March 30, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Kansas City, Missouri

May 16, 1997

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND
            YEARS (52 WEEKS) ENDED MARCH 28, 1996 AND MARCH 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                1997         1996         1995
                                                                             -----------  -----------  -----------
Revenues
  Admissions...............................................................  $   492,951  $   431,361  $   371,145
  Concessions..............................................................      225,167      196,645      169,120
  Other....................................................................       31,479       27,966       23,079
                                                                             -----------  -----------  -----------
      Total revenues.......................................................      749,597      655,972      563,344

Expenses
  Film rentals.............................................................      247,199      215,099      182,669
  Concession costs.........................................................       36,748       30,417       24,383
  Other....................................................................      296,055      245,842      225,711
                                                                             -----------  -----------  -----------
      Total cost of operations.............................................      580,002      491,358      432,763
  General and administrative...............................................       56,647       52,059       41,639
  Depreciation and amortization............................................       59,803       43,886       37,913
                                                                             -----------  -----------  -----------
      Total expenses.......................................................      696,452      587,303      512,315
                                                                             -----------  -----------  -----------
      Operating income.....................................................       53,145       68,669       51,029

Other expense (income)
  Interest expense
    Cororate borrowings....................................................       12,016       18,099       24,502
    Capital lease obligations..............................................       10,006       10,729       11,406
  Investment income........................................................         (856)      (7,052)     (10,013)
  Loss on disposition of assets............................................           84          222          156
                                                                             -----------  -----------  -----------
Earnings before income taxes and extraordinary item........................       31,895       46,671       24,978
Income tax provision.......................................................       12,900       19,300       (9,000)
                                                                             -----------  -----------  -----------
Earnings before extraordinary item.........................................       18,995       27,371       33,978
Extraordinary item -- Loss on extinguishment of debt (net of income tax
  benefit of $13,400)......................................................      --           (19,350)     --
                                                                             -----------  -----------  -----------
Net earnings...............................................................  $    18,995  $     8,021  $    33,978
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Preferred dividends........................................................        5,907        7,000        7,000
                                                                             -----------  -----------  -----------
Net earnings for common shares.............................................  $    13,088  $     1,021  $    26,978
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Earnings per share before extraordinary item:
  Primary..................................................................  $       .74  $      1.21  $      1.63
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
  Fully diluted............................................................  $       .73  $      1.20  $      1.45
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Earnings per share:
  Primary..................................................................  $       .74  $       .06  $      1.63
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
  Fully diluted............................................................  $       .73  $       .06  $      1.45
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                See Notes to Consolidated Financial Statements.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        APRIL 3, 1997 AND MARCH 28, 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                             1997         1996
                                                                                          -----------  -----------
                                                      ASSETS
Current assets:
  Cash and equivalents..................................................................  $    24,715  $    10,795
  Receivables, net of allowance for doubtful accounts of $704 as of April 3, 1997 and
    $801 as of March 28, 1996...........................................................       42,188       20,503
  Other current assets..................................................................       16,769       15,179
                                                                                          -----------  -----------
    Total current assets................................................................       83,672       46,477
Property, net...........................................................................      543,058      355,485
Intangible assets, net..................................................................       28,679       36,483
Other long-term assets..................................................................       62,804       45,013
                                                                                          -----------  -----------
    Total assets........................................................................  $   718,213  $   483,458
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable......................................................................  $    88,367  $    59,353
  Accrued expenses and other liabilities................................................       42,459       43,319
  Current maturities of corporate borrowings and capital lease obligations..............        3,441        2,904
                                                                                          -----------  -----------
    Total current liabilities...........................................................      134,267      105,576
Corporate borrowings....................................................................      315,046      126,127
Capital lease obligations...............................................................       55,237       59,141
Other long-term liabilities.............................................................       43,651       33,696
                                                                                          -----------  -----------
    Total liabilities...................................................................      548,201      324,540
Commitments and contingencies
Stockholders' equity:
  $1.75 Cumulative Convertible Preferred Stock, 66 2/3 CENTS par value; 3,303,600 and
    4,000,000 shares issued and outstanding as of April 3, 1997, and March 28, 1996, respectively (aggregate liquidation preference of $82,590 and $100,000 as of April
    3, 1997 and March 28, 1996, respectively)...........................................        2,202        2,667
  Common Stock, 66 2/3 CENTS par value; 6,604,469 and 5,388,880 shares issued as of
    April 3, 1997, and March 28, 1996, respectively.....................................        4,403        3,593
  Convertible Class B Stock, 66 2/3 CENTS par value; 11,157,000 shares issued and
    outstanding.........................................................................        7,438        7,438
  Additional paid-in capital............................................................      107,781      107,986
  Foreign currency translation adjustment...............................................       (2,048)     --
  Retained earnings.....................................................................       50,605       37,603
                                                                                          -----------  -----------
                                                                                              170,381      159,287
  Less--Common Stock in treasury, at cost, 20,500 shares as of April 3, 1997 and March
    28, 1996............................................................................          369          369
                                                                                          -----------  -----------
    Total stockholders' equity..........................................................      170,012      158,918
                                                                                          -----------  -----------
    Total liabilities and stockholders' equity..........................................  $   718,213  $   483,458
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                See Notes to Consolidated Financial Statements.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

            YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS)
                    ENDED MARCH 28, 1996 AND MARCH 30, 1995
                                 (IN THOUSANDS)

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
Cash flows from operating activities:
  Net earnings..........................................................  $     18,995  $      8,021  $     33,978
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization.......................................        59,803        43,886        37,913
    Deferred income taxes...............................................        (2,476)       (1,328)      (21,285)
    Gain on sale of available for sale investments......................       --            --             (1,407)
    Extraordinary item..................................................       --             19,350       --
    Loss on sale of long-term assets....................................            84           222           156
    Change in assets and liabilities:
      Receivables.......................................................          (609)       (1,537)          807
      Other current assets..............................................         1,578        10,167          (578)
      Accounts payable..................................................        41,486         7,458           341
      Accrued expenses and other liabilities............................        12,441         7,640        (5,763)
  Other, net............................................................         2,772         2,968           204
                                                                          ------------  ------------  ------------
        Total adjustments...............................................       115,079        88,826        10,388
                                                                          ------------  ------------  ------------
  Net cash provided by operating activities.............................       134,074        96,847        44,366
                                                                          ------------  ------------  ------------
Cash flows from investing activities:
  Capital expenditures..................................................      (253,380)     (120,796)      (56,403)
  Purchase of real estate investment....................................        (7,692)      --            --
  Acquisition of minority interest......................................        (7,400)      --            --
  Purchases of available for sale investments...........................       --           (424,134)     (314,368)
  Proceeds from maturities of available for sale investments............       --            493,278       364,374
  Proceeds from sales of available for sale investments.................       --            --             11,689
  Proceeds from disposition of long-term assets.........................        15,054         2,243            70
  Net change in refundable construction advances........................       (21,076)      (10,394)         (182)
  Other, net............................................................        (9,423)       (7,045)       (1,516)
                                                                          ------------  ------------  ------------
  Net cash provided by (used in) investing activities...................      (283,917)      (66,848)        3,664
                                                                          ------------  ------------  ------------
Cash flows from financing activities:
  Net borrowings (repayments) under revolving credit facility...........       (10,000)      120,000       --
  Proceeds from issuance of 9 1/2% Senior Subordinated Notes............       198,938       --            --
  Principal payments under capital lease obligations....................        (2,835)       (2,455)       (2,088)
  Repurchase of 11 7/8% Senior and 12 5/8% Senior Subordinated Notes....       --           (220,734)      --
  Cash overdrafts.......................................................       (11,673)       22,848       --
  Other repayments......................................................       --               (404)          (34)
  Proceeds from exercise of stock options...............................           140           878           239
  Dividends paid on preferred stock.....................................        (5,993)       (7,000)       (7,233)
  Deferred financing costs and other....................................        (4,595)       (3,570)      --
                                                                          ------------  ------------  ------------
  Net cash provided by (used in) financing activities...................       163,982       (90,437)       (9,116)
                                                                          ------------  ------------  ------------
  Effect of exchange rate changes on cash and equivalents...............          (219)      --            --
                                                                          ------------  ------------  ------------
Net increase (decrease) in cash and equivalents.........................        13,920       (60,438)       38,914
Cash and equivalents at beginning of year...............................        10,795        71,233        32,319
                                                                          ------------  ------------  ------------
Cash and equivalents at end of year.....................................  $     24,715  $     10,795  $     71,233
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

                                 (IN THOUSANDS)

Supplemental Schedule of Noncash Investing and Financing Activities:

    During 1995, capital lease obligations of $1,363 were incurred in connection with property acquired.

Supplemental Disclosures of Cash Flow Information:

                                                                                   1997       1996       1995
                                                                                 ---------  ---------  ---------
Cash paid during the period for:
  Interest (net of amounts capitalized of $3,344, $3,003 and $870).............  $  24,188  $  34,775  $  35,878
  Income taxes, net............................................................      6,285      9,787     14,822

                See Notes to Consolidated Financial Statements.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                                   FOREIGN
                             PREFERRED STOCK           COMMON STOCK            CLASS B STOCK        ADDITIONAL    CURRENCY
                          ----------------------  ----------------------  ------------------------    PAID-IN    TRANSLATION
                            SHARES      AMOUNT      SHARES      AMOUNT       SHARES       AMOUNT      CAPITAL    ADJUSTMENT
                          -----------  ---------  -----------  ---------  -------------  ---------  -----------  -----------
Balance, April 1,
  1994..................    4,000,000  $   2,667    5,266,830  $   3,511     11,157,000  $   7,438  $   106,951   $  --
  Net earnings..........      --          --          --          --           --           --          --           --
  Exercise of options on
    Common Stock........      --          --           39,550         27       --           --              212      --
  Dividends declared:
    $1.75 Preferred
      Stock.............      --          --          --          --           --           --          --           --
                          -----------  ---------  -----------  ---------  -------------  ---------  -----------  -----------
Balance, March 30,
  1995..................    4,000,000      2,667    5,306,380      3,538     11,157,000      7,438      107,163      --
  Net earnings..........      --          --          --          --           --           --          --           --
  Exercise of options on
    Common Stock........      --          --           82,500         55       --           --              823      --
  Dividends declared:
    $1.75 Preferred
      Stock.............      --          --          --          --           --           --          --           --
  Acquisition of Common
    Stock in Treasury...      --          --          --          --           --           --          --           --
                          -----------  ---------  -----------  ---------  -------------  ---------  -----------  -----------
Balance, March 28,
  1996..................    4,000,000      2,667    5,388,880      3,593     11,157,000      7,438      107,986      --
  Net earnings..........      --          --          --          --           --           --          --           --
  Exercise of options on
    Common Stock........      --          --           15,000         10       --           --              130      --
  Preferred Stock
    conversions.........     (696,400)      (465)   1,200,589        800       --           --             (335)     --
  Dividends declared:
    $1.75 Preferred
      Stock.............      --          --          --          --           --           --          --           --
  Foreign currency
    translation
    adjustment..........      --          --          --          --           --           --          --           (2,048)
                          -----------  ---------  -----------  ---------  -------------  ---------  -----------  -----------
Balance, April 3,
  1997..................    3,303,600  $   2,202    6,604,469  $   4,403     11,157,000  $   7,438  $   107,781   $  (2,048)
                          -----------  ---------  -----------  ---------  -------------  ---------  -----------  -----------
                          -----------  ---------  -----------  ---------  -------------  ---------  -----------  -----------


                                        COMMON STOCK IN
                                            TREASURY             TOTAL
                          RETAINED   ----------------------  STOCKHOLDERS'
                          EARNINGS    SHARES      AMOUNT         EQUITY
                          ---------  ---------  -----------  --------------
Balance, April 1,
  1994..................  $   9,837     --       $  --        $    130,404
  Net earnings..........     33,978     --          --              33,978
  Exercise of options on
    Common Stock........     --         --          --                 239
  Dividends declared:
    $1.75 Preferred
      Stock.............     (7,233)    --          --              (7,233)
                          ---------  ---------  -----------  --------------
Balance, March 30,
  1995..................     36,582     --          --             157,388
  Net earnings..........      8,021     --          --               8,021
  Exercise of options on
    Common Stock........     --         --          --                 878
  Dividends declared:
    $1.75 Preferred
      Stock.............     (7,000)    --          --              (7,000)
  Acquisition of Common
    Stock in Treasury...     --         20,500        (369)           (369)
                          ---------  ---------  -----------  --------------
Balance, March 28,
  1996..................     37,603     20,500        (369)        158,918
  Net earnings..........     18,995     --          --              18,995
  Exercise of options on
    Common Stock........     --         --          --                 140
  Preferred Stock
    conversions.........     --         --          --             --
  Dividends declared:
    $1.75 Preferred
      Stock.............     (5,993)    --          --              (5,993)
  Foreign currency
    translation
    adjustment..........     --         --          --              (2,048)
                          ---------  ---------  -----------  --------------
Balance, April 3,
  1997..................  $  50,605     20,500   $    (369)   $    170,012
                          ---------  ---------  -----------  --------------
                          ---------  ---------  -----------  --------------

                See Notes to Consolidated Financial Statements.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

    AMC Entertainment Inc. ("AMCE") is a holding company which, through its direct and indirect subsidiaries, including American Multi-Cinema, Inc. ("AMC") and its subsidiaries (collectively with AMCE, unless the context otherwise requires, the "Company"), is principally involved in the operation of motion picture theatres throughout the United States and in Japan and Portugal. The Company is also involved in the business of providing on-screen advertising and other services to AMC and other theatre circuits through a wholly-owned subsidiary, National Cinema Network, Inc.

    Approximately 78% of AMCE's outstanding voting securities are owned by Durwood, Inc. ("DI"). See Note 12 for further description of AMCE's transactions with DI.

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of AMCE and all subsidiaries. All significant intercompany balances and transactions have been eliminated.

    FISCAL YEAR: The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The 1997 fiscal year reflects a 53 week period, fiscal years 1996 and 1995 each reflect a 52 week period. Fiscal year 1998 will reflect a 52 week period.

    REVENUES AND FILM RENTAL COSTS: Revenues are recognized when admissions and concessions sales are received at the theatres. Film rental costs are recognized based on the applicable box office receipts and the terms of the film licenses.

    CASH AND EQUIVALENTS: Cash and equivalents consists of cash on hand and temporary cash investments with original maturities of less than thirty days. The Company invests excess cash in deposits with major banks and in temporary cash investments. Such investments are made only in instruments issued or enhanced by high quality financial institutions (investment grade or better). Amounts invested in a single institution are limited to minimize risk. Under the Company's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes and are classified within accounts payable in the balance sheet. The amount of these checks included in accounts payable as of April 3, 1997 and March 28, 1996 was $11,175,000 and $22,848,000, respectively.

    INVESTMENTS: For purposes of determining gross realized gains and losses, the cost of investment securities sold is determined upon specific identification. Proceeds and gross realized gains from the sales in 1995 of equity securities classified as other long-term assets as of March 31, 1994 were $11,689,000 and $1,407,000, respectively.

    REFUNDABLE CONSTRUCTION ADVANCES: Included in receivables as of April 3, 1997 and March 28, 1996 is $33,193,000 and $12,117,000, respectively, due from developers to fund a portion of the

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) construction costs of new theatres that are to be operated by the Company pursuant to lease agreements. These amounts are repaid by the developers either during construction or shortly after completion.

    PROPERTY: Property is recorded at cost. The Company uses the straight-line method in computing depreciation and amortization for financial reporting purposes and accelerated methods, with respect to certain assets, for income tax purposes. The estimated useful lives are generally as follows:

Buildings and improvements..................................  20 to 40 years
Leasehold improvements......................................  5 to 25 years
Furniture, fixtures and equipment...........................  3 to 10 years

    Expenditures for additions (including interest during construction), major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

    INTANGIBLE ASSETS: Intangible assets are recorded at cost and are comprised of lease rights, which are amounts assigned to theatre leases assumed under favorable terms, and location premiums on acquired theatres which are being amortized on a straight-line basis over the estimated remaining useful life of the theatre. Accumulated amortization on intangible assets was approximately $41,690,000 and $36,035,000 as of April 3, 1997 and March 28, 1996,
respectively.

    Effective December 30, 1994, the Company reduced the estimated lives of lease rights and location premiums on certain smaller theatres to correspond to the base terms of the theatre leases. This change in accounting estimate was made to better match the estimated life of the intangible assets with the life of the theatre due to the Company's strategic plans to primarily own and operate larger theatres. The effect of this change in estimate was to increase amortization expense in 1995 by $1,542,000 and decrease net earnings by $876,000, or $.05 per share.

    OTHER LONG-TERM ASSETS: Other long-term assets are comprised principally of costs incurred in connection with the issuance of debt securities which are being amortized over the respective life of the issue; investments in real estate; investments in partnerships and corporate joint ventures accounted for under the equity method; preopening costs relating to new theatres which are being amortized over two years; and long-term deferred income taxes.

    FOREIGN CURRENCY TRANSLATION: The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average rates of exchange. The resultant translation adjustments are included in foreign currency translation adjustment, a separate component of stockholders' equity. Gains and losses from foreign currency transactions of these subsidiaries are included in net earnings and have not been material.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES: Income taxes are calculated in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), ACCOUNTING FOR INCOME TAXES. The statement requires that deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

    EARNINGS PER SHARE: Primary earnings per share is computed by dividing net earnings for common shares by the sum of the weighted average number of common shares outstanding and outstanding stock options, when their effect is dilutive. The average shares used in the computations were 17,726,000 in 1997, 16,795,000 in 1996 and 16,593,000 in 1995. On a fully diluted basis, both net earnings and shares outstanding are adjusted to assume the conversion of $1.75 Cumulative Convertible Preferred Stock, if dilutive. The average shares used in the computations were 17,940,000 in 1997, 17,031,000 in 1996 and 23,509,000 in 1995.

    CHANGES IN ACCOUNTING PRINCIPLES: During fiscal 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Statement allows companies to measure compensation cost in connection with employee stock compensation plans using a fair value based method or to continue to use an intrinsic value based method to account for stock options and awards. The Company has chosen to continue using the intrinsic value based method while adopting the disclosure-only provisions of the pronouncement.

    During the fourth quarter of fiscal 1996, the Company adopted Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used. In connection with the adoption of this Statement, the Company reviewed the assets and related intangibles of its motion picture theatres for impairment on a disaggregated basis. The expected future cash flows of certain theatres, undiscounted and without interest charges, were less than the carrying value of the assets. As a result, the Company recognized an impairment loss of $1,799,000. The impairment loss represents the amount by which the carrying value of the theatre assets, including intangibles, exceeded the estimated fair value of those assets. The estimated fair value of assets was determined as the present value of estimated expected future cash flows. The loss is included in depreciation and amortization in the Consolidated Statements of Operations.

    During fiscal 1997, the Company continued to review the assets and related intangibles of its motion picture theatres for impairment in accordance with the provisions of SFAS 121. As a result of expected declines in future cash flows of certain theatres the Company recognized an impairment loss of $7,231,000 which is included in depreciation and amortization in the Consolidated Statements of Operations.

    During fiscal 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), EARNINGS PER SHARE. SFAS 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. The principal difference between primary and basic EPS is that common stock equivalents are not included with the weighted average number of shares outstanding used in the computation of basic

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
EPS. Diluted EPS is computed similarly to fully diluted EPS. SFAS 128 is effective for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior-period EPS data. Early adoption is not permitted. Management has not yet determined the impact that this statement will have on the Company.

    PRESENTATION: Certain amounts have been reclassified from prior period consolidated financial statements to conform with the current year presentation.

NOTE 2--ACQUISITION

    On January 10, 1997, the Company purchased the 20% minority interest in the common stock of AMC Philadelphia, Inc., an 80% owned subsidiary, for $7,400,000 in cash. The acquisition has been accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired is being amortized on a straight-line basis over the estimated useful life of the assets acquired.

NOTE 3--PROPERTY

    A summary of property is as follows (in thousands):

                                                         1997       1996
                                                       ---------  ---------
Property owned:
  Land...............................................  $  60,090  $  35,610
  Buildings and improvements.........................    221,396    146,061
  Furniture, fixtures and equipment..................    264,619    205,761
  Leasehold improvements.............................    211,720    146,152
                                                       ---------  ---------
                                                         757,825    533,584

  Less--accumulated depreciation and amortization....    246,476    213,654
                                                       ---------  ---------
                                                         511,349    319,930

Property leased under capital leases:
  Buildings..........................................     66,074     67,274
  Less--accumulated amortization.....................     34,365     31,719
                                                       ---------  ---------
                                                          31,709     35,555
                                                       ---------  ---------
                                                       $ 543,058  $ 355,485
                                                       ---------  ---------
                                                       ---------  ---------

    Included in property is $83,558,000 and $35,289,000 of construction in progress as of April 3, 1997 and March 28, 1996, respectively.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 4--OTHER ASSETS AND LIABILITIES

    Other assets and liabilities consist of the following (in thousands):

                                                           1997       1996
                                                         ---------  ---------
Other current assets:
  Prepaid rent.........................................  $   7,366  $   6,412
  Prepaid income taxes.................................     --          3,074
  Deferred income taxes................................      6,376      3,207
  Other................................................      3,027      2,486
                                                         ---------  ---------
                                                         $  16,769  $  15,179
                                                         ---------  ---------
                                                         ---------  ---------
Other long-term assets:
  Investments in real estate...........................  $  15,329  $   6,922
  Investments in partnerships and corporate joint
    ventures...........................................        733      1,121
  Deferred charges, net................................     12,147      6,203
  Deferred income taxes................................     23,813     24,506
  Preopening costs.....................................      6,519      2,636
  Other................................................      4,263      3,625
                                                         ---------  ---------
                                                         $  62,804  $  45,013
                                                         ---------  ---------
                                                         ---------  ---------
Accrued expenses and other liabilities:
  Taxes other than income..............................  $  10,030  $   7,110
  Income taxes.........................................      6,017     --
  Interest.............................................      1,512        841
  Payroll and vacation.................................      4,982      6,149
  Casualty claims and premiums.........................      4,655      2,034
  Deferred income......................................      8,911     11,634
  Accrued bonus........................................      3,974      7,634
  Other................................................      2,378      7,917
                                                         ---------  ---------
                                                         $  42,459  $  43,319
                                                         ---------  ---------
                                                         ---------  ---------

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 5--CORPORATE BORROWINGS AND CAPITAL LEASE OBLIGATIONS

    A summary of corporate borrowings and capital lease obligations is as follows (in thousands):

                                                          1997       1996
                                                        ---------  ---------
$425 million revolving Credit Facility due 2004.......  $ 110,000  $ 120,000
11 7/8% Senior Notes due 2000.........................        615        614
9 1/2% Senior Subordinated Notes due 2009.............    198,940     --
12 5/8% Senior Subordinated Notes due 2002............      4,882      4,878
Capital lease obligations, interest ranging from
  7 1/4% to 20%.......................................     58,652     62,022
Other indebtedness....................................        635        658
                                                        ---------  ---------
Total.................................................    373,724    188,172
Less-current maturities...............................      3,441      2,904
                                                        ---------  ---------
                                                        $ 370,283  $ 185,268
                                                        ---------  ---------
                                                        ---------  ---------

    On December 28, 1995, the Company completed the redemption of $99,383,000 of its outstanding 11 7/8% Senior Notes due 2000 at a price of $1,117.90 per $1,000 principal amount and $95,096,000 of its outstanding 12 5/8% Senior Subordinated Notes due 2002 at a price of $1,144.95 per $1,000 principal amount. In addition, the terms of the Indentures governing the remaining Senior and Senior Subordinated Notes were amended to eliminate certain restrictive covenants. Sources of funds for the redemption were cash and investments on hand and borrowings on a credit facility. Premiums paid to redeem the Senior and Senior Subordinated Notes, together with the write-off of unamortized debt issue costs and other costs directly related to the debt redemptions, resulted in an extraordinary loss of $19,350,000, net of income tax benefit of $13,400,000. The extraordinary loss reduced earnings per share by $1.15 for the year (52 weeks) ended March 28, 1996.

    As a part of the refinancing plan, the Company entered into a $425 million credit facility (the "Credit Facility"), which was amended and restated as of April 10, 1997. The Credit Facility permits borrowings at interest rates based on either the bank's base rate or LIBOR and requires an annual commitment fee based on margin ratios that could result in a rate of .1875% to .375% on the unused portion of the commitment. The Credit Facility matures in 2004. The commitment thereunder will reduce by $25 million on each of December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003 and by $50 million on December 31, 2003. As of April 3, 1997, the Company had outstanding borrowings of $110,000,000 under the Credit Facility at an average interest rate of 6.4% per annum.

    Covenants of the Credit Facility impose limitations on the incurrence of additional indebtedness, creation of liens, change of control, transactions with affiliates, mergers, investments, guaranties, asset sales, business activities and pledges. The Company is also required to maintain certain financial covenants, as defined in the Credit Facility. As of April 3, 1997, the Company was in compliance with all financial covenants relating to the Credit Facility.

    Prior to its April 10, 1997 amendment and restatement, the Credit Facility contained a covenant that generally limited the Company's capital expenditures. This covenant has been eliminated.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 5--CORPORATE BORROWINGS AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
    Costs related to the establishment of the Credit Facility were capitalized and are charged to interest expense over the life of the Credit Facility. Unamortized issuance costs of $2,821,000 as of April 3, 1997 are included in other long-term assets.

    On March 19, 1997, the Company sold $200 million of Senior Subordinated Notes due 2009 (the "Notes"). The Notes bear interest at the rate of 9 1/2% per annum, payable in March and September. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 15, 2006, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Note Indenture), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes are subordinated to all existing and future senior indebtedness (as defined in the Note Indenture) of the Company.

    The Note Indenture contains certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional indebtedness and pay dividends or make distributions in respect of their capital stock. If the Notes attain "investment grade status" (as defined in the Note Indenture), the covenants in the Note Indenture limiting the Company's ability to incur additional indebtedness and pay dividends will cease to apply. As of April 3, 1997, the Company was in compliance with all financial covenants relating to the Note Indenture.

    The Note Indenture also requires the Company to use its best efforts to consummate a registered offer to exchange the Notes (the "Exchange Offer") for notes of AMCE with terms identical in all material respects to the Notes or cause a shelf registration statement with respect to the Notes to become effective. In the event that certain filing deadlines as specified in the Note Indenture are not met, the interest rate borne by the Notes could increase as much as 1.0% per annum. The Company anticipates meeting its filing deadlines.

    The discount on the Notes is being amortized to interest expense following the interest method of amortization. Costs related to the issuance of the Notes were capitalized and are charged to interest expense, following the interest method, over the life of the securities. Unamortized issuance costs of $4,572,000 as of April 3, 1997 are included in other long-term assets.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 5--CORPORATE BORROWINGS AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
    Minimum annual payments required under existing capital lease obligations (net present value thereof) and maturities of corporate borrowings as of April 3, 1997, are as follows (in thousands):

                                CAPITAL LEASE OBLIGATIONS
                          -------------------------------------
                            MINIMUM                     NET
                             LEASE        LESS        PRESENT     CORPORATE
                           PAYMENTS     INTEREST       VALUE     BORROWINGS     TOTAL
                          -----------  -----------  -----------  -----------  ---------
1998....................   $  12,795    $   9,380    $   3,415    $      26   $   3,441
1999....................      12,800        8,715        4,085           30       4,115
2000....................      12,211        8,026        4,185           34       4,219
2001....................      11,939        7,294        4,645          653       5,298
2002....................      11,110        6,529        4,581           43       4,624
Thereafter..............      70,161       32,420       37,741      314,286     352,027
                          -----------  -----------  -----------  -----------  ---------
  Total.................   $ 131,016    $  72,364    $  58,652    $ 315,072   $ 373,724
                          -----------  -----------  -----------  -----------  ---------
                          -----------  -----------  -----------  -----------  ---------

    The Company maintains a letter of credit in the normal course of its business. The unused portion of the letter of credit was $2,378,000 as of April 3, 1997.

NOTE 6--STOCKHOLDERS' EQUITY

    The authorized Common Stock of AMCE consists of two classes of stock. Except for the election of directors, each holder of Common Stock (66 2/3 CENTS par value; 45,000,000 shares authorized) is entitled to one vote per share, and each holder of Class B Stock (66 2/3 CENTS par value; 30,000,000 shares authorized) is entitled to 10 votes per share. Common stockholders voting as a class are presently entitled to elect two of the seven members of AMCE's Board of Directors with Class B stockholders electing the remainder.

    Holders of the Company's stock have no pre-emptive or subscription rights and there are no restrictions with respect to transferability. Holders of the Common Stock have no conversion rights, but holders of Class B Stock may elect to convert at any time on a share-for-share basis into Common Stock.

    The Company has authorized 10,000,000 shares of Preferred Stock
(66 2/3 CENTS par value), of which 3,303,600 shares of $1.75 Cumulative Convertible Preferred Stock (66 2/3 CENTS par value) (the "Convertible Preferred Stock") are issued and outstanding. Dividends are payable quarterly at an annual rate of $1.75 per share. The Convertible Preferred Stock has preference in liquidation in the amount of $25 per share plus accrued and unpaid dividends. The Convertible Preferred Stock is convertible at the option of the holder into shares of Common Stock at a conversion price of $14.50 per share of Common Stock, subject to change in certain events. In lieu of conversion the Company may, at its option, pay to the holder cash equal to the then market value of the Common Stock. The Company may redeem in whole or in part the Convertible Preferred Stock at a redemption price beginning at $26.00 per share, declining ratably to $25.00 per share after March 15, 2001.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 6--STOCKHOLDERS' EQUITY (CONTINUED)
    During 1997, various holders of the Company's Convertible Preferred Stock converted 696,400 shares into 1,200,589 shares of Common Stock at a conversion rate of 1.724 shares of Common Stock for each share of Convertible Preferred Stock.

STOCK-BASED COMPENSATION PLANS

    In June 1983, AMCE adopted a stock option plan (the "1983 Plan") for selected employees. This plan provided for the grant of rights to purchase shares of Common Stock under both incentive and non-incentive stock option agreements. The number of shares which could be sold under the plan could not exceed 750,000 shares. The 1983 Plan provided that the exercise price could not be less than the fair market value of the stock at the date of grant and unexercised options expired no later than ten years after date of grant. Pursuant to the terms of the 1983 Plan, no further options may be granted under this plan.

    In September 1984, AMCE adopted a non-qualified stock option plan (the "1984 Plan"). This plan provided for the grant of rights to purchase shares of Common Stock under non-qualified stock option agreements. The number of shares which could be sold under the plan could not exceed 750,000 shares. The 1984 Plan provided that the exercise price would be determined by the Company's Stock Option Committee and that the options expired no later than ten years after date of grant. Pursuant to the terms of the 1984 Plan, no further options may be granted under this plan.

    In November 1994, AMCE adopted a stock option and incentive plan (the "1994 Plan"). This plan provides for three basic types of awards: (i) grants of stock options which are either incentive or non-qualified stock options, (ii) grants of stock awards, which may be either performance or restricted stock awards, and
(iii) performance unit awards. The number of shares of Common Stock which may be sold or granted under the plan may not exceed 1,000,000 shares. The 1994 Plan provides that the exercise price for stock options may not be less than the fair market value of the stock at the date of grant and unexercised options expire no later than ten years after date of grant. Options issued under the 1994 Plan vest over two years from the date of issuance.

    The Company has adopted the disclosure-only provisions of SFAS 123. As permitted by SFAS 123, the Company has chosen to continue to account for stock-based compensation using the intrinsic value method. Accordingly, no compensation expense has been recognized for the Company's stock-based compensation plans other than for performance-based stock awards. In 1997 and 1996, the Company granted to certain individuals stock awards which are issuable at the end of a performance period ending April 2, 1998 based on certain performance criteria. The number of shares which may be issued at the end of the performance period ranges from zero to 216,000. The Company recognized compensation expense for performance stock awards of $586,000 and $772,000 in 1997 and 1996, respectively. Had compensation expense for the Company's plans been determined based on the fair value at the grant dates for stock options and awards granted in 1997 and 1996, the Company's net earnings and net earnings for common shares would have been different.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 6--STOCKHOLDERS' EQUITY (CONTINUED)
    The pro forma amounts under SFAS 123 are indicated below (in thousands except per share amounts):

                                                             1997       1996
                                                           ---------  ---------
Net earnings
  As reported............................................  $  18,995  $   8,021
  Pro forma..............................................  $  18,664  $   8,210
Net earnings per common share
  As reported............................................  $     .74  $     .06
  Pro forma..............................................  $     .72  $     .07

    The following table reflects the weighted average fair value per option granted during the year, as well as the significant weighted average assumptions used in determining fair value using the Black-Scholes option-pricing model:

                                                              1997       1996
                                                            ---------  ---------
Fair value on grant date..................................  $   11.63  $    6.96
Risk-free interest rate...................................       6.24%      5.64%
Expected life (years).....................................          5          5
Expected volatility.......................................       42.9%      46.0%
Expected dividend yield...................................     --         --

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 6--STOCKHOLDERS' EQUITY (CONTINUED)
    A summary of stock option activity under all plans is as follows:

                              1997                          1996                          1995
                  ----------------------------  ----------------------------  ----------------------------
                                  WEIGHTED                      WEIGHTED                      WEIGHTED
                                   AVERAGE                       AVERAGE                       AVERAGE
                    NUMBER     EXERCISE PRICE     NUMBER     EXERCISE PRICE     NUMBER     EXERCISE PRICE
                   OF SHARES      PER SHARE      OF SHARES      PER SHARE      OF SHARES      PER SHARE
                  -----------  ---------------  -----------  ---------------  -----------  ---------------
Outstanding at
  beginning of
  year..........     487,500      $    9.67        776,500      $    9.57        813,300      $    9.29
Granted.........     103,250      $   24.80         23,250      $   14.50         36,500      $   11.75
Canceled........     (17,250)     $   10.04       (229,750)     $    9.46        (33,750)     $    9.38
Exercised.......     (15,000)     $   9.375        (82,500)     $   10.65        (39,550)     $    6.01
                  -----------       -------     -----------       -------     -----------       -------
Outstanding at
  end of year...     558,500      $   12.47        487,500      $    9.67        776,500      $    9.57
                  -----------       -------     -----------       -------     -----------       -------
                  -----------       -------     -----------       -------     -----------       -------
Exercisable at
  end of year...     365,875      $   10.51        233,250      $    9.45        230,000      $    9.79
                  -----------       -------     -----------       -------     -----------       -------
                  -----------       -------     -----------       -------     -----------       -------
Available for
  grant at end
  of year.......     630,500                       746,500                       817,500
                  -----------                   -----------                   -----------
                  -----------                   -----------                   -----------

    The following table summarizes information about stock options as of April 3, 1997:

                                OUTSTANDING STOCK OPTIONS
                   ----------------------------------------------------     EXERCISABLE STOCK OPTIONS
                                 WEIGHTED-AVERAGE                        --------------------------------
    RANGE OF         NUMBER         REMAINING        WEIGHTED-AVERAGE      NUMBER      WEIGHTED-AVERAGE
 EXERCISE PRICES    OF SHARES    CONTRACTUAL LIFE     EXERCISE PRICE      OF SHARES     EXERCISE PRICE
-----------------  -----------  ------------------  -------------------  -----------  -------------------
 $9.25 to $11.75      436,500        6.3 years           $    9.46          335,250        $    9.51
$14.50 to $18.50       29,250        8.7 years           $   15.94            9,375        $   14.50
$24.50 to $26.375      92,750        9.1 years           $   25.52           21,250        $   24.50
                   -----------      ----------             -------       -----------         -------
$9.25 to $26.375      558,500        6.9 years           $   12.47          365,875        $   10.51
                   -----------      ----------             -------       -----------         -------
                   -----------      ----------             -------       -----------         -------

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 7--INCOME TAXES

    Income taxes reflected in the Consolidated Statements of Operations for the three years ended April 3, 1997 are as follows (in thousands):

                                                    1997       1996       1995
                                                  ---------  ---------  ---------
Current:
  Federal.......................................  $  11,418  $   5,134  $   7,738
  State.........................................      3,958      2,094      4,547
                                                  ---------  ---------  ---------
    Total current...............................     15,376      7,228     12,285
Deferred:
  Federal.......................................     (2,114)    (1,121)    (1,238)
  State.........................................       (362)      (207)      (255)
  Change in valuation allowance.................     --         --        (19,792)
                                                  ---------  ---------  ---------
    Total deferred..............................     (2,476)    (1,328)   (21,285)
                                                  ---------  ---------  ---------
Total provision.................................     12,900      5,900     (9,000)
Tax benefit of extraordinary
  item--extinguishment of debt..................     --         13,400     --
                                                  ---------  ---------  ---------
Total provision before extraordinary item.......  $  12,900  $  19,300  $  (9,000)
                                                  ---------  ---------  ---------
                                                  ---------  ---------  ---------

    The effective tax rate on income before extraordinary items was 40.4%, 41.4%, and (36.0%) in 1997, 1996 and 1995, respectively. The difference between the effective rate and the U.S. federal income tax statutory rate of 35% is accounted for as follows (in thousands):

                                                                    1997       1996       1995
                                                                  ---------  ---------  ---------
Tax on earnings before provision for income tax and
  extraordinary item at statutory rates.........................  $  11,163  $  16,335  $   8,742
Add (subtract) tax effect of:
  State income taxes, net of federal tax benefit................      2,258      3,163      2,973
  Change in valuation allowance.................................     --         --        (19,792)
  Other, net....................................................       (521)      (198)      (923)
                                                                  ---------  ---------  ---------
Income tax provision............................................  $  12,900  $  19,300  $  (9,000)
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 7--INCOME TAXES (CONTINUED)
    The significant components of deferred income tax assets and liabilities as of April 3, 1997 and March 28, 1996 are as follows (in thousands):

                                                             1997                    1996
                                                    ----------------------  ----------------------
                                                     DEFERRED INCOME TAX     DEFERRED INCOME TAX
                                                    ----------------------  ----------------------
                                                     ASSETS    LIABILITIES   ASSETS    LIABILITIES
                                                    ---------  -----------  ---------  -----------
Accrued reserves and liabilities..................  $   9,189   $     179   $   5,323   $     343
Investments in partnerships.......................     --             495      --             419
Capital lease obligations.........................     11,464      --          10,852      --
Depreciation......................................      5,587      --           7,842      --
Deferred rents....................................      6,254      --           5,266      --
Other.............................................        550       2,181         683       1,491
                                                    ---------  -----------  ---------  -----------
Total.............................................     33,044       2,855      29,966       2,253
Less: Current deferred income taxes...............      6,586         210       3,702         495
                                                    ---------  -----------  ---------  -----------
Total noncurrent deferred income taxes............  $  26,458   $   2,645   $  26,264   $   1,758
                                                    ---------  -----------  ---------  -----------
                                                    ---------  -----------  ---------  -----------
Net noncurrent deferred income taxes..............  $  23,813               $  24,506
                                                    ---------               ---------
                                                    ---------               ---------

    SFAS 109 requires that a valuation allowance be provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Based upon positive earnings in recent years and the expectation that taxable income will continue for the foreseeable future, management believes it is more likely than not that the Company will realize its deferred tax assets and, accordingly, no valuation allowance has been provided as of April 3, 1997 and March 28, 1996.

NOTE 8--LEASES

    The majority of the Company's operations are conducted in premises occupied under lease agreements with base terms ranging generally from 15 to 25 years, with certain leases containing options to extend the leases for up to an additional 20 years. The leases provide for fixed rentals and/or rentals based on revenues with a guaranteed minimum. The Company also leases certain equipment under leases expiring at various dates. The majority of the leases provide that the Company will pay all, or substantially all, taxes, maintenance, insurance and certain other operating expenses. Assets held under capital lease obligations are included in property. Performance under some leases has been guaranteed by DI.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 8--LEASES (CONTINUED)
    Following is a schedule, by year, of future minimum rental payments required under existing operating leases that have initial or remaining non-cancellable terms in excess of one year as of April 3, 1997 (in thousands):

1998...........................................................  $   68,551
1999...........................................................      69,070
2000...........................................................      68,406
2001...........................................................      66,388
2002...........................................................      63,748
Thereafter.....................................................     722,341
                                                                 ----------
  Total minimum payments required..............................  $1,058,504
                                                                 ----------
                                                                 ----------

    The Company has entered into agreements to lease space for the operation of theatres not yet fully constructed. The scheduled completion of construction and theatre openings are at various dates during fiscal 1998. The future minimum rental payments required under the terms of these leases total approximately $429 million.

    In addition, the Company entered into a master lease agreement during fiscal 1997 for three theatres with an expected cost of approximately $81 million. Rental amounts will be based on the final construction costs of the theatres and the lessor's cost of funds and will be finalized as the theatres open. The initial lease term under the agreement will be three years. The master lease agreement provides for a substantial residual value guarantee by the Company and includes purchase and renewal options. The Company expects these leases to be classified as operating leases.

    The Company records rent expense on a straight-line basis over the term of the lease. Included in long-term liabilities as of April 3, 1997 and March 28, 1996 is $16,278,000 and $12,858,000, respectively, of deferred rent representing pro rata future minimum rental payments for leases with scheduled rent increases.

    Rent expense is summarized as follows (in thousands):

                                                   1997       1996       1995
                                                 ---------  ---------  ---------
Minimum rentals................................  $  80,670  $  64,657  $  59,790
Percentage rentals based on revenues...........      2,008      2,354      1,970
                                                 ---------  ---------  ---------
                                                 $  82,678  $  67,011  $  61,760
                                                 ---------  ---------  ---------
                                                 ---------  ---------  ---------

NOTE 9--EMPLOYEE BENEFIT PLANS

    The Company sponsors a non-contributory defined benefit pension plan covering, after a minimum of one year of employment, all employees age 21 or older, who have completed 1,000 hours of service in their first twelve months of employment or in a calendar year and who are not covered by a collective bargaining agreement.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED)
    The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of credited service with the Company (not exceeding thirty-five) and the employee's highest five year average compensation. Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. Plan assets are invested in a group annuity contract with an insurance company pursuant to which the plan's benefits are paid to retired and terminated employees and the beneficiaries of deceased employees.

    The following table sets forth the plan's funded status as of December 31, 1996 and 1995 (plan valuation dates) and the amounts included in the Consolidated Balance Sheets as of April 3, 1997 and March 28, 1996 (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Actuarial present value of accumulated benefit obligation, including vested benefits of $11,139 and $10,041.................................  $  11,309  $  10,205
                                                                           ---------  ---------
                                                                           ---------  ---------
Projected benefit obligation for service rendered to date................  $  18,489  $  17,051
Plan assets at fair value................................................    (10,857)    (9,580)
                                                                           ---------  ---------
Projected benefit obligation in excess of plan assets....................      7,632      7,471
Unrecognized net loss from past experience different from that assumed
  and effects of changes in assumptions..................................       (686)    (1,509)
Unrecognized net obligation upon adoption being recognized over 15
  years..................................................................     (1,411)    (1,588)
                                                                           ---------  ---------
Pension liability........................................................  $   5,535  $   4,374
                                                                           ---------  ---------
                                                                           ---------  ---------

    Net pension expense includes the following components (in thousands):

                                                       1997       1996       1995
                                                     ---------  ---------  ---------
Service cost.......................................  $   1,191  $     855  $   1,261
Interest cost......................................      1,188        966        971
Actual return on plan assets.......................     (1,218)    (1,630)        55
Net amortization and deferral......................        563      1,096       (190)
                                                     ---------  ---------  ---------
Net pension expense................................  $   1,724  $   1,287  $   2,097
                                                     ---------  ---------  ---------
                                                     ---------  ---------  ---------

    The Company also sponsors a non-contributory Supplemental Executive Retirement Plan (the "SERP") which provides certain employees additional pension benefits. The actuarial present value of accumulated plan benefits related to the SERP was $569,000 and $379,000 as of April 3, 1997 and March 28, 1996, respectively, which is reflected in the Consolidated Balance Sheets.

    The weighted average discount rate used to measure the plans' projected benefit obligations was 7.0% for 1997 and 1996 and 7.75% in 1995. The rate of increase in future compensation levels was 6.0% for 1997, 1996 and 1995 and the expected long-term rate of return on assets was 8.5% for 1997, 1996 and 1995. A limited number of employees are covered by collective bargaining agreements under which payments are made to a union-administered fund.

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED)
    The Company sponsors a voluntary thrift savings plan covering the same employees eligible for the pension plan. Since inception of the savings plan, the Company has matched 50% of each eligible employee's elective contributions, limited to 3% of the employee's salary.

    The Company's expense under the thrift savings plan was $1,270,000, $1,032,000 and $1,015,000 for 1997, 1996 and 1995, respectively.

    The Company currently offers eligible retirees the opportunity to participate in a health plan (medical and dental) and a life insurance plan. Substantially all employees may become eligible for these benefits provided that the employee must be at least 55 years of age and have 15 years of credited service at retirement. The health plan is contributory, with retiree contributions adjusted annually; the life insurance plan is noncontributory. The accounting for the health plan anticipates future modifications to the cost-sharing provisions to provide for retiree premium contributions of approximately 20% of total premiums, increases in deductibles and co-insurance at the medical inflation rate and coordination with Medicare. Retiree health and life insurance plans are not funded. The Company is amortizing the transition obligation on the straight-line method over a period of 20 years.

    The following table sets forth the plans' accumulated postretirement benefit obligation reconciled with the amounts included in the Consolidated Balance Sheets as of April 3, 1997 and March 28, 1996 (in thousands):

                                                                               1997       1996
                                                                             ---------  ---------
Accumulated postretirement benefit obligation:
  Retirees.................................................................  $     618  $     557
  Fully eligible active plan participants..................................        513        438
  Other active plan participants...........................................      1,777      1,292
                                                                             ---------  ---------
Accumulated postretirement benefit obligation..............................      2,908      2,287
Unrecognized net obligation upon adoption being recognized over 20 years...       (697)      (747)
Unrecognized gain (loss)...................................................       (190)       105
                                                                             ---------  ---------
Postretirement benefit liability...........................................  $   2,021  $   1,645
                                                                             ---------  ---------
                                                                             ---------  ---------

    Postretirement expense includes the following components (in thousands):

                                                            1997         1996         1995
                                                         -----------  -----------  -----------
Service cost...........................................   $     199    $     192    $     188
Interest cost..........................................         172          208          202
Net amortization and deferral..........................          50           66           66
                                                              -----        -----        -----
Postretirement expense.................................   $     421    $     466    $     456
                                                              -----        -----        -----
                                                              -----        -----        -----

    For measurement purposes, the annual rate of increase in the per capita cost of covered health care benefits assumed for 1997 was 7.5% for medical and 4.75% for dental. The rates were assumed to decrease gradually to 5.0% for medical and 3.0% for dental at 2020 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED) the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of April 3, 1997 by $862,000 and the aggregate of the service and interest cost components of postretirement expense for 1997 by $164,000. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% for 1997 and 1996 and 7.75% for 1995.

NOTE 10--CONTINGENCIES

    The Company, in the normal course of business, is party to various legal actions. Management believes that the potential exposure, if any, from such matters would not have a material adverse effect on the financial condition, cash flows or results of operations of the Company.

NOTE 11--FUTURE DISPOSITION OF ASSETS

    The Company has provided reserves for estimated losses from discontinuing the operation of fast food restaurants, for theatres which have been or are expected to be closed and for other future dispositions of assets.

    In conjunction with the opening of certain new theatres in fiscal 1986 through 1988, the Company expanded its food services by leasing additional space adjacent to those theatres to operate specialty fast food restaurants. The Company discontinued operating the restaurants due to unprofitability. The Company continues to sub-lease or to convert to other uses the space leased for these restaurants. The Company is obligated under long-term lease commitments with remaining terms of up to eleven years. As of April 3, 1997, the base rents aggregate approximately $779,000 annually, and $7,150,000 over the remaining term of the leases. As of April 3, 1997, the Company has subleased approximately 55% of the space with remaining terms ranging from 2 months to 68 months. Non-cancellable subleases currently aggregate approximately $496,000 annually, and $4,216,000 over the remaining term of the subleases.

NOTE 12--TRANSACTIONS WITH DURWOOD, INC.

    The Company and DI maintain intercompany accounts. Charges to the intercompany accounts include the allocation of AMC general and administrative expense of $116,000 in 1996 and 1995 and payments made by AMC on behalf of DI. There were no general and administrative allocations in 1997. DI and non-AMCE subsidiaries owed the Company $181,000 and $795,000 as of April 3, 1997 and March 28, 1996, respectively.

    The Board of Directors has approved an agreement (the "Merger Agreement") providing for the Merger of the Company and DI, with the Company remaining as the surviving entity. The Merger has been sought by members of the Durwood family so that they may hold their interests in the Company directly instead of indirectly through DI and a related entity. In the Merger, stockholders of DI would exchange their shares of DI stock for shares of the Company's stock. Although the outstanding shares of the Company's Common Stock will increase and the outstanding shares of its Class B Stock will decrease if the Merger is effected, no aggregate increase in total outstanding shares will occur because the shares of the Company owned by DI will be canceled and the shares of the Company held by other stockholders would not be exchanged in the Merger. A condition to the Merger is that the Merger

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 12--TRANSACTIONS WITH DURWOOD, INC. (CONTINUED)
Agreement receive approval of the holders of a majority of the shares of Common Stock other than DI, the Durwood family, their spouses and children and officers and directors of the Company.

    DI is primarily a holding company with no significant operations or assets other than its equity interest in the Company. Management expects that the Merger will be accounted for as a corporate reorganization and that, accordingly, the recorded balances for consolidated assets, liabilities, total stockholders' equity and results of operations of the Company would not be affected. If the Merger occurs, the Company will be responsible for paying 50% of its costs in connection with the Merger; the aggregate merger costs for both the Company and DI are estimated to be approximately $2 million. Management does not believe that the transaction will have a significant effect on the Company's financial condition, liquidity or capital resources.

NOTE 13--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it was practicable to estimate that value.

    The carrying value of cash and equivalents and investments in debt securities approximates fair value because of the short duration of those instruments. The fair value of publicly held corporate borrowings was based upon quoted market prices. For other corporate borrowings, the fair value was based upon rates available to the Company from bank loan agreements or rates based upon the estimated premium over U.S. treasury notes with similar average maturities.

    The estimated fair values of the Company's financial instruments are as follows (in thousands):

                                           1997                  1996
                                   --------------------  --------------------
                                   CARRYING     FAIR     CARRYING     FAIR
                                    AMOUNT      VALUE     AMOUNT      VALUE
                                   ---------  ---------  ---------  ---------
Financial assets:
  Cash and equivalents...........  $  24,715  $  24,715  $  10,795  $  10,795
Financial liabilities:
  Cash overdrafts................  $  11,175  $  11,175  $  22,848  $  22,848
  Corporate borrowings...........    315,072    315,804    126,150    126,992

                    AMC ENTERTAINMENT INC. AND SUBSIDIARIES

                      STATEMENTS OF OPERATIONS BY QUARTER

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                               JUNE 27,   JUNE 29,    SEPT. 26,    SEPT. 28,   DEC. 26,   DEC. 28,   APRIL 3,    MARCH 28,
                                 1996       1995        1996         1995        1996       1995      1997(3)      1996
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Total revenues...............  $ 161,927  $ 153,409   $ 202,436    $ 184,482   $ 163,192  $ 154,970  $ 222,042   $ 163,111
Total cost of operations.....    132,821    118,738     155,593      135,497     130,464    118,252    161,124     118,871
General and administrative...     13,025     11,085      11,647       14,497      13,910     11,437     18,065      15,040
Depreciation and
  amortization...............     11,674      9,972      12,740       10,471      13,129     10,399     22,260(2)     13,044(1)
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Operating income.............      4,407     13,614      22,456       24,017       5,689     14,882     20,593      16,156
Interest expense.............      4,909      8,309       4,852        8,318       5,275      7,883      6,986       4,318
Investment income............        182      2,226         139        2,440         343      1,958        192         428
Gain (loss) on disposition of
  assets.....................         18        (15)        (49)        (123)        (53)       159     --            (243)
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Earnings (loss) before income
  taxes and extraordinary
  item.......................       (302)     7,516      17,694       18,016         704      9,116     13,799      12,023
Income tax provision.........       (125)     3,100       7,125        7,400         285      3,800      5,615       5,000
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Earnings (loss) before
  extraordinary item.........       (177)     4,416      10,569       10,616         419      5,316      8,184       7,023
Extraordinary item--Loss on
  extinguishment of debt (net
  of income tax benefit of
  $13,400)...................     --         --          --           --          --        (19,350)    --          --
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Net earnings (loss)..........  $    (177) $   4,416   $  10,569    $  10,616   $     419  $ (14,034) $   8,184   $   7,023
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Preferred dividends..........      1,546      1,750       1,454        1,750       1,454      1,750      1,453       1,750
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Net earnings (loss) for
  common shares..............  $  (1,723) $   2,666   $   9,115    $   8,866   $  (1,035) $ (15,784) $   6,731   $   5,273
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Earnings (loss) per share
  before extraordinary item:
  Primary....................  $    (.10) $     .16   $     .51    $     .53   $    (.06) $     .21  $     .38   $     .31
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
  Fully diluted..............  $    (.10) $     .16   $     .44    $     .45   $    (.06) $     .21  $     .34   $     .29
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
Earnings (loss) per share:
  Primary....................  $    (.10) $     .16   $     .51    $     .53   $    (.06) $    (.93) $     .38   $     .31
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
  Fully diluted..............  $    (.10) $     .16   $     .44    $     .45   $    (.06) $    (.93) $     .34   $     .29
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------
                               ---------  ---------  -----------  -----------  ---------  ---------  ---------  -----------

                                   FISCAL YEAR
                               --------------------
                                1997(3)     1996
                               ---------  ---------
Total revenues...............  $ 749,597  $ 655,972
Total cost of operations.....    580,002    491,358
General and administrative...     56,647     52,059
Depreciation and
  amortization...............     59,803     43,886
                               ---------  ---------
Operating income.............     53,145     68,669
Interest expense.............     22,022     28,828
Investment income............        856      7,052
Gain (loss) on disposition of
  assets.....................        (84)      (222)
                               ---------  ---------
Earnings (loss) before income
  taxes and extraordinary
  item.......................     31,895     46,671
Income tax provision.........     12,900     19,300
                               ---------  ---------
Earnings (loss) before
  extraordinary item.........     18,995     27,371
Extraordinary item--Loss on
  extinguishment of debt (net
  of income tax benefit of
  $13,400)...................     --        (19,350)
                               ---------  ---------
Net earnings (loss)..........  $  18,995  $   8,021
                               ---------  ---------
                               ---------  ---------
Preferred dividends..........      5,907      7,000
                               ---------  ---------
Net earnings (loss) for
  common shares..............  $  13,088  $   1,021
                               ---------  ---------
                               ---------  ---------
Earnings (loss) per share
  before extraordinary item:
  Primary....................  $     .74  $    1.21
                               ---------  ---------
                               ---------  ---------
  Fully diluted..............  $     .73  $    1.20
                               ---------  ---------
                               ---------  ---------
Earnings (loss) per share:
  Primary....................  $     .74  $     .06
                               ---------  ---------
                               ---------  ---------
  Fully diluted..............  $     .73  $     .06
                               ---------  ---------
                               ---------  ---------

--------------

(1) During the fourth quarter of 1996, the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. As a result, the Company recognized an impairment loss under SFAS 121 of $1,799.

(2) During the fourth quarter of 1997, the Company recognized an impairment loss under SFAS 121 of $7,231.

(3) Fiscal year 1997 consists of 53 weeks and the fiscal quarter ended April 3, 1997 consists of 14 weeks.

                         DURWOOD, INC. AND SUBSIDIARIES
                    CONDENSED PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The following unaudited Condensed Pro Forma Statement of Operations and Balance Sheet have been prepared giving effect to the Merger of Durwood, Inc. ("DI") with AMC Entertainment Inc. (the "Company"). The Condensed Pro Forma Statement of Operations for the year (53 weeks) ended April 3, 1997 assumes that the Merger occurred on March 29, 1996. The Condensed Pro Forma Financial Balance Sheet assumes that the Merger occurred on April 3, 1997.

    The unaudited Condensed Pro Forma Financial Statements do not purport to represent DI's financial position or results of operations had the above transaction in fact occurred on such dates.

    The unaudited Condensed Pro Forma Financial Statements should be read in conjunction with the historical financial statements of DI.

                         DURWOOD, INC. AND SUBSIDIARIES
            CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      YEAR (53 WEEKS) ENDED APRIL 3, 1997
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                               DI        PRO FORMA     ADJUSTED
                                                                           ACTUAL (1)   ADJUSTMENTS       DI
                                                                           -----------  ------------  -----------
Revenues.................................................................  $   749,597   $   --       $   749,597
Cost of operations.......................................................      580,002       --           580,002
General and administrative...............................................       56,633           14(2)      56,647
Depreciation and amortization............................................       59,447          356(2)      59,803
                                                                           -----------  ------------  -----------
  Operating income.......................................................       53,515         (370)       53,145
Interest expense.........................................................       23,042       (1,020)(2)      22,022
Other income, net........................................................        1,951       (1,179)(2)         772
                                                                           -----------  ------------  -----------
Earnings before income taxes and minority interest.......................       32,424         (529)       31,895
Income tax provision.....................................................       12,910          (10)(2)      12,900
                                                                           -----------  ------------  -----------
Earnings before minority interest........................................       19,514         (519)       18,995
Minority interest........................................................        9,084       --             9,084
                                                                           -----------  ------------  -----------
Net earnings.............................................................  $    10,430   ($     519)  $     9,911
                                                                           -----------  ------------  -----------
                                                                           -----------  ------------  -----------
Earnings per share:
  Primary................................................................  $     63.96                $     60.74
                                                                           -----------                -----------
                                                                           -----------                -----------
  Fully diluted..........................................................  $     63.24                $     60.01
                                                                           -----------                -----------
                                                                           -----------                -----------
Weighted average number of shares outstanding:
  Primary................................................................          161                        161
                                                                           -----------                -----------
                                                                           -----------                -----------
  Fully diluted..........................................................          161                        161
                                                                           -----------                -----------
                                                                           -----------                -----------


             See Notes to Condensed Pro Forma Financial Statements.

                         DURWOOD, INC. AND SUBSIDIARIES
                 CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 APRIL 3, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                               DI        PRO FORMA     ADJUSTED
                                                                           ACTUAL (1)   ADJUSTMENTS       DI
                                                                           -----------  ------------  -----------
Assets
  Current assets.........................................................  $    85,396   $   (1,724)(2) $    83,672
  Property, net..........................................................      539,984        3,074(2)     543,058
  Intangible assets, net.................................................       28,679       --            28,679
  Other long-term assets.................................................       63,913       (1,109)(2)      62,804
                                                                           -----------  ------------  -----------
    Total assets.........................................................  $   717,972   $      241   $   718,213
                                                                           -----------  ------------  -----------
                                                                           -----------  ------------  -----------
Liabilities and Stockholders' Equity
  Current liabilities....................................................  $   135,853   $   (1,586)(2) $   135,267
                                                                                              1,000(3)
  Corporate borrowings...................................................      315,046                    315,046
  Capital lease obligations..............................................       55,237       --            55,237
  Other long-term liabilities............................................       43,651       --            43,651
                                                                           -----------  ------------  -----------
                                                                               549,787         (586)      549,201
  Minority interest......................................................      102,015(4)        (222)(3)     101,793
  Stockholders' equity...................................................       66,170        1,827(2)      67,219
                                                                                               (778)(3)
                                                                           -----------  ------------  -----------
                                                                           $   717,972   $      241   $   718,213
                                                                           -----------  ------------  -----------
                                                                           -----------  ------------  -----------

             See Notes to Condensed Pro Forma Financial Statements.

                         DURWOOD, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) The amounts presented hereunder were taken from DI's April 3, 1997 Consolidated Financial Statements.

(2) Prior to the Merger, certain pre-merger activities will take place whereby all assets and liabilities of DI, other than DI's equity interest in the Company, will be transferred to DI's subsidiary, Delta Properties, Inc. ("Delta"), which will agree to assume DI's liabilities. Delta's stock then will be distributed to the DI shareholders.

(3) Represents expenses of the Company associated with the Merger. These nonrecurring charges have not been reflected in the Condensed Pro Forma Statement of Operations. Expenses of DI associated with the Merger are not reflected in the Condensed Pro Forma Statement of Operations or Balance Sheet as they represent expenses which will be paid prior to the pre-merger activities described in Note (2) or if not paid, they represent obligations of Mr. Stanley H. Durwood and Delta.

(4) Minority interest represents the liquidation value of the outstanding shares of AMC Entertainment Inc. $1.75 Cumulative Convertible Preferred Stock at the book value of the 3,942,018 shares of AMC Entertainment Inc. Common Stock not owned by DI.

                         DURWOOD, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                     AND REPORT OF INDEPENDENT ACCOUNTANTS
                             YEAR (53 WEEKS) ENDED
   APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996 AND MARCH 30, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Durwood, Inc.
  Kansas City, Missouri

    We have audited the accompanying consolidated balance sheets of Durwood, Inc. and subsidiaries as of April 3, 1997 and March 28, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended March 28, 1996 and March 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Durwood, Inc. and subsidiaries as of April 3, 1997 and March 28, 1996, and the consolidated results of their operations and their cash flows for the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended March 28, 1996 and March 30, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
Kansas City, Missouri
May 22, 1997

                         DURWOOD, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                1997       1996       1995
                                                              ---------  ---------  ---------
Revenues
  Admissions................................................  $ 492,951  $ 431,361  $ 371,145
  Concessions...............................................    225,167    196,645    169,120
  Other.....................................................     31,479     27,966     23,082
                                                              ---------  ---------  ---------
    Total revenues..........................................    749,597    655,972    563,347
Expenses
  Film rentals..............................................    247,199    215,099    182,669
  Concession costs..........................................     36,748     30,417     24,383
  Other.....................................................    296,055    245,842    225,711
                                                              ---------  ---------  ---------
    Total cost of operations................................    580,002    491,358    432,763
  General and administrative................................     56,633     52,583     41,702
  Depreciation and amortization.............................     59,447     43,537     37,569
                                                              ---------  ---------  ---------
    Total expenses..........................................    696,082    587,478    512,034
                                                              ---------  ---------  ---------
    Operating income........................................     53,515     68,494     51,313
Other expense (income)
  Interest expense
    Corporate borrowings....................................     13,036     19,076     25,408
    Capital lease obligations...............................     10,006     10,729     11,406
  Investment income.........................................     (2,035)    (7,432)   (10,838)
  Loss on disposition of assets.............................         84        220        142
                                                              ---------  ---------  ---------
Earnings before income taxes, extraordinary item and
  minority interest.........................................     32,424     45,901     25,195
Income tax provision........................................     12,910     19,360    (10,160)
                                                              ---------  ---------  ---------
Earnings before extraordinary item and minority interest....     19,514     26,541     35,355
Extraordinary item--Loss on extinguishment of debt (net of
  income tax benefit of $13,400)............................     --         19,350     --
                                                              ---------  ---------  ---------
Earnings before minority interest...........................     19,514      7,191     35,355
Minority interest...........................................      9,084      7,168     11,559
                                                              ---------  ---------  ---------
Net earnings................................................  $  10,430  $      23  $  23,796
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
Earnings per share before extraordinary item:
  Primary...................................................  $   63.96  $   98.78  $  146.65
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
  Fully diluted.............................................  $   63.24  $   97.34  $  131.32
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
Earnings (loss) per share:
  Primary...................................................  $   63.96  $     .05  $  146.65
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
  Fully diluted.............................................  $   63.24  $    (.02) $  131.32
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

                See Notes to Consolidated Financial Statements.

                         DURWOOD, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        APRIL 3, 1997 AND MARCH 28, 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           ASSETS
                                                                          1997       1996
                                                                        ---------  ---------
Current assets:
  Cash and equivalents................................................  $  26,042  $  12,888
  Receivables, net of allowance for doubtful accounts of $704 as of
    April 3, 1997 and $801 as of March 28, 1996.......................     42,585     19,866
  Other current assets................................................     16,769     13,697
                                                                        ---------  ---------
    Total current assets..............................................     85,396     46,451
Property, net.........................................................    539,984    352,055
Intangible assets, net................................................     28,679     36,483
Other long-term assets................................................     63,913     46,838
                                                                        ---------  ---------
    Total assets......................................................  $ 717,972  $ 481,827
                                                                        ---------  ---------
                                                                        ---------  ---------

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................  $  88,367  $  59,353
  Accrued expenses and other liabilities..............................     44,045     43,409
  Current maturities of corporate borrowings and capital lease
    obligations.......................................................      3,441      2,904
                                                                        ---------  ---------
    Total current liabilities.........................................    135,853    105,666

Corporate borrowings..................................................    315,046    126,127
Capital lease obligations.............................................     55,237     59,141
Other long-term liabilities...........................................     43,651     33,696
                                                                        ---------  ---------
    Total liabilities.................................................    549,787    324,630
Minority interest.....................................................    102,015    109,721
Commitments and contingencies
Stockholders' equity:
  Common Stock, $100 par value; 120,000 shares issued and
    outstanding.......................................................     12,000     12,000
  Class B Stock, $100 par value; 40,784 shares issued and
    outstanding.......................................................      4,078      4,078
  Foreign currency translation adjustment.............................     (1,596)    --
  Retained earnings...................................................     51,680     30,836
  Unrealized gain on available for sale investments, net of income
    taxes of $5 and $391..............................................          8        562
                                                                        ---------  ---------
    Total stockholders' equity........................................     66,170     47,476
                                                                        ---------  ---------
    Total liabilities and stockholders' equity........................  $ 717,972  $ 481,827
                                                                        ---------  ---------
                                                                        ---------  ---------

                See Notes to Consolidated Financial Statements.

                         DURWOOD, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

                                 (IN THOUSANDS)

                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
Cash Flows from Operating Activities:
  Net earnings...............................................  $  10,430  $      23  $  23,796
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization............................     59,447     43,537     37,570
    Deferred income taxes....................................     (2,476)    (1,328)   (21,285)
    Gain on sale of available for sale investments...........     (1,094)    --         (1,407)
    Extraordinary item.......................................     --         19,350     --
    Minority interest........................................      3,091        168      4,326
    Loss on sale of long-term assets.........................         84        220        142
    Change in assets and liabilities:
      Receivables............................................     (1,643)      (530)       826
      Other current assets...................................         96     11,134        (63)
      Accounts payable.......................................     41,486      7,495        219
      Accrued expenses and other liabilities.................     13,937      6,944     (6,081)
    Other, net...............................................      2,860      2,985        410
                                                               ---------  ---------  ---------
        Total adjustments....................................    115,788     89,975     14,657
                                                               ---------  ---------  ---------
  Net cash provided by operating activities..................    126,218     89,998     38,453
                                                               ---------  ---------  ---------
Cash Flows from Investing Activities:
  Capital expenditures.......................................   (253,380)  (120,796)   (56,701)
  Purchase of real estate investment.........................     (7,692)    --         --
  Acquisition of minority interest...........................     (7,400)    --         --
  Purchases of available for sale investments................     --       (424,134)  (314,368)
  Proceeds from maturities of available for sale
    investments..............................................     --        493,278    364,374
  Proceeds from sales of available for sale investments......      1,094     --         11,689
  Proceeds from disposition of long-term assets..............     15,054      2,265         70
  Net change in refundable construction advances.............    (21,076)   (10,394)      (182)
  Other, net.................................................     (9,349)    (7,217)    (1,532)
                                                               ---------  ---------  ---------
  Net cash provided by (used in) investing activities........   (282,749)   (66,998)     3,350
                                                               ---------  ---------  ---------
Cash Flows from Financing Activities:
  Net borrowings (repayments) under revolving credit
    facility.................................................    (10,000)   120,000     --
  Proceeds from issuance of 9 1/2% Senior Subordinated
    Notes....................................................    198,938     --         --
  Principal payments under capital lease obligations.........     (2,835)    (2,455)    (2,088)
  Repurchase of 11 7/8% Senior and 12 5/8% Senior
    Subordinated Notes.......................................     --       (220,734)    --
  Cash overdrafts............................................    (11,673)    22,848     --
  Other repayments...........................................     --           (448)       (34)
  Increase in minority interest from issuance of AMC
    Entertainment Inc. common stock..........................         69        637        100
  Deferred financing costs and other.........................     (4,595)    (3,570)    --
                                                               ---------  ---------  ---------
  Net cash provided by (used in) financing activities........    169,904    (83,722)    (2,022)
                                                               ---------  ---------  ---------
  Effect of exchange rate changes on cash and equivalents....       (219)    --         --
                                                               ---------  ---------  ---------
Net increase (decrease) in cash and equivalents..............     13,154    (60,722)    39,781
Cash and equivalents at beginning of year....................     12,888     73,610     33,829
                                                               ---------  ---------  ---------
Cash and equivalents at end of year..........................  $  26,042  $  12,888  $  73,610
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

                                 (IN THOUSANDS)

Supplemental Schedule of Noncash Investing and Financing Activities:

    During 1995, capital lease obligations of $1,363 were incurred in connection with property acquired.

Supplemental Disclosures of Cash Flow Information:

                                                                                   1997       1996       1995
                                                                                 ---------  ---------  ---------
Cash paid during the period for:
  Interest (net of amounts capitalized of $3,344, $3,003 and $870).............  $  25,208  $  35,762  $  36,784
  Income taxes, net............................................................      6,280      9,573     13,905

                See Notes to Consolidated Financial Statements.

                         DURWOOD, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                     FOREIGN
                                                     COMMON STOCK            CLASS B STOCK          CURRENCY
                                                ----------------------  ------------------------   TRANSLATION    RETAINED
                                                 SHARES      AMOUNT       SHARES       AMOUNT      ADJUSTMENT     EARNINGS
                                                ---------  -----------  -----------  -----------  -------------  -----------

Balance, April 1, 1994........................    120,000   $  12,000       40,784    $   4,078     $  --         $   7,017
  Net earnings................................     --          --           --           --            --            23,796
                                                ---------  -----------  -----------  -----------  -------------  -----------
Balance, March 30, 1995.......................    120,000      12,000       40,784        4,078        --            30,813
  Net earnings................................     --          --           --           --            --                23
  Change in unrealized gain on available for
    sale investments, net of income taxes of
    $391......................................     --          --           --           --            --            --
                                                ---------  -----------  -----------  -----------  -------------  -----------
Balance, March 28, 1996.......................    120,000      12,000       40,784        4,078        --            30,836
  Net earnings................................     --          --           --           --            --            10,430
  Change in investment in AMC Entertainment
    Inc. from conversion of preferred stock
    into common stock.........................     --          --           --           --            --            10,414
  Change in unrealized gain on available for
    sale investments, net of income taxes of
    $386......................................     --          --           --           --            --            --
  Foreign currency translation adjustment.....     --          --           --           --            (1,596)       --
                                                ---------  -----------  -----------  -----------  -------------  -----------
Balance, April 3, 1997........................    120,000   $  12,000       40,784    $   4,078     $  (1,596)    $  51,680
                                                ---------  -----------  -----------  -----------  -------------  -----------
                                                ---------  -----------  -----------  -----------  -------------  -----------


                                                  UNREALIZED GAIN         TOTAL
                                                 ON AVAILABLE FOR     STOCKHOLDERS'
                                                 SALE INVESTMENTS        EQUITY
                                                -------------------  ---------------
Balance, April 1, 1994........................       $  --              $  23,095
  Net earnings................................          --                 23,796
                                                        ------       ---------------
Balance, March 30, 1995.......................          --                 46,891
  Net earnings................................          --                     23
  Change in unrealized gain on available for
    sale investments, net of income taxes of
    $391......................................             562                562
                                                        ------       ---------------
Balance, March 28, 1996.......................             562             47,476
  Net earnings................................          --                 10,430
  Change in investment in AMC Entertainment
    Inc. from conversion of preferred stock
    into common stock.........................          --                 10,414
  Change in unrealized gain on available for
    sale investments, net of income taxes of
    $386......................................            (554)              (554)
  Foreign currency translation adjustment.....          --                 (1,596)
                                                        ------       ---------------
Balance, April 3, 1997........................       $       8          $  66,170
                                                        ------       ---------------
                                                        ------       ---------------

                See Notes to Consolidated Financial Statements.

                         DURWOOD, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

    Durwood, Inc. (the "Company" or "DI") is principally a holding company. Its primary subsidiary, AMC Entertainment Inc. ("AMCE") through its wholly-owned subsidiary, American Multi-Cinema, Inc. ("AMC"), is principally involved in the operation of motion picture theatres throughout the United States and in Japan and Portugal. AMCE is also involved in the business of providing on-screen advertising and other services to AMC and other theatre circuits through a wholly-owned subsidiary, National Cinema Network, Inc. Other subsidiaries of DI are engaged in real estate and investment activities.

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of DI and all subsidiaries, all of which are wholly-owned, except AMCE in which the Company owns 77.8% and 83.5% of AMCE common stock as of April 3, 1997 and March 28, 1996, respectively. All significant intercompany balances and transactions have been eliminated.

    FISCAL YEAR: The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. The 1997 fiscal year reflects a 53 week period, fiscal years 1996 and 1995 each reflect a 52 week period. Fiscal year 1998 will reflect a 52 week period.

    REVENUES AND FILM RENTAL COSTS: Revenues are recognized when admissions and concessions sales are received at the theatres. Film rental costs are recognized based on the applicable box office receipts and the terms of the film licenses.

    CASH AND EQUIVALENTS: Cash and equivalents consists of cash on hand and temporary cash investments with original maturities of less than thirty days. The Company invests excess cash in deposits with major banks and in temporary cash investments. Such investments are made only in instruments issued or enhanced by high quality financial institutions (investment grade or better). Amounts invested in a single institution are limited to minimize risk. Under the Company's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes and are classified within accounts payable in the balance sheet. The amount of these checks included in accounts payable as of April 3, 1997 and March 28, 1996 was $11,175,000 and $22,848,000, respectively.

    INVESTMENTS: Included in other long-term assets are marketable securities which the Company classifies as available for sale. The difference between cost and fair value, as adjusted for income taxes, is classified as an unrealized gain in stockholders' equity.

    For purposes of determining gross realized gains and losses, the cost of securities sold is determined upon specific identification. Proceeds and gross realized gains from the sale in 1997 of equity securities were $1,094,000. Proceeds and gross realized gains from the sales in 1995 of equity securities were $11,689,000 and $1,407,000, respectively.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REFUNDABLE CONSTRUCTION ADVANCES: Included in receivables as of April 3, 1997 and March 28, 1996 is $33,193,000 and $12,117,000, respectively, due from developers to fund a portion of the construction costs of new theatres that are to be operated by AMCE pursuant to lease agreements. These amounts are repaid by the developers either during construction or shortly after completion.

    PROPERTY: Property is recorded at cost. The Company uses the straight-line method in computing depreciation and amortization for financial reporting purposes and accelerated methods, with respect to certain assets, for income tax purposes. The estimated useful lives are generally as follows:

Buildings and improvements..................................  20 to 40 years
Leasehold improvements......................................  5 to 25 years
Furniture, fixtures and equipment...........................  3 to 10 years

    Expenditures for additions (including interest during construction), major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

    INTANGIBLE ASSETS: Intangible assets are recorded at cost and are comprised of lease rights, which are amounts assigned to theatre leases assumed under favorable terms, and location premiums on acquired theatres which are being amortized on a straight-line basis over the estimated remaining useful life of the theatre. Accumulated amortization on intangible assets was approximately $41,690,000 and $36,035,000 as of April 3, 1997 and March 28, 1996,
respectively.

    Effective December 30, 1994, AMCE reduced the estimated lives of lease rights and location premiums on certain smaller theatres to correspond to the base terms of the theatre leases. This change in accounting estimate was made to better match the estimated life of the intangible assets with the life of the theatre due to AMCE's strategic plans to primarily own and operate larger theatres. The effect of this change in estimate was to increase amortization expense in 1995 by $1,542,000 and decrease net earnings by $876,000, or $5.44 per share.

    OTHER LONG-TERM ASSETS: Other long-term assets are comprised principally of costs incurred in connection with the issuance of debt securities which are being amortized over the respective life of the issue; investments in real estate; investments in partnerships and corporate joint ventures accounted for under the equity method; preopening costs relating to new theatres which are being amortized over two years; and long-term deferred income taxes.

    MINORITY INTEREST: Minority interest represents the 22.2% and 16.5% separate public ownership of the common stock of AMCE as of April 3, 1997 and March 28, 1996, respectively, and the 100% separate public ownership of the preferred stock of AMCE. As of April 3, 1997 and March 28, 1996, minority interest was comprised of $19,425,000 and $9,721,000, respectively, related to the separate public ownership of the Common Stock of AMCE and $82,590,000 and $100,000,000, respectively, related to the separate public ownership of the preferred stock of AMCE.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FOREIGN CURRENCY TRANSLATION: The financial statements of subsidiaries outside the United States are generally measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average rates of exchange. The resultant translation adjustments are included in foreign currency translation adjustment, a separate component of stockholders' equity. Gains and losses from foreign currency transactions of these subsidiaries are included in net earnings and have not been material.

    INCOME TAXES: Income taxes are calculated in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), ACCOUNTING FOR INCOME TAXES. The statement requires that deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

    EARNINGS PER SHARE: Primary earnings per share is computed by dividing the parent company net earnings plus the Company's proportionate interest in AMCE's earnings for common shares by the weighted average number of common shares outstanding. The average shares used in the computations were 161,000 in 1997, 1996 and 1995. On a fully-diluted basis, the Company's proportionate interest in AMCE's earnings are adjusted to assume conversion of AMCE's $1.75 Cumulative Convertible Preferred Stock, if dilutive. The average shares used in the computations were 161,000 in 1997, 1996 and 1995.

    CHANGES IN ACCOUNTING PRINCIPLES: During fiscal 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Statement allows companies to measure compensation cost in connection with employee stock compensation plans using a fair value based method or to continue to use an intrinsic value based method to account for stock options and awards. The Company has chosen to continue using the intrinsic value based method while adopting the disclosure-only provisions of the pronouncement.

    During the fourth quarter of fiscal 1996, the Company adopted Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used. In connection with the adoption of this Statement, the Company reviewed the assets and related intangibles of its motion picture theatres for impairment on a disaggregated basis. The expected future cash flows of certain theatres, undiscounted and without interest charges, were less than the carrying value of the assets. As a result, the Company recognized an impairment loss of $1,799,000. The impairment loss represents the amount by which the carrying value of the theatre assets, including intangibles, exceeded the estimated fair value of those assets. The estimated fair value of assets was determined as the present value of estimated expected future cash flows. The loss is included in depreciation and amortization in the Consolidated Statements of Operations.

    During fiscal 1997, the Company continued to review the assets and related intangibles of its motion picture theatres for impairment in accordance with the provisions of SFAS 121. As a result of expected declines in future cash flows of certain theatres, the Company recognized an impairment loss of

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 1--THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) $7,231,000 which is included in depreciation and amortization in the Consolidated Statements of Operations.

    During fiscal 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), EARNINGS PER SHARE. SFAS 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. The principal difference between primary and basic EPS is that common stock equivalents are not included with the weighted average number of shares outstanding used in the computation of basic EPS. Diluted EPS is computed similarly to fully diluted EPS. SFAS 128 is effective for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior-period EPS data. Early adoption is not permitted. Management has not yet determined the impact that this statement will have on the Company.

    PRESENTATION: Certain amounts have been reclassified from prior period consolidated financial statements to conform with the current year presentation.

NOTE 2--ACQUISITION

    On January 10, 1997, AMCE purchased the 20% minority interest in the common stock of AMC Philadelphia, Inc., an 80% owned subsidiary, for $7,400,000 in cash. The acquisition has been accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired is being amortized on a straight-line basis over the estimated useful life of the assets acquired.

NOTE 3--PROPERTY

    A summary of property is as follows (in thousands):

                                                          1997       1996
                                                        ---------  ---------
Property owned:
  Land................................................  $  59,153  $  34,673
  Buildings and improvements..........................    214,951    139,616
  Furniture, fixtures and equipment...................    264,619    205,761
  Leasehold improvements..............................    211,732    146,164
                                                        ---------  ---------
                                                          750,455    526,214
  Less--accumulated depreciation and amortization.....    242,180    209,714
                                                        ---------  ---------
                                                          508,275    316,500
Property leased under capital leases:
  Buildings...........................................     66,074     67,274
  Less--accumulated amortization......................     34,365     31,719
                                                        ---------  ---------
                                                           31,709     35,555
                                                        ---------  ---------
                                                        $ 539,984  $ 352,055
                                                        ---------  ---------
                                                        ---------  ---------

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 3--PROPERTY (CONTINUED)
    Included in property is $83,558,000 and $35,289,000 of construction in progress as of April 3, 1997 and March 28, 1996, respectively.

NOTE 4--OTHER ASSETS AND LIABILITIES

    Other assets and liabilities consist of the following (in thousands):

                                                             1997       1996
                                                           ---------  ---------
Other current assets:
  Prepaid rent...........................................  $   7,366  $   6,412
  Prepaid income taxes...................................     --          1,592
  Deferred income taxes..................................      6,376      3,207
  Other..................................................      3,027      2,486
                                                           ---------  ---------
                                                           $  16,769  $  13,697
                                                           ---------  ---------
                                                           ---------  ---------
Other long-term assets:
  Investments in real estate.............................  $  15,329  $   6,922
  Investments in partnerships and corporate joint
    ventures.............................................        733      1,208
  Deferred charges, net..................................     12,147      6,203
  Deferred income taxes..................................     23,808     24,115
  Preopening costs.......................................      6,519      2,636
  Available for sale investments.........................         16        956
  Other..................................................      5,361      4,798
                                                           ---------  ---------
                                                           $  63,913  $  46,838
                                                           ---------  ---------
                                                           ---------  ---------
Accrued expenses and other liabilities:
  Taxes other than income................................  $  10,030  $   7,110
  Income taxes...........................................      7,514     --
  Interest...............................................      1,512        841
  Payroll and vacation...................................      4,982      6,149
  Casualty claims and premiums...........................      4,655      2,034
  Deferred income........................................      8,911     11,634
  Accrued bonus..........................................      3,974      7,634
  Other..................................................      2,467      8,007
                                                           ---------  ---------
                                                           $  44,045  $  43,409
                                                           ---------  ---------
                                                           ---------  ---------

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 5--CORPORATE BORROWINGS AND CAPITAL LEASE OBLIGATIONS

    A summary of corporate borrowings and capital lease obligations is as follows (in thousands):

                                                                          1997       1996
                                                                        ---------  ---------
$425 million revolving Credit Facility due 2004.......................  $ 110,000  $ 120,000
11 7/8% Senior Notes due 2000.........................................        615        614
9 1/2% Senior Subordinated Notes due 2009.............................    198,940     --
12 5/8% Senior Subordinated Notes due 2002............................      4,882      4,878
Capital lease obligations, interest ranging from 7 1/4% to 20%........     58,652     62,022
Other indebtedness....................................................        635        658
                                                                        ---------  ---------
Total.................................................................    373,724    188,172
Less-current maturities...............................................      3,441      2,904
                                                                        ---------  ---------
                                                                        $ 370,283  $ 185,268
                                                                        ---------  ---------
                                                                        ---------  ---------

    On December 28, 1995, AMCE completed the redemption of $99,383,000 of its outstanding 11 7/8% Senior Notes due 2000 at a price of $1,117.90 per $1,000 principal amount and $95,096,000 of its outstanding 12 5/8% Senior Subordinated Notes due 2002 at a price of $1,144.95 per $1,000 principal amount. In addition, the terms of the Indentures governing the remaining Senior and Senior Subordinated Notes were amended to eliminate certain restrictive covenants. Sources of funds for the redemption were cash and investments on hand and borrowings on a credit facility. Premiums paid to redeem the Senior and Senior Subordinated Notes, together with the write-off of unamortized debt issue costs and other costs directly related to the debt redemptions, resulted in an extraordinary loss of $19,350,000, net of income tax benefit of $13,400,000. The extraordinary loss reduced earnings per share by $98.73 for the year (52 weeks) ended March 28, 1996.

    As a part of the refinancing plan, AMCE entered into a $425 million credit facility (the "Credit Facility"), which was amended and restated as of April 10, 1997. The Credit Facility permits borrowings at interest rates based on either the bank's base rate or LIBOR and requires an annual commitment fee based on margin ratios that could result in a rate of .1875% to .375% on the unused portion of the commitment. The Credit Facility matures in 2004. The commitment thereunder will reduce by $25 million on each of December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003 and by $50 million on December 31, 2003. As of April 3, 1997, AMCE had outstanding borrowings of $110,000,000 under the Credit Facility at an average interest rate of 6.4% per annum.

    Covenants of the Credit Facility impose limitations on the incurrence of additional indebtedness, creation of liens, change of control, transactions with affiliates, mergers, investments, guaranties, asset sales, business activities and pledges. AMCE is also required to maintain certain financial covenants, as defined in the Credit Facility. As of April 3, 1997, AMCE was in compliance with all financial covenants relating to the Credit Facility.

    Prior to its April 10, 1997 amendment and restatement, the Credit Facility contained a covenant that generally limited AMCE's capital expenditures. This covenant has been eliminated.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 5--CORPORATE BORROWINGS AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
    Costs related to the establishment of the Credit Facility were capitalized and are charged to interest expense over the life of the Credit Facility. Unamortized issuance costs of $2,821,000 as of April 3, 1997 are included in other long-term assets.

    On March 19, 1997, AMCE sold $200 million of Senior Subordinated Notes due 2009 (the "Notes"). The Notes bear interest at the rate of 9 1/2% per annum, payable in March and September. The Notes are redeemable at the option of AMCE, in whole or in part, at any time on or after March 15, 2002 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 15, 2006, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Note Indenture), each holder of the Notes will have the right to require AMCE to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes are subordinated to all existing and future senior indebtedness (as defined in the Note Indenture) of AMCE.

    The Note Indenture contains certain covenants that, among other things, restrict the ability of AMCE and its subsidiaries to incur additional indebtedness and pay dividends or make distributions in respect of their capital stock. If the Notes attain "investment grade status" (as defined in the Note Indenture), the covenants in the Note Indenture limiting AMCE's ability to incur additional indebtedness and pay dividends will cease to apply. As of April 3, 1997, AMCE was in compliance with all financial covenants relating to the Note Indenture.

    The Note Indenture also requires AMCE to use its best efforts to consummate a registered offer to exchange the Notes (the "Exchange Offer") for notes of AMCE with terms identical in all material respects to the Notes or cause a shelf registration statement with respect to the Notes to become effective. In the event that certain filing deadlines as specified in the Note Indenture are not met, the interest rate borne by the Notes could increase as much as 1.0% per annum. AMCE anticipates meeting its filing deadlines.

    The discount on the Notes is being amortized to interest expense following the interest method of amortization. Costs related to the issuance of the Notes were capitalized and are charged to interest expense, following the interest method, over the life of the securities. Unamortized issuance costs of $4,572,000 as of April 3, 1997 are included in other long-term assets.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 5--CORPORATE BORROWINGS AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
    Minimum annual payments required under existing capital lease obligations (net present value thereof) and maturities of corporate borrowings as of April 3, 1997, are as follows (in thousands):

                                          CAPITAL LEASE OBLIGATIONS
                                    -------------------------------------
                                      MINIMUM                     NET
                                       LEASE        LESS        PRESENT      CORPORATE
                                     PAYMENTS     INTEREST       VALUE       BORROWINGS       TOTAL
                                    -----------  -----------  -----------  --------------  -----------
1998..............................   $  12,795    $   9,380    $   3,415    $         26   $     3,441
1999..............................      12,800        8,715        4,085              30         4,115
2000..............................      12,211        8,026        4,185              34         4,219
2001..............................      11,939        7,294        4,645             653         5,298
2002..............................      11,110        6,529        4,581              43         4,624
Thereafter........................      70,161       32,420       37,741         314,286       352,027
                                    -----------  -----------  -----------  --------------  -----------
      Total.......................   $ 131,016    $  72,364    $  58,652    $    315,072   $   373,724
                                    -----------  -----------  -----------  --------------  -----------
                                    -----------  -----------  -----------  --------------  -----------

    The Company maintains a letter of credit in the normal course of its business. The unused portion of the letter of credit was $2,378,000 as of April 3, 1997.

NOTE 6--STOCKHOLDERS' EQUITY

CAPITAL STOCK

    The authorized capital stock of Durwood, Inc. consists of two classes of stock. The Class A Common Stock (the "Common Stock") has a $100 par value with 150,000 shares authorized of which 120,000 shares are issued and outstanding. The Class B Common Stock (the "Class B Stock") has a $100 par value with 50,000 shares authorized of which 40,784 shares are issued and outstanding. Both classes of stock are entitled to one vote per share.

    The Common Stock has preference as to dividends and liquidation. Annual dividends are first paid on the Common Stock up to $25.50 per share before any dividends are declared on the Class B Stock. If payment of dividends on the Class B Stock reaches $25.50 per share, further dividends may be declared on the Common Stock up to $19.50 per share before further dividends are paid on the Class B Stock.

    The Common Stock is entitled to receive $255 per share in the event of liquidation (after payment of declared dividends) before any liquidating distribution is made on the Class B Stock. If the liquidating distribution reaches $255 per share on the Class B Stock, the Common Stock is entitled to receive any remaining distributions up to another $195 per share. Afterward, any remaining assets are distributed to holders of Class B Stock.

    The Common Stock cannot be redeemed or purchased by the Company during the lifetime of Stanley H. Durwood (President and sole Director of Durwood, Inc.), thereafter, it can be redeemed or purchased by the Company at a price which approximates its maximum liquidation value. The Class B Stock is nonredeemable.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 6--STOCKHOLDERS' EQUITY (CONTINUED)
CUMULATIVE CONVERTIBLE PREFERRED STOCK OF SUBSIDIARY

    AMCE has authorized 10,000,000 shares of Preferred Stock (66 2/3 CENTS par value), of which 3,303,600 shares of $1.75 Cumulative Convertible Preferred Stock (66 2/3 CENTS par value) (the "Convertible Preferred Stock") are issued and outstanding. Dividends are payable quarterly at an annual rate of $1.75 per share. The Convertible Preferred Stock has preference in liquidation in the amount of $25 per share plus accrued and unpaid dividends. The Convertible Preferred Stock is convertible at the option of the holder into shares of AMCE Common Stock at a conversion price of $14.50 per share of AMCE Common Stock, subject to change in certain events. In lieu of conversion AMCE may, at its option, pay to the holder cash equal to the then market value AMCE Common Stock. AMCE may redeem in whole or in part the Convertible Preferred Stock at a redemption price beginning at $26.00 per share, declining ratably to $25.00 per share after March 15, 2001.

    During 1997, various holders of AMCE's Convertible Preferred Stock converted 696,400 shares into 1,200,589 shares of AMCE Common Stock at a conversion rate of 1.724 shares of AMCE Common Stock for each share of AMCE Convertible Preferred Stock. The conversions reduced minority interest which resulted in an increase in the equity of the Company of $10,414,000.

STOCK-BASED COMPENSATION PLANS

    The Company's primary subsidiary, AMCE, offers various stock option and incentive plans as discussed below.

    In June 1983, AMCE adopted a stock option plan (the "1983 Plan") for selected employees. This plan provided for the grant of rights to purchase shares of AMCE Common Stock under both incentive and non-incentive stock option agreements. The number of shares which could be sold under the plan could not exceed 750,000 shares. The 1983 Plan provided that the exercise price could not be less than the fair market value of the stock at the date of grant and unexercised options expired no later than ten years after date of grant. Pursuant to the terms of the 1983 Plan, no further options may be granted under this plan.

    In September 1984, AMCE adopted a non-qualified stock option plan (the "1984 Plan"). This plan provided for the grant of rights to purchase shares of AMCE Common Stock under non-qualified stock option agreements. The number of shares which could be sold under the plan could not exceed 750,000 shares. The 1984 Plan provided that the exercise price would be determined by AMCE's Stock Option Committee and that the options expired no later than ten years after date of grant. Pursuant to the terms of the 1984 Plan, no further options may be granted under this plan.

    In November 1994, AMCE adopted a stock option and incentive plan (the "1994 Plan"). This plan provides for three basic types of awards: (i) grants of stock options which are either incentive or non-qualified stock options, (ii) grants of stock awards, which may be either performance or restricted stock awards, and
(iii) performance unit awards. The number of shares of AMCE Common Stock which may be sold or granted under the plan may not exceed 1,000,000 shares. The 1994 Plan provides that the exercise price for stock options may not be less than the fair market value of the stock at the date of grant and unexercised options expire no later than ten years after date of grant. Options issued under the 1994 Plan vest over two years from the date of issuance.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 6--STOCKHOLDERS' EQUITY (CONTINUED)
    The Company has adopted the disclosure-only provisions of SFAS 123. As permitted by SFAS 123, the Company has chosen to continue to account for stock-based compensation using the intrinsic value method. Accordingly, no compensation expense has been recognized for AMCE's stock-based compensation plans other than for performance-based stock awards. In 1997 and 1996, AMCE granted to certain individuals stock awards which are issuable at the end of a performance period ending April 2, 1998 based on certain performance criteria. The number of shares which may be issued at the end of the performance period ranges from zero to 216,000. AMCE recognized compensation expense for performance stock awards of $586,000 and $772,000 in 1997 and 1996, respectively. Had compensation expense for AMCE's plans been determined based on the fair value at the grant dates for stock options and awards granted in 1997 and 1996, the Company's net earnings and earnings per share would have been different.

    The pro forma amounts under SFAS 123 for the Company are indicated below (in thousands except per share amounts):

                                                               1997       1996
                                                             ---------  ---------
Net earnings
  As reported..............................................  $  10,430  $      23
  Pro forma................................................  $  10,180  $     181
Net earnings per common share
  As reported..............................................  $   63.96  $     .05
  Pro forma................................................  $   62.42  $    1.02

    The following table reflects the weighted average fair value per option granted during the year, as well as the significant weighted average assumptions used in determining fair value using the Black-Scholes option-pricing model for options on AMCE Common Stock:

                                                                1997       1996
                                                              ---------  ---------
Fair value on grant date....................................  $   11.63  $    6.96
Risk-free interest rate.....................................       6.24%      5.64%
Expected life (years).......................................          5          5
Expected volatility.........................................       42.9%      46.0%
Expected dividend yield.....................................     --         --

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 6--STOCKHOLDERS' EQUITY (CONTINUED)
    A summary of stock option activity under all AMCE plans is as follows:

                                                  1997                         1996                          1995
                                      ----------------------------  ---------------------------  ----------------------------
                                                      WEIGHTED                     WEIGHTED                      WEIGHTED
                                                       AVERAGE                      AVERAGE                       AVERAGE
                                        NUMBER     EXERCISE PRICE     NUMBER    EXERCISE PRICE     NUMBER     EXERCISE PRICE
                                       OF SHARES      PER SHARE     OF SHARES      PER SHARE      OF SHARES      PER SHARE
                                      -----------  ---------------  ----------  ---------------  -----------  ---------------
Outstanding at beginning of year....     487,500      $    9.67        776,500     $    9.57        813,300      $    9.29
Granted.............................     103,250      $   24.80         23,250     $   14.50         36,500      $   11.75
Canceled............................     (17,250)     $   10.04       (229,750)    $    9.46        (33,750)     $    9.38
Exercised...........................     (15,000)     $   9.375        (82,500)    $   10.65        (39,550)     $    6.01
                                      -----------       -------     ----------       -------     -----------       -------
Outstanding at end of year..........     558,500      $   12.47        487,500     $    9.67        776,500      $    9.57
                                      -----------       -------     ----------       -------     -----------       -------
                                      -----------       -------     ----------       -------     -----------       -------
Exercisable at end of year..........     365,875      $   10.51        233,250     $    9.45        230,000      $    9.79
                                      -----------       -------     ----------       -------     -----------       -------
                                      -----------       -------     ----------       -------     -----------       -------
Available for grant at end of
  year..............................     630,500                       746,500                      817,500
                                      -----------                   ----------                   -----------
                                      -----------                   ----------                   -----------

    The following table summarizes information about stock options as of April 3, 1997:

                                              OUTSTANDING STOCK OPTIONS
                                 ---------------------------------------------------     EXERCISABLE STOCK OPTIONS
                                               WEIGHTED-AVERAGE                       -------------------------------
           RANGE OF                NUMBER         REMAINING        WEIGHTED-AVERAGE     NUMBER      WEIGHTED-AVERAGE
        EXERCISE PRICES           OF SHARES    CONTRACTUAL LIFE     EXERCISE PRICE     OF SHARES     EXERCISE PRICE
-------------------------------  -----------  ------------------  ------------------  -----------  ------------------
        $9.25 to $11.75             436,500         6.3 years         $     9.46         335,250       $     9.51
       $14.50 to $18.50              29,250         8.7 years         $    15.94           9,375       $    14.50
       $24.50 to $26.375             92,750         9.1 years         $    25.52          21,250       $    24.50
                                 -----------       ----------            -------      -----------         -------
       $9.25 to $26.375             558,500         6.9 years         $    12.47         365,875       $    10.51
                                 -----------       ----------            -------      -----------         -------
                                 -----------       ----------            -------      -----------         -------

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 7--INCOME TAXES

    Income taxes reflected in the Consolidated Statements of Operations for the three years ended April 3, 1997, are as follows (in thousands):

                                                                  1997       1996       1995
                                                                ---------  ---------  ---------
Current:
  Federal.....................................................  $  11,423  $   5,194  $   6,563
  State.......................................................      3,963      2,094      4,562
                                                                ---------  ---------  ---------
    Total current.............................................     15,386      7,288     11,125
Deferred:
  Federal.....................................................     (1,909)    (1,429)    (1,957)
  State.......................................................       (312)      (271)      (300)
  Change in valuation allowance...............................       (255)       372    (19,028)
                                                                ---------  ---------  ---------
    Total deferred............................................     (2,476)    (1,328)   (21,285)
                                                                ---------  ---------  ---------
Total provision...............................................     12,910      5,960    (10,160)
Tax benefit of extraordinary item--extinguishment of debt.....     --         13,400     --
                                                                ---------  ---------  ---------
Total provision before extraordinary item.....................  $  12,910  $  19,360  $ (10,160)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The effective tax rate on income before extraordinary item and minority interest was 39.8%, 42.2% and (40.3%) in 1997, 1996 and 1995, respectively. The difference between the effective rate and the U.S. federal income tax statutory rate of 35% is accounted for as follows (in thousands):

                                                                  1997       1996       1995
                                                                ---------  ---------  ---------
Tax on earnings before provision for income tax, extraordinary
  item and minority interest at statutory rates...............  $  11,348  $  16,065  $   8,818
Add (subtract) tax effect of:
  State income taxes, net of federal tax benefit..............      2,274      3,118      2,983
  Change in valuation allowance...............................       (255)       372    (19,028)
  Income tax credits..........................................     --         --         (1,282)
  Other, net..................................................       (457)      (195)    (1,651)
                                                                ---------  ---------  ---------
Income tax provision..........................................  $  12,910  $  19,360  $ (10,160)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 7--INCOME TAXES (CONTINUED)
    The significant components of deferred income tax assets and liabilities as of April 3, 1997 and March 28, 1996 are as follows (in thousands):

                                                             1997                    1996
                                                    ----------------------  ----------------------
                                                       DEFERRED INCOME         DEFERRED INCOME
                                                             TAX                     TAX
                                                    ----------------------  ----------------------
                                                     ASSETS    LIABILITIES   ASSETS    LIABILITIES
                                                    ---------  -----------  ---------  -----------
Accrued reserves and liabilities..................  $   9,189   $     179   $   5,323   $     343
Investments in partnerships.......................     --             495      --             419
Capital lease obligations.........................     11,464      --          10,852      --
Depreciation......................................      5,587      --           7,842      --
Deferred rents....................................      6,254      --           5,266      --
Tax credits carryforwards.........................        513      --             619      --
State net operating loss carryforwards............        864      --             868      --
Other.............................................      1,811       2,186       2,089       1,882
                                                    ---------  -----------  ---------  -----------
Total.............................................     35,682       2,860      32,859       2,644
Less: Valuation allowance.........................      2,638      --           2,893      --
                                                    ---------  -----------  ---------  -----------
Net...............................................     33,044       2,860      29,966       2,644
Less: Current deferred income taxes...............      6,586         210       3,702         495
                                                    ---------  -----------  ---------  -----------
Total noncurrent deferred income taxes............  $  26,458   $   2,650   $  26,264   $   2,149
                                                    ---------  -----------  ---------  -----------
                                                    ---------  -----------  ---------  -----------
Net noncurrent deferred income taxes..............  $  23,808               $  24,115
                                                    ---------               ---------
                                                    ---------               ---------

    SFAS 109 requires that a valuation allowance be provided against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of April 3, 1997 and March 28, 1996, management believed it was more likely than not that certain deferred tax assets related to tax credit carryforwards and certain future deductible amounts would not be realized due to uncertainties as to the timing and amounts of future taxable income. Accordingly, a valuation allowance of $2,638,000 and $2,893,000 was established related to the deferred tax assets of DI as of April 3, 1997 and March 28, 1996, respectively. Based upon positive earnings of AMCE in recent years and the expectation that taxable income will continue for the foreseeable future, management believes it is more likely than not that AMCE will realize its deferred tax assets and, accordingly, no valuation allowance has been provided as of April 3, 1997 and March 28, 1996, for AMCE's deferred tax assets.

NOTE 8--LEASES

    The majority of the Company's operations are conducted in premises occupied under lease agreements with base terms ranging generally from 15 to 25 years, with certain leases containing options to extend the leases for up to an additional 20 years. The leases provide for fixed rentals and/or rentals based on revenues with a guaranteed minimum. The Company also leases certain equipment under leases expiring at various dates. The majority of the leases provide that the Company will pay all, or

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 8--LEASES (CONTINUED)
substantially all, taxes, maintenance, insurance and certain other operating expenses. Assets held under capital lease obligations are included in property.

    Following is a schedule, by year, of future minimum rental payments required under existing operating leases that have initial or remaining non-cancellable terms in excess of one year as of April 3, 1997 (in thousands):

1998...........................................................  $   68,551
1999...........................................................      69,070
2000...........................................................      68,406
2001...........................................................      66,388
2002...........................................................      63,748
Thereafter.....................................................     722,341
                                                                 ----------
Total minimum payments required................................  $1,058,504
                                                                 ----------
                                                                 ----------

    The Company has entered into agreements to lease space for the operation of theatres not yet fully constructed. The scheduled completion of construction and theatre openings are at various dates during fiscal 1998. The future minimum rental payments required under the terms of these leases total approximately $429 million.

    In addition, the Company entered into a master lease agreement during fiscal 1997 for three theatres with an expected cost of approximately $81 million. Rental amounts will be based on the final construction costs of the theatres and the lessor's cost of funds and will be finalized as the theatres open. The initial lease term under the agreement will be three years. The master lease agreement provides for a substantial residual value guarantee by the Company and includes purchase and renewal options. The Company expects these leases to be classified as operating leases.

    The Company records rent expense on a straight-line basis over the term of the lease. Included in long-term liabilities as of April 3, 1997 and March 28, 1996 is $16,278,000 and $12,858,000, respectively, of deferred rent representing pro rata future minimum rental payments for leases with scheduled rent increases.

    Rent expense is summarized as follows (in thousands):

                                                   1997       1996       1995
                                                 ---------  ---------  ---------
Minimum rentals................................  $  80,670  $  64,657  $  59,790
Percentage rentals based on revenues...........      2,008      2,354      1,970
                                                 ---------  ---------  ---------
                                                 $  82,678  $  67,011  $  61,760
                                                 ---------  ---------  ---------
                                                 ---------  ---------  ---------

NOTE 9--EMPLOYEE BENEFIT PLANS

    Employees of the Company are included in the benefit plans offered to AMC employees. Descriptions of these plans are discussed below.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED)
    AMC sponsors a non-contributory defined benefit pension plan covering, after a minimum of one year of employment, all employees age 21 or older, who have completed 1,000 hours of service in their first twelve months of employment or in a calendar year and who are not covered by a collective bargaining agreement.

    The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of credited service (not exceeding thirty-five) and the employee's highest five year average compensation. Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. Plan assets are invested in a group annuity contract with an insurance company pursuant to which the plan's benefits are paid to retired and terminated employees and the beneficiaries of deceased employees.

    The following table sets forth the plan's funded status as of December 31, 1996 and 1995 (plan valuation dates) and the amounts included in the Consolidated Balance Sheets as of April 3, 1997 and March 28, 1996 (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Actuarial present value of accumulated benefit obligation, including vested benefits of $11,139 and $10,041.................................  $  11,309  $  10,205
                                                                           ---------  ---------
                                                                           ---------  ---------
Projected benefit obligation for service rendered to date................  $  18,489  $  17,051
Plan assets at fair value................................................    (10,857)    (9,580)
                                                                           ---------  ---------
Projected benefit obligation in excess of plan assets....................      7,632      7,471
Unrecognized net loss from past experience different from that assumed
  and effects of changes in assumptions..................................       (686)    (1,509)
Unrecognized net obligation upon adoption being recognized over 15
  years..................................................................     (1,411)    (1,588)
                                                                           ---------  ---------
Pension liability........................................................  $   5,535  $   4,374
                                                                           ---------  ---------
                                                                           ---------  ---------

    Net pension expense includes the following components (in thousands):

                                                      1997       1996       1995
                                                    ---------  ---------  ---------
Service cost......................................  $   1,191  $     855  $   1,261
Interest cost.....................................      1,188        966        971
Actual return on plan assets......................     (1,218)    (1,630)        55
Net amortization and deferral.....................        563      1,096       (190)
                                                    ---------  ---------  ---------
Net pension expense...............................  $   1,724  $   1,287  $   2,097
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

    AMC also sponsors a non-contributory Supplemental Executive Retirement Plan (the "SERP") which provides certain employees additional pension benefits. The actuarial present value of accumulated plan benefits related to the SERP was $569,000 and $379,000 as of April 3, 1997 and March 28, 1996, respectively, which is reflected in the Consolidated Balance Sheets.

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED)
    The weighted average discount rate used to measure the plans' projected benefit obligations was 7.0% for 1997 and 1996 and 7.75% in 1995. The rate of increase in future compensation levels was 6.0% for 1997, 1996 and 1995 and the expected long-term rate of return on assets was 8.5% for 1997, 1996 and 1995. A limited number of employees are covered by collective bargaining agreements under which payments are made to a union-administered fund.

    AMC sponsors a voluntary thrift savings plan covering the same employees eligible for the pension plan. Since inception of the savings plan, AMC has matched 50% of each eligible employee's elective contributions, limited to 3% of the employee's salary.

    The Company's expense under the thrift savings plan was $1,270,000, $1,032,000 and $1,015,000 for 1997, 1996 and 1995, respectively.

    AMC currently offers eligible retirees the opportunity to participate in a health plan (medical and dental) and a life insurance plan. Substantially all employees may become eligible for these benefits provided that the employee must be at least 55 years of age and have 15 years of credited service at retirement. The health plan is contributory, with retiree contributions adjusted annually; the life insurance plan is noncontributory. The accounting for the health plan anticipates future modifications to the cost-sharing provisions to provide for retiree premium contributions of approximately 20% of total premiums, increases in deductibles and co-insurance at the medical inflation rate and coordination with Medicare. Retiree health and life insurance plans are not funded. AMC is amortizing the transition obligation on the straight-line method over a period of 20 years.

    The following table sets forth the plans' accumulated postretirement benefit obligation reconciled with the amounts included in the Consolidated Balance Sheets as of April 3, 1997 and March 28, 1996 (in thousands):

                                                                               1997       1996
                                                                             ---------  ---------
Accumulated postretirement benefit obligation:
  Retirees.................................................................  $     618  $     557
  Fully eligible active plan participants..................................        513        438
  Other active plan participants...........................................      1,777      1,292
                                                                             ---------  ---------
Accumulated postretirement benefit obligation..............................      2,908      2,287
Unrecognized net obligation upon adoption being recognized over 20 years...       (697)      (747)
Unrecognized gain (loss)...................................................       (190)       105
                                                                             ---------  ---------
Postretirement benefit liability...........................................  $   2,021  $   1,645
                                                                             ---------  ---------
                                                                             ---------  ---------

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED)
    Postretirement expense includes the following components (in thousands):

                                                            1997         1996         1995
                                                            -----        -----        -----
Service cost...........................................   $     199    $     192    $     188
Interest cost..........................................         172          208          202
Net amortization and deferral..........................          50           66           66
                                                              -----        -----        -----
Postretirement expense.................................   $     421    $     466    $     456
                                                              -----        -----        -----
                                                              -----        -----        -----

    For measurement purposes, the annual rate of increase in the per capita cost of covered health care benefits assumed for 1997 was 7.5% for medical and 4.75% for dental. The rates were assumed to decrease gradually to 5.0% for medical and 3.0% for dental at 2020 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of April 3, 1997 by $862,000 and the aggregate of the service and interest cost components of postretirement expense for 1997 by $164,000. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% for 1997 and 1996 and 7.75% for 1995.

NOTE 10--CONTINGENCIES

    The Company, in the normal course of business, is party to various legal actions. Management believes that the potential exposure, if any, from such matters would not have a material adverse effect on the financial condition, cash flows or results of operations of the Company.

NOTE 11--FUTURE DISPOSITION OF ASSETS

    The Company has provided reserves for estimated losses from discontinuing the operation of fast food restaurants, for theatres which have been or are expected to be closed and for other future dispositions of assets.

    In conjunction with the opening of certain new theatres in fiscal 1986 through 1988, the Company expanded its food services by leasing additional space adjacent to those theatres to operate specialty fast food restaurants. The Company discontinued operating the restaurants due to unprofitability. The Company continues to sub-lease or to convert to other uses the space leased for these restaurants. The Company is obligated under long-term lease commitments with remaining terms of up to eleven years. As of April 3, 1997, the base rents aggregate approximately $779,000 annually, and $7,150,000 over the remaining term of the leases. As of April 3, 1997, the Company has subleased approximately 55% of the space with remaining terms ranging from 2 months to 68 months. Non-cancellable subleases currently aggregate approximately $496,000 annually, and $4,216,000 over the remaining term of the subleases.

NOTE 12--MERGER WITH SUBSIDIARY

    The Board of Directors has approved an agreement providing for the Merger of DI and AMCE with AMCE remaining as the surviving entity. The Merger has been sought by members of the Durwood

                         DURWOOD, INC. AND SUBSIDIARIES

 YEAR (53 WEEKS) ENDED APRIL 3, 1997 AND YEARS (52 WEEKS) ENDED MARCH 28, 1996
                               AND MARCH 30, 1995

NOTE 12--MERGER WITH SUBSIDIARY (CONTINUED) family so that they may hold their interests in AMCE directly instead of indirectly through DI and a related entity. In the Merger, stockholders of DI would exchange their shares of DI stock for shares of AMCE's stock.

    Prior to the effective time of the Merger, all of DI's assets (other than its equity interest in AMCE) will be contributed to Delta Properties, Inc. ("Delta"), a subsidiary of the Company. In addition, DI's other subsidiaries, other than AMCE and its subsidiaries, have been merged into Delta and Delta has agreed to assume DI's liabilities. Delta's stock will be distributed to DI's shareholders so that at the effective time of the Merger DI's sole assets will consist of stock of AMCE and its beneficial interest in certain tax credits and operating loss carryforwards.

    If the Merger occurs, DI will be responsible for paying all of its costs in connection with the Merger; the aggregate merger costs for both the Company and AMCE are estimated to be approximately $2 million.

NOTE 13--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it was practicable to estimate that value.

    The carrying value of cash and equivalents and investments in debt securities approximates fair value because of the short duration of those instruments. The fair value of publicly held corporate borrowings was based upon quoted market prices. For other corporate borrowings, the fair value was based upon rates available to the Company from bank loan agreements or rates based upon the estimated premium over U.S. treasury notes with similar average maturities.

    The estimated fair values of the Company's financial instruments are as follows (in thousands):

                                           1997                  1996
                                   --------------------  --------------------
                                   CARRYING     FAIR     CARRYING     FAIR
                                    AMOUNT      VALUE     AMOUNT      VALUE
                                   ---------  ---------  ---------  ---------
Financial assets:
  Cash and equivalents...........  $  26,042  $  26,042  $  12,888  $  12,888
  Available for sale
    investments..................         16         16        956        956
Financial liabilities:
  Cash overdrafts................  $  11,175  $  11,175  $  22,848  $  22,848
  Corporate borrowings...........    315,072    315,804    126,150    126,992

                                                                         ANNEX I

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    This Agreement and Plan of Merger and Reorganization (the "Agreement") is made as of March 31, 1997 by AMC Entertainment Inc., a Delaware corporation ("AMCE"), and Durwood, Inc., a Missouri corporation ("DI"). This Agreement constitutes a binding contract between AMCE and DI in accordance with the terms hereof and the applicable provisions of both the Delaware General Corporation Law and The General and Business Corporation Law of Missouri. The Agreement is entered into for substantial business reasons which are more fully described in the statements of actions taken by the respective Boards of Directors of the parties whereby the Agreement was authorized, and the parties intend that the merger contemplated by the Agreement shall constitute a reorganization in which no taxable income, gain or loss is recognized pursuant to Section 368(a)(1)(A) and related sections of the Internal Revenue Code of 1986, as amended (the "Tax Code"). The terms and conditions of the Agreement are as follows:

                                  WITNESSETH:

    WHEREAS, AMCE is a corporation duly organized and validly existing under the laws of the State of Delaware, with authorized capital stock consisting of (i) 45,000,000 shares of Common Stock, par value 66 2/3 CENTS per share ("AMCE Common Stock"), 6,549,489 shares of which are issued and outstanding, (ii) 30,000,000 shares of Class B Stock, par value 66 2/3 CENTS per share ("AMCE Class B Stock"), 11,157,000 shares of which are issued and outstanding, and
(iii) 10,000,000 shares of Preferred Stock, par value 66 2/3 CENTS per share ("AMCE Preferred Stock"), of which 3,323,600 shares of $1.75 Cumulative Convertible Preferred Stock ("AMCE Convertible Preferred Stock") are issued and outstanding; and

    WHEREAS, DI is a corporation duly organized and validly existing under the laws of the State of Missouri, with authorized capital stock consisting of (i) 150,000 shares of Class A Stock, par value $100 per share ("DI Class A Stock"), 120,000 shares of which are issued and outstanding, and (ii) 50,000 shares of Class B Stock, par value $100 per share ("DI Class B Stock"), 40,784 shares of which are issued and outstanding; and

    WHEREAS, prior to the Merger (as defined herein) becoming effective, DI has advised AMCE that DI intends to convert 6,141,343 shares of AMCE Class B Stock into a like number of shares of AMCE Common Stock pursuant to the terms of the AMCE Class B Stock; and

    WHEREAS, the Special Committee of the Board of Directors of AMCE composed of directors who are not officers or employees of AMCE formed for the purpose of evaluating and negotiating the terms of the Merger (the "Special Committee") has recommended that the full Board of Directors of AMCE approve and adopt the Agreement and such Board has reviewed, approved and adopted this Agreement and deemed it advisable and in the best interests of AMCE that DI be merged into and with AMCE pursuant to the terms and conditions set forth herein; and

    WHEREAS, the Board of Directors of DI has reviewed and approved this Agreement and deems it advisable and in the best interests of DI that DI be merged into and with AMCE pursuant to the terms and conditions set forth herein; and

    WHEREAS, the Boards of Directors of AMCE and DI have directed that this Agreement be submitted to the stockholders of AMCE and DI, respectively, for their approval;

                                      A1-1

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties hereto do hereby agree and covenant as follows:

                                 I.  THE MERGER

    1.1. NAMES OF CORPORATIONS. The names of the corporations proposing to merge are:

                             AMC Entertainment Inc.
                               and Durwood, Inc.

    1.2. MERGER. At the Effective Time (as defined below), subject to the terms and conditions of this Agreement and in accordance with applicable law, AMCE and DI shall merge into a single corporation by DI merging with and into AMCE (the "Merger").

    1.3. NAME OF SURVIVING CORPORATION. The name of AMCE, which is to be the surviving corporation, shall not be changed as a result of the Merger.

    1.4. CLOSING; EFFECTIVE TIME. Unless this Agreement has been terminated under Section 6.4, a closing (the "Closing") shall take place as promptly as practicable following satisfaction or waiver of the last of the conditions set forth in Articles IV and V. The Merger shall become effective immediately upon the filing of this Agreement, or a certificate of merger in lieu thereof, with the Secretary of State of Delaware in accordance with applicable law. The time of such effectiveness is referred to herein as the "Effective Time". At the Closing, or as soon thereafter as practicable, the parties shall cause the Merger to be consummated as provided in this Section 1.4.

    1.5. EFFECT OF MERGER. (a) At the Effective Time, the separate existence of DI shall cease. The existence of AMCE shall continue unaffected and unimpaired by the Merger, and AMCE shall after the Effective Time have all of the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the Delaware General Corporation Law.

    (b) At the Effective Time, AMCE shall have and thereafter possess all of the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of the merging corporations, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and every other interest of or belonging to or due to either of the merging corporations shall be taken and deemed to be transferred to and vested or remain in AMCE without further act or deed (and the title to any real estate, or any interest therein, vested in either of the merging corporations shall not revert or be in any way impaired by reason of the Merger).

    (c) AMCE shall, upon the Effective Time and thereafter, be responsible and liable for all the liabilities and obligations of each of the merging corporations, and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if the Merger had not taken place or, in the case of DI, AMCE may be substituted in place of DI. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by the Merger.

    1.6. CONVERSION OF SHARES. (a) Prior to the Effective Time, DI shall convert 6,141,343 shares of AMCE Class B Stock into a like number of shares of AMCE Common Stock.

    (b) At the Effective Time, by virtue of the Merger and without any action on the part of AMCE, DI or the holder of any of the following securities:

         (i) Each share of AMCE Common Stock issued and outstanding immediately prior to the Effective Time, other than those shares owned by DI, and each share of AMCE Common Stock held in the treasury of AMCE immediately prior to the Effective Time, shall continue to be one share of AMCE Common Stock.

                                      A1-2

        (ii) Each share of AMCE Class B Stock issued and outstanding immediately prior to the Effective Time, other than those shares owned by DI, and each share of AMCE Class B Stock held in the treasury of AMCE immediately prior to the Effective Time, shall continue to be one share of AMCE Class B Stock.

        (iii) Each share of AMCE Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be one share of AMCE Convertible Preferred Stock.

        (iv) Each other share of AMCE Preferred Stock, if any, issued and outstanding immediately prior to the Effective Time shall continue to be one share of AMCE Preferred Stock.

        (v) Each share of AMCE Common Stock and AMCE Class B Stock which immediately prior to the Effective Time is owned of record by DI shall continue to be one share of AMCE Common Stock and AMCE Class B Stock, respectively, and shall be held in the treasury of AMCE until the Board of Directors of AMCE determines otherwise.

        (vi) Each share of DI Class A Stock which immediately prior to the Effective Time is owned of record by Harvard College ("Harvard") shall be converted into and become 32.142857 shares of AMCE Common Stock.

       (vii) Each share of DI Class A Stock issued and outstanding immediately prior to the Effective Time, other than those shares owned of record by Harvard, shall be converted into and become 32.142857 shares of AMCE Class B Stock.

       (viii) Each share of DI Class B Stock which immediately prior to the Effective Time is owned of record by Stanley H. Durwood, individually, as Trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") and as Trustee under the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 Trust"), shall be converted into and become
    243.767528 shares of AMCE Class B Stock.

        (ix) Each share of DI Class B Stock which immediately prior to the Effective Time is owned of record by any person other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust shall be converted into and become
    243.767341 shares of AMCE Common Stock.

        (x) Each share of DI Class A Stock and DI Class B Stock held in the treasury of DI shall be canceled and retired and no payment shall be made with respect thereto.

    (c) At the Effective Time, the holders of certificates representing shares of DI Class A Stock and DI Class B Stock outstanding at such time shall cease to have any rights with respect to such Stock and such holders' sole rights shall be to receive the number of shares of AMCE Common Stock or AMCE Class B Stock into which their shares of DI Class A Stock or DI Class B Stock shall have been converted by the Merger as provided herein.

    (d) No fraction of a share of AMCE Common Stock and AMCE Class B Stock shall be issued in connection with the Merger but in lieu thereof each holder of shares of DI Class A Stock and DI Class B Stock otherwise entitled to a fraction of a share of AMCE Common Stock or AMCE Class B Stock shall be paid by AMCE, as a convenience and not as a separately bargained for consideration, an amount of cash equal to such fraction multiplied by the average of the high and low reported prices of one share of AMCE Common Stock on the AMEX (as defined in Section 2.1(n)) on the trading day immediately preceding the Effective Time. No such holder shall be entitled to dividends or other rights in respect of any fractional share.

    1.7. EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of a certificate theretofore representing outstanding shares of DI Class A Stock or DI Class B Stock, upon surrender of the same to AMCE's transfer agent (the "Transfer Agent"), shall be entitled to receive in exchange therefor certificates representing the number of full shares of AMCE Common Stock or AMCE Class B Stock into which

                                      A1-3
the shares of DI Class A Stock or DI Class B Stock have been converted pursuant to the provisions of Section 1.6 of this Agreement.

    As soon as practicable after the Effective Time, the Transfer Agent shall send a notice and transmittal form to each record holder of an outstanding certificate which prior to the Effective Time evidenced shares of DI Class A Stock or DI Class B Stock which shall have been converted into AMCE Common Stock or AMCE Class B Stock pursuant to the provisions of Section 1.6 of this Agreement, advising such stockholder of the terms of such conversion and the procedure for surrendering to the Transfer Agent such certificate in exchange for certificates evidencing AMCE Common Stock or AMCE Class B Stock. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented DI Class A Stock or DI Class B Stock (other than shares held in the treasury of DI) will be deemed for all corporate purposes of AMCE to evidence ownership of the number of full shares of AMCE Common Stock or AMCE Class B Stock into which the shares of DI Class A Stock or DI Class B Stock represented thereby were converted; provided, however, that, until outstanding certificates formerly representing DI Class A Stock or DI Class B Stock are so surrendered, no dividend or other distribution payable to holders of record of AMCE Common Stock or AMCE Class B Stock as of any date subsequent to the Effective Time shall be paid to the holders of such outstanding certificates in respect thereof. Upon surrender of certificates of DI Class A Stock or DI Class B Stock, there shall be paid to the record holder of the certificates of AMCE Common Stock or AMCE Class B Stock, respectively, issued in exchange therefor (i) at the time of such surrender, the amount of dividends theretofore payable with respect to such full shares of AMCE Common Stock or AMCE Class B Stock as of any date subsequent to the Effective Time which have not yet been paid to a public official pursuant to abandoned property, escheat or similar laws and (ii) at the appropriate payment date, the amount of dividends with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of AMCE Common Stock or AMCE Class B Stock. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. If any certificate evidencing shares of AMCE Common Stock or AMCE Class B Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Transfer Agent any transfer or other taxes required by reason of the issuance of a Certificate for shares of AMCE Common Stock or AMCE Class B Stock in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

    1.8. CHANGES IN CAPITALIZATION. If, between the date of this Agreement and the Effective Time, the outstanding shares of AMCE Common Stock or AMCE Class B Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of shares of AMCE Common Stock or AMCE Class B Stock into which the shares of DI Class A Stock or DI Class B Stock will be converted shall be appropriately adjusted.

    1.9. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS, OFFICERS. The Certificate of Incorporation and By-laws of AMCE shall not be changed by or as a result of the Merger. The directors and officers of AMCE prior to the Merger shall continue in such offices after the Merger.

    1.10. FURTHER ACTION. Each of the merging corporations shall take all actions and do all things necessary, proper, or advisable under the laws of the States of Delaware and Missouri to consummate and make effective the Merger contemplated herein; provided, the binding effect of this Agreement shall be subject to its approval by the requisite vote of the stockholders of each of the merging corporations, or to its approval by the written consent of the stockholders of each of the merging corporations in lieu of a vote, and to the approval by the holders of a majority of the outstanding shares of AMCE Common Stock (other than DI, the 1992 Trust, the 1989 Trust, members of the Durwood Family (as defined below),

                                      A1-4
spouses of the members of the Durwood Family, children of members of the Durwood Family sharing the same household, and directors and officers of AMCE (the "Durwood Stockholders")) present and voting at the AMCE Stockholder Meeting (as hereinafter defined), in each case, in accordance with the requirements of the laws of the States of Delaware and Missouri, respectively. As used herein, the "Durwood Family" shall mean Stanley H. Durwood, Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood.

                      II.  REPRESENTATIONS AND WARRANTIES

    2.1. REPRESENTATIONS AND WARRANTIES OF DI. DI represents and warrants to AMCE as follows:

        (a) ORGANIZATION AND QUALIFICATION. DI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, has all necessary power and authority to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing as a foreign corporation in each state where the nature of its business or of its properties makes such qualification necessary.

        (b) CAPITAL STOCK. The authorized capital stock of DI consists of 150,000 shares of DI Class A Stock, of which 120,000 shares are issued and outstanding, and 50,000 shares of DI Class B Stock, of which 40,784 shares are issued and outstanding. All outstanding shares of DI Class A Stock and DI Class B Stock have been duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights or of any federal or state securities law. Immediately prior to the Effective Time, there will be no more than 120,000 shares of DI Class A Stock and 40,784 shares of DI Class B Stock issued and outstanding. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating DI to issue, pledge or to transfer from treasury any additional shares of its capital stock of any class. Neither DI nor any Subsidiary has agreed to register the sale of any securities under the Securities Act (as hereinafter defined).

        (c) SUBSIDIARIES. Schedule 2.1(c) contains a true and complete list of all DI's subsidiaries (other than AMCE and its subsidiaries) (each such subsidiary of DI shall hereinafter separately be called a "Subsidiary" and collectively called the "Subsidiaries") as of the date hereof. As of the date hereof, except as set forth on Schedule 2.1(c), DI does not own directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity, except the Subsidiaries. Prior to the Effective Time, DI's entire interest in all of the Subsidiaries shall be distributed to DI's stockholders in accordance with the DI Pre-Merger Action Plan attached hereto as Exhibit A (the "Pre-merger Action Plan"). At the Effective Time, DI will not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity other than AMCE Common Stock and AMCE Class B Stock.

        (d) FINANCIAL STATEMENTS. DI has previously furnished to AMCE the consolidated balance sheet of DI and its Subsidiaries as of March 28, 1996, together with the related statements of income, stockholders equity and cash flow, for the fiscal year ending on such date, certified by Coopers & Lybrand L.L.P., independent certified public accountants, whose opinions with respect to such consolidated financial statements are included therewith. DI has also previously furnished to AMCE the unaudited consolidated balance sheet of DI and its Subsidiaries as of December 26, 1996, together with the related unaudited statement of income for the 39-week period ending on such date, certified by the President of DI. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or on the notes thereto and except that the unaudited interim financial statements do not include footnote disclosures) and fairly present the consolidated financial position and consolidated results of the operations of DI and its Subsidiaries as at and for the dates and periods shown thereon, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments.

                                      A1-5

        (e) NO MATERIAL CHANGE. Except as set forth on Schedule 2.1(e) and in the Pre-Merger Action Plan, since December 26, 1996, there has not been any:

             (i) Material transaction by DI or any of its Subsidiaries;

            (ii) Capital expenditures by DI or any of its Subsidiaries;

            (iii) Material adverse change in the financial condition, liabilities, assets, business or prospects of DI or of DI and its Subsidiaries taken as a whole;

            (iv) Any unfair or unlawful employment or labor practice, claim or charge, organizing effort, or conduct which might materially interfere with or disrupt operations of DI or of DI and its Subsidiaries taken as a whole;

            (v) Declaration, setting aside or payment of a dividend or other distribution in respect of the capital stock of DI or any of its Subsidiaries;

            (vi) Direct or indirect redemption, purchase or other acquisition by DI or any of its Subsidiaries of any shares of such capital stock;

           (vii) Increase in the salary or other compensation payable or to become payable by DI or any of its Subsidiaries to any of such corporation's officers or directors, or the declaration, payment, or commitment or obligation of any kind for the payment by DI or any of its Subsidiaries of a bonus or other additional salary or compensation to any such person;

           (viii) Sale or transfer of any asset of DI or any of its Subsidiaries;

            (ix) Loan by DI or any of its Subsidiaries to any person or entity or guaranty by DI or any of its Subsidiaries of any loan;

            (x) Mortgage, pledge or other encumbrance of any asset of DI or any of its Subsidiaries;

            (xi) Waiver or release of any right or claim of DI or any of its Subsidiaries;

           (xii) Any change in any accounting principle or election used for financial reporting or tax purposes by DI or any Subsidiary; or

           (xiii) Agreement by DI or any of its Subsidiaries to do any of the things described in the foregoing clauses.

        (f) LIABILITIES. At the Effective Time DI will not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

        (g) TAXES. Each of DI and its Subsidiaries has (i) filed all returns, declarations, reports, information returns and statements of whatsoever kind ("Tax Returns") in respect of all federal, state, local, foreign and other taxes, including interest, penalties and additions to tax with respect thereto ("Taxes"), that they are required to file through the date hereof and shall prepare and file all such Tax Returns required to be filed after the date hereof and on or before the Effective Time and (ii) paid or provided for the payment of all Taxes due and owing for the periods covered by such Tax Returns and all Taxes, if any, required to be paid for which no return is required. True copies of all federal, state, local and foreign Tax Returns relating to DI's last three taxable years ended March 28, 1996 have been delivered to AMCE. Neither DI nor any Subsidiary has been audited by the Internal Revenue Service or any state, local or foreign taxing jurisdiction since the year ended April 1, 1993, and no agreements or consents extending the period during which any Taxes may be assessed or collected are now in force. As of the date hereof, no material adjustments have been proposed by the Internal Revenue Service or by any other taxing authority with respect to any open tax years or tax returns.

                                      A1-6

        (h) PROPERTIES AND ASSETS. DI and its Subsidiaries do not own or hold any interest in any real property or tangible assets. At the Effective Time, DI will have no right, title or interest in any property or assets (other than AMCE Common Stock and AMCE Class B Stock).

        (i) LEASES. Except as set forth on Schedule 2.2(i), DI and its Subsidiaries are not parties to or bound by (whether as lessor, lessee or guarantor) any lease of real property or personalty.

        (j) ACCURATE BOOKS AND RECORDS. The books and records of DI and its Subsidiaries contain a complete and accurate description of all transactions of DI and the Subsidiaries.

        (k) INSURANCE. All premiums due and payable prior to the date hereof on the life insurance policies reflected in Schedule 2.1(k) ("Life Insurance Policies") have been paid and AMCE will have no liability for premiums on such Life Insurance Policies. All outstanding loans made under the Life Insurance Policies and the net cash surrender value thereof, net of policy loans, as of December 31, 1996 are set forth on Schedule 2.1(k).

        (l) COMPLIANCE WITH LAW. DI and its Subsidiaries have substantially complied with, and are not in violation of, any applicable federal, state or local statutes, laws or regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation).

        (m) LITIGATION. (i) There is no suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending, or to the best knowledge of DI and its Subsidiaries, threatened against DI or any of its Subsidiaries, (ii) neither DI nor any of its Subsidiaries is in default with respect to any order, writ, court, department, agency or instrumentality applicable to it, and (iii) neither DI nor any of its Subsidiaries is presently engaged in any legal action to recover monies due or damages sustained by it.

        (n) NO CONSENTS; NO DEFAULT. Except as may be required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), state securities laws, The General and Business Corporation Law of Missouri, the Delaware General Corporation Law and the rules and regulations of the American Stock Exchange , Inc. (the "AMEX") and the Pacific Stock Exchange, respectively, there is no requirement applicable to DI or any of the Subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by DI of the transactions contemplated by this Agreement and the Pre-Merger Action Plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in this Agreement and the Pre-Merger Action Plan will result in or constitute any of the following:

             (i) A conflict or breach of any provisions of the Articles of Incorporation or By-laws (or other similar governing instruments) of DI or any of the Subsidiaries;

            (ii) A default or an event that, with notice or lapse of time or both, would be a default, under any license, lease, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which DI or any of its Subsidiaries is a party or by which DI, its Subsidiaries or any of their respective properties may be bound, or a violation of any applicable law or governmental regulation;

            (iii) An event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of DI or any of its Subsidiaries; or

            (iv) The creation or imposition of any lien, charge or encumbrance on any of the properties of DI or any of its Subsidiaries.

        (o) AUTHORIZATION; VALID AGREEMENT. DI has the corporate power and authority to execute and deliver this Agreement and, subject to receiving the requisite stockholder approval, to perform

                                      A1-7
    its obligations hereunder. The execution and delivery of this Agreement by DI has been duly authorized by its Board of Directors and no further corporate authorization is required for the consummation of the transactions contemplated hereby or by the Pre-Merger Action Plan, except for the approval of the stockholders of DI as required under The General and Business Corporation Law of Missouri. This Agreement has been duly and validly executed and delivered by DI and constitutes a valid and binding agreement of DI, enforceable against DI in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and equitable principles.

        (p) NO MATERIAL MISSTATEMENTS OR OMISSIONS. None of the representations or warranties made by DI in this Agreement and no statement by DI or, to the best knowledge of DI, any other person, contained in any document, certificate or other writing furnished by DI to AMCE contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

        (q) FINDERS AND INVESTMENT BANKERS. None of DI, any of its Subsidiaries or any of such corporations' respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

        (r)  EMPLOYEE BENEFITS.

             (i) There are no Company Benefit Plans (as defined below). Neither DI nor any of its Subsidiaries nor any ERISA Affiliate (as defined below) of either DI or any of its Subsidiaries maintains, sponsors, contributes to or is required to contribute to an Employee Benefit Plan (as defined below) or a fringe benefit plan subject to Section 6039D of the Tax Code, and neither DI nor any of its Subsidiaries nor any ERISA Affiliate of either DI or any of its Subsidiaries has any liability (contingent or otherwise) arising under or with respect to any such plan.

            (ii) (A) None of the employees of DI or any Subsidiary is represented in his or her capacity as an employee of such company by any labor organization; (B) neither DI or any Subsidiary has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has DI or any Subsidiary signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) as of the date hereof, there is no active or current union organization activity involving the employees of DI or any Subsidiary.

            (iii) For the purposes of this Agreement: (A) the term "Company Benefit Plan" shall include all employee benefit arrangements or payroll practices, including without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, stock option or restricted stock plans maintained by DI or any Subsidiary (whether formal or informal, whether for the benefit of a single individual or for more than one individual and whether for the benefit of current or former employees or their beneficiaries) on behalf of DI (or any Subsidiary) or any of the employees of DI (or any Subsidiary) or to which or under which or pursuant to which DI (or any Subsidiary) has contributed or is obligated to make contributions on behalf of DI (or any Subsidiary) or any employees of DI (or any Subsidiary); (B) the term "Employee Benefit Plan" shall have the meaning ascribed to such term by section 3(3) of ERISA; (C) the term "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended; and (D) the term "ERISA Affiliate" shall refer to any trade or business (whether or not incorporated) under common control with any person within the meaning of
       Section 414 (b), (c), (m) or (o) of the Tax Code) (provided that AMCE and its subsidiaries shall not be deemed to be ERISA Affiliates of DI).

                                      A1-8

            (iv) Schedule 2.1(r) sets forth a true and complete list of all employees of DI and its Subsidiaries and their current rates of compensation.

        (s) CONTRACTS AND AGREEMENTS. Schedule 2.1(s) identifies each contract, lease, guarantee or other agreement (a "Contract") in effect on the date of this Agreement to which DI or any of its Subsidiaries is a party or by which any of their assets or properties are bound. None of DI or the Subsidiaries are in default under any of such contracts, agreements, understandings or leases and each is enforceable against the other party thereto in accordance with its terms. There have been delivered or made available to AMCE true and complete copies of all of the Contracts. At the Effective Time, the only Contract binding upon DI will be this Agreement.

        (t) ADEQUACY OF RESERVES. Any reserves set forth on the consolidated financial statements of DI for the 39-week period ended December 26, 1996, are adequate and sufficient to cover all liabilities with respect to which such reserves were established.

        (u) AGREEMENTS WITH INSIDERS. Set forth in Schedule 2.1(u) is a true and complete list of every Contract to which DI or any Subsidiary is a party or bound or by which any of the assets or properties of DI or any Subsidiary is bound and (i) to which any Insider (as defined below) or Affiliate (as defined below) of DI is a party or (ii) which benefits any Insider or Affiliate of DI. For purposes of this Agreement:

           (A) "INSIDER" shall mean each Durwood Stockholder or any Associate or Relative of a Durwood Stockholder;

           (B) an "AFFILIATE" of a specified person is a person that directly or indirectly, though one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified (other than AMCE and its majority-owned subsidiaries);

           (C) the term "ASSOCIATE" used to indicate a relationship with any person means (I) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is directly or indirectly, through one or more intermediaries, the beneficial owner of 10% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise (other than AMCE and its majority-owned subsidiaries), and (II) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

           (D) a "RELATIVE" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of the foregoing.

    2.2. REPRESENTATIONS AND WARRANTIES OF AMCE. AMCE represents and warrants to DI as follows:

        (a) ORGANIZATION AND QUALIFICATION. AMCE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (b) CAPITAL STOCK. On the date hereof the authorized capital stock of AMCE consists of (i) 45,000,000 shares of AMCE Common Stock, of which 6,549,489 shares are issued and outstanding, (ii) 30,000,000 shares of AMCE Class B Stock, of which 11,157,000 shares are issued and outstanding and
    (iii) 10,000,000 shares of AMCE Preferred Stock, of which 3,323,600 shares of AMCE Convertible Preferred Stock are issued and outstanding. At the Effective Time all of the shares of AMCE Common Stock and AMCE Class B Stock issued in the Merger pursuant to Section 1.6(b) hereof will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights of AMCE's stockholders.

                                      A1-9

        (c) ENFORCEABILITY OF AGREEMENT. AMCE has the corporate power and authority to execute and deliver this Agreement and, subject to receiving the requisite approval of AMCE's stockholders, to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by AMCE and constitutes the valid and binding obligations of AMCE, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws effecting creditors' rights generally and equitable principles. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of AMCE.

        (d) NO VIOLATION. Assuming compliance with the requirements of the Exchange Act, the Securities Act, state securities laws, The General and Business Corporation Law of Missouri and the Delaware General Corporation Law and the rules and regulations of the AMEX and the Pacific Stock Exchange, respectively, none of the execution or delivery of this Agreement by AMCE, the consummation by AMCE of the transactions contemplated hereby or the fulfillment of the terms hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the organizational documents of AMCE or under any material agreement or instrument under which AMCE is obligated, or violate any law to which AMCE is subject.

    2.3. REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made by DI contained in this Agreement and the schedules hereto and any certificate, instrument or document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed material and to have been relied upon by the parties, notwithstanding any investigation made by AMCE.

                         III.  COVENANTS AND AGREEMENTS

    3.1. AFFIRMATIVE COVENANTS. Between the date hereof and the Effective Time, except as otherwise contemplated by the Pre-Merger Action Plan, DI shall conduct its business in the ordinary course as heretofore conducted. DI shall, and shall cause any Subsidiary to, afford to officers, employees, counsel, accountants and other authorized representatives of AMCE ("Representatives"), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours throughout the period prior to the Effective Time to its properties, books and records (including, without limitation, the work papers of independent accountants) and, during such period, shall, and shall cause any Subsidiary to, furnish promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 3.1 shall affect or be deemed to modify any of the respective representations or warranties made by DI.

    3.2. NEGATIVE COVENANTS. Between the date hereof and the Effective Time, except as contemplated by the Pre-Merger Action Plan, DI shall not:

        (a) Amend its certificate of incorporation, articles of incorporation, by-laws, or other charter documents; make any change in its authorized, issued or outstanding capital stock; issue any shares of capital stock; grant any stock options or right to acquire shares of any class of its capital stock or any security convertible into any class of capital stock; purchase, redeem, retire or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock; or agree to do any of the foregoing;

        (b) Declare, set aside or pay any dividend or other distribution in respect of any class of its capital stock;

                                     A1-10

        (c) Adopt, enter into, or amend any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar employee benefit program or arrangement or grant any salary or wage increase;

        (d) Incur or guarantee any indebtedness for borrowed money or guarantee any other obligation of any other person;

        (e) Pay or incur any obligation or liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of business;

        (f) Mortgage, pledge or subject to lien or other encumbrance any of its properties or assets;

        (g) Sell or transfer any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it;

        (h) Make any investments of a capital nature either by property transfers, or otherwise, or purchase any property or assets;

        (i)  Enter into or amend any material agreement;

        (j) Merge or consolidate with any other corporation, acquire any stock or acquire any assets of any other person, corporation or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or

        (k) Reorganize, restructure, recapitalize, liquidate or file a voluntary petition in bankruptcy or enter into any composition with its creditors or file a voluntary winding up petition.

    3.3. REASONABLE EFFORTS. DI and AMCE shall: (i) promptly make their respective filings and thereafter make any other submissions required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and (ii) use their respective reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

    3.4. PUBLICITY. Except as may be required by applicable law or any listing agreement with a national securities exchange (or similar agreement), DI and AMCE agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger.

    3.5. REPRESENTATIONS AND WARRANTIES. Neither DI nor AMCE will, or will allow any of their respective subsidiaries (other than, in the case of DI, AMCE) to, take any action that would cause any of the representations and warranties set forth herein not to be true and correct in all material respects at and as of the Effective Time.

    3.6. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of AMCE will be authorized to execute and deliver, in the name and on behalf of DI, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of DI, any other actions and things to vest, perfect or confirm of record or otherwise in AMCE any and all right, title and interest in, to and under any of the rights, properties or assets of DI acquired or to be acquired by AMCE as a result of, or in connection with, the Merger.

    3.7 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Effective Time, each of AMCE and DI will give prompt notice in writing to the other of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Effective Time, (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Articles IV or V hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions

                                     A1-11
contemplated by this Agreement, (iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, or (v) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against AMCE or DI or any Subsidiaries or which relate to the Merger or the consummation of the transactions contemplated by this Agreement or the Pre-Merger Action Plan.

    3.8  FILING.  DI and AMCE agree that:

         (i) AMCE shall prepare and file with the Securities and Exchange Commission (the "SEC") as soon as is reasonably practicable a registration statement on form S-4 (or another appropriate form) (the "Registration Statement") and preliminary proxy materials with respect to the Merger, and use all reasonable efforts to have the Registration Statement declared effective by the SEC under the Securities Act and the preliminary proxy materials cleared by the SEC under the Exchange Act;

        (ii) AMCE and DI shall take all such action as may be required under state blue-sky or securities laws in connection with the transactions contemplated by this Agreement;

        (iii) AMCE and DI shall cooperate with one another in determining whether any filings are required to be made or consents required to be obtained in any foreign jurisdiction or under the regulatory laws of any state prior to the Effective Time in connection with the consummation of the transactions contemplated by this Agreement, and in making any such filings promptly and in seeking to obtain timely any such consents; and

        (iv) AMCE shall use its reasonable efforts to have listed for trading on the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, on the Pacific Stock Exchange, the AMCE Common Stock to be issued pursuant to the Merger.

    3.9 PROXY STATEMENT. DI covenants and agrees with AMCE that at the time the Registration Statement (including the definitive proxy materials contained therein (the "Proxy Statement") and all other related proxy soliciting material filed with the SEC) or any post-effective amendment thereto becomes effective, and at all times subsequent to such effectiveness up to and including the Effective Time, any information regarding DI, any Insider or any Affiliate of DI set forth in the Registration Statement, any amendments or supplements thereto, the Proxy Statement and in any other proxy soliciting material to be used by AMCE and DI in connection with the transactions contemplated hereby,

         (i) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder; and

        (ii) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading.

    3.10 PRE-MERGER ACTION PLAN. DI shall cause all actions contemplated by the Pre-Merger Action Plan to occur at the times contemplated by the Pre-Merger Action Plan.

                         IV.  AMCE CONDITIONS OF MERGER

    The obligations of AMCE to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by AMCE as provided herein except as otherwise required by applicable law:

    4.1. STOCKHOLDER APPROVAL. The Merger shall have been approved by the affirmative vote of the holders of the requisite number of the outstanding shares of AMCE Common Stock, AMCE Class B Stock, DI Class A Stock and DI Class B Stock, and, in addition, shall have been approved by the holders of a majority of the outstanding shares of AMCE Common Stock (excluding the Durwood Stockholders) present and voting at the meeting of stockholders called to consider the Merger (the "AMCE Stockholder Meeting").

                                     A1-12

    4.2. DI CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby and by the Pre-Merger Action Plan shall have been duly and validly taken by DI.

    4.3. REGISTRATION OF AMCE COMMON STOCK AND AMCE CLASS B STOCK. Prior to the first date on which the Proxy Statement is mailed to AMCE stockholders, the SEC shall have declared the Registration Statement effective and, at or prior to the time required, any required approvals of state securities administrators shall have been obtained. At the Effective Time, no stop order or similar restraining order shall have been threatened or entered by the SEC or any state securities administrator.

    4.4. AMEX LISTING. The shares of AMCE Common Stock to be issued pursuant to the Merger shall have been approved for listing by the AMEX for trading on the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, such shares shall have been approved for listing for trading on such exchange.

    4.5. GOVERNMENTAL FILINGS AND CONSENTS. All governmental filings required to be made prior to the Effective Time with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Pre-Merger Action Plan shall have been made or obtained.

    4.6. CONSENTS OF THIRD PARTIES. DI and AMCE shall have received all requisite consents, approvals and agreements of third parties necessary to ensure that neither the Merger nor any transactions contemplated herein or by the Pre-Merger Action Plan shall violate any provision of any material agreement, instrument, order, judgment or decree to which DI or any of its Subsidiaries or AMCE is a party or by which any of them or their property may be bound, or shall give rise to any right to accelerate any material indebtedness of DI or any of its Subsidiaries or AMCE.

    4.7. LITIGATION. There shall be no litigation, proceedings or actions pending or threatened concerning the Merger that in the judgment of the Board of Directors of AMCE acting with the recommendation of the Special Committee renders consummation of the Merger inadvisable.

    4.8. DISSENTING STOCK. No dissenters' rights shall have been exercised by the holders of any shares of DI Class A Stock or DI Class B Stock.

    4.9. STOCK AGREEMENT. The Durwood Family, the 1992 Trust, the 1989 Trust and Delta Properties, Inc. shall have entered into a Stock Agreement with AMCE in form and substance identical to Exhibit B attached hereto (the "Stock Agreement"), and such agreement shall remain in full force and effect at the Effective Time.

    4.10. REGISTRATION AGREEMENT. The Durwood Family, the 1992 Trust, the 1989 Trust and Delta Properties, Inc. shall have entered into a Registration Agreement (the "Registration Agreement") with AMCE in form and substance identical to Exhibit C attached hereto and such agreement shall remain in full force and effect at the Effective Time.

    4.11. INDEMNIFICATION AGREEMENT. The Durwood Family, the 1992 Trust, the 1992 Trust and Delta Properties, Inc. shall at the time and on the date this Agreement is executed and delivered have executed and delivered to AMCE an Indemnification Agreement (the "Indemnification Agreement") in form and substance identical to Exhibit D attached hereto and such agreement shall remain in full force and effect at the Effective Time.

    4.12 HARVARD CONSENT. Harvard shall have executed and delivered to AMCE an instrument in form and substance identical to Exhibit E, and such instrument shall remain in full force and effect at the Effective Time.

                                     A1-13

    4.13. FAIRNESS OPINION. AMCE shall have received from Furman Selz Incorporated an opinion in form and substance satisfactory to AMCE confirming the fairness of the Merger consideration to AMCE from a financial point of view.

    4.14. AUDITORS' LETTER. AMCE shall have received from Coopers & Lybrand L.L.P., certified public accountants, "comfort letters" dated the date of mailing of the Proxy Statement and the date on which the Effective Time occurs covering matters customary to transactions similar to the Merger in form and substance satisfactory to AMCE.

    4.15. REPRESENTATION AND WARRANTIES. The representations and warranties of DI set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and (having been deemed to be made again at and as of the Effective Time) as of the Effective Time as though made as of the Effective Time, except for those made as of a specified date, which shall remain true and correct as of such date, and except as otherwise contemplated by this Agreement, and the President of DI shall certify to that effect to AMCE.

    4.16. PERFORMANCE OF OBLIGATIONS. DI shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and AMCE shall have received a certificate signed by the Chief Executive Officer, the President or a Vice President of DI to that effect.

    4.17. TAX OPINION. AMCE shall have received the opinions of Chadbourne & Parke, LLP in form satisfactory to AMCE to the effect that, for federal income tax purposes, assuming consummation of the Merger in accordance with this Agreement, the Merger will constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Tax Code and no income, gain or loss will be recognized by AMCE or DI as a result of the Merger, which opinions shall be dated within two days of the date of the Proxy Statement and the date of the Merger.

    4.18. OPINION OF COUNSEL. Blackwell Sanders Matheny Weary & Lombardi L.C. shall have furnished to AMCE and the Special Committee its opinion as at the date of the Closing in form and substance and as to such matters as are reasonably satisfactory to AMCE.

    4.19. CONVERSION OF SHARES BY DI. DI shall have converted 6,141,343 shares of AMCE Class B Stock into a like number of shares of AMCE Common Stock.

                          V.  DI CONDITIONS OF MERGER

    The obligations of DI to consummate the Merger are subject to the satisfaction at or prior to the Closing, of each of the following conditions, each of which may be waived by DI as provided herein except as otherwise required by applicable law.

    5.1. STOCKHOLDER APPROVAL. The Merger shall have been approved by the affirmative vote of the holders of the requisite number of the outstanding shares of AMCE Common Stock, AMCE Class B Stock, DI Class A Stock and DI Class B Stock and, in addition, shall have been approved by the holders of a majority of the outstanding shares of AMCE Common Stock (excluding the Durwood Stockholders) present and voting at the AMCE Stockholders Meeting.

    5.2 AMCE CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby shall have been duly and validly taken by AMCE.

    5.3. REGISTRATION OF AMCE COMMON STOCK AND AMCE CLASS B STOCK. Prior to the first date on which the Proxy Statement is mailed to AMCE stockholders, the SEC shall have declared the Registration Statement effective and, at or prior to the time required, any required approvals of state securities administrators shall have been obtained. At the Effective Time, no stop order or similar restraining order shall have been threatened or entered by the SEC or any state securities administrator.

                                     A1-14

    5.4. AMEX LISTING. The AMCE Common Stock to be issued pursuant to the Merger shall have been approved for listing by the AMEX for trading on the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, such shares shall have been approved for listing for trading on such Exchange.

    5.5. GOVERNMENTAL FILINGS AND CONSENTS. All governmental filings required to be made prior to the Effective Time with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Pre-Merger Action Plan shall have been made or obtained.

    5.6. CONSENTS OF THIRD PARTIES. AMCE shall have received all requisite consents, approvals and agreements of third parties necessary to ensure that neither the Merger nor any transactions contemplated herein or by the transactions contemplated by the Pre-Merger Action Plan shall violate any provision of any material agreement, instrument, order, judgment or decree to which AMCE or any of its subsidiaries is a party or by which any of them, or their property, may be bound, or shall give rise to any right to accelerate any material indebtedness of AMCE or any of its subsidiaries.

    5.7. LITIGATION. There shall be no litigation, proceedings or actions pending or threatened concerning the Merger that in the judgment of the Board of Directors of DI renders consummation of the Merger inadvisable.

    5.8. REPRESENTATIONS AND WARRANTIES. The representations and warranties of AMCE set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and (having been deemed to be made again at and as of the Effective
Time) as of the Effective Time, except for those made as of a specified date, which shall remain true and correct of such date, and, except as otherwise contemplated by this Agreement, and the President, Chief Executive Officer or a Vice President of AMCE shall certify to that effect to the other party.

    5.9. PERFORMANCE OF OBLIGATIONS. AMCE shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and DI shall have received a certificate signed by the Chief Executive Officer, the President or a Vice President of AMCE to that effect.

    5.10. TAX OPINION. DI and its shareholders shall have received the opinions of Chadbourne & Parke, LLP in form reasonably satisfactory to DI to the effect that, for federal income tax purposes, assuming consummation of the Merger in accordance with this Agreement, (i) the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Tax Code and
(ii) except for cash received in lieu of fractional shares or in payment of Credit Amounts (as defined in the Indemnification Agreement), no income, gain or loss will be recognized by DI or its shareholders as a result of the Merger, which opinions shall be dated within two days of the date of the Proxy Statement and the date of the Merger.

    5.11 REGISTRATION AGREEMENT. AMCE shall have entered into the Registration Agreement, and the Registration Agreement shall remain in full force and effect at the Effective Time.

    5.12. STOCK AGREEMENT. AMCE shall have entered into the Stock Agreement and such agreement shall remain in full force and effect at the Effective Time.

    5.13. INDEMNIFICATION AGREEMENT. AMCE shall have entered into the Indemnification Agreement and such agreement shall remain in full force and effect at the Effective Time.

    5.14 HARVARD CONSENT. Harvard shall have executed and delivered to AMCE an instrument in form and substance identical to Exhibit E, and such instrument shall remain in full force and effect at the Effective Time.

                                     A1-15

               VI.  AMENDMENT, DEFERRAL, TERMINATION AND SURVIVAL

    6.1. AMENDMENT. The parties to this Agreement, by mutual consent of the Board of Directors of DI and Board of Directors of AMCE acting with the recommendation of the Special Committee, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval by the stockholders of each of AMCE and DI; PROVIDED, HOWEVER, that no such amendment, modification or supplement shall, (i) if agreed to after approval by the stockholders of AMCE, change the amount or nature of the consideration to be received by stockholders of DI, or in the judgment of the Board of Directors of AMCE acting with the recommendation of the Special Committee otherwise have a material adverse effect on the rights of AMCE stockholders or (ii) be effective unless approved by a majority of the members of the Durwood Family (for which purpose each member shall have one vote).

    6.2. WAIVER OF CONDITIONS; FAILURE OF CONDITIONS. The conditions to each of the party's obligation to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. In the event of a failure of the conditions set forth in Sections 4.3 and 5.3, the parties will in good faith endeavor to negotiate amendments to this Agreement that enable the parties to achieve the objectives of the transactions contemplated hereby notwithstanding the failures of such conditions.

    6.3. DEFERRAL. Notwithstanding adoption and approval of this Agreement by the stockholders of each of AMCE and DI, consummation of the transactions provided for herein may be deferred by the Board of Directors of DI or the Board of Directors of AMCE acting with the recommendation of the Special Committee at any time prior to the Effective Time, if either such Board of Directors determines that such deferral would be in the best interests of DI or AMCE, respectively, or their stockholders.

    6.4. TERMINATION. This Agreement may be terminated and the Merger and other transactions provided for by the Agreement may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of each of DI and AMCE, by action of the Board of Directors of DI or the Board of Directors of AMCE acting with the recommendation of the Special Committee, if either such Board of Directors determines that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of DI or AMCE, respectively, or their stockholders.

    6.5 SURVIVAL. The agreement of the parties contained in Sections 1.6, 1.7 and 7.1 hereof shall survive the consummation of the Merger and the agreements of the parties contained in Section 7.1 hereof shall survive termination of this Agreement.

                              VII.  MISCELLANEOUS

    7.1. EXPENSES. As used herein, "Expenses" shall mean, with respect to a party, all expenses of such party incident to preparing, entering into and carrying out this Agreement, the agreements referred to in Sections 4.9, 4.10 and 4.11 hereof and all other agreements, documents, instruments or certificates contemplated hereby, or thereby, and the consummation of the Merger. If the Merger is not consummated for any reason (other than as a result of the Board of Directors of AMCE terminating this Agreement pursuant to Section 6.4 for a Specified Reason (as defined below) or Without Cause (as defined below)), DI shall pay and be responsible for all of its Expenses and all of AMCE's Expenses. If this Agreement is terminated by the Board of Directors of AMCE pursuant to
Section 6.4 for a Specified Reason or Without Cause, DI shall pay and be responsible for all of its Expenses and 50% of AMCE's Expenses. As used herein,
(x) a "Specified Reason" shall mean any of the following bases for a determination by the Board of Directors of AMCE to terminate this Agreement pursuant to Section 6.4: (i) that it is in the best interests of AMCE to pursue an unrelated transaction and the transactions contemplated by this Agreement would adversely impact such unrelated transaction, (ii) that a condition set forth in Sections 4.5 or 4.6 hereof has failed due to facts or circumstances unknown on the date of this Agreement to, and beyond the control of, AMCE, DI or any member of the Durwood Family, (iii) that a

                                     A1-16
condition set forth in Section 4.7 has failed (unless DI or any member of the Durwood Family is a plaintiff (or is otherwise involved in a role adverse to AMCE, the Board of Directors of AMCE or the Special Committee) in any litigation, action or proceeding described therein), or (iv) that a condition set forth in Section 4.15 has failed as a result of facts or circumstances unknown on the date of this Agreement to, and beyond the control of, AMCE, DI or any member of the Durwood Family and (y) "Without Cause" shall mean a determination of the Board of Directors of AMCE to terminate this Agreement pursuant to Section 6.4 without having a reasonable basis for such action.

    7.2. NOTICES. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, addressed as follows:

To: AMC Entertainment Inc.                Suite 1700 Power & Light Bldg.
                                          106 West 14th Street
                                          Post Office Box 419615
                                          Kansas City, MO 64141-6615

With information copies to:               Charles J. Egan, Jr., Esq.
                                          Hallmark Cards, Incorporated
                                          2501 McGee Trafficway
                                          Kansas City, MO 64141-6126

                                          The Honorable Paul E. Vardeman
                                          Polsinelli, White, Vardeman &
                                          Shalton
                                          Suite 1000, Plaza Steppes
                                          700 West 47th Street
                                          Kansas City, MO 64112-1802

To: Durwood, Inc.                         Suite 1700 Power & Light Bldg.
                                          106 West 14th Street
                                          Post Office Box 419615
                                          Kansas City, MO 64141-6615

With information copies to:               Robert C. Kopple, Esq.
                                          Kopple & Klinger
                                          2029 Century Park East
                                          Suite 1040
                                          Los Angeles, CA 90067

                                          Glenn Kurlander, Esq.
                                          Schiff Hardin & Waite
                                          150 East 52nd Street
                                          Suite 2900
                                          New York, New York 10022

                                          Raymond F. Beagle, Jr., Esq.
                                          Lathrop & Gage L.C.
                                          2345 Grand Boulevard, 24th Floor
                                          Kansas City, Missouri 64108-2684

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given upon receipt thereof.

                                     A1-17

    7.3. WAIVER. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

    7.4. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    7.5. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior or contemporaneous, written or verbal agreements, understandings and negotiations in connection herewith.

    7.6. AMENDMENTS. This Agreement cannot be modified, amended or terminated, except as provided in Article VI by an instrument in writing signed by all the parties hereto; provided, however, that any provision of this Agreement may be waived only in writing by the party to be charged with the waiver.

    7.7. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

    7.8. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Missouri as applied to contracts that are executed and performed entirely in such State, except to the extent that the laws of the State of Delaware relate to the Merger.

    7.9. HEADINGS. The headings to the paragraphs to this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party hereto nor in any other way affect this Agreement or any part hereof.

    7.10. EXHIBITS. All exhibits and schedules attached to this Agreement are incorporated herein by this reference.

    7.11. MISCELLANEOUS. Whenever the context of this Agreement shall require, the use of any gender shall include all genders, and the use of any singular shall include the plural, and vice versa.

    7.12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

    7.13. ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.

    7.14. ACCOUNTING TERMS. All accounting terms used herein that are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with United States generally accepted accounting principles on the date hereof.

                                     A1-18

    IN WITNESS WHEREOF, this Agreement and Plan of Merger has been signed on behalf of AMC Entertainment Inc. by Peter C. Brown, its President, and on behalf of Durwood, Inc. by Stanley H. Durwood, its President, and the corporate seal of each corporation has been affixed hereto and attested to by the Secretary of each corporation, respectively, on the date first above written.

                                          AMC ENTERTAINMENT INC.

                                          By: /s/ PETER C. BROWN

                                             -----------------------------------

                                              Peter C. Brown, President

(SEAL)

ATTEST:

/s/ NANCY L. GALLAGHER
-------------------------------------------

Nancy L. Gallagher, Secretary

                                          DURWOOD, INC.

                                          By: /s/ STANLEY H. DURWOOD

                                             -----------------------------------

                                              Stanley H. Durwood, President

(SEAL)

ATTEST:

/s/ NANCY L. GALLAGHER
-------------------------------------------

Nancy L. Gallagher, Secretary

                                     A1-19

                                                   EXHIBIT A TO MERGER AGREEMENT

                           DI PRE-MERGER ACTION PLAN

    It is anticipated that Durwood, Inc. ("DI") will undertake certain actions before the merger with AMC Entertainment Inc. ("AMCE"), as described below.

    Several of these pre-merger transactions involve the four DI subsidiaries other than AMCE: Delta Properties, Inc. ("DPI"), Crosstown Development, Inc., Kansas City Downtown Redevelopment Corporation and Entertainment Group, Inc. (collectively, the "non-AMCE subsidiaries").

1. All non-AMCE subsidiaries of DI will be merged into DPI before the end of the current fiscal year.

2. DPI and DI will eliminate all intercompany debt before the end of the current fiscal year.

3. All assets (other than shares of AMCE capital stock) and all liabilities of DI will be transferred from DI to DPI before the end of the current fiscal year. The DI shareholders shall negotiate the allocation of the relative benefits and burdens of such assets and liabilities among the DI shareholders (who ultimately will be the shareholders of DPI-5, below) in a manner consistent with the Durwood Family Settlement Agreement.

4. AAE will be liquidated and its assets distributed in the manner set forth in the Durwood Family Settlement Agreement.

5. DI will pay as a dividend or otherwise distribute all shares of stock of DPI to the DI shareholders in the same ratio as the AMCE capital stock to be received in the merger.

                                     A1-20

                                                   EXHIBIT B TO MERGER AGREEMENT

                                STOCK AGREEMENT

    THIS AGREEMENT, dated as of             , 199 , is between (i) AMC
Entertainment Inc., a Delaware corporation ("AMCE"), (ii) Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust"), and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 Trust"), Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa
D. Grodin, Brian H. Durwood, Peter J. Durwood (all persons and entities referred to in this clause (ii) are referred to herein collectively as the "Family Stockholders") and each Authorized Assignee (as defined below) of such Family Stockholder (each such Family Stockholder and Authorized Assignee a "Stockholder" and collectively "Stockholders") and (iii) solely for purposes of
Section 5.3 hereof, Delta Properties, Inc., a Missouri corporation.

                                  WITNESSETH:

    WHEREAS, Family Stockholders own (directly or indirectly) stock of Durwood, Inc., a Missouri corporation ("DI"), which is party to an Agreement and Plan of Merger and Reorganization among DI and AMCE (the "Merger Agreement"), providing for the merger ("Merger") of DI into AMCE; and

    WHEREAS, pursuant to the Merger, Family Stockholders will acquire shares of AMCE's common stock, par value 66 2/3 CENTS per share (the "Common Stock") and shares of AMCE's Class B Stock, par value 66 2/3 CENTS per share (the "Class B Stock"); and

    WHEREAS, the parties anticipate that a portion of the shares of Common Stock received in the Merger (or the shares of Common Stock received upon the conversion of shares of Class B Stock received in the Merger) will be offered in a secondary offering registered under the Securities Act of 1933, as amended (the "1933 ACT") pursuant to and as contemplated by the Registration Agreement (the "Secondary Offering"); and

    WHEREAS, AMCE requires that this Agreement be made as a condition precedent to the Merger and its agreement to file a registration statement in connection with the Secondary Offering.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    As used in this Agreement, the following terms, not otherwise defined herein, have the meanings set forth below.

    "ADJUSTED BASIS" shall have the meaning specified in the Registration Agreement.

    "AFFILIATE" of a specified person means a person (other than AMCE or a majority-owned subsidiary of AMCE) that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSOCIATE" of any person means (i) a corporation or organization (other than AMCE or a majority-owned subsidiary of AMCE) of which such person is an officer or partner or is, directly or indirectly, the

                                     A1-21
beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial ownership interest or as to which such person serves as trustee or in a similar fiduciary capacity; or (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of AMCE or any of its parents or subsidiaries.

    "AUTHORIZED ASSIGNEE" of a Stockholder means (i) any person or entity (other than a Charitable Assignee, except as provided in clause (ii) below) to which Voting Securities are transferred by gift or otherwise without fair consideration or (ii) if such Stockholder is a Family Stockholder, to the extent such Stockholder (and its Authorized Assignees) transfers more than 5% in the aggregate of the shares of Class B Stock or Common Stock received by such Family Stockholder in the Merger (or Common Stock received upon the conversion of such Class B Stock) ("Merger Shares") to Charitable Assignees, those Charitable Assignees receiving shares in excess of such threshold.

    "CHARITABLE ASSIGNEE" of a Stockholder shall mean any charitable organization, including charitable remainder and charitable lead trusts, a transfer of property to which by such Stockholder would qualify, at least in part, for an income, gift or estate tax charitable deduction under the Internal Revenue Code of 1986, as amended.

    "DURWOOD CHILDREN" means Family Stockholders (other than Stanley H. Durwood, the 1992 Trust and the 1989 Trust), and any Authorized Assignee of a Family Stockholder (other than Authorized Assignees of Stanley H. Durwood, the 1992 Trust and the 1989 Trust that are not Family Stockholders).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EFFECTIVE DATE" shall mean the date on which the Effective Time (as defined in the Merger Agreement) occurs.

    "GROUP" means two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of AMCE.

    "INDEMNIFICATION AGREEMENT" has the meaning specified in the Merger
Agreement.

    "MERGER EXPENSES" shall mean those Expenses (as defined in the Merger Agreement) not paid by Stanley H. Durwood, the 1989 Trust and the 1992 Trust pursuant to Section 2(c) of the Indemnification Agreement.

    "PERMITTED ASSIGNEE" shall have the meaning specified in the Registration Agreement.

    "REGISTRATION AGREEMENT" means the Registration Agreement dated the date hereof among AMCE and the Family Stockholders.

    "RESTRICTED PERIOD" shall mean a period commencing the date hereof and ending three years after the Effective Date.

    "VOTING SECURITIES" means Common Stock, Class B Stock and any other securities of AMCE that may be issued from time to time having general voting power under ordinary circumstances in the election of directors and any other security of AMCE convertible into, or exercisable for, any such security.

                                     A1-22

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    Section 2.1 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS: Each Stockholder, severally, as to himself, herself or itself, and not jointly, hereby represents and warrants to AMCE as follows:

        (a) Such Stockholder has full legal right, power and authority to enter into and perform this Agreement and the Registration Agreement. This Agreement and the Registration Agreement are valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (b) Neither the execution and delivery of this Agreement or the Registration Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby or thereby conflicts with or constitutes a violation of or default under any statute, law, regulation, order or decree applicable to such Stockholder, or any material contract, commitment, agreement, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound.

    Section 2.2 REPRESENTATIONS AND WARRANTIES OF AMCE. AMCE hereby represents and warrants to Stockholders as follows:

        (a) AMCE has full legal right, power and authority to enter into and perform this Agreement and the Registration Agreement. The execution and delivery of this Agreement and the Registration Agreement by AMCE and the consummation by AMCE of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of AMCE. This Agreement and the Registration Agreement are valid and binding obligations of AMCE enforceable against AMCE in accordance with their terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (b) Neither the execution and delivery of this Agreement or the Registration Agreement by AMCE nor the consummation by AMCE of the transactions contemplated hereby or thereby conflicts with or constitutes a violation of or default under the charter or bylaws of AMCE, any statute, law, regulation, order or decree applicable to AMCE, or any material contract, commitment, agreement, arrangement or restriction of any kind to which AMCE is a party or by which AMCE is bound.

                                  ARTICLE III
                          LIMITATIONS AND RESTRICTIONS

    Section 3.1 RESTRICTIONS ON CERTAIN ACTIONS BY STOCKHOLDERS. Each of the Durwood Children severally agrees that during the Restricted Period, such Stockholder will not, nor will it permit any of its Affiliates or Associates (other than Stanley H. Durwood, the 1992 Trust and the 1989 Trust) from and after the date that such person becomes an Affiliate or Associate to, unless in any such case specifically invited to do so by the Board of Directors of AMCE, directly or indirectly, alone or in concert with others:

        (a) become a member of a Group (other than a Group composed solely of Stockholders) or make any public or private proposal with respect to an extraordinary transaction involving AMCE or any of its subsidiaries;

                                     A1-23

        (b) solicit, or participate in any "solicitation" of, "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to AMCE; or

        (c) deposit any shares of Common Stock in a voting trust (where the trustees thereof are not such Stockholder or Permitted Assignees of such Stockholder) or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such shares of Common Stock.

    The foregoing limitations shall not restrict directors of AMCE who are also Stockholders from taking such action as directors as they deem necessary, advisable or proper to fulfill their fiduciary duties to AMCE and its stockholders.

    Section 3.2 VOTING. (a) During the Restricted Period, each of the Durwood children, severally, shall grant the proxy set forth in paragraph (b) below, and shall take no action to revoke or interfere with the exercise of such proxy or to vote shares subject to the proxy in a manner inconsistent with the proxy.

    (b) Each of the Durwood Children hereby appoints the Secretary and each Assistant Secretary of AMCE, and each of them, as such Durwood Child's proxy and attorney, with full power of substitution, to vote all shares of Common Stock owned by such Durwood Child from time to time for each candidate for the Board of Directors of AMCE in the same proportion as the aggregate votes cast in such elections by all other holders of Common Stock not affiliated with AMCE, its directors and officers. This proxy will remain in effect during the Restricted Period and is coupled with an interest and irrevocable during the Restricted Period. This proxy will automatically terminate upon the conclusion of the Restricted Period.

    Section 3.3 RESTRICTIONS ON TRANSFER. Each Stockholder severally agrees not to sell, assign, pledge, hypothecate, transfer, grant an option with respect to or otherwise dispose of any interest in Voting Securities, or enter into an agreement, arrangement or understanding with respect to the foregoing (individually and collectively, "Transfer"), except in compliance with the 1933 Act. Each Stockholder severally acknowledges that shares of Common Stock and Class B Stock received in the Merger will be subject to limitations on Transfer imposed by Rule 145 under the 1933 Act and may not be sold except in a registered offering, pursuant to Rule 145 under the 1933 Act or in a transaction otherwise exempt from registration under the 1933 Act and that certificates evidencing Voting Securities of AMCE which it will receive as a result of the Merger (and any shares subsequently acquired by such Stockholder) may bear an appropriate legend to such effect (and to the effect that Authorized Assignees are required to become parties to this Agreement and to the effect that the Company has a right of first refusal in connection with certain sales thereof) and that AMCE will give stop transfer instructions to its transfer agent regarding Voting Securities held by such Stockholder.

    Section 3.4 TRANSFERS BY GIFT. Subject to the next sentence, each Stockholder severally agrees that during the Restricted Period such Stockholder will not transfer Voting Securities to any Authorized Assignee unless such person or entity agrees by instrument in form and substance reasonably satisfactory to AMCE to be bound by the provisions of this Agreement as a "Stockholder". It is understood and agreed that (subject to the requirements set forth in the definition of Permitted Assignees in the Registration Agreement) other transferees of Voting Securities shall not be required to agree to be bound by the provisions of this Agreement and that each Family Stockholder may transfer up to 5% in the aggregate of its Merger Shares to Charitable Assignees free and clear of the provisions of this Agreement.

                                     A1-24

                                   ARTICLE IV
                             RIGHT OF FIRST REFUSAL

    Section 4.1  RIGHT OF FIRST REFUSAL.

    (a) In the event that during the Restricted Period one of the Durwood Children desires to sell all or part of its holding of Voting Securities (the "Shares") in a transaction that is exempt from the registration requirements of the 1933 Act other than in brokers' transactions within the meaning of Section 4(4) thereof, AMCE shall first be given the opportunity, in the following manner, to purchase (or cause a corporation, entity, person or group designated by AMCE to purchase) all, but not less than all, of such Shares sought to be sold.

    (b) Such Durwood Child shall deliver a written notice (the "Notice") to AMCE of such intention, describing the proposed terms for sale of the Shares, identifying the offeror, identifying the proposed price of the Shares, and setting forth the other terms and conditions of such offer or proposed sale.

    (c) AMCE shall have the right for 5 business days (which period shall be extended by the amount of time taken to determine the value of non-cash consideration pursuant to the next sentence) from the receipt of the Notice (the "Decision Period"), exercisable by written notice in accordance with Section 7.8 hereof, to elect to purchase (or to designate a corporation, entity, person or group to purchase) all, but not less than all, of the Shares specified in the Notice for cash at the price set forth therein and upon the terms and conditions in the Notice.

    If the purchase price specified in the Notice includes any property other than cash, the purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value (as may be mutually agreed by the Durwood Child and AMCE, or, if they are unable to agree, as determined by an independent, nationally recognized investment banking firm mutually selected by the Durwood Child and AMCE and the fees and expenses of such firm shall be borne equally by the Durwood Child and AMCE) of the other property included in the price; and in such event AMCE's notice of exercise of the right to elect to purchase provided for herein shall set forth the purchase price so determined.

    (d) If AMCE does not exercise its right to elect to purchase by the end of the Decision Period, the Durwood Child shall be free to sell or agree to sell the Shares specified in the Notice to the third party making the offer described in the Notice, at the price specified therein or at any price in excess thereof and on the other terms and conditions specified in the Notice. If the Durwood Child shall not so sell all of the Shares within 90 days after the expiration of the Decision Period, the provisions of this Agreement including, without limitation, this Article IV, shall thereafter apply to the Shares not so sold.

    (e) If AMCE exercises its right to purchase specified in paragraph (c) of this Article IV, the closing of the purchase of the Shares shall take place within 30 days after receipt by the Durwood Child of the notice of exercise at a place, time, and date specified by AMCE. At the closing, AMCE shall deliver to the Durwood Child cash or immediately available funds in an amount equal to the purchase price set forth in the Notice, and the Durwood Child shall deliver to AMCE certificates representing the Shares, which Shares shall be free and clear of all liens, security interests and other encumbrances, duly endorsed in blank or accompanied by stock powers duly executed and otherwise in form acceptable for transfer of the Shares on the books of AMCE, together with all necessary stock transfer stamps.

                                   ARTICLE V
                               SECONDARY OFFERING

    Section 5.1 CONSUMMATION OF SECONDARY OFFERING. The Stockholders agree to use their best efforts to cause the Secondary Offering to be consummated during the period beginning the date that is six months and one day from the Effective Date and ending the date (the "Deadline Date") that is six

                                     A1-25
months from such date (provided that such six-month period ending on the Deadline Date shall be extended by the length of any Postponement Period (as defined in the Registration Agreement)).

    Section 5.2 NUMBER OF SHARES. Subject to the terms and conditions of the Registration Agreement, each Stockholder severally agrees that it will sell a number of shares of Common Stock in the Secondary Offering equal to the number of shares of Common Stock set forth next to such Stockholder's name in Exhibit A to the Registration Agreement, subject to reduction or increase pursuant to the Registration Agreement.

    Section 5.3 FAILURE TO CONSUMMATE. In the event that the Merger is consummated and the Secondary Offering is not consummated pursuant to the Registration Agreement on or prior to the Deadline Date, other than as a result of the breach by AMCE of the Registration Agreement, Stanley H. Durwood, the 1992 Trust, the 1989 Trust and Delta shall jointly and severally (i) pay to AMCE a fee equal to an aggregate of $2,000,000 to compensate AMCE for the diversion of its officers and other employees in connection with the Secondary Offering and (ii) reimburse AMCE for all of its Merger Expenses.

                                   ARTICLE VI
                                  TAX MATTERS

    Section 6.1 REPRESENTATIONS. Each Stockholder hereby severally represents and warrants to AMCE that such Stockholder has no plan or intention, and as of the Effective Date will have no plan or intention to sell, exchange, or otherwise dispose of a number of shares of Common Stock or Class B Stock received in the Merger that would reduce (i) the ownership by such Stockholder of Common Stock received in the Merger to a number of shares equal to less than 50% of the number of shares of Common Stock received by such Stockholder in the Merger or (ii) the ownership by such Stockholder of Class B Stock received by such Stockholder in the Merger to a number of shares equal to less than 50% of the number of shares of Class B Stock received by such Stockholder in the Merger (plus, in the case of Stanley H. Durwood, the 1989 Trust and the 1992 Trust, collectively, a number of shares of Class B Stock equal to the sum of (x) 65% of the number of shares of Common Stock received by Harvard College in the Merger, plus (y) a number of shares of Class B Stock equal to the Specified Percentage of the total number of shares of Class B Stock and Common Stock issued in the Merger).

    Section 6.2 COVENANTS. Each Stockholder hereby severally covenants that for a period of two years from the Effective Date, he, she or it will not sell, exchange, or otherwise dispose of a number of shares of Common Stock or Class B Stock received by the Stockholder in the Merger that would reduce (i) the ownership by such Stockholder of Common Stock received in the Merger to a number of shares equal to less than 50% of the number of shares of Common Stock received by such Stockholder in the Merger (provided that such Stockholder may sell, exchange or otherwise dispose of a number of shares of Common Stock in excess of the number otherwise permitted by this clause (i) if another Stockholder agrees by written instrument reasonably satisfactory to AMCE to reduce the number of shares of Common Stock such other Stockholder is permitted to sell pursuant to this clause (i) by a like number of shares and all other Stockholders consent in writing thereto) or (ii) the ownership by such Stockholder of Class B Stock received by such Stockholder in the Merger to a number of shares equal to less than 50% of the number of shares of Class B Stock received by such Stockholder in the Merger (plus, in the case of Stanley H. Durwood, the 1989 Trust and the 1992 Trust, collectively, a number of shares of Class B Stock equal to the sum of (x) 65% of the number of shares of Common Stock received by Harvard College in the Merger, plus (y) a number of shares of Class B Stock equal to the Specified Percentage of the total number of shares of Class B Stock and Common Stock issued in the Merger).

    Section 6.3 DEFINITIONS. As used herein, a "Specified Percentage" of a number of shares of Common Stock and Class B Stock shall mean a percentage of such shares equal to the product (expressed as a percentage) of (A) a fraction having a numerator of $1,125,000 and a denominator equal to the sum of the value of all shares of Common Stock and Class B Stock issued in the Merger (as

                                     A1-26
determined by AMCE in good faith, such determination to be conclusive and binding on the parties in the absence of manifest error), plus $1,125,000, multiplied by (B) 1.25. Immediately prior to the execution and delivery of this Agreement, AMCE shall have delivered to the 1989 Trust, the 1992 Trust and Stanley H. Durwood written notice of its determination of the Specified Percentage.

                                  ARTICLE VII
                                 MISCELLANEOUS

    Section 7.1 HOLDBACK AGREEMENT. The Stockholders agree in connection with any registration of an underwritten offering of securities of AMCE during the Restricted Period, including the Secondary Offering, upon the request of AMCE or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Voting Securities without the prior written consent of AMCE or such underwriters, as the case may be, for such period of time as AMCE or the underwriters may specify (a "Holdback Period"), provided that the aggregate of Holdback Periods for any 365-day period shall not exceed 180 days.

    Section 7.2 INTERPRETATION. For all purposes of this Agreement, the terms AMCE "Common Stock" and "Class B Stock" shall include any securities of any issuer entitled to vote generally for the election of directors of such issuer which securities the holders of AMCE Common Stock or Class B Stock shall have received or as a matter of right are entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of AMCE, (ii) any consolidation, merger or share exchange of AMCE with or into another corporation, or (iii) any sale of all or substantially all the assets of AMCE.

    Section 7.3 ENFORCEMENT. (a) Stockholders, on the one hand, and AMCE, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

    (b) No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    Section 7.4 ENTIRE AGREEMENT. This Agreement, the Merger Agreement, the Registration Agreement and the Indemnification Agreement (as defined in the Merger Agreement) and, with respect to the Family Stockholders only, that certain Durwood Family Settlement Agreement dated as of January 22, 1996, constitute the entire understanding of the parties with respect to the transactions contemplated herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby except that the Durwood Family Settlement Agreement shall not be deemed to be amended by this Agreement and shall remain in full force and effect. This Agreement may be amended only by an agreement in writing executed by all the parties.

    Section 7.5 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

    Section 7.6 HEADING. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

    Section 7.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

                                     A1-27

    Section 7.8 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail postage paid:

If to AMCE:                            AMC Entertainment Inc.
                                       106 W. 14th Street
                                       Kansas City, Missouri 64101
                                       Attention: Corporate Secretary
                                       Fax:

with copies to:                        Charles J. Egan, Jr., Esq.
                                       Hallmark Cards, Incorporated
                                       2501 McGee Trafficway
                                       Kansas City, MO 64141-6126

                                       The Honorable Paul E. Vardeman
                                       Polsinelli, White, Vardeman & Shalton
                                       Suite 1000, Plaza Steppes
                                       700 West 47th Street
                                       Kansas City, MO 64112-1802

If a Stockholder or Delta:             to the address set forth next to
                                       such Stockholder's or Delta's name
                                       on the signature pages hereto

With information copies of notices
to a Stockholder (other than Stanley
H. Durwood, the 1992 Trust or the
1989 Trust) or Delta to:               Robert C. Kopple, Esq.
                                       Kopple & Klinger
                                       2029 Century Park East
                                       Suite 1040
                                       Los Angles, CA 90067

                                       Glenn Kurlander, Esq.
                                       Schiff Hardin & Waite
                                       150 East 52nd Street
                                       Suite 2900
                                       New York, New York 10022

With information copies of notices
to Stanley H. Durwood, the 1992
Trust, the 1989 Trust or Delta to:     Raymond F. Beagle, Jr., Esq.
                                       Lathrop & Gage L.C.
                                       2345 Grand Boulevard, 24th Floor
                                       Kansas City, Missouri 64108-2684

or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice shall be deemed given upon receipt thereof.

                                     A1-28

    Section 7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, legatees, devisees and personal and legal representatives of the parties and Authorized Assignees of Stockholders; provided, however, that no party may assign this Agreement (other than an assignment by a Stockholder to an Authorized Assignee as provided herein) without the prior written consent of all other parties.

    Section 7.10  GOVERNING LAW.

    (a) This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Missouri without giving effect to the conflict of laws principles thereof.

    (b) Each party hereto hereby consents to, and confers exclusive jurisdiction upon, the courts of the State of Missouri and the Federal courts of the United States of America located in the City of Kansas City, Missouri, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement. Each party covenants that it will not commence any action, suit or proceeding arising out of or relating to this Agreement in any other jurisdiction. Nothing in this paragraph shall affect the rights of a party to enforce a judgment rendered by the courts referred to in the first sentence of this paragraph in any other jurisdiction. Each party hereto hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of Missouri by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address provided in Section 7.8 of this Agreement, provided that service of process may be accomplished in any other manner permitted by applicable law.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                                          AMC ENTERTAINMENT INC.

                                          By
                                          --------------------------------------
                                            Peter C. Brown
                                            President

ADDRESS:                                                                        STOCKHOLDERS
--------------------------------------------------------  --------------------------------------------------------

Suite 1700
Power & Light Building
106 West 14th Street                                            --------------------------------------------
P.O. Box 419615                                                              Stanley H. Durwood
Kansas City, Missouri 64141-6615

1323 Granite Creek Drive                                        --------------------------------------------
Blue Springs, MO 64015                                                       Carol D. Journagan

                                     A1-29

ADDRESS:                                                                        STOCKHOLDERS
--------------------------------------------------------  --------------------------------------------------------

3001 West 68th Street                                           --------------------------------------------
Shawnee Mission, KS 66208                                                    Edward D. Durwood

P.O. Box 7208                                                   --------------------------------------------
Rancho Santa Fe, CA 92067                                                    Thomas A. Durwood

187 Chestnut Hill Road                                          --------------------------------------------
Wilton, CT 06897                                                              Elissa D. Grodin

655 N.W. Altishan Place                                         --------------------------------------------
Beaverton, OR 97006                                                           Brian H. Durwood

666 West End Avenue                                             --------------------------------------------
New York, NY 10025                                                            Peter J. Durwood

Suite 1700
Power & Light Building
106 West 14th Street                                      --------------------------------------------
P.O. Box 419615                                           Stanley H. Durwood, as trustee of the 1992 Trust
Kansas City, Missouri 64141-6615

Suite 1700
Power & Light Building
106 West 14th Street                                      --------------------------------------------
P.O. Box 419615                                           Stanley H. Durwood, as trustee of the 1989 Trust
Kansas City, Missouri 64141-6615

Suite 1700                                                DELTA PROPERTIES, INC.
Power & Light Building
106 West 14th Street
P.O. Box 419615                                           --------------------------------------------
Kansas City, Missouri 64141-6615

                                     A1-30

                                                   EXHIBIT C TO MERGER AGREEMENT

                             REGISTRATION AGREEMENT

    THIS REGISTRATION AGREEMENT (the "Agreement") is made and entered into this
    day of              , 199 , between (i) AMCE Entertainment Inc., a Delaware
corporation (the "Company"), (ii) Stanley H. Durwood, individually and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust"), and the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 Trust"), Carol D. Journagan, Edward
D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood, Peter J. Durwood (the "Family Stockholders") and each Permitted Assignee (as herein defined) of such Family Stockholder listed on Exhibit A to this Agreement from time to time (each such Family Stockholder and Permitted Assignee a "Stockholder" and collectively "Stockholders") and (iii) solely for purposes of
Section 4 hereof, Delta Properties, Inc., a Missouri corporation.

    The Company has agreed to provide to the Stockholders the registration rights ("Registration Rights") set forth in this Agreement.

    In consideration of the foregoing, the parties hereto agree as follows:

    Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

    "ADJUSTED BASIS" shall mean, as of a specified date with respect to a specified number of shares of Common Stock or Class B Stock, the number of shares of Common Stock and Class B Stock that a record holder of such specified number of shares on [insert date of Merger Agreement] would hold on such specified date, after giving effect to all stock dividends and splits and all subdivisions, combinations or reclassifications of such class of securities the record date of which occurs between [insert date of Merger Agreement] and such specified date.

    "CHARITABLE ASSIGNEE" of a Stockholder shall mean any charitable organization, including charitable remainder and charitable lead trusts, a transfer of property to which by such Stockholder would qualify, at least in part, for an income, gift or estate tax charitable deduction under the Internal Revenue Code of 1986, as amended.

    "CLASS B STOCK" shall mean the Class B Stock, par value 66 2/3 CENTS per share, of the Company.

    "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

    "COMMON STOCK" shall mean the Common Stock, par value 66 2/3 CENTS per share, of the Company.

    "DI" shall mean Durwood, Inc., a Missouri corporation, which is to be merged into the Company in the Merger.

    "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(a).

    "EFFECTIVE DATE" shall mean the date on which the Commission declares a Registration effective or on which a Registration otherwise becomes effective.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

    The term "HOLDER" shall mean a Stockholder and such of its respective Permitted Assignees who acquire Registrable Securities, directly or indirectly, from such Stockholder or from any Permitted Assignee of such Stockholder.

                                     A1-31

    "MERGER" shall mean the merger of DI with and into the Company pursuant to the Agreement and Plan of Merger and Reorganization dated as of March 31, 1997 between the Company and DI (the "Merger Agreement").

    "PERMITTED ASSIGNEES" of a Stockholder shall mean any of the following persons and entities to which Registrable Securities are transferred by such Stockholder by gift prior to the date the Registration Statement is first filed with the Commission that at the time of such transfer agree by instrument in form and substance reasonably satisfactory to the Company to be bound by the provisions of (x) this Agreement and (y) the Stock Agreement, in each case as a "Stockholder": (i) another Stockholder, (ii) the spouse of a Stockholder, (iii) a lineal descendant of a Stockholder, including an adopted child, and any spouse of a lineal descendant (each, a "Family Member"), (iv) a trust established by one or more Stockholders or Family Members of one or more Stockholders principally for the benefit of one or more Stockholders or Family Members of Stockholders and/or one or more Charitable Assignees, (v) the estate of such Stockholder and (vi) any Charitable Assignee. Upon the transfer of shares of Registrable Securities by a Stockholder to a Permitted Assignee of such Stockholder as provided herein prior to the date the Registration Statement is first filed with the Commission, Exhibit A hereto will be deemed to be amended without further action of the parties hereto (x) to reduce the number of shares of Registrable Securities set forth next to such Stockholder's name on Exhibit A by the number of shares so transferred that will be subject to this Agreement,
(y) if such Permitted Assignee's name is not listed on Exhibit A, to add the name of such Permitted Assignee to Exhibit A as a Stockholder, and (z) to set forth the number of shares of Registrable Securities so transferred that will be subject to this Agreement (or to increase the number of shares so listed by the number of shares so transferred that will be subject to this Agreement) next to such Permitted Assignee's name on Exhibit A. Notwithstanding any provision of this Agreement to the contrary, a Family Stockholder may transfer to or for the benefit of one or more Charitable Assignees in the aggregate up to five percent (5%) of the number of shares of Common Stock or Class B Stock received by such Family Stockholder in the Merger (or shares of Common Stock issued upon conversion of such Class B Stock), free and clear of all the provisions of this Agreement, and such Charitable Assignees may elect after the date of transfer (but otherwise at a time consistent with the provisions of this Agreement) to participate in the Registration (in which case such Charitable Assignee shall be deemed to be a Permitted Assignee (except that such Charitable Assignee need not agree to be bound by the provisions of the Stock Agreement)); provided that if any such Charitable Assignee elects to participate in the Registration, (i) such Charitable Assignee must then agree by instrument in form and substance satisfactory to the Company to be bound by this Agreement and (ii) the provisions of the preceding sentence shall apply.

    The term "PERSON" shall mean a corporation, association, partnership (general, limited or limited liability), organization, business, limited liability company, individual, government or political subdivision thereof or governmental agency.

    "PROSPECTUS" shall mean the prospectus included in a Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all documents and materials incorporated by reference in such prospectus.

    "REGISTRABLE SECURITIES" shall mean the shares of Common Stock (on an Adjusted Basis), listed on Exhibit A hereto and acquired by Stockholders pursuant to the Merger or upon conversion of shares of the Class B Stock acquired by Stockholders pursuant to the Merger.

    "REGISTRATION" shall have the meaning set forth in Section 2(a).

    "REGISTRATION EXPENSES" shall have the meaning set forth in Section 4 hereof.

                                     A1-32

    "REGISTRATION STATEMENT" shall mean a registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such registration statement.

    "SECURITIES ACT" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

    "STOCK AGREEMENT" shall have the meaning set forth in the Merger Agreement.

    The term "UNDERWRITTEN OFFERING" shall mean a distribution of securities subject to registration under the Securities Act in which securities are sold to an underwriter for reoffering to the public.

    Section 2.  REGISTRATION.

    (a) REGISTRATION. Subject to the consummation of the Merger and the effectiveness of the Registration, each Stockholder agrees to participate in a registered underwritten secondary offering of at least 3,000,000 shares (on an Adjusted Basis) in the aggregate of Registrable Securities on the terms and conditions set forth in this Agreement and to sell such number of shares of Common Stock in such underwritten offering as is set forth next to each Stockholder's name on Exhibit A, subject to increase or reduction as set forth below. The Stockholders agree that the underwriters for the Registration will use their reasonable efforts in light of market conditions to sell at least 70% of the shares sold in such secondary offering to institutional (as opposed to retail) investors. The Company agrees (subject to the performance by the Stockholders of their obligations hereunder) to use its reasonable efforts to file a Registration Statement on a form selected by the Company to register under the Securities Act for sale to the public in an underwritten offering the number of shares of Registrable Securities owned by each Stockholder set forth next to such Stockholder's name on Exhibit A hereto (on an Adjusted Basis) from time to time (the "Registration") or such smaller or greater number of shares of Registrable Securities as shall be agreed by the Company and such Stockholder in writing, PROVIDED that (x) the number of shares of Registrable Securities of a Stockholder set forth on Exhibit A may be decreased without the consent of the Company by written notice to the Company reasonably satisfactory to the Company from such Stockholder if (1) the number of shares of Registrable Securities of another Stockholder set forth on Exhibit A is at the same time increased by a like number of shares or (2) such shares are transferred to a Permitted Assignee of such Stockholder and such Permitted Assignee becomes a party hereto as a Stockholder and such shares so transferred are set forth next to such Permitted Assignee's name on Exhibit A hereto, (y) the number of shares of Registrable Securities of a Stockholder set forth on Exhibit A may be decreased without the consent of the Company by written notice to the Company reasonably satisfactory to the Company from such Stockholder so long as after giving effect thereto the Registration covers at least 3,000,000 shares of Common Stock (on an Adjusted Basis) and (z) the number of shares of Registrable Securities of a Family Stockholder set forth in Exhibit A may be increased without the consent of the Company by written notice to the Company from such Family Stockholder so long as after giving effect thereto the Registration covers no more than 5,000,000 shares of Common Stock (on an Adjusted Basis). Should more than one Family Stockholder seek to increase the number of Registrable Securities as permitted above and as a result the number of shares sought to be included in the Registration exceeds 5,000,000 shares (on an Adjusted Basis), the number of shares, if any, that Stanley H. Durwood, the 1992 Trust and the 1989 Trust have sought to include in the Registration above the number listed on Exhibit A (on an Adjusted Basis) shall be reduced to the extent necessary to reduce the aggregate number of shares sought to be included in the Registration to 5,000,000 shares (on an Adjusted Basis), and if such number of shares still exceeds 5,000,000, the Company shall allocate the increased number of shares to be included in the Registration among such Family Stockholders (other than Stanley H. Durwood, the 1992 Trust and the 1989 Trust) seeking an increase on a pro rata basis or in such other manner as such Family Stockholders may agree. In the event of any increase or decrease in the number of Registrable Securities of a Stockholder as set forth above, Exhibit A hereto shall be

                                     A1-33
deemed amended to increase or decrease, accordingly, the number of shares of Registrable Securities set forth next to such Stockholder's name. The Company shall (subject to the performance by the Stockholders of their obligations hereunder) use its reasonable efforts to cause the Registration to be declared effective under the Securities Act as promptly as practicable on or after the date that is six months and one day from the date of the Merger and to keep the Registration effective under the Securities Act for a period ending on the date that is six months from such date (provided that such six month period shall be extended by the length of any Postponement Period (as defined below)) or such shorter period ending when all Registrable Securities covered by the Registration have been sold (the "Effectiveness Period").

    (b) SUPPLEMENTS AND AMENDMENTS. The Company shall supplement and amend the Registration Statement, prior to the Effective Date and during the Effectiveness Period, if (i) required by the rules, regulations or instructions applicable to the registration form used for such Registration, (ii) otherwise required by the Securities Act or (iii) reasonably requested by the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

    (c) SELECTION OF UNDERWRITERS. The managing underwriters for the Registration shall be selected jointly by the Company and the Family Stockholders (other than the 1992 Trust and the 1989 Trust) acting by majority vote (for which purpose each such Family Stockholder shall have one vote).

    (d) CONDITIONS TO THE OBLIGATIONS OF COMPANY. The Company shall be entitled to postpone (or if already filed may withdraw such Registration Statement), for an aggregate of up to 180 days (together with any period described in the last sentence of Section 3(b) hereof, a "Postponement Period"), the filing of the Registration Statement otherwise required to be prepared and filed by it pursuant hereto if, as a result of the Registration the Company would be required to prepare any financial statements other than those it customarily prepares or the Company determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company and gives the Stockholders written notice of such determination.

    Section 3.  REGISTRATION PROCEDURES.

    (a) In connection with the Company's obligations with respect to the Registration, the Company shall (subject to the performance by the Stockholders of their obligations hereunder):

         (i) prepare and file with the Commission a Registration Statement which shall permit the disposition of the Registrable Securities, in an underwritten offering, and use its reasonable efforts to cause such Registration Statement to become effective as provided in this Agreement; PROVIDED, HOWEVER, before filing the Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated therein by reference after the initial filing of the Registration Statement), the Company shall afford the Counsel (as defined below) and the managing underwriters, an opportunity to review copies of all such documents proposed to be filed; PROVIDED, FURTHER, that the Company shall not file any Registration Statement or related Prospectus or any amendments or supplements thereto (including such documents incorporated by reference) if such counsel for all such holders, or the managing underwriters shall reasonably object, in writing, on a timely basis (PROVIDED that any such objecting party and the Company use their best efforts promptly to resolve such party's objections on a basis reasonably satisfactory to such party and the Company which will permit such filing);

        (ii) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of such Registration Statement for the applicable

                                     A1-34
    period specified herein and furnish to the Stockholders copies of any such supplement or amendment prior to its being used or filed with the Commission;

        (iii) for a reasonable period prior to the filing of such Registration Statement, and throughout the Effectiveness Period, make available for inspection by the Counsel and the counsel for the managing underwriters such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of
    Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt written notice of such requirement), or (C) such information is required to be set forth in such Registration Statement or the Prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

        (iv) notify the Stockholders and the managing underwriters thereof and, if requested by any such person, confirm such advice in writing, (A) when such Registration Statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by
    Section 3(a)(xi) hereof cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (F) at any time when a Prospectus is required to be delivered under the Securities Act, that such Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

        (v) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto at the earliest practicable date;

        (vi) if requested by the managing underwriters or the holders of a majority of the Registrable Securities covered by the Registration, incorporate in a Prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriters or such holders specify should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with

                                     A1-35
    respect to the principal amount of Registrable Securities being sold by such holders or to any underwriters, the name and description of such holders or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such holders or to such underwriters; and make all required filings of such Prospectus supplement or post-effective amendment after notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

       (vii) furnish to each Stockholder, each underwriter of holders of Registrable Securities participating in the Registration thereof and the Counsel an executed copy of such Registration Statement, each such amendment or supplement thereto (in each case, upon request, including all exhibits thereto and documents incorporated by reference therein) and furnish each such holder and underwriter such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) as such holder or underwriter may reasonably request; the Company hereby consents to the use of such Prospectus (including such preliminary and summary Prospectus) and any amendment or supplement thereto by each such holder and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the Prospectus (including such preliminary and summary Prospectus) or any supplement or amendment thereto;

       (viii) use its reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Registration Statement under such state securities laws or blue sky laws of such jurisdictions as any holder of such Registrable Securities and underwriter thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period such Registration Statement is required to be kept effective and for so long as may be necessary to enable any such holder or underwriter to complete its distribution of Securities pursuant to such Registration Statement as contemplated hereby and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such holder and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (I) qualify as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section 3(a)(viii), (II) consent to general service of process in any such jurisdiction, (III) subject itself to taxation in any such jurisdiction or (IV) make any changes to the Company's Certificate of Incorporation or By-laws or any agreement between the Company and its stockholders;

        (ix) cooperate with the holders of the Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which Registrable Securities shall not bear any restrictive legends; and enable such Registrable Securities to be registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities to the underwriters;

        (x) enter into one or more underwriting agreements, or similar agreements, as appropriate, with customary provisions applicable to such agreements, PROVIDED that any such underwriting agreements shall contain an agreement of the underwriters to indemnify and hold harmless the Company against any and all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus relating to the Registrable Securities if a copy of the current Prospectus, as amended or supplemented, was furnished to the underwriters and/or the holders of such Registrable Securities by the Company but was not provided to a purchaser and such current Prospectus would have cured the defect giving rise to such loss, claim, damage or liability, or shall contain a substantially similar agreement acceptable to the Company; and

                                     A1-36

        (xi) (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters thereof in form, substance and scope as are customarily made in connection with an offering of equity securities pursuant to a Registration Statement filed on the form applicable to the Registration; (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, and as the holders of at least a majority in aggregate principal amount of the Registrable Securities covered by the Registration, may reasonably request, addressed to such holder or holders and the underwriters thereof; (C) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the selling holders of Registrable Securities and the underwriters thereof, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with underwritten offerings; (D) deliver such documents and certificates, including officer's certificates, as may be reasonably requested by the holders of at least a majority in aggregate principal amount of the Registrable Securities being sold and the managing underwriters thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 4 and 5 hereof.

    (b) In the event that the Company would be required, pursuant to Section 3(a)(iv)(F) above, to notify the selling holders of Registrable Securities, and the managing underwriters thereof, the Company shall prepare and furnish to each such holder and to each underwriter a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each holder of Registrable Securities agrees that upon receipt of any notice from the Company pursuant to Section 3(a)(iv)(F) hereof, such holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Registration Statement applicable to such Registrable Securities until such holder shall have received copies of such amended or supplemented Prospectus, and if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 2(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to each holder of Registrable Securities covered by the Registration Statement such amended or supplemented Prospectus.

    (c) The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder (and, in the case of Stanley H. Durwood, regarding DI, its subsidiaries (other than the Company), American Associated Enterprises, a Missouri limited partnership ("AAE"), the 1989 Trust and the 1992 Trust) and the method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. Each such holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or the method of distribution of such Registrable Securities or omits to state any material fact regarding such holder or the intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished

                                     A1-37
information or required so that such Prospectus shall not contain, with respect to such holder or the method of distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

    (d) In connection with the Registration, the Family Stockholders (other than the 1992 Trust and the 1989 Trust) acting by majority vote (for which purpose each such Family Stockholder shall have one vote) thereby shall designate a single counsel (the "Counsel"), which shall be reasonably satisfactory to the Company, to represent the collective interests of all of the holders of the Registrable Securities covered by the Registration Statement in the Registration and in their dealings with the Company.

    (e) The Company may require each holder of Registrable Securities covered by a Registration Statement promptly to furnish in writing to the Company such information regarding such holder (and, in the case of Stanley H. Durwood, regarding DI, its subsidiaries (other than the Company), AAE, the 1989 Trust and the 1992 Trust), the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such Registration.

    Section 4.  REGISTRATION EXPENSES.

    Stanley H. Durwood, the 1989 Trust, the 1992 Trust and Delta shall bear and pay (jointly and severally), promptly upon request being made therefor, all expenses incident to the Company's performance of or compliance with this Agreement whether or not the public offering contemplated by the Registration is consummated, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under the state securities and blue sky laws referred to in Section 3(a)(viii) hereof, including reasonable fees and disbursements of counsel for the underwriters in connection with such qualifications (in the event that such counsel performs such functions), (c) all expenses relating to the preparation, printing, distribution and reproduction of the Registration Statement required to be filed hereunder, each Prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating hereto, (d) messenger and delivery expenses, (e) fees and expenses of any escrow agent or custodian, (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), and fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "Registration Expenses"). Each holder of the Registrable Securities being registered severally shall also pay (i) its respective pro rata portion of all underwriting discounts and commissions attributable to the sale of such Registrable Securities and the reasonable fees and disbursements of the Counsel and (ii) the entire amount of the fees and expenses of any counsel or other advisors or experts retained by such holder. The Company shall pay all of its internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties).

    Section 5.  INDEMNIFICATION.

    (a) INDEMNIFICATION BY THE COMPANY. The Company shall, and it hereby agrees to, indemnify and hold harmless each holder of Registrable Securities to be included in the Registration (other than Stanley H. Durwood, the 1992 Trust and the 1989 Trust) from and against any and all losses, claims, damages and liabilities to which such holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages and liabilities (or actions in respect thereof) and related expenses (including without limitation reasonable attorneys' fees and expenses) ("Losses") arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in a Registration Statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary Prospectus contained therein or furnished by the Company to

                                     A1-38
any such holder, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that
(A) the Company shall not be obligated to indemnify any such person in any such case to the extent that any such Losses are caused by an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary Prospectus, or amendment or supplement based upon written information furnished to the Company by any holder of Registrable Securities expressly for use therein, (B) the Company shall not be liable to any such holder under the indemnity agreement in this subsection (a) with respect to any preliminary Prospectus to the extent that any such Loss of such holder results from the fact that such person sold Registrable Securities to a person as to whom it shall be established that there was not sent or given at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof in sufficient quantity to such holder or underwriter and the loss, claim, damage or liability of such holder or underwriter results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as amended or supplemented and (C) the Company shall not be obligated to indemnify any such holder with respect to any sales occurring after the Company has given notice under Section 3(a)(iv)(F) to such holder and the managing underwriters and prior to the delivery by the Company of any amended or supplemented Prospectus.

    (b) INDEMNIFICATION BY THE HOLDERS. Each Stockholder shall, and hereby agrees to, severally and not jointly, indemnify and hold harmless the Company, and all other holders of Registrable Securities, against any Losses to which the Company or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, to the same extent as the foregoing indemnity by the Company contained in (a), but only with reference to information relating to such Stockholder furnished to the Company by such Stockholder expressly for use in such Registration Statement, or any preliminary, final or summary Prospectus and, where such Stockholder is Stanley
H. Durwood, the 1989 Trust or the 1992 Trust, with reference to information relating to DI, its subsidiaries (other than the Company), AAE, the 1989 Trust, the 1992 Trust and Stanley H. Durwood; provided, however, that no such holder shall be required to indemnify under this Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder's Registrable Securities pursuant to such Registration. Such information shall be deemed to have been so furnished for use therein by a Stockholder if it relates to such Stockholder (or, in the case of Stanley H. Durwood, the 1989 Trust or the 1992 Trust, where it relates to Stanley H. Durwood, the 1989 Trust, the 1992 Trust, DI, its subsidiaries (other than the Company) or AAE) and if such Registration Statement was available for review by such Stockholder (or the legal counsel for such Stockholder) a reasonable time before being filed and not objected to in writing by such Stockholder prior to the filing thereof.

    (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall relieve it from liability which it may have to any indemnified party only to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall pay the fees and disbursements of such counsel and shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the

                                     A1-39
named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the managing underwriter if the named parties to such proceeding include the managing underwriter and by the Family Stockholders (other than the 1992 Trust and the 1989 Trust) acting by majority vote (in which each such Family Stockholder shall have one vote) in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party not to be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (d) CONTRIBUTION. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    Notwithstanding the provisions of this Section 5(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' obligations in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

    (e) The obligations of the Company under this Section 5 shall extend, upon the same terms and conditions, to each officer, director and partner of each holder and each person, if any, who controls any holder within the meaning of either Section 20 of the Exchange Act or Section 15 of the Securities Act; and the obligations of the Stockholders contemplated by this Section 5 shall be in addition to any liability which the Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

                                     A1-40

    (f) The obligations of the Company and each Stockholder under this Section 5 shall terminate on the Termination Date (as defined below), except that such obligations shall survive in respect to any claim for indemnification made under this Section 5 prior to the Termination Date until such claim for indemnification is finally resolved. As used herein "Termination Date" means the March 31 that is two years after the March 31 occurring immediately after the date on which the Effective Time (defined in the Merger Agreement) occurs.

    Section 6.  UNDERWRITING REQUIREMENTS.

    Each holder of Registrable Securities hereby agrees (i) to sell such holder's Registrable Securities on a basis consistent with this Agreement and as provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

    Section 7.  MISCELLANEOUS.

    (a) SPECIFIC PERFORMANCE. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

    (b) NOTICES. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: if to the Company, to it at 106 West 14th Street, Kansas City, Missouri 64101, Attention: Corporate Secretary, if to Delta, to it at 106 West 14th Street, Kansas City, Missouri 64101, and if to a Stockholder, to such Stockholder at the address set forth on the signature page hereof next to such Stockholder's signature, provided that such addresses may be changed by written notice as provided in this paragraph. Information copies of all notices given to a Stockholder (other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust) or to Delta shall be given to:

                                      Robert C. Kopple, Esq.
                                      Kopple & Klinger
                                      2029 Century Park East
                                      Suite 1040
                                      Los Angeles, CA 90067

                                      Glenn Kurlander, Esq.
                                      Schiff Hardin & Waite
                                      150 East 52nd Street
                                      Suite 2900
                                      New York, New York 10022

Information copies of all notices
given
to Stanley H. Durwood, the 1992
Trust, the 1989 Trust, or Delta
should be given to:                   Raymond F. Beagle, Jr., Esq.
                                      Lathrop & Gage L.C.
                                      2345 Grand Boulevard, 24th Floor
                                      Kansas City, Missouri 64108-2684

                                     A1-41

Information copies of all notices
given
to the Company should be given to:    Charles J. Egan, Jr., Esq.
                                      Hallmark Cards, Incorporated
                                      2501 McGee Trafficway
                                      Kansas City, MO 64141-6126

                                      The Honorable Paul E. Vardeman
                                      Polsinelli, White, Vardeman &
                                      Shalton
                                      Suite 1000, Plaza Steppes
                                      700 West 47th Street
                                      Kansas City, MO 64112-1802

    (c) THIRD PARTY BENEFICIARIES: HOLDERS ENTITLED AND BOUND. This agreement shall be binding upon and inure to the benefit of the parties, their successors, heirs, legatees, devisees and personal and legal representatives, and any transferee that is a Permitted Assignee. No party may assign its rights under this Agreement (except to a Permitted Assignee as provided herein) without the consent of the other parties hereto.

    (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (e) SURVIVAL. The respective indemnities, agreements, representations and warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive the transfer of Registrable Securities by such holder.

    (f)  LAW GOVERNING; CONSENT TO JURISDICTION.

     (I) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without giving effect to the conflicts of laws principles thereof.

    (II) Each party hereto hereby consents to, and confers exclusive jurisdiction upon, the courts of the State of Missouri and the Federal courts of the United States of America located in the City of Kansas City, Missouri, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement. Each party covenants that it will not commence any action, suit or proceeding arising out of or relating to this Agreement in any other jurisdiction. Nothing in this paragraph shall affect the rights of a party to enforce a judgment rendered by the courts referred to in the first sentence of this paragraph in any other jurisdiction. Each party hereto hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of Missouri by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address provided in
Section 7(b) of this Agreement, provided that service of process may be accomplished in any other manner permitted by applicable law.

                                     A1-42

    (g) HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

    (h) ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Stock Agreement, the Indemnification Agreement and the Merger Agreement and, with respect to the Family Stockholders, that certain Durwood Family Settlement Agreement dated as of January 22, 1996 contain the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, except that the Durwood Family Settlement Agreement shall not be deemed to be amended by this Agreement and shall remain in full force and effect. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Family Stockholders acting by majority vote (for which purpose each Family Stockholder (other than the 1992 Trust and the 1989 Trust) shall have one vote). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

    (i) INSPECTION. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities at the offices of the Company at the address thereof set forth in Section 7(b) above.

    (j) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                                     A1-43

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              AMC ENTERTAINMENT INC.

                                              By:
                                                         -----------------------------------------
                                                                       Peter C. Brown
                                                                         PRESIDENT

                                              DELTA PROPERTIES, INC.

                                              By:
                                                         -----------------------------------------

                                                                        ADDRESS
                                                        ---------------------------------------

                                                        Suite 1700
                                                        Power & Light Building
     -------------------------------------------        106 West 14th Street
                  Stanley H. Durwood                    P.O. Box 419615
                                                        Kansas City, Missouri 64141-6615

     -------------------------------------------        1323 Granite Creek Drive Blue Springs,
                  Carol D. Journagan                    MO 64015

     -------------------------------------------        3001 West 68th Street
                  Edward D. Durwood                     Shawnee Mission, KS 66208

     -------------------------------------------        P.O. Box 7208
                  Thomas A. Durwood                     Rancho Santa Fe, CA 92067

     -------------------------------------------        187 Chestnut Hill Road
                   Elissa D. Grodin                     Wilton, CT 06897

     -------------------------------------------        655 N.W. Altishan Place
                   Brian H. Durwood                     Beaverton, OR 97006

     -------------------------------------------        666 West End Avenue
                   Peter J. Durwood                     New York, NY 10025

                                                        Suite 1700
                                                        Power & Light Building
     -------------------------------------------        106 West 14th Street
   Stanley H. Durwood, as trustee of the 1992 Trust     P.O. Box 419615
                                                        Kansas City, Missouri 64141-6615

                                                        Suite 1700
                                                        Power & Light Building
     -------------------------------------------        106 West 14th Street
   Stanley H. Durwood, as trustee of the 1989 Trust     P.O. Box 419615
                                                        Kansas City, Missouri 64141-6615

                                     A1-44

                                             EXHIBIT A TO REGISTRATION AGREEMENT

Stanley H. Durwood               *
1989 Trust                       *
1992 Trust                       *
                     --------------------------
                     500,000 shares,
                     collectively
--------------

Carol D. Journagan   416,666.67 shares
Edward D. Durwood    416,666.67 shares
Thomas A. Durwood    416,666.67 shares
Elissa D. Grodin     416,666.67 shares
Brian H. Durwood     416,666.67 shares
Peter J. Durwood     416,666.67 shares

                                     A1-45

                                                   EXHIBIT D TO MERGER AGREEMENT

                           INDEMNIFICATION AGREEMENT

    INDEMNIFICATION AGREEMENT dated as of March 31, 1997 by (i) AMC Entertainment Inc., a Delaware corporation ("AMCE"), (ii) Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 Trust"), Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa
D. Grodin, Brian H. Durwood and Peter J. Durwood (all persons and entities listed in this clause (ii) are referred to herein as the "Durwood Parties") and
(iii) Delta Properties, Inc., a Missouri corporation ("Delta"). Capitalized terms used herein and not defined herein are used as defined in the Merger Agreement (as defined below).

    WHEREAS, contemporaneously with the execution and delivery hereof AMCE and Durwood, Inc., a Missouri corporation ("DI"), are entering into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "Merger Agreement") pursuant to which, subject to the conditions and the terms contained therein, DI would merge with and into AMCE, with AMCE being the surviving corporation; and

    WHEREAS, the Durwood Parties are direct and indirect stockholders of DI and desire that the Merger be consummated; and

    WHEREAS, prior to or following the execution and delivery hereof, DI has transferred or will transfer to Delta certain of its assets and the Durwood Parties and DI would not be willing to enter into this Agreement unless Delta undertakes certain obligations set forth herein and in consideration for such transfer to it; and

    WHEREAS, the Registration Statement and Proxy Statement will contain information regarding AMCE, DI and certain Durwood Parties and entities and persons affiliated with the Durwood Parties; and

    WHEREAS, the Merger Agreement will contain representations, warranties, covenants and agreements of AMCE and DI; and

    WHEREAS, AMCE would not be willing to enter into the Merger Agreement and consummate the Merger, and the Durwood Parties would not be willing to cause DI to enter into the Merger Agreement and consummate the Merger, unless the parties hereto agree to indemnify each other on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties hereto do hereby agree and covenant as follows:

    1.  INDEMNITIES REGARDING REGISTRATION STATEMENT AND PROXY STATEMENT.

    (a) Each Durwood Party severally agrees to provide AMCE with such information as to such Durwood Party as is necessary for AMCE to complete the Registration Statement and the Offering Materials (as defined below) in accordance with the requirements of the Securities Act. Each Durwood Party severally covenants that the information supplied or to be supplied by such Durwood Party (and, in the case of Stanley H. Durwood, the 1992 Trust and the 1989 Trust) in writing for inclusion in, and which is included in, the Registration Statement or any amendment or supplement thereto, or the Offering Materials which concerns such Durwood Party (the "Durwood Party Information"), will not, at the respective times such documents are filed with the SEC and at the Effective Time, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, and, in the case of the Offering Materials, at the time of mailing thereof to AMCE's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Durwood Party Information regarding a Durwood Party included in any such document will be deemed

                                     A1-46
to have been so supplied in writing by such Durwood Party specifically for inclusion therein if such document was available for review by such Durwood Party (or the legal counsel of such Durwood Party) a reasonable time before such document was filed and not objected to in writing by such Durwood Party prior to the filing thereof. If at any time prior to the Effective Time a Durwood Party obtains actual knowledge (without duty of investigation) of any event or circumstance relating to the Durwood Entities (as defined below) which should be set forth in an amendment or supplement to the Registration Statement or Offering Materials, as required by applicable law, such Durwood Party shall promptly inform AMCE. AMCE and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by each Durwood Party severally and in the case of Durwood Party Information concerning Stanley H. Durwood, the 1992 Trust or the 1989 Trust, by the SHD Indemnitors (as defined below), jointly and severally, for any and all Losses (as defined herein) actually suffered or incurred by them arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the Durwood Party Information supplied by such Durwood Party (or in the case of indemnification by the SHD Indemnitors, by any SHD Indemnitor).

    (b) Stanley H. Durwood, the 1992 Trust and the 1989 Trust (the "SHD Indemnitors") agree (jointly and severally) to provide AMCE with such information as to DI, Subsidiaries of DI (other than AMCE) and American Associated Enterprises, a Missouri limited partnership ("AAE") (DI, Subsidiaries of DI (other than AMCE) and AAE are referred to as the "DI Persons" and the Durwood Parties and the DI Persons are referred to as the "Durwood Entities") as is necessary for AMCE to complete the Registration Statement and the Offering Materials in accordance with the requirements of the Securities Act. The SHD Indemnitors covenant that the information supplied or to be supplied in writing for inclusion in, and which is included in, the Registration Statement or any amendment or supplement thereto, or the Offering Materials, which concerns the DI Persons (the "DI Person Information"), will not, at the respective times such documents are filed with the SEC and at the Effective Time, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective, and, in the case of the Offering Materials, at the time of mailing thereof to AMCE's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any DI Person Information included in any such document will be deemed to have been so supplied in writing specifically for inclusion therein if such document was available for review by Stanley H. Durwood (or his legal counsel) a reasonable time before such document was filed and not objected to in writing by Stanley H. Durwood prior to the filing thereof. AMCE and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the SHD Indemnitors (jointly and severally) for any and all Losses actually suffered or incurred by them arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the DI Person Information.

    (c) Each Durwood Party (other than the SHD Indemnitors) shall be indemnified and held harmless by AMCE for any and all Losses actually suffered or incurred by them arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except to the extent that the statement or omission was

                                     A1-47
made in reliance upon and in conformity with the Durwood Party Information or the DI Person Information.

    (d) As used herein, "Offering Materials" means the Proxy Statement and prospectus relating to the Merger included in the Registration Statement, and each of the other documents mailed to stockholders of AMCE in connection with the Merger.

    (e) If for any reason, other than in accordance with the terms of this
Section 1, the indemnification provided for in this Section 1 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect its relative fault in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations, but not in excess of amounts, if any, such indemnifying party would have been required to pay if such indemnification had been available. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Durwood Parties agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to above in this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (f) The obligations of AMCE under this Section 1 shall be in addition to any liability which AMCE may otherwise have, and the obligations of the Durwood Parties under this Section 1 shall be in addition to any liability which the Durwood Parties may otherwise have.

    (g) The obligations of AMCE and the Durwood Parties under this Section 1 shall terminate on the Termination Date (as defined below), except that such obligations shall survive in respect to any claim for indemnification made under this Section 1 prior to the Termination Date until such claim for indemnification is finally resolved. As used herein "Termination Date" means the March 31 that is two years after the March 31 occurring immediately after the date on which the Effective Time occurs.

    2.  INDEMNIFICATION FOR BREACHES OF MERGER AGREEMENT AND LIABILITIES.

    (a) If the Effective Time occurs, AMCE shall indemnify and hold harmless the Durwood Parties (other than the SHD Indemnitors) and their Permitted Assignees (as defined in the form of Registration Agreement attached as Exhibit C to the Merger Agreement) against and in respect of any and all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) determined on a net after-tax basis ("Losses") which may be incurred by such Durwood Parties or Permitted Assignees based upon, resulting from or arising out of the breach of any representation, warranty, covenant or agreement of AMCE contained in the Merger Agreement (for this purpose, and notwithstanding Section 6.5 of the Merger Agreement, as if all representations, warranties, covenants and agreements had survived the consummation of the Merger).

    (b) If the Effective Time occurs, the SHD Indemnitors shall (jointly and severally) indemnify and hold harmless AMCE against and in respect of any and all Losses which may be incurred by AMCE (i) based upon, resulting from or arising out of the breach of any representation, warranty, covenant or agreement of DI contained in the Merger Agreement (for this purpose, and notwithstanding
Section 6.5 of the Merger Agreement, as if all representations, warranties, covenants and agreements had survived the consummation of the Merger) or (ii) based upon, resulting from, arising out of or constituting any liability or obligation of DI or its Subsidiaries, known or unknown, fixed, contingent or otherwise.

                                     A1-48

    (c) If the Effective Time occurs, the SHD Indemnitors and Delta shall (jointly and severally) pay and indemnify and hold harmless AMCE from and against all of DI's Expenses and one-half of AMCE's Expenses.

    (d) If the Effective Time occurs, the SHD Indemnitors shall (jointly and severally) indemnify and hold harmless AMCE from and against, (i) any Taxes attributable to DI or any of its Subsidiaries for taxable periods ending on or prior to the Effective Time, including without limitation any Taxes attributable to the transactions contemplated by the Pre-Merger Action Plan, and (ii) all Losses incurred by AMCE in connection therewith. For purposes of this Agreement, "Taxes" shall mean all taxes, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes and customs duties of any kind whatsoever, together with any interest, penalties and additions to tax or additional amounts relating thereto, imposed by any governmental authority (domestic or foreign).

    (e) If the Effective Time does not occur, the SHD Indemnitors and Delta shall (jointly and severally) indemnify and hold harmless AMCE against and in respect of Losses which may be incurred by AMCE as a result of the breach by DI of any representation, warranty, covenant or agreement in the Merger Agreement (without regard to Section 6.4 thereof).

    (f) If the Effective Time occurs, each Durwood Party shall (severally and not jointly) indemnify and hold harmless AMCE against and in respect of Losses which may be incurred by AMCE as a result of the breach by such Durwood Party of a representation, warranty, covenant or agreement contained in Article VI of the Stock Agreement.

    (g) Each SHD Indemnitor agrees that he or it will not transfer Voting Securities (as defined in the Stock Agreement) to any person or entity (other than in the Secondary Offering (as defined in the form of Stock Agreement attached as Exhibit B to the Merger Agreement), to a Charitable Assignee (as defined below) or otherwise in arms-length sales for fair consideration) unless the transferee agrees by instrument in form and substance satisfactory to AMCE to be bound by the provisions of this Agreement as an SHD Indemnitor and to guarantee the performance by Stanley H. Durwood, the 1992 Trust and the 1989 Trust of their obligations under this Agreement and under Section 5 of the Registration Agreement and Section 5.3 of the Stock Agreement (an "Instrument"); PROVIDED, HOWEVER, that an SHD Indemnitor may not transfer more than 5% of the shares of AMCE Class B Stock or AMCE Common Stock received by it in the Merger (or AMCE Common Stock received upon conversion of such AMCE Class B Stock) to Charitable Assignees unless the Charitable Assignees receiving shares in excess of such threshold enter into an Instrument. As used herein, a "Charitable Assignee" of a Stockholder shall mean any charitable organization, including charitable remainder and charitable lead trusts, a transfer of property to which by such Stockholder would qualify, at least in part, for an income, gift or estate tax charitable deduction under the Tax Code.

    (i)  The obligations of AMCE, Delta and the Durwood Parties under this
Section 2 shall terminate on the Termination Date, except that such obligations shall survive in respect to any claim for indemnification made under this
Section 2 prior to the Termination Date until such claim for indemnification is finally resolved.

    (j) AMCE agrees that it will not seek to hold Delta's stockholders liable (in their capacities as such) for Delta's obligations under or arising from this Agreement, the Merger Agreement, the Stock Agreement or the Registration Agreement or the transactions contemplated hereby or thereby.

    3.  PROCEDURE FOR INDEMNIFICATION.

    (a) The party seeking indemnification pursuant to Sections 1 or 2 is referred to as the "Indemnified Party" and the party from whom indemnification is sought under Sections 1 or 2 is referred to as the "Indemnifying Party."

                                     A1-49

    (b) The Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim for indemnification under Sections 1 or 2 above relating to a claim or demand of a third party with respect to which it is seeking indemnification hereunder. The failure to give such prompt notice shall not relieve the Indemnifying Party of its indemnity obligations hereunder with respect thereto, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim or demand (other than one made pursuant to Section 2(d)), in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with the counsel selected by the Indemnifying Party and approved by the Indemnified Party (such approval not to be unreasonably withheld), PROVIDED that the Indemnifying Party may not settle or compromise any such claim or demand without the consent of the Indemnified Party (which consent may not be unreasonably withheld) if injunctive or other equitable relief would be imposed against the Indemnified Party as a result thereof. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed by it at the expense of the Indemnified Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

    4.  OTHER AGREEMENTS

    (a) NO AMENDMENT. The Durwood Parties covenant that the Durwood Family Settlement Agreement dated as of January 22, 1996 by and among Stanley H. Durwood, in the capacities specified therein, Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood (the "Durwood Family Agreement") will not be amended without the prior written consent of AMCE, which consent will not be unreasonably withheld. Each Durwood Party hereby represents and warrants to AMCE that attached hereto as EXHIBIT A is a true, correct and complete copy of the Durwood Family Agreement as in effect on the date hereof.

    (b) EXECUTION OF OTHER AGREEMENTS. Each Durwood Party agrees to execute and deliver (and to cause Delta to execute and deliver) the Stock Agreement and the Registration Agreement at the Closing.

    (c) ESCROW AGREEMENT. Each Durwood Party agrees that at the Closing it will execute and deliver an Escrow Agreement substantially in the form of Exhibit B hereto pursuant to which such Durwood Party shall deposit in escrow 50% of the shares of AMCE Common Stock and AMCE Class B Stock received in the Merger by such Durwood Party (plus, in the case of Stanley H. Durwood, the 1989 Trust and the 1992 Trust, collectively, a number of shares of AMCE Class B Stock equal to the sum of (x) 65% of the number of shares of AMCE Common Stock received by Harvard in the Merger, plus (y) a number of shares of AMCE Class B Stock equal to the Specified Percentage (as defined in the form of Stock Agreement attached as Exhibit B to the Merger Agreement) of the total number of shares of AMCE Class B Stock and AMCE Common Stock issued in the Merger). Such shares shall be held in Escrow for a period of two years from the date of the Closing. Such Durwood Party shall retain the right to vote (subject to the Stock Agreement) and be entitled to receive all cash dividends or other distributions paid in respect of shares deposited in Escrow, but all dividends paid in capital stock of AMCE or other securities shall be held in Escrow until the end of such two-year period.

    (d) NO TRANSFERS. Each Durwood Party agrees that except as set forth in the Pre-Merger Action Plan, prior to the Merger it will not directly or indirectly transfer any interest he, she or it has in DI, AAE or AMCE, including without limitation any right to receive shares of AMCE Common Stock or AMCE Class B Stock in the Merger.

    (e) APPLICATION OF CREDIT AMOUNTS. Credit Amounts (as defined below) outstanding from time to time shall be applied to satisfy (to the extent of the Credit Amounts then outstanding) the obligations of the SHD Indemnitors pursuant to Sections 2(c) and 2(e) of this Agreement, Section 4 of the Registration Agreement and Section 5.3 of the Stock Agreement (the "Specified Sections"). As promptly as practicable following the Termination Date, AMCE shall pay to the SHD Indemnitors an amount equal to the

                                     A1-50

Credit Amount then outstanding (and not applied to satisfy liabilities under the Specified Sections), provided that in the event AMCE has made claims pursuant to the Specified Sections prior to such date that have not been resolved, AMCE may withhold from such payment the amount of such claims until such claims are finally resolved (whereupon it shall as promptly as practicable pay to the SHD Indemnitors any portion of such Credit Amounts not applied to such claims). In the event that a Credit Amount arises after the Termination Date, AMCE shall promptly pay to the SHD Indemnitors the amount of such Credit Amount. All payments to SHD Indemnitors pursuant to this paragraph (e) shall be made pro rata based on the total number of shares of AMCE Class B Stock received by each SHD Indemnitor in the Merger. As used herein, "Credit Amounts" shall mean the amounts of any net tax benefit, as and when finally determined, actually realized by AMCE from time to time following the Merger solely as a result of (and which would not have been realized but for) (i) the utilization by AMCE for federal income tax purposes of DI's alternative minimum tax credit carryforwards and (ii) the utilization by AMCE for Missouri income tax purposes of DI's Missouri net operating loss carryforwards.

    (f) DI TAX RETURNS. Without limiting the obligations of the SHD Indemnitors pursuant to Section 2(d) above, AMCE will cause to be prepared and filed (at the expense of the SHD Indemnitors) all income tax returns of DI not heretofore filed, and the Durwood Parties and Delta shall make available to AMCE all books and records of DI necessary in the preparation of such returns. The SHD Indemnitors shall pay all Taxes due and payable under such returns.

    5.  REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS: Each Durwood Party and Delta, severally, as to himself, herself or itself, and not jointly, hereby represents and warrants to AMCE as follows:

         (i) Such Durwood Party (or Delta, as the case may be) has full legal right, power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of such Durwood Party (or Delta, as the case may be) enforceable against such Durwood Party (or Delta, as the case may be) in accordance with its terms, except that such enforcement may be subject to (x) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (ii) Neither the execution and delivery of this Agreement nor the consummation by such Durwood Party (or Delta, as the case may be) of the transactions contemplated hereby conflicts with or constitutes a violation of or default under any statute, law, regulation, order or decree applicable to such Durwood Party (or Delta, as the case may be), or any material contract, commitment, agreement, arrangement or restriction of any kind to which such Durwood Party (or Delta, as the case may be) is a party or by which such Durwood Party (or Delta, as the case may be) is bound.

    (b) REPRESENTATIONS AND WARRANTIES OF AMCE. AMCE hereby represents and warrants to the Durwood Parties as follows:

         (i) AMCE has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement and the consummation by AMCE of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of AMCE. This Agreement is a valid and binding obligation of AMCE enforceable against AMCE in accordance with its terms, except that such enforcement may be subject to
    (x) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (ii) Neither the execution and delivery of this Agreement by AMCE nor the consummation by AMCE of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or bylaws of AMCE, any statute, law, regulation, order or decree applicable to AMCE, or any material contract, commitment, agreement, arrangement or restriction of any kind to which AMCE is a party or by which AMCE is bound.

                                     A1-51

    6. NOTICES. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, addressed as follows:

To:        AMC Entertainment Inc.:       Suite 1700 Power & Light Bldg.
                                         106 West 14th Street
                                         Post Office Box 419615
                                         Kansas City, MO 64141-6615
                                         Attention: Corporate Secretary

To:        any Durwood Party:            to the address set forth next to
                                         such Durwood Party's name on
                                         the signature page hereof

To:        Delta Properties, Inc.:       Suite 1700 Power & Light Bldg.
                                         106 West 14th Street
                                         P.O. Box 419615
                                         Kansas City, MO 64141-6615
                                         Attention: Corporate Secretary

or such other address as may be specified in a notice duly given as provided herein. Such notice or communication shall be deemed to have been given upon receipt thereof. Information copies of all notices given a Durwood Party (other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust) or Delta shall be given to:

                                         Robert C. Kopple, Esq.
                                         Kopple & Klinger
                                         2029 Century Park East
                                         Suite 1040
                                         Los Angeles, A 90067

                                         Glenn Kurlander, Esq.
                                         Schiff Hardin & Waite
                                         150 East 52nd Street
                                         Suite 2900
                                         New York, New York 10022

    Information copies of all notices given to Stanley H. Durwood, the 1992 Trust, the 1989 Trust or Delta should be given to:

                                         Raymond F. Beagle, Jr., Esq.
                                         Lathrop & Gage L.C.
                                         2345 Grand Boulevard, 24th Floor
                                         Kansas City, Missouri 64108-2684

    Information copies of all notices given to AMCE shall be given to:

                                         Charles J. Egan, Jr., Esq.
                                         Hallmark Cards, Incorporated
                                         2501 McGee Trafficway
                                         Kansas City, MO 64141-6126
                                         The Honorable Paul E. Vardeman
                                         Polsinelli, White, Vardeman & Shalton
                                         Suite 1000, Plaza Steppes
                                         700 West 47th Street
                                         Kansas City, MO 64112-1802

                                     A1-52

    7. WAIVER. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

    8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legatees, devisees, and personal and legal representations.

    9. ENTIRE AGREEMENT. This Agreement, the Merger Agreement, the Registration Agreement and the Stock Agreement and, with respect to the Durwood Parties only, the Durwood Family Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof. This Agreement supersedes all prior or contemporaneous, written or verbal agreements, understandings and negotiations in connection herewith, except that the Durwood Family Agreement shall not be deemed to be amended by this Agreement and shall remain in full force and effect.

    10. AMENDMENTS. This Agreement cannot be modified, amended or terminated, except as provided by an instrument in writing signed by all the parties hereto; PROVIDED, HOWEVER, that any provision of this Agreement may be waived only in writing by the party to be charged with the waiver.

    11. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

    12.  GOVERNING LAW; CONSENT TO JURISDICTION.

    (a) This Agreement shall be construed in accordance with, and governed by, the laws of the State of Missouri without giving the effect to conflicts of laws principles thereof.

    (b) Each party hereto hereby consents to, and confers exclusive jurisdiction upon, the courts of the State of Missouri and the Federal courts of the United States of America located in the City of Kansas City, Missouri, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement. Each party covenants that it will not commence any action, suit or proceeding arising out of or relating to this Agreement in any other jurisdiction. Nothing in this paragraph shall affect the rights of a party to enforce a judgment rendered by the courts referred to in the first sentence of this paragraph in any other jurisdiction. Each party hereto hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of Missouri, by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address provided in Section 6 of this Agreement, provided that service of process may be accomplished in any other manner permitted by applicable law.

    13. HEADINGS. The headings to the paragraphs to this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party hereto, nor in any other way affect this Agreement or any part hereof.

    14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

    15. ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.

                                     A1-53

    IN WITNESS WHEREOF, this Agreement has been signed on behalf of AMC Entertainment Inc. by Peter C. Brown, its President, by Delta and by each Durwood Party, respectively, on the date first above written.

                                             AMC ENTERTAINMENT INC.
                                          By: /s/ PETER C. BROWN
--------------------------------------------------------------------------------
                                             Peter C. Brown, President and
                                             Chief Financial Officer

DELTA PROPERTIES, INC.
                                          By: /s/ PETER C. BROWN
--------------------------------------------------------------------------------
                                             Peter C. Brown, Senior Vice
President

Suite 1700
Power & Light Building
106 West 14th Street                           /s/ STANLEY H. DURWOOD
P.O. Box 419615                                --------------------------------------
Kansas City, Missouri 64141-6615               Stanley H. Durwood

                                               /s/ CAROL D. JOURNAGAN
1323 Granite Creek Drive                       --------------------------------------
Blue Springs, MO 64015                         Carol D. Journagan

                                               /s/ EDWARD D. DURWOOD
3001 West 68th Street                          --------------------------------------
Shawnee Mission, KS 66208                      Edward D. Durwood

                                               /s/ THOMAS A. DURWOOD
P.O. Box 7208                                  --------------------------------------
Rancho Santa Fe, CA 92067                      Thomas A. Durwood

                                               /s/ ELISSA D. GRODIN
187 Chestnut Hill Road                         --------------------------------------
Wilton, CT 06897                               Elissa D. Grodin

                                               /s/ BRIAN H. DURWOOD
655 N.W. Altishan Place                        --------------------------------------
Beaverton, OR 97006                            Brian H. Durwood

                                               /s/ PETER J. DURWOOD
666 West End Avenue                            --------------------------------------
New York, NY 10025                             Peter J. Durwood

Suite 1700
Power & Light Building                         /s/ STANLEY H. DURWOOD
106 West 14th Street                           --------------------------------------
P.O. Box 419615                                Stanley H. Durwood, as trustee of the 1992
Kansas City, Missouri 64141-6615               Trust

Suite 1700
Power & Light Building                         /s/ STANLEY H. DURWOOD
106 West 14th Street                           --------------------------------------
P.O. Box 419615                                Stanley H. Durwood, as trustee of the 1989
Kansas City, Missouri 64141-6615               Trust

                                     A1-54

                                          EXHIBIT B TO INDEMNIFICATION AGREEMENT

                                ESCROW AGREEMENT

    This Escrow Agreement is entered into on [date], by and among (i) AMC Entertainment Inc., a Delaware corporation ("AMCE"), (ii) Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 Trust"), Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa
D. Grodin, Brian H. Durwood and Peter J. Durwood (all persons and entities listed in this clause (ii) are referred to herein as the "Durwood Parties") and
(iii)        , a         corporation (the "Escrow Agent").

    WHEREAS, AMCE, the Durwood Parties and Delta Properties, Inc., a Missouri corporation, are parties to an Indemnification Agreement dated as of [insert date] (the "Indemnification Agreement"); and

    WHEREAS, Section 4(c) of the Indemnification Agreement provides that certain shares of AMCE Common Stock and AMCE Class B Stock be deposited in escrow for two years; and

    WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

    1. The Escrow Agent hereby acknowledges receipt of certificates representing the shares of AMCE Common Stock and Class B Stock listed on Exhibit A hereto (the "Shares") from the Durwood Party whose name is set forth next to such Shares on Exhibit A, in escrow, pursuant to this Escrow Agreement. The Durwood Parties placing Shares in escrow is referred to herein as the "Owner" of such Shares and of all Additional Shares (as defined below) issued or paid as dividends or other distributions thereon. The Escrow Agent agrees to hold and dispose of the Shares and any Additional Shares in accordance with the terms and conditions of this Escrow Agreement.

    2. The Escrow Agent shall hold the Shares and all shares of capital stock of AMCE or other securities issued or paid as dividends or other distributions on the Shares ("Additional Shares") and release them only as set forth in
Section 3 below.

    All dividends and other distributions (other than Additional Shares) on Shares received by the Escrow Agent will be immediately distributed to the Owner of such Shares. Each Durwood Party severally agrees to immediately forward the Escrow Agent for deposit in escrow all Additional Shares received by such Durwood Party while the relevant Shares remain in escrow hereunder.

    The Escrow Agent shall maintain a ledger setting forth the number of Shares placed in escrow by each Durwood Party and all Additional Shares issued in respect of such Shares and deposited in escrow.

    3. The Escrow Agent shall distribute the Shares and Additional Shares as follows:

        (a) Subject to paragraphs (b) and (c) below, all Shares and Additional Shares shall be released from escrow and distributed to the Durwood Party that is the Owner thereof promptly following the second anniversary of the date hereof.

        (b) Shares and Additional Shares shall be released from escrow, in whole or in part, from time to time upon the Escrow Agent's receipt of a joint written notice of AMCE and the Durwood Party that is the Owner of such Shares and Additional Shares in accordance with such notice.

        (c) If the Escrow Agent is notified of a claim against or in respect of Shares or Additional Shares or if a claim is made against the Escrow Agent in respect of Shares or Additional Shares,

                                     A1-55
    such Shares and Additional Shares shall continue to be held, and not released from escrow, except pursuant to the final unappealable order (or an order for which the time to appeal has expired without an appeal having been made) of a court of competent jurisdiction.

    4. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

        (a) the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions;

        (b) in the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Shares and Additional Shares which, in its sole opinion, are in conflict with either other instructions received by it or any provision of the Escrow Agreement, it shall, without liability of any kind, be entitled to hold the Shares and Additional Shares pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the relevant Shares and Additional Shares with the clerk of any other court of competent jurisdiction;

        (c) the Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any agreement between AMCE and the Durwood Parties (whether or not the Escrow Agent has knowledge thereof);

        (d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement (provided that the Escrow Agent shall be liable for its gross negligence and willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

        (e) the Escrow Agent shall not assume any responsibility or liability for any transactions between AMCE and the Durwood Parties.

    5. AMCE agrees to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively the "Indemnified Parties") against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and reasonable counsel fees and expenses, which any of the Indemnified Parties may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, claim or proceeding to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

    6. This Escrow Agreement may be altered, amended or terminated only with the written consent of AMCE, the Durwood Parties and the Escrow Agent. Should AMCE and the Durwood Parties attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to AMCE and the Durwood Parties; otherwise, notwithstanding any provision hereof to the contrary, it may resign as

                                     A1-56

Escrow Agent at any time upon 60 days' written notice to AMCE and the Durwood Parties. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Shares and Additional Shares in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed by AMCE and the Durwood Parties acting by majority vote (in which each such party shall have one vote) and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by AMCE and the Durwood Parties, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of AMCE and the Durwood Parties, to the successor escrow agent the Shares and Additional Shares and any documentation related thereto. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Shares and Additional Shares within the time periods specified above, or the Escrow Agent's written notice of resignation, as the case may be, the Escrow Agent may deposit the Shares and Additional Shares with the clerk of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

    7. The Escrow Agent shall be entitled to a fee of [fees to be inserted]. The fees will be payable by AMCE.

    8.  THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED
BY THE LAWS OF THE STATE OF          WITHOUT APPLICATION TO THE PRINCIPLES OF
CONFLICTS OF LAWS. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement shall be void (as against the Escrow Agent or otherwise) unless:

        (a) written notice thereof shall be given to the Escrow Agent, AMCE and the Durwood Parties; and

        (b) the Escrow Agent, AMCE and the Durwood Parties shall have consented, in writing, to such assignment or transfer.

    9. All notices, requests, demands and other communications to be given in connection with this Escrow Agreement shall be in writing, shall be delivered by hand, overnight delivery service or by facsimile transmission, shall be deemed given when received and shall be addressed to the Escrow Agent at the address listed below or to AMCE and the Durwood Parties at the respective addresses listed on the signature pages or to such other addresses as they shall designate from time to time in writing, forwarded in like manner; PROVIDED, HOWEVER, that if any notice given by telecopy is received other than during the regular business hours of the recipient, it shall be deemed to have been given on the opening of business on the next business day of the recipient

    If to the Escrow Agent:

                                         [name]
                                          [address]
                                          Attention:
                                          Telecopier No.:

                                     A1-57

    Information copies of all notices given a Durwood party (other than Stanley
H. Durwood, the 1992 Trust or the 1989 Trust) shall be given to:

                                         Robert C. Kopple, Esq.
                                          Kopple & Klinger
                                          2029 Century Park East
                                          Suite 1040
                                          Los Angeles, A 90067
                                          Glenn Kurlander, Esq.
                                          Schiff Hardin & Waite
                                          Schiff Hardin & Waite
                                          150 East 52nd Street
                                          Suite 2900
                                          New York, New York 10022

    Information copies of all notices given to Stanley H. Durwood, the 1992 Trust or the 1989 Trust should be given to:

                                         Raymond F. Beagle, Jr., Esq.
                                          Lathrop & Gage L.C.
                                          2345 Grand Boulevard, 24th Floor
                                          Kansas City, Missouri 64108-2684

    Information copies of all notices given to AMCE shall be given to:

                                         Charles J. Egan, Jr., Esq.
                                          Hallmark Cards, Incorporated
                                          2501 McGee Trafficway
                                          Kansas City, MO 64141-6126
                                          The Honorable Paul E. Vardeman
                                          Polsinelli, White, Vardeman & Shalton
                                          Suite 1000, Plaza Steppes
                                          700 West 47th Street
                                          Kansas City, MO 64112-1802

    10. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

    11. This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts or instruments shall constitute one agreement, binding on all the parties hereto.

    12. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

                                     A1-58

    IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

                                               [Escrow Agent]

                                               By: ----------------------------------------
                                               Name:
                                               Title:

Suite 1700
Power & Light Building                         AMC ENTERTAINMENT INC.
106 West 14th Street
P.O. Box 419615                                By: ----------------------------------------
Kansas City, Missouri 64141-6615

Suite 1700
Power & Light Building
106 West 14th Street                           --------------------------------------------
P.O. Box 419615                                Stanley H. Durwood
Kansas City, Missouri 64141-6615

1323 Granite Creek Drive                       --------------------------------------------
Blue Springs, MO 64015                         Carol D. Journagan

3001 West 68th Street                          --------------------------------------------
Shawnee Mission, KS 66208                      Edward D. Durwood

P.O. Box 7208                                  --------------------------------------------
Rancho Santa Fe, CA 92067                      Thomas A. Durwood

187 Chestnut Hill Road                         --------------------------------------------
Wilton, CT 06897                               Elissa D. Grodin

655 N.W. Altishan Place                        --------------------------------------------
Beaverton, OR 97006                            Brian H. Durwood

666 West End Avenue                            --------------------------------------------
New York, NY 10025                             Peter J. Durwood

Suite 1700
Power & Light Building                         --------------------------------------------
106 West 14th Street                           Stanley H. Durwood, as trustee of the 1992
P.O. Box 419615                                Trust
Kansas City, Missouri 64141-6615

Suite 1700
Power & Light Building                         --------------------------------------------
106 West 14th Street                           Stanley H. Durwood, as trustee of the 1989
P.O. Box 419615                                Trust
Kansas City, Missouri 64141-6615

                                     A1-59

                                   EXHIBIT A

Names                                   Shares

                                     A1-60

                                                                         ANNEX 2

                                 March 13, 1997

Special Committee to the Board of Directors
AMC Entertainment Inc.
106 West 14th Street
Kansas City, Missouri 64105

Gentlemen:

    We understand that AMC Entertainment Inc. ("AMC") is considering entering into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") substantially in the form of the Merger Agreement which was furnished to us on March 11, 1997, whereby, among other things, (i) Durwood, Inc. ("DI") shall merge with and into AMC, (ii) the separate existence of DI shall cease, (iii) each share of DI Class A Stock which is owned by Harvard College shall be converted into and become 32.142857 shares of AMC Common Stock, (iv) each share of DI Class A Stock issued and outstanding other than those shares owned by Harvard College shall be converted into and become 32.142857 shares of AMC Class B Stock, (v) each share of DI Class B Stock which is owned by Stanley H. Durwood, individually, as Trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 and as Trustee under the Stanley H. Durwood Trust Agreement dated August 14, 1989 (collectively "SHD Trust") shall be converted into and become 243.767528 shares of AMC Class B Stock and (vi) each share of DI Class B Stock which is owned by any person other than SHD Trust shall be converted into
243.767341 shares of AMC Common Stock. Accordingly, shareholders of DI shall effectively receive an aggregate 8,783,294 shares of AMC Common Stock and 5,015,657 shares of AMC Class B Stock (the "Merger Consideration"). The terms and conditions of the transaction (the "Proposed Merger") are set forth in more detail in the Merger Agreement and related documents.

    We have been asked by the Special Committee to the Board of Directors of AMC to render our opinion with respect to the fairness, from a financial point of view, to AMC, of the consideration to be paid in the Proposed Merger.

    In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

     (i) the form of the Merger Agreement furnished to us on March 11, 1997;

    (ii) the form of the Indemnification Agreement furnished to us on March 11, 1997;

    (iii) the form of the Stock Agreement furnished to us on March 11, 1997;

    (iv) the form of the Registration Agreement furnished to us on March 11, 1997;

    (v) DI's consolidated financial statements for the years ended March 31, 1994, March 30, 1995 and March 28, 1996 and for the thirty-nine weeks ended December 26, 1996;

    (vi) AMC's Annual Reports to shareholders and Form 10-Ks for the fiscal years ended March 31, 1994 through March 28, 1996 and the Quarterly Report on Form 10-Q for the quarter ended December 26, 1996;

                                      A2-1

   (vii) the trading history of AMC's Common Stock from January 2, 1992 through March 7, 1997 and a comparison of that trading history with those of other companies that we deemed relevant; and

   (viii) a comparison of the historical and projected financial results and financial condition of AMC with those of other companies and businesses that we deemed relevant.

    In addition, in arriving at our opinion, we have held discussions with DI's and AMC's managements concerning their businesses, operations, assets, financial conditions and prospects. We also undertook such other studies, analyses and investigations as we deemed appropriate.


    In arriving at our opinion, although we have visited certain properties and facilities of AMC, we have not made, obtained or assumed any responsibility for any independent evaluation or appraisal of such properties and facilities or of the assets and liabilities (contingent or otherwise) of AMC or DI. We have been informed and have assumed that, at the time of the Proposed Merger, DI will have no liabilities except for a contingent liability which, we are informed, is remote. We are further informed that certain shareholders of DI will indemnify AMC against the existence of any such liabilities for a period of two years after the March 31 occurring immediately after the Effective Date, as defined in the Indemnification Agreement. We have relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information. We have further relied upon the assurances of the managements of DI and AMC that they were not aware of any facts that would make such information inaccurate or misleading. We are informed that Chadbourne & Park LLP, special tax counsel, will render an opinion to the effect that the Proposed Merger will qualify as a reorganization in which no taxable income, gain or loss will be recognized by AMC or DI pursuant to
Section 368(a)(1)(A) and related sections of the Internal Revenue Code of 1986, as amended, and we have assumed that result. We have also been informed that the Securities and Exchange Commission has not objected to the Company's proposed accounting for the Proposed Merger at existing carrying amounts and we have therefore assumed that for accounting purposes, the Proposed Merger will be accounted for as a corporate reorganization.


    We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

    We do not express any view as to what the value of AMC's stock will be when issued to DI stockholders pursuant to the Proposed Merger, or the price at which AMC's stock will trade prior to or subsequent to the closing of the Proposed Merger. This letter is for the benefit and use of the Special Committee to the Board of Directors of AMC in its consideration of the Proposed Merger. This letter does not constitute a recommendation of the Proposed Merger over any other alternative transactions which may be available to AMC and does not address the underlying business decision of the Board of Directors of AMC to proceed with or effect the Proposed Merger. Furthermore, this letter does not constitute a recommendation by our firm to any stockholder to vote in favor of the Proposed Merger.

    As you are aware, we have acted as financial advisor to the Special Committee to the Board of Directors of AMC in connection with the Proposed Merger and will receive a fee for our services which is contingent upon the consummation of the Proposed Merger. We also, from time to time, may in the future perform certain other financial advisory and securities underwriting services for AMC for which we may receive a fee. In the ordinary course of our business, we may trade in the equity securities of AMC for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. AMC has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

                                      A2-2

    Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be paid by AMC in the Proposed Merger is fair, from a financial point of view, to AMC.

                                          Very truly yours,

                                          Furman Selz LLC

                                      A2-3

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    AMC Entertainment Inc. is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit, or proceeding. AMCE's certificate of incorporation requires indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law and provides that, in any action by a claimant, AMCE shall bear the burden of proof that the claimant is not entitled to indemnification.

    Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of AMCE contains the provisions permitted by
Section 102(b)(7) of the Delaware General Corporation Law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons and the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding in connection with the securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

    EXHIBIT INDEX


EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
** 2.1.         Agreement and Plan of Merger dated as of March 31, 1997 between AMC Entertainment Inc. and
                  Durwood, Inc. (together with Exhibit A, "Pre-Merger Action Plan")
** 2.2.         Form of Stock Agreement to be entered into among AMC Entertainment Inc. and Stanley H. Durwood,
                  Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and
                  Peter J. Durwood ("Durwood Family Stockholders")
** 2.3.         Form of Registration Agreement to be entered into between AMC Entertainment Inc. and the Durwood
                  Family Stockholders

EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
** 2.4.(a)      Indemnification Agreement dated as of March 31, 1997 among AMC Entertainment Inc., the Durwood
                  Family Stockholders and Delta Properties, Inc., together with Exhibit B thereto (Escrow
                  Agreement)
   2.4.(b)      Durwood Family Settlement Agreement (Incorporated by reference from Exhibit 99.1 to Schedule 13-D of Durwood, Inc. and Stanley H. Durwood dated May 3, 1996)
** 2.4.(c)      First Amendment to Durwood Family Settlement Agreement
   2.5.         Articles of Merger dated March 31, 1994 between American Multi-Cinema, Inc. and its wholly owned subsidiaries, Cinema Enterprises, Inc. and Cinema Enterprises II, Inc. and related Plan and
                  Agreement of Liquidation and Merger (Incorporated by reference from Exhibit 2 to AMCE's Form
                  10-K (File No. 1-8747) for the fiscal year ended March 31, 1994)
   2.6.         Stock Purchase, Release and Settlement Agreement dated January 10, 1997 between American
                  Multi-Cinema, Inc. and H. Donald Busch respecting AMC Philadelphia, Inc. (Incorporated by reference from Exhibit 2.1 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended December
                  26, 1996)
** 2.7.(a)      Plan and Agreement of Liquidation and Merger dated March 31, 1997 between AMC Realty, Inc. and its subsidiary, AMC Canton Realty, Inc.
** 2.7.(b)      Certificate of Ownership and Merger dated March 31, 1997 between AMC Realty, Inc. and its subsidiary, AMC Canton Realty, Inc.
** 2.8.(a)      Plan and Agreement of Liquidation and Merger dated March 31, 1997 between AMC Philadelphia, Inc.
                  and its subsidiary, Budco Theatres, Inc.
** 2.8.(b)      Certificate of Ownership and Merger dated March 31, 1997 between AMC Philadelphia, Inc. and its subsidiary, Budco Theatres, Inc. (Delaware)
** 2.8.(c)      Articles of Merger dated March 31, 1997 between AMC Philadelphia, Inc. and Budco Theatres, Inc.
                  (Pennsylvania)
** 2.9.(a)      Plan and Agreement of Liquidation and Merger dated March 31, 1997 between American Multi-Cinema,
                  Inc. and its subsidiary, AMC Philadelphia, Inc.
** 2.9.(b)      Certificate of Ownership and Merger merging AMC Philadelphia, Inc., a Delaware corporation, into
                  American Multi-Cinema, Inc., a Missouri corporation (Delaware)
** 2.9.(c)      Articles of Merger between AMC Philadelphia, Inc., and American Multi-Cinema, Inc. (Missouri)
   3.1.         Amended and Restated Certificate of Incorporation of AMC Entertainment Inc. (Incorporated by
                  reference from Exhibit 3.1 to Amendment No. 2 to AMCE's Registration Statement on Form S-2 (File
                  No. 33-51693) filed February 18, 1994)
   3.2.         Certificate of Designations relating to $1.75 Cumulative Convertible Preferred Stock (Incorporated
                  by reference from AMCE's Form 8-K (File No. 1-8747) dated April 7, 1994)
   3.3.         Bylaws of AMC Entertainment Inc. (Incorporated by reference from Exhibit 3.3 to AMCE's Form 10-Q
                  (File No. 0-12429) for the quarter ended December 26, 1996)
   4.1.(a)      Indenture among AMC Entertainment Inc., as issuer, American Multi-Cinema, Inc., AMC Realty, Inc.,
                  Conservco, Inc., AMC Canton Realty, Inc., AMC Philadelphia, Inc., Budco Theatres, Inc. and
                  Concord Cinema, Inc. (collectively "Guarantors") and United States Trust Company of New York, as
                  Trustee, respecting AMC Entertainment Inc.'s 11 7/8% Senior Notes due 2000 (Incorporated by
                  reference from Exhibit 4.3 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended July 2,
                  1992)

EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
   4.1.(b)      First Supplemental Indenture dated as of March 31, 1993, pursuant to which AMC Film Marketing,
                  Inc. became a Guarantor (Incorporated by reference from Exhibit 4.1(b) to AMCE's Form 10-K (File
                  No. 1-8747) for the fiscal year ended April 1, 1993)
   4.1.(c)      Fourth Supplemental Indenture dated as of March 31,1994, pursuant to which American Multi-Cinema,
                  Inc. assumed the obligations of Cinema Enterprises, Inc., Cinema Enterprises II, Inc. and
                  Exhibition Enterprises Partnership under the Senior Subordinated Note Indenture and related guarantees of such entities (Incorporated by reference from Exhibit 4.2(c) to AMCE's Form 10-K
                  (File No. 1-8747) for the fiscal year ended March 31, 1994)
   4.1.(d)      Fifth Supplemental Indenture dated December 28,1995, respecting AMC Entertainment Inc.'s 11 7/8%
                  Senior Notes due 2000 (Incorporated by reference from Exhibit 4.1(d) to AMCE's Registration
                  Statement on Form S-4 (File No. 333-29155) filed June 13, 1997)
   4.1.(e)      Sixth Supplemental Indenture dated March 28, 1996, respecting AMC Entertainment Inc.'s 11 7/8%
                  Senior Notes due 2000 (Incorporated by reference from Exhibit 4.2(d) to AMCE's Form 10-K (File
                  No. 0-12429) for the fiscal year ended March 28, 1996)
   4.2.(a)      Indenture among AMC Entertainment Inc., as issuer, American Multi-Cinema, Inc., AMC Realty, Inc.,
                  Conservco, Inc., AMC Canton Realty, Inc., AMC Philadelphia, Inc., Budco Theatres, Inc. and
                  Concord Cinema, Inc. (collectively "Guarantors") and The Bank of New York, as Trustee,
                  respecting AMC Entertainment Inc.'s 12 5/8% Senior Subordinated Notes due 2002 (Incorporated by
                  reference from Exhibit 4.4 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended July 2,
                  1992)
   4.2.(b)      First Supplemental Indenture dated as of March 31 , 1993, pursuant to which AMC Film Marketing,
                  Inc. became a Guarantor (Incorporated by reference from Exhibit 4.2(b) to AMCE's Form 10-K (File
                  No. 1-8747) for the fiscal year ended April 1, 1993)
   4.2.(c)      Fourth Supplemental Indenture dated as of March 31,1994, pursuant to which American Multi-Cinema,
                  Inc. assumed the obligations of Cinema Enterprises, Inc., Cinema Enterprises II, Inc. and
                  Exhibition Enterprises Partnership under the Senior Subordinated Note Indenture and related guarantees of such entities (Incorporated by reference from Exhibit 4.2(c) to AMCE's Form 10-K
                  (File No. 1-8747) for the fiscal year ended March 31, 1994)
   4.2.(d)      Fifth Supplemental Indenture dated December 28,1995, respecting AMC Entertainment Inc.'s 12 5/8%
                  Senior Subordinated Notes due 2002 (Incorporated by reference from Exhibit 4.2(d) to AMCE's
                  Registration Statement on Form S-4 (File No. 333-29155 filed June 13, 1997)
   4.2.(e)      Sixth Supplemental Indenture dated March 28, 1996, respecting AMC Entertainment Inc.'s 12 5/8%
                  Senior Subordinated Notes due 2002 (Incorporated by reference from Exhibit 4.2.(e) to AMCE's
                  Form 10-K (File No. 0-12429) for the fiscal year ended March 28, 1996)
** 4.3.         Amended and Restated Credit Agreement dated as of April 10, 1997, among AMC Entertainment Inc., as the Borrower, The Bank of Nova Scotia, as Administrative Agent and Bank of America National
                  Trust and Savings Association, as Documentation Agent and Various Financial Institutions, as
                  Lenders, together with the following exhibits thereto; significant subsidiary guarantee, form of notes, form of pledge agreement and form of subsidiary pledge agreement. (Incorporated by reference from Exhibit 4.3 to AMCE's Registration Statement on Form S-4 (File No. 333-25755)
                  filed April 24, 1997)
   4.4.(a)      Indenture dated March 19, 1997, respecting AMC Entertainment Inc.'s 9 1/2% Senior Subordinated
                  Notes due 2009 (Incorporated by reference from Exhibit 4.1 to AMCE's Form 8-K (File No. 1-8747)
                  dated March 19, 1997)

EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
   4.4(b)       Form of First Supplemental Indenture, respecting AMC Entertainment Inc.'s 9 1/2% Senior
                  Subordinated Notes due 2009 (Incorporated by reference from Exhibit 4.4(b) to AMCE's
                  Registration Statement on Form S-4 (File No. 333-29155 filed June 13, 1997)
   4.5.         Registration Rights Agreement respecting 9 1/2% Senior Subordinated Notes due 2009 (Incorporated
                  by reference from Exhibit 4.2 to AMCE's Form 8-K (File No. 1-8747) dated March 19, 1997)
   4.6.         In accordance with Item 601(b)(4)(iii)(A) of Regulation S-K, certain instruments respecting long term debt of the Registrant have been omitted but will be furnished to the Commission upon request
 * 5.           Opinion of Richards, Layton & Finger, P.A., as to legality of shares issued in the Merger
 * 8.           Opinion of Chadbourne & Parke L.L.P. as to tax matters
  10.1.         AMC Entertainment Inc. 1983 Stock Option Plan (Incorporated by reference from Exhibit 10.1 to
                  AMCE's Form S-1 (File No. 2-84675) filed June 22, 1983)
  10.2.         Federal Income Tax Allocation Agreement dated as of July 1, 1983, between Durwood, Inc. and AMC
                  Entertainment Inc. (Incorporated by reference from Exhibit 10.2 to AMCE's Form S-1 (File No.
                  2-84675) filed June 22, 1983)
  10.3.         AMC Entertainment Inc. 1984 Employee Stock Purchase Plan (Incorporated by reference from Exhibit
                  28.1 to AMCE's Form S-8 (File No. 2-97523) filed July 3, 1984)
  10.4.         AMC Entertainment Inc. 1984 Employee Stock Option Plan (Incorporated by reference from Exhibit
                  28.1 to AMCE's S-8 and S-3 (File No. 2-97522) filed July 3, 1984)
  10.5.(a)      AMC Entertainment Inc. 1994 Stock Option and Incentive Plan, as amended (Incorporated by reference from Exhibit 10.1 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended December 26,
                  1996)
  10.5.(b)      Form of Performance Stock Award Agreement (Incorporated by reference from Exhibit 10.5(d) to
                  AMCE's Form 10-K (File No. 0-12429) for the fiscal year ended March 30, 1995)
  10.5.(c)      Form of Non-Qualified (NON-ISO) Stock Option Agreement (Incorporated by reference from Exhibit
                  10.2 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended December 26, 1996)
  10.6.         American Multi-Cinema, Inc. Savings Plan, a defined contribution 401(k) plan, restated January 1,
                  1989, as amended (Incorporated by reference from Exhibit 10.6 to AMCE's Form S-1 (File No.
                  33-48586) filed June 12, 1992, as amended)
  10.7.(a)      Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc. dated
                  January 1, 1989, as amended (Incorporated by reference from Exhibit 10.7 to AMCE's Form S-1
                  (File No. 33-48586) filed June 12, 1992, as amended)
  10.7.(b)      AMC Supplemental Executive Retirement Plan dated January 1, 1994 (Incorporated by reference from
                  Exhibit 10.7(b) to AMCE's Form 10-K (File No. 0-12429) for the fiscal year ended March 30, 1995)
  10.8.         Employment Agreement between American Multi-Cinema, Inc. and Philip M. Singleton (Incorporated by
                  reference from Exhibit 10(a) to AMCE's Form 10-Q (File No. 1-8747) for the quarter ended
                  September 29, 1994)
  10.9.         Employment Agreement between American Multi-Cinema, Inc. and Peter C. Brown (Incorporated by
                  reference from Exhibit 10(b) to AMCE's Form 10-Q (File No.1-8747) for the quarter ended
                  September 29, 1994)

EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
  10.10.        Disability Compensation Provisions respecting Stanley H. Durwood (Incorporated by reference from
                  Exhibit 10.12 to AMCE's Form S-1 (File No. 33-48586) filed June 12, 1992, as amended)
  10.11.        Executive Medical Expense Reimbursement and Supplemental Accidental Death or Dismemberment
                  Insurance Plan, as restated effective as of February 1, 1991 (Incorporated by reference from
                  Exhibit 10.13 to AMCE's Form S-1 (File No. 33-48586) filed June 12, 1992, as amended)
  10.12.        Division Operations Incentive Program (incorporated by reference from Exhibit 10.15 to AMCE's Form
                  S-1 (File No. 33-48586) filed June 12, 1992, as amended)
  10.13.        Agreement and General Release between Edward D. Durwood and American Multi-Cinema, Inc.
                  (Incorporated by reference from Exhibit 10.1 to AMCE's Form 10-Q (File No. 0-12429) for the
                  quarter ended September 28, 1995)
  10.14.        Agreement and General Release between Donald P. Harris and American Multi-Cinema, Inc.
                  (Incorporated by reference from Exhibit 10.2 to AMCE's Form 10-Q (File No. 0-12429) for the
                  quarter ended September 28, 1995)
  10.15.        Partnership Interest Purchase Agreement dated May 28, 1993, among Exhibition Enterprises
                  Partnership, Cinema Enterprises, Inc., Cinema Enterprises II, Inc., American Multi-Cinema, Inc.,
                  TPI Entertainment, Inc. and TPI Enterprises, Inc. (Incorporated by reference from Exhibit 10.29 to AMCE's Form 10-K (File No. 1-8747) for the fiscal year ended April 1, 1993)
  10.16.        Mutual Release and Indemnification Agreement dated May 28, 1993, among Exhibition Enterprises
                  Partnership, Cinema Enterprises, Inc., American Multi-Cinema, Inc., TPI Entertainment, Inc. and
                  TPI Enterprises, Inc. (Incorporated by reference from Exhibit 10.30 to AMCE's Form 10-K (File
                  No. 1-8747) for the fiscal year ended April 1, 1993)
  10.17.        Assignment and Assumption Agreement between Cinema Enterprises II, Inc. and TPI Entertainment,
                  Inc. (Incorporated by reference from Exhibit 10.31 to AMCE's Form 10-K (File No. 1-8747) for the
                  fiscal year ended April 1, 1993)
  10.18.        Confidentiality Agreement dated May 28,1993, among TPI Entertainment, Inc., TPI Enterprises, Inc.,
                  Exhibition Enterprises Partnership, Cinema Enterprises, Inc., Cinema Enterprises II, Inc. and
                  American Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.32 to AMCE's Form 10-K
                  (File No. 1-8747) for the fiscal year ended April 1, 1993)
  10.19.        Termination Agreement dated May 28, 1993, among TPI Entertainment, Inc., TPI Enterprises, Inc.
                  Exhibition Enterprises Partnership, American Multi-Cinema, Inc., Cinema Enterprises, Inc., AMC
                  Entertainment Inc., Durwood, Inc., Stanley H. Durwood and Edward D. Durwood (Incorporated by
                  reference from Exhibit 10.33 to AMCE's Form 10-K (File No. 1-8747) for the fiscal year ended
                  April 1, 1993)
  10.20.        Promissory Note dated June 16, 1993, made by Thomas L. Velde and Katherine G. Terwilliger, husband and wife, payable to American Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.34 to AMCE's Form 10-K (File No. 1-8747) for the fiscal year ended April 1, 1993)
  10.21.        Second Mortgage dated June 16,1993, among Thomas L. Velde, Katherine G. Terwilliger and American
                  Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.35 to AMCE's Form 10-K (File No.
                  1-8747) for the fiscal year ended April 1, 1993)
  10.22.        Summary of American Multi-Cinema, Inc. Executive Incentive Program (Incorporated by reference from
                  Exhibit 10.36 to AMCE's Registration Statement on Form S-2 (File No. 33-51693) filed December
                  23, 1993)

EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
  10.23.        AMC Non-Qualified Deferred Compensation Plans (Incorporated by reference from Exhibit 10.37 to
                  Amendment No. 2 to AMCE's Registration Statement on Form S-2 (File No. 33-51693) filed February
                  18, 1994)
  10.24.        Employment Agreement between AMC Entertainment Inc., American Multi-Cinema, Inc. and Stanley H.
                  Durwood (Incorporated by reference from Exhibit 10.32 to AMCE's Form 10-K (File No. 0-12429) for
                  the fiscal year ended March 28, 1996)
  10.25.        Real Estate Contract dated November 1, 1995 among Richard M. Fay, Mary B. Fay and American
                  Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.33 to AMCE's Form 10-K (File No.
                  0-12429) for the fiscal year ended March 28, 1996)
**10.26.        American Multi-Cinema, Inc. Retirement Enhancement Plan
  10.27.        Employment Agreement between American Multi-Cinema, Inc. and Richard M. Fay (Incorporated by
                  reference from Exhibit 10.1 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended June
                  27, 1996)
**10.28.        American Multi-Cinema, Inc. Executive Savings Plan
 *11.           Computation of Per Share Earnings
  13.           Incorporated portions of the Annual Stockholder's Report for the fiscal year ended March 28, 1996
                  (Incorporated by reference from Exhibit 13 to AMCE's Form 10-K (File No. 0-12429) for the fiscal year ended March 28, 1996)
  16.           Letter regarding change in certifying accountant (Incorporated by reference from Exhibit 19.6 to
                  AMCE's Form 10-Q (File No. 0-12429) for the quarter ended July 2, 1992)
**21.           Subsidiaries of AMC Entertainment Inc.
 *23.1          Consent of Coopers & Lybrand L.L.P.
 *23.2          Consent of Coopers & Lybrand L.L.P regarding Durwood, Inc.
 *23.3          Consent of Richards, Layton & Finger, P.A. to the use of their opinion filed as Exhibit 5
                  (Incorporated in Exhibit 5)
 *23.4          Consent of Chadbourne & Parke L.L.P. to the use of their opinion filed as Exhibit 8 (Incorporated in Exhibit 8)
 *23.5          Consent of Furman Selz LLC
**24.           Power of Attorney (included after signature page)
 *27.           Financial Data Schedule
 *99.           Form of Proxy Card to be used at Special Meeting


--------------


*   Filed herewith



**  Previously filed with this registration statement



*** To be filed by amendment


(c) Item 4(b) Information.

    The report of Furman Selz LLC is furnished as part of the Proxy--Information Statement/Prospectus.

ITEM 22. UNDERTAKINGS.

    (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy--Information Statement/Prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter C. Brown and Richard L. Obert, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, AMC Entertainment Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City and the State of Missouri, on the 17th day of June, 1997.



                                AMC ENTERTAINMENT INC.

                                By:              /s/ RICHARD L. OBERT
                                      ------------------------------------------
                                       SENIOR VICE PRESIDENT--CHIEF ACCOUNTING
                                               AND INFORMATION OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                                         TITLE                     DATE
                              ----------------------------  -------------------
             *                Chairman of the Board, Chief
----------------------------    Executive Officer and          June 17, 1997
     Stanley H. Durwood         Director

             *
----------------------------  Director                         June 17, 1997
      Paul E. Vardeman

             *
----------------------------  Director                         June 17, 1997
    Charles J. Egan, Jr.

             *
----------------------------  Director                         June 17, 1997
    William T. Grant, II

             *
----------------------------  Director                         June 17, 1997
      John P. Mascotte

             *
----------------------------  President, Chief Financial       June 17, 1997
       Peter C. Brown           Officer and Director

             *                Executive Vice President,
----------------------------    Chief Operating Officer        June 17, 1997
    Philip M. Singleton         and Director

             *                Senior Vice President--Chief
----------------------------    Accounting and Information     June 17, 1997
      Richard L. Obert          Officer




* By:/s/ RICHARD L. OBERT
     -----------------------------------------



     Richard L. Obert



     Attorney-In-Fact

                                 EXHIBIT INDEX



EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
** 2.1.         Agreement and Plan of Merger dated as of March 31, 1997 between AMC Entertainment Inc. and
                  Durwood, Inc. (together with Exhibit A, "Pre-Merger Action Plan")
** 2.2.         Form of Stock Agreement to be entered into among AMC Entertainment Inc. and Stanley H. Durwood,
                  Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and
                  Peter J. Durwood ("Durwood Family Stockholders")
** 2.3.         Form of Registration Agreement to be entered into between AMC Entertainment Inc. and the Durwood
                  Family Stockholders
** 2.4.(a)      Indemnification Agreement dated as of March 31, 1997 among AMC Entertainment, Inc., the Durwood
                  Family Stockholders and Delta Properties, Inc., together with Exhibit B thereto (Escrow
                  Agreement)
   2.4.(b)      Durwood Family Settlement Agreement (Incorporated by reference from Exhibit 99.1 to Schedule 13-D of Durwood, Inc. and Stanley H. Durwood dated May 3, 1996)
** 2.4.(c)      First Amendment to Durwood Family Settlement Agreement
   2.5.         Articles of Merger dated March 31, 1994 between American Multi-Cinema, Inc. and its wholly owned subsidiaries, Cinema Enterprises, Inc. and Cinema Enterprises II, Inc. and related Plan and
                  Agreement of Liquidation and Merger (Incorporated by reference from Exhibit 2 to AMCE's Form
                  10-K (File No. 1-8747) for the fiscal year ended March 31, 1994)
   2.6.         Stock Purchase, Release and Settlement Agreement dated January 10, 1997 between American
                  Multi-Cinema, Inc. and H. Donald Busch respecting AMC Philadelphia, Inc. (Incorporated by reference from Exhibit 2.1 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended December
                  26, 1996)
** 2.7.(a)      Plan and Agreement of Liquidation and Merger dated March 31, 1997 between AMC Realty, Inc. and its subsidiary, AMC Canton Realty, Inc.
** 2.7.(b)      Certificate of Ownership and Merger dated March 31, 1997 between AMC Realty, Inc. and its subsidiary, AMC Canton Realty, Inc.
** 2.8.(a)      Plan and Agreement of Liquidation and Merger dated March 31, 1997 between AMC Philadelphia, Inc.
                  and its subsidiary, Budco Theatres, Inc.
** 2.8.(b)      Certificate of Ownership and Merger dated March 31, 1997 between AMC Philadelphia, Inc. and its subsidiary, Budco Theatres, Inc. (Delaware)
** 2.8.(c)      Articles of Merger dated March 31, 1997 between AMC Philadelphia, Inc. and Budco Theatres, Inc.
                  (Pennsylvania)
** 2.9.(a)      Plan and Agreement of Liquidation and Merger dated March 31, 1997 between American Multi-Cinema,
                  Inc. and its subsidiary, AMC Philadelphia, Inc.
** 2.9.(b)      Certificate of Ownership and Merger merging AMC Philadelphia, Inc., a Delaware corporation, into
                  American Multi-Cinema, Inc., a Missouri corporation (Delaware)
** 2.9.(c)      Articles of Merger between AMC Philadelphia, Inc., and American Multi-Cinema, Inc. (Missouri)
   3.1.         Amended and Restated Certificate of Incorporation of AMC Entertainment Inc. (Incorporated by
                  reference from Exhibit 3.1 to Amendment No. 2 to AMCE's Registration Statement on Form S-2 (File
                  No. 33-51693) filed February 18, 1994)
   3.2.         Certificate of Designations relating to $1.75 Cumulative Convertible Preferred Stock (Incorporated
                  by reference from AMCE's Form 8-K (File No. 1-8747) dated April 7, 1994)
   3.3.         Bylaws of AMC Entertainment Inc. (Incorporated by reference from Exhibit 3.3 to AMCE's Form 10-Q
                  (File No. 0-12429) for the quarter ended December 26, 1996)
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EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
   4.1.(a)      Indenture among AMC Entertainment Inc., as issuer, American Multi-Cinema Inc., AMC Realty, Inc.,
                  Conservco, Inc., AMC Canton Realty, Inc., AMC Philadelphia, Inc., Budco Theatres, Inc. and
                  Concord Cinema, Inc. (collectively "Guarantors") and United States Trust Company of New York, as
                  Trustee, respecting AMC Entertainment Inc.'s 11 7/8% Senior Notes due 2000 (Incorporated by
                  reference from Exhibit 4.3 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended July 2,
                  1992)
   4.1.(b)      First Supplemental Indenture dated as of March 31, 1993, pursuant to which AMC Film Marketing,
                  Inc. became a Guarantor (Incorporated by reference from Exhibit 4.1(b) to AMCE's Form 10-K (File
                  No. 1-8747) for the fiscal year ended April 1, 1993)
   4.1.(c)      Fourth Supplemental Indenture dated as of March 31,1994, pursuant to which American Multi-Cinema,
                  Inc. assumed the obligations of Cinema Enterprises, Inc., Cinema Enterprises II, Inc. and
                  Exhibition Enterprises Partnership under the Senior Subordinated Note Indenture and related guarantees of such entities (Incorporated by reference from Exhibit 4.2(c) to AMCE's Form 10-K
                  (File No. 1-8747) for the fiscal year ended March 31, 1994)
   4.1.(d)      Fifth Supplemental Indenture dated December 28,1995, respecting AMC Entertainment Inc.'s 11 7/8%
                  Senior Notes due 2000 (Incorporated by reference from Exhibit 4.1(d) to AMCE's Registration
                  Statement on Form S-4 (File No. 333-29155) filed June 13, 1997)
   4.1.(e)      Sixth Supplemental Indenture dated March 28, 1996, respecting AMC Entertainment Inc.'s 11 7/8%
                  Senior Notes due 2000 (Incorporated by reference from Exhibit 4.2(d) to AMCE's Form 10-K (File
                  No. 0-12429) for the fiscal year ended March 28, 1996)
   4.2.(a)      Indenture among AMC Entertainment Inc., as issuer, American Multi-Cinema, Inc., AMC Realty, Inc.,
                  Conservco, Inc., AMC Canton Realty, Inc., AMC Philadelphia, Inc., Budco Theatres, Inc. and
                  Concord Cinema, Inc. (collectively "Guarantors") and The Bank of New York, as Trustee,
                  respecting AMC Entertainment Inc.'s 12 5/8% Senior Subordinated Notes due 2002 (Incorporated by
                  reference from Exhibit 4.4 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended July 2,
                  1992)
   4.2.(b)      First Supplemental Indenture dated as of March 31 , 1993, pursuant to which AMC Film Marketing,
                  Inc. became a Guarantor (Incorporated by reference from Exhibit 4.2(b) to AMCE's Form 10-K (File
                  No. 1-8747) for the fiscal year ended April 1, 1993)
   4.2.(c)      Fourth Supplemental Indenture dated as of March 31,1994, pursuant to which American Multi-Cinema,
                  Inc. assumed the obligations of Cinema Enterprises, Inc., Cinema Enterprises II, Inc. and
                  Exhibition Enterprises Partnership under the Senior Subordinated Note Indenture and related guarantees of such entities (Incorporated by reference from Exhibit 4.2(c) to AMCE's Form 10-K
                  (File No. 1-8747) for the fiscal year ended March 31, 1994)
   4.2.(d)      Fifth Supplemental Indenture dated December 28,1995, respecting AMC Entertainment Inc.'s 12 5/8%
                  Senior Subordinated Notes due 2002 (Incorporated by reference from Exhibit 4.2(d) to AMCE's
                  Registration Statement on Form S-4 (File No. 333-29155) filed June 13, 1997)
   4.2.(e)      Sixth Supplemental Indenture dated March 28, 1996, respecting AMC Entertainment Inc.'s 12 5/8%
                  Senior Subordinated Notes due 2002 (Incorporated by reference from Exhibit 4.2.(e) to AMCE's
                  Form 10-K (File No. 0-12429) for the fiscal year ended March 28, 1996)
** 4.3.         Amended and Restated Credit Agreement dated as of April 10, 1997, among AMC Entertainment Inc., as the Borrower, The Bank of Nova Scotia, as Administrative Agent and Bank of America National
                  Trust and Savings Association, as Documentation Agent and Various Financial Institutions, as
                  Lenders, together with the following exhibits thereto; significant subsidiary guarantee, form of notes, form of pledge agreement and form of subsidiary pledge agreement. (Incorporated by reference from Exhibit 4.3 to AMCE's Registration Statement on Form S-4 (File No. 333-25755)
                  filed April 24, 1997)
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EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
   4.4.(a)      Indenture dated March 19, 1997, respecting AMC Entertainment Inc.'s 9 1/2% Senior Subordinated
                  Notes due 2009 (Incorporated by reference from Exhibit 4.1 to AMCE's Form 8-K (File No. 1-8747)
                  dated March 19, 1997)
   4.4(b)       Form of First Supplemental Indenture, respecting AMC Entertainment Inc.'s 9 1/2% Senior
                  Subordinated Notes due 2009 (Incorporated by reference from Exhibit 4.4(b) to AMCE's
                  Registration Statement on Form S-4 (File No. 333-29155) filed June 13, 1997)
   4.5.         Registration Rights Agreement respecting 9 1/2% Senior Subordinated Notes due 2009 (Incorporated
                  by reference from Exhibit 4.2 to AMCE's Form 8-K (File No. 1-8747) dated March 19, 1997)
   4.6.         In accordance with Item 601(b)(4)(iii)(A) of Regulation S-K, certain instruments respecting long term debt of the Registrant have been omitted but will be furnished to the Commission upon request
 * 5.           Opinion of Richards, Layton & Finger, P.A., as to legality of shares issued in the Merger
 * 8.           Opinion of Chadbourne & Parke L.L.P. as to tax matters
  10.1.         AMC Entertainment Inc. 1983 Stock Option Plan (Incorporated by reference from Exhibit 10.1 to
                  AMCE's Form S-1 (File No. 2-84675) filed June 22, 1983)
  10.2.         Federal Income Tax Allocation Agreement dated as of July 1, 1983, between Durwood, Inc. and AMC
                  Entertainment Inc. (Incorporated by reference from Exhibit 10.2 to AMCE's Form S-1 (File No.
                  2-84675) filed June 22, 1983)
  10.3.         AMC Entertainment Inc. 1984 Employee Stock Purchase Plan (Incorporated by reference from Exhibit
                  28.1 to AMCE's Form S-8 (File No. 2-97523) filed July 3, 1984)
  10.4.         AMC Entertainment Inc. 1984 Employee Stock Option Plan (Incorporated by reference from Exhibit
                  28.1 to AMCE's S-8 and S-3 (File No. 2-97522) filed July 3, 1984)
  10.5.(a)      AMC Entertainment Inc. 1994 Stock Option and Incentive Plan, as amended (Incorporated by reference from Exhibit 10.1 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended December 26,
                  1996)
  10.5.(b)      Form of Performance Stock Award Agreement (Incorporated by reference from Exhibit 10.5(d) to
                  AMCE's Form 10-K (File No. 0-12429) for the fiscal year ended March 30, 1995)
  10.5.(c)      Form of Non-Qualified (NON-ISO) Stock Option Agreement (Incorporated by reference from Exhibit
                  10.2 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended December 26, 1996)
  10.6.         American Multi-Cinema, Inc. Savings Plan, a defined contribution 401(k) plan, restated January 1,
                  1989, as amended (Incorporated by reference from Exhibit 10.6 to AMCE's Form S-1 (File No.
                  33-48586) filed June 12, 1992, as amended)
  10.7.(a)      Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc. dated
                  January 1, 1989, as amended (Incorporated by reference from Exhibit 10.7 to AMCE's Form S-1
                  (File No. 33-48586) filed June 12, 1992, as amended)
  10.7.(b)      AMC Supplemental Executive Retirement Plan dated January 1, 1994 (Incorporated by reference from
                  Exhibit 10.7(b) to AMCE's Form 10-K (File No. 0-12429) for the fiscal year ended March 30, 1995)
  10.8.         Employment Agreement between American Multi-Cinema, Inc. and Philip M. Singleton (Incorporated by
                  reference from Exhibit 10(a) to AMCE's Form 10-Q (File No. 1-8747) for the quarter ended
                  September 29, 1994)
  10.9.         Employment Agreement between American Multi-Cinema, Inc. and Peter C. Brown (Incorporated by
                  reference from Exhibit 10(b) to AMCE's Form 10-Q (File No.1-8747) for the quarter ended
                  September 29, 1994)
  10.10.        Disability Compensation Provisions respecting Stanley H. Durwood (Incorporated by reference from
                  Exhibit 10.12 to AMCE's Form S-1 (File No. 33-48586) filed June 12, 1992, as amended)
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EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
  10.11.        Executive Medical Expense Reimbursement and Supplemental Accidental Death or Dismemberment
                  Insurance Plan, as restated effective as of February 1, 1991 (Incorporated by reference from
                  Exhibit 10.13 to AMCE's Form S-1 (File No. 33-48586) filed June 12, 1992, as amended)
  10.12.        Division Operations Incentive Program (incorporated by reference from Exhibit 10.15 to AMCE's Form
                  S-1 (File No. 33-48586) filed June 12, 1992, as amended)
  10.13.        Agreement and General Release between Edward D. Durwood and American Multi-Cinema, Inc.
                  (Incorporated by reference from Exhibit 10.1 to AMCE's Form 10-Q (File No. 0-12429) for the
                  quarter ended September 28, 1995)
  10.14.        Agreement and General Release between Donald P. Harris and American Multi-Cinema, Inc.
                  (Incorporated by reference from Exhibit 10.2 to AMCE's Form 10-Q (File No. 0-12429) for the
                  quarter ended September 28, 1995)
  10.15.        Partnership Interest Purchase Agreement dated May 28, 1993, among Exhibition Enterprises
                  Partnership, Cinema Enterprises, Inc., Cinema Enterprises II, Inc., American Multi-Cinema, Inc.,
                  TPI Entertainment, Inc. and TPI Enterprises, Inc. (Incorporated by reference from Exhibit 10.29 to AMCE's Form 10-K (File No. 1-8747) for the fiscal year ended April 1, 1993)
  10.16.        Mutual Release and Indemnification Agreement dated May 28, 1993, among Exhibition Enterprises
                  Partnership, Cinema Enterprises, Inc., American Multi-Cinema, Inc., TPI Entertainment, Inc. and
                  TPI Enterprises, Inc. (Incorporated by reference from Exhibit 10.30 to AMCE's Form 10-K (File
                  No. 1-8747) for the fiscal year ended April 1, 1993)
  10.17.        Assignment and Assumption Agreement between Cinema Enterprises II, Inc. and TPI Entertainment,
                  Inc. (Incorporated by reference from Exhibit 10.31 to AMCE's Form 10-K (File No. 1-8747) for the
                  fiscal year ended April 1, 1993)
  10.18.        Confidentiality Agreement dated May 28,1993, among TPI Entertainment, Inc., TPI Enterprises, Inc.,
                  Exhibition Enterprises Partnership, Cinema Enterprises, Inc., Cinema Enterprises II, Inc. and
                  American Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.32 to AMCE's Form 10-K
                  (File No. 1-8747) for the fiscal year ended April 1, 1993)
  10.19.        Termination Agreement dated May 28, 1993, among TPI Entertainment, Inc., TPI Enterprises, Inc.
                  Exhibition Enterprises Partnership, American Multi-Cinema, Inc., Cinema Enterprises, Inc., AMC
                  Entertainment Inc., Durwood, Inc., Stanley H. Durwood and Edward D. Durwood (Incorporated by
                  reference from Exhibit 10.33 to AMCE's Form 10-K (File No. 1-8747) for the fiscal year ended
                  April 1, 1993)
  10.20.        Promissory Note dated June 16, 1993, made by Thomas L. Velde and Katherine G. Terwilliger, husband and wife, payable to American Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.34 to AMCE's Form 10-K (File No. 1-8747) for the fiscal year ended April 1, 1993)
  10.21.        Second Mortgage dated June 16,1993, among Thomas L. Velde, Katherine G. Terwilliger and American
                  Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.35 to AMCE's Form 10-K (File No.
                  1-8747) for the fiscal year ended April 1, 1993)
  10.22.        Summary of American Multi-Cinema, Inc. Executive Incentive Program (Incorporated by reference from
                  Exhibit 10.36 to AMCE's Registration Statement on Form S-2 (File No. 33-51693) filed December
                  23, 1993)
  10.23.        AMC Non-Qualified Deferred Compensation Plans (Incorporated by reference from Exhibit 10.37 to
                  Amendment No. 2 to AMCE's Registration Statement on Form S-2 (File No. 33-51693) filed February
                  18, 1994)
  10.24.        Employment Agreement between AMC Entertainment Inc., American Multi-Cinema, Inc. and Stanley H.
                  Durwood (Incorporated by reference from Exhibit 10.32 to AMCE's Form 10-K (File No. 0-12429) for
                  the fiscal year ended March 28, 1996)
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
EXHIBIT NUMBER  DESCRIPTION
--------------  --------------------------------------------------------------------------------------------------
  10.25.        Real Estate Contract dated November 1, 1995 among Richard M. Fay, Mary B. Fay and American
                  Multi-Cinema, Inc. (Incorporated by reference from Exhibit 10.33 to AMCE's Form 10-K (File No.
                  0-12429) for the fiscal year ended March 28, 1996)
**10.26.        American Multi-Cinema, Inc. Retirement Enhancement Plan
  10.27.        Employment Agreement between American Multi-Cinema, Inc. and Richard M. Fay (Incorporated by
                  reference from Exhibit 10.1 to AMCE's Form 10-Q (File No. 0-12429) for the quarter ended June
                  27, 1996)
**10.28.        American Multi-Cinema, Inc. Executive Savings Plan
 *11.           Computation of Per Share Earnings
  13.           Incorporated portions of the Annual Stockholder's Report for the fiscal year ended March 28, 1996
                  (Incorporated by reference from Exhibit 13 to AMCE's Form 10-K (File No. 0-12429) for the fiscal year ended March 28, 1996)
  16.           Letter regarding change in certifying accountant (Incorporated by reference from Exhibit 19.6 to
                  AMCE's Form 10-Q (File No. 0-12429) for the quarter ended July 2, 1992)
**21.           Subsidiaries of AMC Entertainment Inc.
 *23.1          Consent of Coopers & Lybrand L.L.P.
 *23.2          Consent of Coopers & Lybrand L.L.P regarding Durwood, Inc.
 *23.3          Consent of Richards, Layton & Finger, P.A. to the use of their opinion filed as Exhibit 5
                  (Incorporated in Exhibit 5)
 *23.4          Consent of Chadbourne & Parke L.L.P. to the use of their opinion filed as Exhibit 8 (Incorporated in Exhibit 8)
  23.5          Consent of Furman Selz LLC
**24.           Power of Attorney (included after signature page)
 *27.           Financial Data Schedule
 *99.           Form of Proxy Card to be used at Special Meeting
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--------------


*   Filed herewith



**  Previously filed with this registration statement



*** To be filed by amendment